As filed with the Securities and Exchange Commission on February 2, 2018
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
_____________________
NorthStar/RXR New York Metro Real Estate, Inc.
(Exact name of registrant as specified in its governing instruments)
David Schwarz
Chief Executive Officer and President
590 Madison Avenue, 34th Floor
New York, New York 10022
(212) 547-2600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________________
Ann B. Harrington
590 Madison Avenue, 34th Floor
New York, New York 10022
(212) 547-2600
General Counsel and Secretary
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________
With a copy to:
Alice L. Connaughton, Esq.
Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
(212) 801-9200
______________________
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act check the following box: ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the
Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the
Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
__________________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Primary Offering, Class A, Class T, and Class I Common Stock, par value $.001 per share	$150,000,000	$18,675
Distribution Reinvestment Plan, Class A, Class T, and Class I Common Stock, par value $.001 per share	$50,000,000	$6,225
Total, Class A, Class T, and Class I Common Stock, par value $.001 per share	$200,000,000	$24,900
(1)
Estimated for purposes of determining the registration fees pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Represents an indeterminate number of shares to be offered by the registrant at prices to be determined by the registrant from time to time, with an aggregate offering amount of $200,000,000. The registrant reserves the right to reallocate the shares of common stock being offered between the primary offering and the distribution reinvestment plan.

(2)
Pursuant to Rule 415(a)(6) of the Securities Act, this Registration Statement includes $200,000,000 of unsold securities that were previously registered with respect to which the registrant paid filing fees of $23,240. The filing fees previously paid with respect to shares being carried forward to this Registration Statement reduce the filing fees currently due to $1,660.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement are unsold securities previously registered for sale pursuant to the registrant’s Registration Statement on Form S-11 (File No. 333-200617) initially filed by the registrant on November 26, 2014 (the “Prior Registration Statement”). The Prior Registration Statement, as amended, registered securities with a maximum offering price of $2,000,000,000. Of the amount of securities registered pursuant to the Prior Registration Statement, more than $200,000,000 of securities remain unsold and the registrant is carrying forward a total of $200,000,000 of such unsold securities to this Registration Statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED February 2, 2018

Co-sponsored by Colony NorthStar, Inc. and RXR Realty LLC
$200,000,000 Maximum Offering
NorthStar/RXR New York Metro Real Estate, Inc. is a Maryland corporation that intends to acquire a high-quality commercial real estate portfolio, including value-add real estate investment opportunities, concentrated in the New York metropolitan area and, in particular, New York City, with a focus on office and mixed-use properties and a lesser emphasis on multifamily properties. We intend to complement this strategy by originating and acquiring commercial real estate, or CRE, debt and securities secured primarily by collateral in the New York metropolitan area. We are sponsored by Colony NorthStar, Inc. (NYSE: CLNS) (as successor to NorthStar Asset Management Group Inc.), or Colony NorthStar, an internally-managed equity real estate investment trust, or REIT, with a diversified real estate and investment management platform, and co-sponsored by RXR Realty LLC, or RXR, a leading real estate owner, manager and developer in the New York metropolitan area.  We are advised by CNI NS/RXR Advisors, LLC, a Delaware limited liability company and a subsidiary Colony NorthStar, and sub-advised by RXR NTR Sub-Advisor LLC, a Delaware limited liability company and a subsidiary of RXR. We believe that we have qualified as a REIT commencing with our taxable year that ended December 31, 2016 and we intend to continue to operate in a manner so that we continue to qualify as a REIT.
We are offering to the public up to $150,000,000 in shares of our common stock to the public in our primary offering. We are offering three classes of shares of our common stock: Class A, Class T and Class I, which we refer to individually as Class A Shares, Class T Shares and Class I Shares, and collectively as our common stock. We are also offering up to $50,000,000 in any combination of Class A Shares, Class T Shares and Class I Shares pursuant to our distribution reinvestment plan, or DRP. Our board of directors may change the prices of the shares in this offering in its discretion from time to time. We expect to offer shares of common stock in our primary offering until , unless extended or terminated by our board of directors as permitted under applicable law and regulations.
Investing in our common stock is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 23 to read about the more significant risks you should consider before buying shares of our common stock. These risks include the following:

•
We have a limited operating history and the prior performance of our co-sponsors and their affiliated entities may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

•
The offering prices of our Class A Shares, Class T Shares and Class I Shares will not accurately represent the value of our assets, as they were arbitrarily determined, and the actual value of your investment may be substantially less.

•	This is a “blind pool” offering. You will not have the opportunity to evaluate the investments we make subsequent to the date you subscribe for shares.

•
We have paid distributions from sources other than our cash flow from operations, including using proceeds from our initial public offering, and may continue to pay distributions from sources other than our cash flow from operations, and as a result we will have less cash available for investments and your overall return may be reduced. We may pay distributions from any source, including from borrowings, sale of assets and from using proceeds from our offerings or we may make distributions in the form of taxable stock dividends. We have not established a limit on the amount of proceeds we may use to fund distributions.

•	No public market currently exists for our shares; therefore, it will be difficult to sell your shares.

•
Any buyer must meet applicable suitability standards. If you are able to sell your shares, you would likely have to sell them at a substantial loss. We are not required ever to provide you with liquidity for your shares.

•	The amount and timing of distributions we may pay in the future is uncertain. There is no guarantee of any return and you may lose a part or all of your investment.

•
Our executive officers and the key investment professionals of our co-sponsors and their affiliates who perform services for us on behalf of CNI NS/RXR Advisors, LLC, our advisor and a subsidiary of Colony NorthStar, and RXR NTR Sub-Advisor LLC, our sub-advisor and a subsidiary of RXR, face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by compensation arrangements with us and other affiliates of our co-sponsors.

•
We will pay substantial fees and expenses to our advisor, sub-advisor and their affiliates which will reduce cash available for investment and distribution. These fees were not determined on an arm’s length basis. These fees increase your risk of loss.

•
If we are unable to raise substantial funds, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

•	Our investments may be adversely affected by economic cycles and risks inherent to the New York metropolitan area, especially New York City.
Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of our offering. Any representation to the contrary is a criminal offense. The use of projections or forecasts in our offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted.

	PRICE TO PUBLIC (1)		COMMISSIONS (2)		PROCEEDS TO COMPANY BEFORE EXPENSES (3)
Maximum Primary Offering	$150,000,000		$8,775,000		$141,225,000
Class A Shares, Per Share	$10.11	(4)	$1.01	(5)	$9.10
Class T Shares, Per Share	$9.55	(4)	$0.45	(5)	$9.10
Class I Shares, Per Share	$9.10		$—		$9.10
Distribution Reinvestment Plan	$50,000,000		—		$50,000,000
Class A Shares, Per Share	$9.81		—		$9.81
Class T Shares, Per Share	$9.27		—		$9.27
Class I Shares, Per Share	$9.10		—		$9.10
Total Maximum Offering	$200,000,000		8,775,000		$191,225,000

(1)	We reserve the right to reallocate shares of common stock being offered between the primary offering and our distribution reinvestment plan.

(2)
Commissions are the aggregate selling commissions and dealer manager fees to be paid from primary offering gross proceeds, applying the assumption that 30% of primary offering gross proceeds are from sales of Class A Shares, 60% of primary offering gross proceeds are from sales of Class T Shares and 10% of primary offering gross proceeds are from sales of Class I Shares. Discounts are available to investors who purchase $500,000 or more in Class A Shares and to other categories of investors.

(3)
Proceeds are calculated before deducting issuer costs other than selling commissions and dealer manager fees. These issuer costs are expected to consist of, among others, expenses of our organization, actual legal, bona fide out-of-pocket itemized due diligence expenses, accounting, printing, filing fees, transfer agent costs, postage, escrow fees, data processing fees, advertising and sales literature and other offering-related expenses. In addition, these amounts do not include the 1.0% annual distribution fee payable on Class T Shares purchased in the primary offering.

(4)	These amounts have been rounded to the nearest whole cent throughout this prospectus and the actual per share offering price for the Class A Shares and Class T

Shares are $10.1111 and $9.5538, respectively.

(5)
These amounts have been rounded to the nearest whole cent. The actual maximum selling commission and dealer manager fee will be calculated using a percentage of the gross investment amount equal to (i) 7.0% for the selling commission and 3.0% for the dealer manager fee for Class A Shares and (ii) 2.0% for the selling commission and 2.75% for the dealer manager fee for Class T Shares.

Our dealer manager for our offering, NorthStar Securities, LLC, or NorthStar Securities, is an affiliate of our advisor and Colony NorthStar, one of our co-sponsors. The dealer manager is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered.
We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.
The date of this prospectus is , 2018

SUITABILITY STANDARDS
The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling any shares that you purchase. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.
In consideration of these factors, we have established suitability standards for investors in our offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.
The following states have established suitability standards that are in addition to those we have established. Shares will be sold only to investors in these states who also meet the special suitability standards set forth below.
Alabama — Alabama investors must represent that, in addition to meeting our suitability standards listed above, they have a liquid net worth of at least ten times their investment in us and our affiliates.
California — A California investor must have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $70,000 and a net worth of $150,000, and the total investment in our offering may not exceed 10% of the investor’s net worth.
Iowa — Iowa investors must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) Iowa investors must limit their aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts to 10% of such investor's liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities). Investors who are accredited investors as defined in 17 C.F.R. § 230.501 of Regulation D under the Securities Act of 1933, as amended, or the Securities Act, are not subject to the foregoing 10% investment concentration limit.
Kansas — It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded real estate investment trusts. Liquid net worth is defined as that portion of a Kansas investor’s net worth which consists of cash, cash equivalents and readily marketable securities.
Kentucky — A Kentucky investor’s aggregate investment in our offering and the offerings of our affiliates’ non-publicly traded real estate investment trusts may not exceed 10% of the investor’s liquid net worth.
Maine — The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
Massachusetts — A Massachusetts investor may not invest more than 10% of the investor’s liquid net worth in this program and other illiquid direct participation programs.
Missouri — A Missouri investor’s aggregate investment in our offering may not exceed 10% of the investor’s liquid net worth.
Nebraska — Nebraska investors must limit their investment in us and in the securities of other non-publicly traded REITs to 10% of such investor’s net worth (exclusive of home, home furnishings, and automobiles). Investors who are accredited investors within the meaning of the federal securities laws are not subject to the foregoing limitations.
Nevada — A Nevada investor’s aggregate investment in us must not exceed 10% of the investor’s net worth.
New Jersey — A New Jersey investor must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, an investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of his or her liquid net worth.

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New Mexico — A New Mexico investor’s aggregate investment in our offering, our affiliates and other non-traded real estate investment trusts may not exceed 10% of the investor’s liquid net worth. Liquid net worth is defined as that portion of a New Mexico investor’s net worth which consists of cash, cash equivalents and readily marketable securities.
North Dakota — North Dakota residents must represent that, in addition to the suitability standards listed above, they have a net worth of at least ten times their investment in us.
Ohio — It shall be unsuitable for an Ohio investor’s aggregate investment in our shares, in shares of our affiliates, and in shares of other non-traded real estate investment programs to exceed 10% of his, her, or its liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
Oregon — An Oregon investor may not invest more than 10% of the investor’s net worth in our shares or the shares of our affiliates.
Pennsylvania — A Pennsylvania investor’s aggregate investment in our offering may not exceed 10% of the investor’s net worth.
Tennessee — A Tennessee investor’s aggregate investment in our offering must not exceed 10% of the investor’s liquid net worth.
Vermont —    A Vermont investor’s investment in our offering may not exceed 10% of the investor’s net worth.
For purposes of determining the suitability of an investor, net worth (total assets minus total liabilities) in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.
Pursuant to the requirements of the Pennsylvania Department of Banking and Securities no subscriptions from residents of the Commonwealth of Pennsylvania will be accepted until we have received at least $180,000,000 in aggregate gross proceeds from investors in this offering who are not residents of the Commonwealth of Pennsylvania.
In the case of sales to fiduciary accounts (such as individual retirement accounts, or IRAs, Keogh Plans or pension or profit-sharing plans), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.
Our co-sponsors, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in our offering must make every reasonable effort to determine that the purchase of shares in our offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives.
In determining suitability, participating broker-dealers who sell shares on our behalf may rely on, among other things, relevant information provided by the prospective investors. Each prospective investor should be aware that participating broker-dealers are responsible for determining suitability and will be relying on the information provided by prospective investors in making this determination. In making this determination, participating broker-dealers have a responsibility to ascertain that each prospective investor:

•	meets the minimum income and net worth standards set forth above;

•	can reasonably benefit from an investment in our shares based on the prospective investor’s investment objectives and overall portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective investor’s net worth and overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in the shares;

•	the risk that the prospective investor may lose his or her entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares; and

•	the tax consequences of an investment in the shares.

Participating broker-dealers are responsible for making the determinations set forth above based upon information relating to each prospective investor concerning his or her age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as other pertinent factors. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

HOW TO SUBSCRIBE
Subscription Procedures
Investors seeking to purchase shares of our common stock who meet the suitability standards described herein should proceed as follows:

•	Read this entire prospectus and any supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A.

•
Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to your soliciting broker-dealer. Your check should be made payable to “NorthStar/RXR New York Metro Real Estate, Inc.” or “NorthStar/RXR.”

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum income and net worth standards as described in this prospectus. Subscriptions will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us and if rejected, all funds will be returned to subscribers without interest and without deduction for any expenses within ten business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. If we accept your subscription, our transfer agent will mail you a confirmation.
An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.
Minimum Purchase Requirements
You must initially invest at least $4,000 in any combination of Class A Shares, Class T Shares or Class I Shares of our common stock to be eligible to participate in our offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100, except for shares purchased pursuant to our DRP.
Investments by Qualified Accounts
Funds from qualified accounts will be accepted if received in installments that together meet the minimum or subsequent investment amount, as applicable, so long as the total subscription amount was indicated on the subscription agreement and all funds are received within a 90-day period.
Investments through IRA Accounts
DST Systems Inc., our transfer agent, has appointed a custodian that has agreed to act as an IRA custodian for purchasers of our common stock who would like to purchase shares through an IRA account and desire to establish a new IRA account for that purpose. Our advisor will pay the fees related to the establishment of new investor accounts of $25,000 or more in us with the appointed IRA custodian. We will not reimburse our advisor for such fees. Thereafter, investors will be responsible for the annual IRA maintenance fees. Prospective investors should consult their tax advisors regarding our advisor’s payment of the establishment fees. Further information about custodial services is available through your broker-dealer or through our dealer manager at 877-940-8777.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as this prospectus. You should rely only on the information contained in this prospectus and the registration statement of which it is a part. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website, www.sec.gov, or at the SEC public reference room mentioned under the heading “Additional Information.”

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QUESTIONS AND ANSWERS ABOUT OUR OFFERING
The following questions and answers about our offering highlight material information regarding us and our offering that may not otherwise be addressed in the “Prospectus Summary” section of this prospectus. You should read this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase shares of our common stock.

Q:	What is NorthStar/RXR New York Metro Real Estate, Inc.?

A:
We were formed as a Maryland corporation to acquire high-quality commercial real estate, including value-add real estate investment opportunities, concentrated in the New York metropolitan area (defined by us to mean within 90 miles of New York City), which we refer to as the New York metropolitan area, and in particular, New York City, with a focus on office and mixed-use properties and a lesser emphasis on multifamily properties. We believe that combining core property investments with value-add opportunities may create a balanced portfolio that may deliver capital appreciation, cash flow and risk-adjusted returns. We intend to complement this strategy by originating and acquiring: (i) CRE debt, including subordinate loans and participations in such loans and preferred equity interests; and (ii) joint ventures and partnership interests in CRE related investments. We expect that a majority of our capital will be invested in commercial real estate located in the New York metropolitan area and the remaining portion in CRE debt and securities secured primarily by collateral in the New York metropolitan area. We also anticipate that more than a majority of our investments will be located in New York City and that the remaining portion of our investments will be located in surrounding suburban markets within the New York metropolitan area. We cannot, however, predict our actual allocation by investment type or geography of our assets under management at this time because such allocation also will be dependent, in part, on the market conditions, market opportunities and upon the amount of financing we are able to obtain with respect to each asset class in which we invest. We expect to acquire more than a majority of our investments through joint venture arrangements with RXR Real Estate Value Added Fund - Fund III LP, or RXR Value Added Fund III, an institutional real estate investment fund affiliated with RXR, one of our co-sponsors, or future funds or investment entities advised by affiliates of RXR. In addition, we may invest directly in RXR Value Added Fund III as well as current or future funds or investment entities managed or advised by affiliates of RXR. We may also complete investments with RXR’s sub-strategy entity, RXR New York Metro Emerging Sub-Market Venture LP, or RXR ESM Venture.

The use of the terms NorthStar/RXR, our company, we, us or our in this prospectus refer to NorthStar/RXR New York Metro Real Estate, Inc. and its consolidated subsidiaries, acting through our external advisor and sub-advisor, unless the context indicates otherwise.
We are externally advised by CNI NS/RXR Advisors, LLC, or our advisor, and RXR NTR Sub-Advisor LLC, or our sub-advisor, and collectively with our advisor, our Advisor Entities. Pursuant to the sub-advisory agreement among us, our advisor and sub-advisor, our sub-advisor, acting on behalf of our advisor, will conduct certain aspects of our operations including sourcing investment opportunities and managing our portfolio of real estate investments. We have no paid employees.

Q:	Who might benefit from an investment in shares of our common stock?

A:
An investment in our shares may be beneficial for you if you: (i) meet the minimum suitability standards described in this prospectus; (ii) seek to diversify your personal portfolio with a REIT investment focused on acquiring a portfolio of high-quality commercial real estate properties and, to a lesser extent, CRE debt and securities; (iii) seek to receive some current income; (iv) seek to preserve capital; (v) seek capital appreciation; and (vi) are able to hold your investment for at least five years following the completion of our offering stage or for longer, consistent with our liquidity strategy. See “Description of Capital Stock — Liquidity Events.” On the other hand, we caution persons who require liquidity, guaranteed income or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q:	What are the major risks of investing in us?

A:
We have a limited operating history and our advisor and sub-advisor, on whom we will depend to select our investments and conduct our operations, are both also recently-formed companies. Since this is a blind-pool offering, you will not have an opportunity to evaluate our investments before we make them and our investments may not be identified when you invest. Our investments in commercial real estate properties and CRE debt and securities may lose their value, our tenants may not be able to make lease payments and our borrowers may not be able to make debt payments. In addition, our acquisition strategy with value-add real estate investment opportunities may involve a higher risk of loss than would a strategy of investing in stabilized properties and makes our future performance more difficult to predict. We expect that a substantial portion of our investments will be concentrated geographically in the New York metropolitan area and anything that adversely affects the CRE market in this area could adversely affect us. In addition, our organizational documents permit us to pay distributions to our stockholders from any source, including from borrowings, sale of assets and from offering proceeds or we may make distributions in the form of taxable stock dividends. We have not established a limit on the amount of proceeds we may use to fund distributions. We have paid and may continue to pay distributions from sources other than our cash flow from operations, including using proceeds from our offerings, and as a result we will have less cash available for investments and your overall return may be reduced. You should carefully review the “Risk Factors” section of this prospectus which contains a detailed discussion of the material risks that you should consider before you invest in shares of our common stock.

Q:	What is a REIT?

A:	In general, a REIT is an entity that:

•
combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate investments under professional management, some of which may focus on a particular property type or geographic location;

•
is able to qualify as a “real estate investment trust” for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income that is distributed, which substantially eliminates the “double taxation” treatment (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation; and

•	pays distributions to investors of at least 90% of its annual ordinary taxable income.
In this prospectus, we refer to an entity that qualifies and elects to be taxed as a REIT for U.S. federal income tax purposes as a REIT. We believe that we have qualified as a REIT for U.S. federal income tax purposes commencing with our taxable year that ended on December 31, 2016 and we intend to continue to operate in a manner so that we continue to qualify as a REIT.

Q:	What is an “UPREIT”?

A:
We plan to own substantially all of our assets and conduct our operations, directly or indirectly, through a limited partnership called NorthStar/RXR Operating Partnership, LP, or our operating partnership. We refer to partnership interests and special partnership interests in our operating partnership, respectively, as common units and special units. We are the sole general partner of our operating partnership and holder of common units in our operating partnership. Because we conduct substantially all of our operations through an operating partnership, we are organized as an umbrella partnership real estate investment trust, or “UPREIT.”

Q:	Why should I invest in real estate investments?

A:
Allocating some portion of your investment portfolio to real estate investments may provide you with portfolio diversification, reduction of overall risk, a hedge against inflation and risk-adjusted returns. For these reasons, real estate has been embraced as a major asset class for purposes of asset allocations within investment portfolios. Although institutional investors can invest directly in real estate investments and on substantially different terms than individual investors, we believe that individual investors can also benefit by adding a real estate component to their investment portfolios. You and your financial advisor should determine whether investing in real estate through a company with a portfolio of commercial real estate concentrated on investing in high-quality commercial real estate, including value-add real estate investment opportunities in the New York metropolitan area and, in particular, New York City, would benefit your investment portfolio.

Q:	What kind of offering is this?

A:
Through our dealer manager, we are offering a maximum of $200,000,000 in shares of common stock in a continuous, follow-on public offering, of which $150,000,000 in shares are being offered pursuant to our primary offering, or our primary offering, and $50,000,000 in shares are being offered pursuant to our DRP, which are herein collectively referred to as our offering. We are offering shares in our primary offering on a “best efforts” basis at $10.11 per Class A Share, $9.55 per Class T Share and $9.10 per Class I Share and shares in our DRP at $9.81 per Class A Share, $9.27 per Class T Share and $9.10 per Class I Share. Discounts are also available to investors who purchase $500,000 or more in Class A Shares and to other categories of investors. We reserve the right to reallocate shares of our common stock being offered between our primary offering and our DRP.

Q:	Why are we offering three classes of our common stock and what are the similarities and differences between the classes?

A:
We are offering three classes of our common stock in order to provide investors with more flexibility in making their investment in us. In determining to offer three classes of shares of common stock, our board of directors took into consideration a number of factors, including recent amendments to Financial Industry Regulatory Authority, or FINRA,

Rule 2310 and NASD Rule 2340. These amendments require investor account statements to reflect an estimated value per share as determined based on either the net investment method or appraised value method. The net investment method may only be used before the second anniversary of breaking escrow and determines the estimated value per share by deducting related offering and organizational expenses, commissions and dealer manager fees from the public offering price. The appraised value method requires independent third parties to determine or provide material assistance in the process of determining the estimated net asset value of the company’s portfolio. In general, we anticipate that Class A Shares, Class T Shares and Class I Shares will have the same estimated value per share as reflected on investor account statements. Each share of our common stock, regardless of class, will be entitled to one vote per share on matters presented to the common stockholders for approval. The differences between each class relate to the offering price per share, selling commissions and other underwriting compensation payable in respect of each class as further described below:

•
Class A Shares have higher front-end fees, including higher selling commissions and higher dealer manager fees, compared to Class T Shares. These fees are paid at the time of the purchase of the Class A Shares in the primary offering. There are no distribution fees paid on Class A Shares.

•
Class T Shares have lower front-end fees paid at the time of the purchase of the Class T Shares in the primary offering compared to Class A Shares. Subject to, among other things, the 10% limit on underwriting compensation, we will pay an ongoing distribution fee in an amount equal to 1.0% per annum of the then current primary offering price per Class T Share (or, in certain cases, the amount of our estimated net asset value per share) payable on a monthly basis. This fee is not paid on Class A Shares and will result in the per share distributions on Class T Shares being less than the per share distributions on Class A Shares or Class I Shares. There is no assurance that we will pay distributions in any particular amount, if at all.

•	Class I Shares have no front end fees and no distribution fees.
The following summarizes the differences in fees and selling commissions among the classes of our common stock.

	Class A Shares	Class T Shares	Class I Shares
Initial Offering Price	$10.11	$9.55	$9.10
Selling Commissions (per share)	7.00%	2.00%	None
Dealer Manager Fee (per share)	3.00%	2.75%	None
Distribution Fee (per share)	None	1.00%(1)	None(2)

(1)
The distribution fee is calculated on outstanding Class T Shares issued in the primary offering in an amount equal to 1.0% per annum of the gross offering price per share (or, if we are no longer offering shares in a public offering, the most recent gross offering price per share or the estimated per share value of Class T Shares, if any has been disclosed). We will cease paying distribution fees with respect to each Class T Share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share is no longer outstanding; (iii) our dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, selling commissions, distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of the primary portion of this offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation with respect to the primary Class T Shares held by a stockholder within his or her particular account, including dealer manager fees, selling commissions, and distribution fees, would be in excess of 10% of the total gross offering price at the time of the investment in the Class T Shares held in such account. We cannot predict if or when this will occur. All Class T Shares will automatically convert into Class A Shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the 10% limit on a particular account is reached. With respect to the conversion of Class T Shares into Class A Shares, each Class T Share will convert into an amount of Class A Shares based on the respective net asset value per share for each class. Stockholders will receive notice that their Class T Shares have been converted into Class A Shares in accordance with industry practice at that time, which we expect to be either a transaction confirmation from the transfer agent, notification from the transfer agent or notification through the next account statement following the conversion. We currently expect that the conversion will be on a one-for-one basis, as we expect the net asset value per share of each Class A Share and Class T Share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T Shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the net asset value per share of each Class T Share. See “Description of Capital Stock—Distributions.”

(2)
Our dealer manager may enter into participating dealer agreements that provide for our dealer manager to pay a distribution fee of up to 2.0% over a maximum eight-year period in connection with the sale of Class I Shares in our primary offering. We will not reimburse our dealer manager for its payment of these fees and such fees will be subject to the limitations on underwriting compensation under applicable FINRA rules. See “Plan of Distribution.”
Our Class A Shares, Class T Shares and Class I Shares are available for different categories of investors. Class A Shares and Class T Shares each are available for purchase by the general public. Class I Shares may generally be purchased only by investors who pay an asset-based fee for investment advisory services, such as clients of registered investment advisors or broker-dealer customers who have so-called wrap accounts. See “Plan of Distribution.”
The fees and expenses listed above will be payable on a class-specific basis. The per share amount of distributions on Class A Shares and Class I Shares will differ from Class T Shares because of different class-specific expenses. Specifically, distributions paid with respect to all Class T Shares, including those issued pursuant to our DRP, will be lower than those paid with respect to Class A Shares and Class I Shares because the amount available for distributions on all Class T Shares will be reduced by the amount of distribution fees payable with respect to the Class T Shares issued in the primary offering. See “Description of Capital Stock” for more information concerning the differences between the Class A Shares, Class T Shares and Class I Shares.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A, Class T and Class I Shares ratably in proportion to the respective net asset value for each class until the net asset value for each class has been paid. We expect the estimated net asset value per share of each Class A Share, Class T Share and Class I Share to be the same, except in the unlikely event that the distribution fees exceed the amount otherwise available for distribution to holders of Class T Shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the estimated net asset value per share of each Class T Share, which would result in the net asset value and distributions upon liquidation with respect to Class T Shares being lower than the net asset value and distributions upon liquidation with respect to Class A Shares and Class I Shares. Each holder of shares of a particular class of common stock will be entitled to receive, proportionately with each other holder of shares of such class, that portion of the aggregate assets available for distribution as the number of outstanding shares of the class held by such holder bears to the total number of outstanding shares of such class then outstanding.

Q:	What is the experience of your Colony NorthStar sponsor?

A:
Colony NorthStar is a global real estate and investment management firm formed as a result of the mergers of NorthStar Asset Management Group Inc., or NSAM, our prior co-sponsor, Colony NorthStar, a wholly owned subsidiary of NSAM, Colony and NorthStar Realty Finance Corp., or NorthStar Realty, effective as of January 10, 2017. As a result of the mergers, Colony NorthStar became an internally-managed equity REIT, with a diversified real estate and investment management platform, publicly traded on the NYSE under the symbol “CLNS” and succeeded NSAM as our co-sponsor. CNI NS/RXR Advisors, LLC, as successor to NSAM J-NS/RXR Ltd, or our advisor, is now a subsidiary of Colony NorthStar. The mergers had no material impact on our operations.

Colony NorthStar has significant property holdings in the healthcare, industrial and hospitality sectors, other real estate equity and debt investments and an embedded institutional and retail investment management business and had assets under management of approximately $57 billion (of which $14 billion relate to assets held for sale), as of September 30, 2017. Colony NorthStar manages capital on behalf of its stockholders, as well as institutional and retail investors in private funds, non-traded and traded REITs and registered investment companies. Colony NorthStar has over 500 employees worldwide, with its principal executive office located in Los Angeles, California and additional offices located across seventeen cities in ten countries. Colony NorthStar’s management team averages over 32 years of relevant business experience.
Prior to the mergers, NSAM was a global asset management firm focused on strategically managing real estate and other investment platforms in the United States and internationally including substantial business raising and managing capital in the retail marketplace, accessing a variety of pools of capital through various vehicles that include REITs and closed-end funds, which included NorthStar Real Estate Income Trust, Inc., or NorthStar Income, NorthStar Real Estate Income II, Inc., or NorthStar Income II, NorthStar Healthcare Income, Inc., or NorthStar Healthcare, NorthStar Real Estate Capital Income Master Fund and its two feeder funds, or collectively, NorthStar Capital Fund, and us. In addition, NSAM managed NorthStar Realty and NorthStar Realty Europe Corp., or NorthStar Europe, two publicly listed REITs. On January 31, 2018 Colony NorthStar completed a tri-party combination pursuant to which a select portfolio of Colony NorthStar assets and liabilities combined with NorthStar Income and NorthStar Income II in an all-stock combination transaction to create Colony NorthStar Credit Real Estate, Inc., or CLNS Credit, a commercial real estate credit REIT with approximately $5.5 billion in assets and $3.4 billion in equity value as of September 30, 2017, to be managed by Colony NorthStar, and publicly traded on the NYSE. We refer to NorthStar Healthcare, NorthStar Capital Fund and us collectively as the Retail Companies, and to NorthStar Europe and CLNS Credit collectively as the NorthStar Listed

x

Companies. We refer to the Retail Companies and the NorthStar Listed Companies, together with any other investment vehicles sponsored or advised by Colony NorthStar, collectively as the CLNS Managed Companies.

Q:	What is the experience of your RXR sponsor?

A:
RXR is a leading real estate owner, manager and developer in the New York metropolitan area which was formed subsequent to the sale of Reckson Associates Realty Corp., or Reckson, a publicly traded REIT, by several of the senior executives of Reckson to SL Green Realty Corp., or SL Green, in January 2007, one of the largest public real estate management buyouts in REIT history. As of December 31, 2017, RXR’s platform managed 72 commercial real estate properties and investments with an aggregate gross asset value of approximately $17.7 billion, comprising approximately 23.1 million square feet of commercial operating properties and approximately 6,300 multi-family and for sale units in various stages of development in the New York metropolitan area. Gross asset value is compiled by RXR in accordance with the company’s fair value measurement policy and is comprised of capital invested by RXR and its partners, as well as leverage. RXR has not previously sponsored other non-traded public REITs. Affiliates of the RXR sponsor and the RXR sub-advisor advise other funds with respect to real estate assets and projects. For more information regarding RXR, see “Prospectus Summary—Our Sponsors—RXR.”

Q:	How do we differ from the other publicly traded and public, non-traded REITs sponsored or managed by Colony NorthStar, one of our co-sponsors?

A:
Colony NorthStar manages capital on behalf of its stockholders, as well as sponsors and manages the CLNS Managed Companies, including us and one other existing public, non-traded REIT, NorthStar Healthcare. In addition, Colony NorthStar sponsors additional private fund and registered investment companies and expects to sponsor additional investment vehicles in the future. We differ from NorthStar Healthcare in several respects. NorthStar Healthcare completed its offering stage in January 2016 and its investment strategy is focused on healthcare real estate. In contrast, we were formed to primarily acquire high-quality commercial real estate, including value-add real estate investment opportunities, concentrated in the New York metropolitan area and in particular, New York City, with a focus on office and mixed-use properties and a lesser emphasis on multifamily properties. We intend to complement this strategy by originating and acquiring a diversified portfolio of CRE debt and securities secured primarily by collateral in the New York metropolitan area. As a result, our geographic concentration may be more targeted than that of NorthStar Healthcare and our investment strategy does not primarily focus on investments in healthcare real estate. We also differ from Colony NorthStar and the NorthStar Listed Companies. Colony NorthStar is a diversified commercial real estate company and, while it makes CRE investments in the New York metropolitan area, it also invests in multiple CRE asset classes that may take the form of acquiring real estate, originating or acquiring senior or subordinate loans, as well as pursuing opportunistic CRE investments, both in the United States and internationally. Although CLNS Credit may also make CRE investments in the New York metropolitan area, CLNS Credit’s investment strategy focuses primarily on investments in CRE debt and does not target a particular geographical area. NorthStar Europe is a European-focused commercial real estate company with predominantly prime office properties in key cities within Germany, the United Kingdom and France, and therefore has a substantially different investment focus.

Q:	Will you compete with other vehicles sponsored by Colony NorthStar and RXR?

A:
Although our geographic concentration may be more targeted than that of CLNS Credit and NorthStar Healthcare and our investment strategy does not primarily focus on investments in healthcare real estate or CRE debt, our investments may overlap with those of Colony NorthStar, CLNS Credit and NorthStar Healthcare and therefore many investment opportunities that will be suitable for us may also be suitable for Colony NorthStar and other CLNS Managed Companies. Our target investments are expected to overlap with those of RXR Value Added Fund III, even though certain aspects of our investment strategy and criteria are different. In addition, Colony NorthStar or RXR may sponsor or manage other investment vehicles in the future that may target investments similar to ours and that will rely on Colony NorthStar or RXR to source their investments. Therefore, many targeted investments that are suitable for us may also be suitable for existing or future Colony NorthStar and RXR entities.

Q:	What is the role of your advisor and sub-advisor and what do they do?

A:
CNI NS/RXR Advisors, LLC, the successor to NSAM J-NS/RXR Ltd and a subsidiary of Colony NorthStar, one of our co-sponsors, is our advisor. Our advisor is responsible for coordinating the management of our day-to-day operations and for making and managing investments in real estate properties and CRE debt and securities on our behalf, subject to the supervision of our board of directors. Subject to the terms of the advisory agreement between our advisor and us and the sub-advisory agreement among us, our advisor and our sub-advisor, our advisor through its affiliates has delegated certain of its duties, including identifying, negotiating and managing our investments, as well as providing disposition services for property assets on our behalf, to our sub-advisor, an entity whose management team has the experience to identify, acquire and manage our investments. Our advisor’s affiliated entities may be organized under the laws of the United

States or foreign jurisdictions. Notwithstanding such delegation to the sub-advisor or affiliates of our advisor or sub-advisor, our advisor retains ultimate responsibility for the performance of all the matters entrusted to it under the advisory agreement. All our investments must be approved by a majority vote of the investment committee of our advisor, unless the size or nature of the investment requires a lesser vote. In addition, our board of directors must approve all acquisitions of property and other investments and originations of CRE debt that require an investment of our equity exceeding the greater of: (i) $100 million; and (ii) 10% of our total assets, including cash available for investment. RXR NTR Sub-Advisor LLC, a wholly owned subsidiary of RXR, our other co-sponsor, is our sub-advisor. Our sub-advisor will have primary responsibility for the duties that have been delegated by our advisor to our sub-advisor pursuant to the sub-advisory agreement. In addition, pursuant to property management and leasing agreements with us, an affiliate of our sub-advisor will be providing property management, construction, leasing and development services for all of our property assets. Our advisor works jointly with our sub-advisor with respect to the following major decisions: decisions with respect to the retention of investment banks, the extension, termination or suspension of our offerings and the initiation of additional follow-on offerings, mergers, other change-of-control transactions and any liquidity events.
An affiliate of our advisor and our sub-advisor owns 100% of the special units of our operating partnership, a Delaware limited partnership.

Q:	What is the experience of your advisor and sub-advisor?

A:
Our advisor is a company that was formed in Jersey on June 23, 2014, as a subsidiary of NSAM, our prior co-sponsor. Following the mergers, our advisor became a subsidiary of Colony NorthStar, one of our co-sponsors, and was domesticated in Delaware on March 17, 2017. Our advisor has a limited operating history and limited prior experience managing a public company.

Our sub-advisor is a limited liability company that was formed in the State of Delaware on March 25, 2014, as a wholly-owned subsidiary of RXR, our other co-sponsor. Our sub-advisor has a limited operating history and no prior experience managing a public company.

Q:	Do you currently own any real estate?

A:
As of the date of this prospectus, our investment portfolio consists of an approximately 1.0% unconsolidated non-controlling interest in a 1.8 million square foot Class-A office building located at 1285 Avenue of the Americas in midtown Manhattan, a $12.0 million interest in a $20.0 million mezzanine loan secured by a pledge of an ownership interest in a luxury condominium development project located in the West Village of New York City, and a $9.5 million interest in a $15.0 million mezzanine loan secured by a pledge of an ownership interest in a retail development project located in Times Square, New York. Other than these three investments, we do not currently own any real estate properties or other real estate related assets. Because we have not identified any other properties to acquire, we are considered a “blind pool.” As specific real property investments become probable, we will supplement this prospectus to provide information regarding the probable investment to the extent it is material to an investment decision with respect to shares of our common stock. We also will describe material changes to our portfolio, including the closing of property acquisitions, by means of a supplement to this prospectus.

Q:	What will you do with the proceeds from your primary offering?

A:
If we sell all the shares offered in our primary offering, we expect to use approximately 93.2% of the gross proceeds (assuming the sale of 30% of Class A Shares, 60% of Class T Shares and 10% of Class I Shares in the aggregate) to make real estate investments and to pay acquisition expenses and costs related to those investments. We will use the remaining approximately 6.8% of the gross proceeds to pay sales commissions, dealer manager fees and issuer costs. Our cash flow from operations may be insufficient to fully fund distributions to our stockholders, particularly during the period before we have substantially invested the net proceeds from our offerings. Therefore, some or all of our distributions may be paid from other sources, such as proceeds from our borrowings, proceeds from our offerings, cash advances by our advisor and sub-advisor, cash resulting from proceeds from the sale of assets. We have not placed a cap on the amount of our distributions that may be paid from proceeds from our offerings or any of these other sources. To the extent distributions are paid from proceeds from our offerings, which we expect to be the case during the early stages of this offering, the amount of proceeds used to make real estate investments and to pay acquisition expenses and costs related to those investments will be less. The per share amount of distributions on Class A Shares and Class I Shares will differ from Class T Shares because of different class-specific expenses. Specifically, distributions on Class T Shares will likely be lower than Class A Shares and Class I Shares because of the ongoing distribution fees that are payable with respect to Class T Shares. See “Description of Capital Stock — Distributions.”

Q:	How does a “best efforts” offering work?

A:
When shares of common stock are offered to the public on a “best efforts” basis, the broker-dealers participating in our offering are only required to use their best efforts to sell the shares of our common stock. Broker-dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock.

Q:	Who can buy shares?

A:	Generally, you may purchase shares if you have either:

•	a minimum net worth (excluding the value of your home, furnishings and personal automobiles) of at least $70,000 and a minimum annual gross income of at least $70,000; or

•	a minimum net worth (not including home, furnishings and personal automobiles) of at least $250,000.
However, these minimum levels may vary from state to state, so you should carefully read the suitability requirements explained in the “Suitability Standards” section of this prospectus.

Q:	How do I subscribe for shares?

A:
If you choose to purchase shares of our common stock in our offering, you will need to contact your broker-dealer or financial advisor and fill out a subscription agreement like the one attached to this prospectus as Appendix A for a certain investment amount and pay for the shares at the time you subscribe.

Q:	Is there any minimum initial investment required?

A:
Yes. You must initially invest at least $4,000 in shares. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our DRP.

Q:	How does the payment of fees and expenses by us affect your invested capital?

A:
We will pay to the dealer manager selling commissions and dealer manager fees in connection with this offering, a portion of which may be re-allowed to participating broker-dealers for shares sold by the participating broker-dealers. In addition, we will incur, or reimburse our advisor for, our cumulative organizational and offering expenses. The payment of fees and expenses reduces the funds available to us for payment of distributions and investment in our target assets and therefore may reduce our distributions or our net asset value.

Q:	How long will our offering last?

A:
Our primary offering is expected to terminate on , unless extended by our board as permitted under applicable law and regulations. In addition, we reserve the right to terminate our offering for any other reason at any time.

Q:	What is the liquidity event history of programs sponsored by our sponsors?

A:
The prospectuses of each of the Retail Companies disclose that, subject to then-existing market conditions, each Retail Company expects to consider alternatives for providing liquidity to their stockholders beginning five years from the completion of their respective offering stages. NorthStar Healthcare has completed its offering stage as of the date of this prospectus. While each of the Retail Companies expects to consider a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. The board of directors of each of the Retail Companies has the discretion to consider a liquidity transaction at any time if it determines such event to be in the best interests of their respective stockholders. A liquidity transaction could consist of a sale or partial sale or roll-off, as applicable, to scheduled maturity of their assets, a sale or merger of such Retail Company, a listing of such Retail Company’s shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by their board of directors, approval of each company’s stockholders. The Colony NorthStar management team recently led NorthStar Income and NorthStar Income II through a liquidity event in the CLNS Credit combination, pursuant to which NorthStar Income and NorthStar Income II shareholders received shares of CLNS Credit, a NYSE listed company. Furthermore, Colony NorthStar’s management team has a track record of listing and experience in managing publicly traded companies, including NorthStar Realty’s initial public offering, the completion of the NSAM spin-off and listing of NSAM’s common stock on the NYSE, the completion of the NorthStar Europe spin-off from NorthStar Realty and the listing of NorthStar Europe’s shares of common stock on the NYSE and the completion of Colony’s internalization transaction and listing of Colony’s shares of Class A common stock on the NYSE.

RXR, our other co-sponsor, has not previously sponsored any non-traded REITs. RXR is comprised of members of the former senior management and operating team of Reckson and has sponsored or co-sponsored Reckson, RNY Property Trust, or RNY, RXR Real Estate Opportunity Fund II, L.P., or RXR Opportunity Fund, RXR Real Estate Value Added Fund LP, or RXR Value Added Fund, RXR ESM Venture and RXR Value Added Fund III in addition to a significant number of co-investment and separate account arrangements. We collectively refer to RXR Value Added Fund, RXR Value Added Fund III, RXR ESM Venture and RXR Opportunity Fund as the RXR Funds. The private placement memorandums of each of the RXR Funds disclose that a specific investment decision to seek liquidity will be made in the context of its total return focus, its targeted holding periods and the management team’s evaluation of market cycles, capital markets, macro trends and regional real estate market conditions. Exit analysis, exit discipline and exit execution are demonstrated competencies at RXR, as highlighted by the management team’s execution of the sale of Reckson for an amount in excess of $6.0 billion to SL Green in January 2007, as well as the June 2015 sale of a blended 50% interest in a $4.0 billion portfolio of investments in the New York metropolitan area to affiliates of Blackstone Group LP.

Q:	Will I be notified of how my investment is doing?

A:	Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	an annual report;

•	supplements to this prospectus, generally provided quarterly during our offering; and

•	three quarterly financial reports.
In addition, unless the rules and regulations governing valuations change, from and after 150 days following the second anniversary of breaking escrow in the initial public offering and annually thereafter, our advisor or another firm we choose for that purpose will establish an estimated value per share of each class of our common stock based on an appraisal of our assets and operations and other factors deemed relevant. Once established, we will provide the estimated value per share to you in a periodic report and in each annual report thereafter. The estimated value per share of each class of our common stock will be based upon the fair value of our assets less the fair value of our liabilities under market conditions existing at the time of the valuation. We will obtain independent third party appraisals for our properties and will value our other assets in a manner we deem most suitable under the circumstances, which will include an independent appraisal or valuation. A committee comprised of independent directors will be responsible for the oversight of the valuation process, including approval of the engagement of any third parties to assist in the valuation of assets, liabilities and unconsolidated investments. We anticipate that any property appraiser we engage will be a member of the Appraisal Institute with the MAI designation or such other professional valuation designation appropriate for the type and geographic locations of the assets being valued and will provide a written opinion, which will include a description of the reviews undertaken and the basis for such opinion. Any such appraisal will be provided to a participating dealer upon request. After the initial appraisal, appraisals will be done annually and may be done on a quarterly rolling basis. The valuations are estimates and consequently should not necessarily be viewed as an accurate reflection of the fair value of our investments nor will they necessarily represent the amount of net proceeds that would result from an immediate sale of our assets.
We will provide the periodic updates and the estimated value per share, once required, to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; or

•	posting on our website at www.northstarsecurities.com/rxr.
Information on our website is not incorporated into this prospectus.

Q:	When will I get my detailed tax information?

A:	Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year, unless extended.

Q:	Who can help answer my questions about our offering?

A:	If you have more questions about our offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:
NorthStar Securities, LLC
5299 DTC Blvd., Ste. 900
Greenwood Village, CO 80111
Attn: Investor Relations
(877) 940-8777

PROSPECTUS SUMMARY
This prospectus summary highlights material information regarding our business and our offering that is not otherwise addressed in the “Questions and Answers About Our Offering” section of this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand our offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making a decision to invest in our common stock.
As described in more detail throughout this prospectus, we have entered into a contractual relationship with our advisor. In exchange for services provided to us, we will pay our advisor certain fees and reimburse certain expenses. We and our advisor have entered into a contractual relationship with a sub-advisor that provides certain of these services to us on behalf of the advisor. We are party to the sub-advisory agreement among our advisor and our sub-advisor for purposes of payment obligations and we will pay the sub-advisor 50% of all the fees and up to 25% of all reimbursable expenses otherwise payable by us under the advisory agreement or as otherwise may be agreed to by the advisor and the sub-advisor.
NorthStar/RXR
NorthStar/RXR is a Maryland corporation formed to acquire high-quality commercial real estate, including value-add real estate investment opportunities in the New York metropolitan area (defined by us to mean within 90 miles of New York City), which we refer to as the New York metropolitan area and in particular, New York City, with a focus on office and mixed-use properties and a lesser emphasis on multifamily properties. We believe that combining core property investments with value-add opportunities may create a balanced portfolio that may deliver capital appreciation, cash flow and risk-adjusted returns. We intend to complement this strategy by originating and acquiring: (i) CRE debt, including subordinate loans and participations in such loans and preferred equity interests; and (ii) joint ventures and partnership interests in CRE related investments. We expect that a majority of our capital will be invested in commercial real estate located in the New York metropolitan area and the remaining portion in CRE debt and securities secured primarily by collateral in the New York metropolitan area. We also anticipate that more than a majority of our investments will be located in New York City (including all boroughs) and that the remaining portion of our investments will be located in surrounding suburban markets within the New York metropolitan area. We cannot, however, predict our actual allocation by investment type or geography of our assets under management at this time because such allocation also will be dependent, in part, on the market conditions, market opportunities and upon the amount of financing we are able to obtain with respect to each asset class in which we invest. Our charter and bylaws do not include a limitation on the amount we may invest in any asset class, including asset classes that may be considered to involve a greater degree of risk. We believe that we have operated, and we intend to continue to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute to stockholders at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). We expect to acquire more than a majority of our investments through joint venture arrangements with RXR Value Added Fund III, an institutional real estate investment fund affiliated with RXR, one of our co-sponsors, or future funds or investment entities advised by affiliates of RXR. In addition, we may invest directly in RXR Value Added Fund III as well as current or future funds or investment entities managed or advised by affiliates of RXR. We may also complete investments with RXR’s sub-strategy entity, RXR ESM Venture.
Our office is located at 590 Madison Avenue, 34th Floor, New York, New York 10022. Our telephone number is (212) 547-2600. Information regarding our company is also available on our website at www.northstarsecurities.com/rxr. The information contained on our website is not incorporated into this prospectus.
Shares of Our Common Stock
In this offering, we are offering to the public three classes of shares of our common stock: Class A Shares, Class T Shares and Class I Shares. The following summarizes the differences in fees and selling commissions between Class A Shares, Class T Shares and Class I Shares.

	Class A Shares	Class T Shares	Class I Shares
Initial Offering Price	$10.11	$9.55	$9.10
Selling Commissions (per share)	7.00%	2.00%	None
Dealer Manager Fee (per share)	3.00%	2.75%	None
Distribution Fee (per share)	None	1.00%(1)	None(2)

(1)
The distribution fee is calculated on outstanding Class T Shares issued in the primary offering in an amount equal to 1.0% per annum of the gross offering price per share (or, if we are no longer offering shares in a public offering, the most recent gross offering price per share or the estimated per share value of Class T Shares, if any has been disclosed). We will cease paying distribution fees with respect to each Class T Share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share no longer being outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, selling commissions, distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of the primary portion of this offering; or (iv) the end of the month in which total underwriting compensation, including dealer manager fees, selling commissions and distribution fees with respect to the Class T Shares held by a stockholder within his or her particular account would be in excess of 10% of the total gross offering price at the time of purchase of the primary Class T Shares held in such account. We cannot predict if or when this will occur. All Class T Shares will automatically convert into Class A Shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the 10% limit on a particular account is reached. With respect to the conversion of Class T Shares into Class A Shares, each Class T Share will convert into an amount of Class A Shares based on the respective net asset value per share of each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the net asset value per share of each Class A and Class T Share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T Shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the net asset value per share of each Class T Share. In the case of a Class T Share purchased in the primary offering at a price equal to $9.55, the maximum distribution fee that may be paid on that Class T Share before the 10% underwriting compensation limit is reached, depending on other underwriting expenses, will be equal to approximately $0.50 per share, assuming a constant per share offering price or estimated net asset value, as applicable, of $9.55 per Class T Share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated net asset value of our Class T Shares, this fee would be paid over approximately 5.25 years from the date of purchase before the 10% underwriting compensation limit is reached, assuming a constant per share offering price or estimated net asset value, as applicable, of $9.55 per Class T Share. See “Description of Capital Stock— Distributions.”

(2)
Our dealer manager may enter into participating dealer agreements that provide for our dealer manager to pay a distribution fee of up to 2.0% over a maximum eight-year period in connection with the sale of Class I Shares in our primary offering. We will not reimburse our dealer manager for its payment of these fees and such fees will be subject to the limitations on underwriting compensation under applicable FINRA rules. See “Plan of Distribution.”

The fees and expenses listed above will be payable on a class-specific basis. The per share amount of distributions on Class A Shares and Class I Shares will differ from Class T Shares because of different class-specific expenses. Specifically, distributions paid with respect to all Class T Shares, including those issued pursuant to our DRP, will be lower than those paid with respect to Class A Shares and Class I Shares because the amount available for distributions on all Class T Shares will be reduced by the amount of distribution fees payable with respect to the Class T Shares issued in the primary offering. See “Questions and Answers About this Offering” and “Description of Capital Stock” for more information concerning the differences between the Class A Shares, the Class T Shares and the Class I Shares.
Investment Objectives
Our primary investment objectives are:

•	to preserve, protect and return your capital contribution;

•	to pay current income through cash distributions;

•
invest in a diversified portfolio of quality commercial real estate properties, value-add real estate investment opportunities and other real estate investments primarily concentrated in the New York metropolitan area; and

•	experience capital appreciation through the potential sale of our assets or other realization events.
Summary of Our Investments
As of the date of this prospectus, our investment portfolio consisted of an approximately 1.0% unconsolidated non-controlling interest in a 1.8 million square foot Class-A office building located at 1285 Avenue of the Americas, or 1285 AoA, in midtown Manhattan, a $12.0 million interest in a $20.0 million mezzanine loan and a $9.5 million interest in a $15.0 million mezzanine loan.

The following table presents our investments as of September 30, 2017:

Investment Type	Count(1)	Principal Amount/Cost		% of Total Investments
Real Estate Equity
Operating Real Estate
Class-A Office Building	1	$11,030,895	(2)	33.9%

CRE Debt
Mezzanine Loans	2	21,500,000	(3)	66.1%
Total	3	$32,530,895		100.0%
_____________________________________________________

(1)	For real estate equity, the count represents the number of properties. For CRE debt, the count represents the number of respective financial instruments.

(2)	Represents our proportionate share of the gross purchase price (including financing), deferred costs and other assets underlying our investment in an unconsolidated venture.

(3)	Represents our proportionate share of the mezzanine loan principal amount underlying our real estate debt investments.

Equity Investments Summary
As of the date of this prospectus, our equity investment portfolio consisted of an approximately 1.0% unconsolidated non-controlling interest in 1285 AoA. The remainder of the building is owned by institutional investors and funds affiliated with our co-sponsor, RXR. As of September 30, 2017, 1285 AoA was 100% occupied with a weighted average lease term of 10.9 years.
The following table presents our real estate property investment through an unconsolidated venture as of September 30, 2017:

Property Type	Number of Properties	Gross Cost(1)	Carrying Value(2)	Capacity		Primary Locations
Class-A Office Building	1	$11,030,895	$5,533,264	1,790,570	square feet	New York, NY
______________________________________________________

(1)	Represents our proportionate share of the gross purchase price (including financing), deferred costs and other assets underlying our investment in an unconsolidated venture.

(2)	Represents the fair value of our investment, net of financing.
Debt Investments Summary
In May 2017, we, through a subsidiary of our operating partnership, completed the acquisition of a $9.5 million interest in a $15.0 million mezzanine loan, or the Times Square mezzanine loan, through a joint venture with RXR Value Added Fund III, an affiliate of RXR, who acquired a $0.5 million interest in the Times Square mezzanine loan, and an unaffiliated third party, who originated the Times Square mezzanine loan and retained the remaining $5.0 million interest in the Times Square mezzanine loan. The Times Square mezzanine loan is secured by a pledge of an ownership interest in a retail development project located in Times Square, New York. The Times Square mezzanine loan bears interest at a floating rate of 9.25% over the one-month London Interbank Offered Rate, or LIBOR, and had a remaining initial term of six months at the time of acquisition, with two one-year extension options available to the borrower. In September 2017, the borrower exercised its right to extend the term of the loan until November 2018.
In August 2017, we, through a subsidiary of our operating partnership, completed the origination of a $12.0 million pari passu interest in a $20.0 million mezzanine loan, or the Jane Street mezzanine loan, secured by a pledge of an ownership interest in a luxury condominium development project located in the West Village of New York City. We completed the investment through a partnership with an affiliate of RXR Value Added Fund III, which contributed the remaining $8.0 million of the loan origination. The Jane Street mezzanine loan bears interest at a floating rate of 9.5% over the one-month LIBOR, with a LIBOR ceiling of 1.5%. The Jane Street mezzanine loan had a 1.0% origination fee and has an initial term of three years, with two one-year extension options available to the borrower.

Summary of Risk Factors
Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus which contains a detailed discussion of the material risks that you should consider before you invest in shares of our common stock. Some of the more significant risks relating to an investment in our shares include:

•
We have a limited operating history. The prior performance of our co-sponsors and their affiliated entities may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

•
The offering prices of our Class A Shares, Class T Shares and Class I Shares were not established on an independent basis, therefore, the offering prices will not accurately represent the value of our assets, as they were arbitrarily determined, and the actual value of your investment may be substantially less.

•
This is a “blind pool” offering. Because we have few investments and we have not yet acquired or identified most of the other investments that we may acquire, you will not have an opportunity to evaluate our investments before we make them, making an investment in us more speculative.

•
The amount and timing of distributions we may pay is uncertain. Our distributions may exceed our earnings, which would represent a return of capital for tax purposes. A return of capital is a return of your investment rather than a return of earnings or gains and will be made after deductions of fees and expenses payable in connection with our offering. Due to the risks involved in the ownership of real estate-related investments, there is no guarantee of any return and you may lose a part or all of your investment.

•
You are limited in your ability to sell your shares of common stock pursuant to our share repurchase program. You may not be able to sell any of your shares of common stock back to us and if you do sell your shares, you may not receive the price you paid upon subscription.

•
We have paid and may continue to pay distributions from sources other than our cash flow from operations, including from offering proceeds, and as a result we will have less cash available for investments and your overall return may be reduced. Our organizational documents permit us to pay distributions to our stockholders from any source, including from borrowings, sale of assets and from offering proceeds or we may make distributions in the form of taxable stock dividends. We have not established a limit on the amount of proceeds we may use to fund distributions. Until the proceeds of our offerings are fully invested and from time-to-time during our operational stage, we may not generate sufficient cash flow from operations to fund distributions. Pursuant to a distribution support agreement, Colony NorthStar, through a subsidiary, and RXR have agreed to purchase Class A Shares under certain circumstances at $9.10 per share in order to provide cash for distributions when our modified funds from operations, or MFFO, is not sufficient to cover cash distributions authorized and declared on shares purchased in our primary offering and to satisfy the minimum offering requirements, with 75% and 25% of any such shares intended to be purchased by a Colony NorthStar and RXR, respectively. Such sales of Class A Shares would cause dilution of the ownership interests of our stockholders. In the earlier part of this offering, we expect that most of our distributions will be paid from the proceeds from our offerings and, more specifically, from the proceeds from the purchase of shares by Colony NorthStar and RXR pursuant to the distribution support agreement. After our distribution support agreement with Colony NorthStar and RXR has terminated, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all.

•
No public trading market currently exists for our shares. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. If you are able to sell your shares, you would likely have to sell them at a substantial discount to the public offering price. Our charter does not require our board of directors to list our shares for trading on a national securities exchange by a specified date or otherwise pursue a transaction to provide liquidity by a specified date to our stockholders.

•	You will experience dilution in the net tangible book value of your shares of our common stock equal to the offering costs associated with your shares.

•
We depend on our advisor and its affiliates, as well as our sub-advisor and its affiliates, to conduct our operations and to select our investments. Our advisor and our sub-advisor have limited operating histories. Therefore, there is no assurance our advisor or sub-advisor will be successful.

•
We expect to acquire more than a majority of our investments through joint venture arrangements with RXR Value Added Fund III, an institutional real estate investment fund affiliated with RXR and future entities advised by affiliates of RXR. In addition, we may invest directly in RXR Value Added Fund III as well as current or future funds or investment entities managed or advised by affiliates of RXR. We may also complete investments with RXR’s sub-strategy entity, RXR ESM Venture. We may also enter into joint ventures with third parties to make investments. We may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other investments.

•
We expect to use leverage in connection with our investments, which increases the risk of loss associated with our investments. We may be unable to obtain financing on favorable terms, if at all. In addition, any such financing may be recourse to us, which may increase the risk of your investment. We may not be able to leverage our assets as fully or in the manner we would choose, which could reduce our return on investment.

•	Our tenants may not be able to make lease payments and our borrowers may not make debt payments owed to us due to changes in economic conditions, regulatory requirements and other factors.

•	Our investments may be adversely affected by economic cycles and risks inherent to the New York metropolitan area, especially New York City, and to risks inherent in geographic concentration.

•
Our acquisition strategy for investing in value-add real estate opportunities may involve a higher risk of loss than would a strategy of investing in stabilized properties and makes our future performance more difficult to predict.

•
Our executive officers and the key investment professionals of our co-sponsors who perform services for us on behalf of our advisor and sub-advisor are also officers, directors and managers of our co-sponsors and their affiliates. As a result, they face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by compensation arrangements with us and other affiliates of our co-sponsors.

•
The fees we will pay to affiliates in connection with our offerings and in connection with the asset management of our investments, including to our advisor and our sub-advisor, were not determined on an arm’s length basis; therefore, we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. Upon termination of our advisory agreement for any reason, including for cause, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and we may be required to pay significant fees to affiliates of our co-sponsors regardless of our advisor’s performance, which will reduce cash available for distribution to you.

•
The amount of proceeds we raise in our offering may be substantially less than the amount we would need to create a diversified portfolio of investments. If we are unable to raise substantial funds, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire. As of January 31, 2018, we have only raised $39.9 million in our initial public offering and have only made three investments.

•
There are substantial conflicts among the interests of our investors, our interests and the interests of our advisor, co-sponsors, sub-advisor, dealer manager and their respective affiliates regarding affiliate compensation, investment opportunities and management resources.

•
We may change our investment policies without stockholder notice or consent, which could result in investments that are different than, or in different proportion than, those described in this prospectus.

•
Our charter precludes us from borrowing in excess of an amount that is generally expected to approximate 75% of the aggregate cost of our real estate investments and other assets, plus cash, before deducting loan loss reserves, other non-cash reserves and depreciation. These financing levels could limit the amount of cash we have available to distribute.

•
Our charter does not require our board of directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our board of directors to list our shares for trading by a specified date.

•
Our charter prohibits the ownership of more than 9.8% in the value of the aggregate of our outstanding shares of stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. Our shares cannot be readily sold and, if you are able to sell your shares, you would likely have to sell them at a substantial discount from their offering price.

•
We intend to operate in a manner so as to qualify as a REIT. If we fail to qualify as a REIT for federal income tax purposes, it would adversely affect our operations, the value of our shares and our ability to make distributions to our stockholders because we would be subject to U.S. federal income tax at regular corporate rates with no ability to deduct distributions made to our stockholders.

•
In order to maintain our status as a REIT for U.S. federal income tax purposes, we will be subject to numerous limitations and qualifications imposed on us under the Internal Revenue Code of 1986, as amended, which we refer to as Internal Revenue Code, including requirements relating to the nature of our items of gross income and our gross assets, the composition of our shareholders, and minimum distribution requirements.

Potential Market Opportunities
We believe that the New York metropolitan area has historically provided and will continue to provide compelling real estate investment opportunities. As the New York metropolitan area and the U.S. economy continue to steadily recover from the most recent financial and economic downturn, we believe that a series of regional economic and demographic trends will generate attractive real estate investments. We favor a diversified real estate investment strategy targeting high-quality assets and value-add assets that would benefit from our management and operational expertise. We will focus on investments which emphasize both current income and capital appreciation, providing a balanced portfolio that leverages our Advisor Entities’ local New York metropolitan area expertise and maximizes our ability to pursue a range of opportunities throughout the real estate capital structure. We believe that our investment strategy, combined with the experience and expertise of our advisor and sub-advisor, will provide opportunities to: (i) acquire high-quality office, mixed-use and multifamily properties; (ii) reposition properties to capture investment upside through capital improvements and operational efficiencies; (iii) source additional investment opportunities through joint venture and co-investment arrangements with institutional investors and certain affiliated investment vehicles; (iv) invest in preferred equity and leasehold interests; (v) selectively originate senior and subordinate loans with attractive current returns and strong structural features directly with borrowers, taking advantage of unique market conditions and strategic opportunities; and (vi) selectively purchase CRE debt and securities from third parties, in some instances at a discount to the principal amount (or par value), potentially with the intent to take control of the underlying property. We also intend to prudently leverage our real estate assets and other CRE investments in order to diversify our capital and enhance returns. We believe that our strategy, coupled with attractive New York metropolitan area investment opportunities, will allow us to (i) generate consistent current returns; (ii) optimize the risk-return dynamic for our stockholders; and (iii) realize appreciation opportunities in the portfolio.
Investment Strategy
Our strategy is to use the majority of the net proceeds of our offerings to acquire high-quality commercial real estate, including value-add real estate investment opportunities, concentrated in the New York metropolitan area (defined by us to mean within 90 miles of New York City), which we refer to as the New York metropolitan area, and in particular New York City, with a focus on office and mixed-use properties and a lesser emphasis on multifamily properties. We generally define high-quality commercial real estate as well-located properties in submarkets that are characterized by strong real estate fundamentals, favorable supply/demand dynamics and/or superior long-term prospects for growth. We consider value-add investment opportunities to include properties with significant potential for capital appreciation through, for example, capital improvements, repositionings or modernization, such as non-stabilized properties, properties with moderate vacancies or near-term lease rollovers, poorly managed properties and properties owned by distressed sellers. For a further description of our intended targeted investments, please see “Investment Objectives and Strategy—Targeted Investments.” We intend to complement this strategy by originating and acquiring: (i) CRE debt, including subordinate loans and participations in such loans and preferred equity interests; and (ii) joint ventures and partnership interests in CRE related investments. We expect that a majority of our capital will be invested in commercial real estate located in the New York metropolitan area and the remaining portion in CRE debt and securities secured primarily by collateral in the New York metropolitan area. We also anticipate that more than a majority of our investments will be located in New York City (including all boroughs) and that the remaining portion of our investments will be located in surrounding suburban markets within the New York metropolitan area. However, we cannot predict our actual allocation by investment type or geography of our assets under management at this time because such allocation also will be dependent, in part, on the market conditions, market opportunities and upon the amount of financing we are able to obtain with respect to each asset class in which we invest. We expect to acquire more than a majority of our investments through joint venture arrangements with RXR Value Added Fund III, an institutional real estate investment fund affiliated with RXR, one of our co-sponsors, or future funds or investment entities advised by affiliates of RXR. In addition, we may invest directly in RXR Value Added Fund III as well as current or future funds or investment entities managed or advised by affiliates of RXR. We may also complete investments with RXR’s sub-strategy entity, RXR ESM Venture. These joint ventures generally will be structured as general partnerships, in which a subsidiary of our operating partnership will serve as one of the general partners and an affiliate of RXR Value Added Fund III will serve as the other general partner. We expect that the general partners will have equal rights and that major decisions will require approval by both general partners. In certain instances, we also intend to invest in non-controlling interests through limited partnerships or similar structures, including as a co-investor with RXR Value Added Fund III. The joint venture and partnership agreements governing our investments with RXR Value Added Fund III and its limited partners will not provide for the payment by RXR Value Added Fund III or its limited partners of any asset management fees or promote fees to us, our advisor or the joint venture. Any fees paid by us in connection with our joint venture investments, including any acquisition expenses or asset management fees paid to our Advisor Entities, will be based on our proportionate share of the investment and we will not pay any duplicative fees in connection with any investment made directly in RXR Value Added Fund III or any future funds or investment entities managed or advised by affiliates of RXR. Our Advisor Entities will only receive fees described in the “Management Compensation” section of this prospectus based on our proportionate share of these investments.
We expect to selectively employ leverage to enhance total returns to our stockholders through a combination of financing strategies including: (i) secured or unsecured borrowings or facilities; (ii) syndications; (iii) securitization financing transactions or other structures; and (iv) seller financing. We will seek to secure conservatively structured leverage that is long-term, non-recourse and non-mark to market to the extent obtainable on a cost effective basis. We expect that once we have fully invested the proceeds of our offerings and any other potential subsequent or follow-on offerings, our borrowings, including our pro rata share of the borrowings of entities in which we invest, will be in the range of approximately 50% to 55% of the aggregate value of our real estate investments and other assets.
The period that we will hold our investments will vary depending on the type of asset, interest rates, investment performance, micro and macro real estate environment, capital markets and credit availability among other factors. We may sell all or a partial ownership interest in an asset if we believe that market conditions have maximized its value to us or the sale would otherwise be in the best interests of our stockholders.
Our Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has ultimate responsibility for our operations, corporate governance, compliance and disclosure. We have five members of our board of directors, three of whom are independent of us, our advisor, our sub-advisor and their affiliates. Our charter requires that upon commencement of the offering a majority of our directors be independent. A majority of our independent directors are required to review and approve all matters our board believes may involve a conflict of interest between us and our co-sponsors or their affiliates. Our board of directors are elected annually by our stockholders.
Status of Our Initial Public Offering
We commenced our initial public offering of $2.0 billion in shares of common stock on February 9, 2015, of which up to $1.8 billion in Class A Shares, Class T Shares and Class I Shares are being offered pursuant to the primary offering and up to $200 million in shares are being offered pursuant to our DRP.
As of January 31, 2018, we received and accepted subscriptions in our offering for 4.1 million shares, or $39.9 million, comprised of 1.9 million Class A shares, or $18.3 million, 2.1 million Class T shares, or $20.3 million, and 0.1 million Class I shares, or $1.3 million, including 0.2 million Class A shares, or $1.5 million, sold to an affiliate of Colony NorthStar, Inc. and 55,744 Class A shares, or $0.5 million, sold to an affiliate of RXR Realty LLC. As of January 31, 2018, approximately $2.0 billion in shares remained available for sale pursuant to our offering.
The primary portion of our initial public offering has been extended by our board of Directors until August 8, 2018, or such longer period as permitted under applicable law and regulations but may be terminated earlier. We will not commence sales of shares of our common stock to the public pursuant to this follow-on offering until we have terminated our initial public offering.
Our Sponsors
Colony NorthStar
Colony NorthStar is a global real estate and investment management firm formed as a result of the mergers of NSAM, our prior co-sponsor, Colony NorthStar, a wholly owned subsidiary of NSAM, Colony Capital, Inc., or Colony, and NorthStar Realty effective as of January 10, 2017. As a result of the mergers, Colony NorthStar became an internally-managed equity REIT, with a diversified real estate and investment management platform, publicly traded on the NYSE under the symbol “CLNS” and succeeded NSAM as our co-sponsor. CNI NS/RXR Advisors, LLC, as successor to NSAM J-NS/RXR Ltd, or our advisor, is now a subsidiary of Colony NorthStar. The mergers had no material impact on our operations.
Colony NorthStar has significant property holdings in the healthcare, industrial and hospitality sectors, other real estate equity and debt investments and an embedded institutional and retail investment management business and had assets under management of approximately $57 billion (of which $14 billion relate to assets held for sale) as of September 30, 2017.

Colony NorthStar manages capital on behalf of its stockholders, as well as institutional and retail investors in private funds, non-traded and traded REITs and registered investment companies. Colony NorthStar has more than 500 employees worldwide, with its principal executive office located in Los Angeles, California and additional offices located across seventeen cities in ten countries. Colony NorthStar’s management team averages over 32 years of relevant business experience.
NorthStar Listed Companies
Colony NorthStar manages NorthStar Europe, a publicly traded, European-focused commercial real estate company formed following its spin-off from NorthStar Realty in 2015, and CLNS Credit, a publicly traded commercial real estate company formed in 2018, focused primarily on CRE debt.
Retail Companies
The following table presents a summary of the other Retail Companies, including capital raise activity as of or through November 3, 2017 and investments as of or through September 30, 2017:

Retail Company	Primary Strategy	Offering Amount (in millions)(1)		Offering Period	Capital Raised (in millions)(1)		Total Investments (in millions)
Effective
NorthStar Healthcare	Healthcare Equity and Debt	2,100.0		Completed January 2016(2)	1,931.9		3,622.3
NorthStar Capital Fund	CRE Debt and Equity	3,200.0	(3)	Ends July 2019(4)	22.8	(5)	26.2
________________

(1)	Represents amount of shares registered and raised to offer pursuant to each Retail Company’s public offering, distribution reinvestment plan and follow-on public offering.

(2)
NorthStar Healthcare completed its initial public offering on February 2, 2015 by raising $1.1 billion in capital and its follow-on public offering on January 19, 2016 by raising $0.7 billion in capital.

(3)	Offering is for three feeder funds in a master feeder structure.

(4)
NorthStar Capital Fund’s registration statement was declared effective by the SEC in May 2016. Offering period subject to extension as determined by the board of directors or trustees of each Retail Company.

(5)
In connection with the distribution support agreement with each Retail Company, an affiliate of Colony NorthStar purchased $2.0 million in shares of common stock in NorthStar Capital Fund since inception through December 31, 2017.

Direct Investments
Colony NorthStar has entered into strategic partnerships and joint ventures with third parties with expertise in commercial real estate or other sectors and markets to augment Colony NorthStar’s business operations, while at the same time benefiting from fee streams generated by such strategic partnerships and joint ventures.
RXR
RXR is a New York-based vertically integrated real estate operating company which was formed subsequent to the sale of Reckson by several of the senior executives of Reckson to SL Green in January 2007, one of the largest public real estate management buyouts in REIT history. As of December 31, 2017, RXR’s platform managed 72 commercial real estate properties and investments with an aggregate gross asset value of approximately $17.7 billion, comprising approximately 23.1 million square feet of commercial operating properties and approximately 6,300 multi-family and for sale units in various stages of development in the New York metropolitan area. Gross asset value is compiled by RXR in accordance with the company’s fair value measurement policy and is comprised of capital invested by RXR and its partners, as well as leverage. As of December 31, 2017, RXR employed approximately 500 persons. RXR’s headquarters are located at 625 RXR Plaza, Uniondale, New York 11556.
RXR’s management team, which is led by Scott H. Rechler, Michael Maturo and Jason M. Barnett, has demonstrated the ability to opportunistically acquire, develop and finance properties and implement value creation strategies that have achieved overall favorable risk-adjusted returns for investors through multiple business/real estate cycles. Please see “Management — Directors and Executive Officers” for biographical information regarding the executive officers and key professionals of our company and our sub-advisor. We believe that RXR’s investment professionals’ experience through acquisitions, developments or redevelopments of over 60.5 million square feet of office and office-centered mixed-use properties in the New York metropolitan area since 1995, will provide RXR with competitive advantages in the New York metropolitan area real estate business that will allow our sub-advisor to successfully execute our investment strategy.

In December 2013, NorthStar Realty entered into a strategic transaction with RXR, pursuant to which NorthStar Realty invested approximately $340 million in RXR, which included a combination of corporate debt, preferred equity and an approximate 27% equity interest in RXR and Mr. Saltzman has been appointed to serve on RXR’s significant action committee. In October 2015, the corporate debt and preferred equity component of this investment was prepaid and redeemed by RXR. Following the mergers, Colony NorthStar, through its subsidiary NorthStar Realty, indirectly holds this investment. In addition, in March 2017, Colony NorthStar made a $25 million commitment to RXR Value Added Fund III.
Our Advisor
Our advisor manages our day-to-day operations. Our advisor is an investment adviser registered under the Investment Advisers Act. Our advisor is an affiliate of Colony NorthStar, one of our co-sponsors, whose team of investment professionals will also perform similar functions for our advisor. Pursuant to our advisory agreement, our advisor is ultimately responsible for the selection, negotiation, financing strategy, portfolio management and disposition of our investments, subject to the delegation of certain of its duties to the sub-advisor and certain affiliates of our advisor and sub-advisor and subject to the limitations in our charter and the direction and oversight of our board of directors. Our advisor will also provide financing, accounting, legal, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital. Our advisor does not have employees. The members of our advisor’s management team and other personnel performing services for us on behalf of our advisor will be employees of Colony NorthStar and its affiliates. Our advisor’s principal address is CNI NS/RXR Advisors, LLC, 515 South Flower Street, 44th Floor, Los Angeles, California 90071.
Our Sub-Advisor
Subject to the terms of the advisory agreement between our advisor and us and the sub-advisory agreement among us, our advisor and sub-advisor, our advisor through its affiliates has delegated certain of its duties, including identifying and negotiating our investments and providing disposition, portfolio and asset management, property management, construction, leasing and development services for property assets on our behalf, to our sub-advisor, an entity whose management team has the experience to identify, acquire and manage our investments. Notwithstanding such delegation to our sub-advisor or affiliates of our advisor or sub-advisor, our advisor retains ultimate responsibility for the performance of all the matters entrusted to it under the advisory agreement. Pursuant to the sub-advisory agreement among our advisor, our sub-advisor and us, we will pay the sub-advisor 50% of all the fees and up to 25% of all reimbursable expenses, otherwise payable by us under the advisory agreement or as otherwise may be agreed to by the advisor and the sub-advisor.
In addition, we will enter into exclusive property management and leasing agreements with our sub-advisor, or affiliates of the sub-advisor, to manage any properties we acquire. Pursuant to the property management and leasing agreements, our sub-advisor or its affiliate will be providing property management, leasing, construction and development services to our properties and will receive certain fees and reimbursements in connection with the services provided.
Our sub-advisor is a wholly-owned subsidiary of RXR, our other co-sponsor. Our sub-advisor does not have employees. The members of our sub-advisor’s management team and other personnel performing services for us on behalf of our sub-advisor are employees of RXR and its affiliates.
Our Potential Strengths
We believe the combination of our co-sponsors’ strengths and the structure of this offering will contribute to our performance. Our Advisor Entities will utilize the personnel, resources and capital of our sponsors to select our investments and manage our day-to-day operations. We believe that we will benefit from our advisor’s and sub-advisor’s affiliation with our co-sponsors given each co-sponsor’s corporate, investment and operating platforms are well established, with significant experience in CRE investing (including management of multiple public companies), allowing us to achieve our investment objectives and create stockholder value and other strengths, including the following:

•
Experienced Management Team — Our co-sponsors have highly-experienced management teams of investment professionals who have demonstrated track records of operating both publicly traded REITs and public, non-traded REITs and delivering strong returns. We believe that the accumulated knowledge, experiences and industry contacts of our co-sponsors’ senior management teams will allow us to effectively deploy capital in response to changes in the investment environment for commercial real estate properties and CRE debt and securities. Please see “Management — Directors and Executive Officers” and “— Our Advisor and Sub-Advisor” and “— The Sub-Advisor” for biographical information regarding these individuals.

•
Public Company and REIT Experience — Colony NorthStar’s management team is skilled in public company reporting and compliance. Including us, Colony NorthStar currently manages six publicly registered companies, including itself, two other publicly traded REITs and three public, non-traded investment vehicles (excluding feeder funds) that raise capital through the retail market. Colony NorthStar’s management team is also skilled in compliance with the requirements under the Internal Revenue Code to obtain REIT status and to maintain the ability to be taxed as a REIT for U.S. federal income tax purposes. The management team also has experience listing companies, including a REIT, on the NYSE.

•
Real Estate Experience — RXR’s management team has demonstrated the ability to acquire, develop and finance properties and implement value creation strategies that have achieved overall favorable risk-adjusted returns for investors through multiple business/real estate cycles in the New York metropolitan area since 1995. In addition, Colony NorthStar has a reputation as a leading, diversified commercial real estate company as a result of each of Colony and NorthStar Realty’s strong record in managing CRE assets, including equity, debt and securities investments, over the past ten years. We believe that we can leverage this extensive real estate experience allowing our co-sponsors to successfully execute our investment strategy.

•
Distribution Support Commitment — In order to provide additional cash to pay distributions to our stockholders, Colony NorthStar, through a subsidiary, and RXR have agreed to purchase up to an aggregate of $10.0 million in Class A Shares (which includes the $2.0 million of Class A Shares purchased by Colony NorthStar and RXR to satisfy the minimum offering amount in our initial public offering) at $9.10 per share during the two-year period following commencement of the initial public offering for a purchase price equal to the amount cash distributions for any calendar quarter exceed MFFO for such quarter. We are not required to pay distributions to our stockholders at any particular rate or at all during or after the term of the distribution support agreement. For more information regarding Colony NorthStar’s and RXR’s share purchase commitment and our distribution policy, please see “Description of Capital Stock — Distributions.”

Our Structure
The chart below shows the relationship among various affiliates of our co-sponsors and our company as of the date of this prospectus. There are potential conflicts of interest relating to the relationships among affiliates of our co-sponsors, their respective clients and us, including with respect to the allocation of employee resources and investment opportunities. Please see “Conflicts of Interest.”

Colony NorthStar, Inc.
(NYSE:CLNS)
(Co-Sponsor)
General & Limited Partnership Interest(1)
Public Stockholders
Colony Capital Operating Company, LLC
100%
NorthStar Securities, LLC
(Dealer Manager)
Common Shares
100%(3)
50%
NRF Holdco, LLC
(f/k/a NorthStar Realty Finance Corp.)
Dealer Manager Agreement
RXR Investment (3)
NorthStar/RXR New York Metro Real Estate, Inc.
Advisory Agreement
CNI NS/RXR Advisors, LLC*
(Advisor)
Sub-advisory Agreement
RXR Realty LLC
(Co-Sponsor)
General and Limited Partnership Interest (2)
Colony NorthStar-N S.à r.l.
(NSAM Sub-Advisor)
50%
100%
NorthStar/RXR NTR OP Holdings LLC
RXR NTR Sub-Advisor LLC
(Sub-Advisor)
Special Units (4)
NorthStar/RXR Operating Partnership, LP
(the operating partnership)
Sub-advisory Agreement
Assets

____________________________

*
Our advisor, CNI NS/RXR Advisors, LLC, our sub-advisor, RXR NTR Sub-Advisor LLC, and Colony NorthStar - N Luxembourg S.à.r.l., a Colony NorthStar sub-advisor, perform their duties and responsibilities as fiduciaries to us and our stockholders.

(1)
Colony NorthStar is the sole general partner of Colony Capital Operating Company, LLC and owns greater than 90% of the limited partner interests, with the remaining limited partner interests held by employees, directors and other third parties.

(2)
We will initially own a 99% capital interest in the operating partnership consisting of general and limited partnership interests. We are the sole general partner of the operating partnership and, therefore, our board of directors has ultimate oversight and policy-making authority with respect to our operating partnership. Our board of directors has retained our advisor which will be responsible for coordinating the management of our day-to-day operations and the management of our operating partnership subject to the terms of the advisory agreement.

(3)
Colony NorthStar owns NorthStar Securities, LLC, CNI NS/RXR Advisors, LLC and its interest in NorthStar/RXR NTR OP Holdings LLC, or NorthStar/RXR NTR OP Holdings, indirectly through certain domestic and international subsidiaries. RXR owns its interest in NorthStar/RXR NTR OP Holdings through RXR Properties Holdings LLC and owns RXR NTR Sub-Advisor LLC through RXR Management Holdings LLC. In December 2013, NorthStar Realty entered into a strategic transaction with RXR, in which NorthStar Realty invested approximately $340 million in RXR and affiliates, consisting of a combination of corporate debt, preferred equity and an approximate 27% equity interest. In October 2015, the corporate debt and preferred equity component of this investment was prepaid and redeemed by RXR. NorthStar Realty holds its interest in RXR indirectly through certain subsidiaries. Following the mergers, Colony NorthStar, through its subsidiary NorthStar Realty, indirectly holds this investment.

(4)	The special units will entitle NorthStar/RXR NTR OP Holdings to receive certain operating partnership distributions. See “Management Compensation.”

Management Compensation
The following table summarizes all of the fees and expense reimbursements that we will pay to our dealer manager, our advisor and its affiliates and our sub-advisor and its affiliates, including amounts to reimburse their costs in providing services to us. The most significant items of compensation are included in the following table. Our advisor has entered into a sub-advisory agreement with our sub-advisor pursuant to which our advisor through its affiliates has delegated certain of its duties to the sub-advisor. We are party to the sub-advisory agreement among our advisor and our sub-advisor for purposes of payment obligations and we will pay the sub-advisor 50% of all the fees and up to 25% of all reimbursable expenses that would be otherwise payable by us under the advisory agreement or as otherwise may be agreed to by the advisor and the sub-advisor. Selling commissions and dealer manager fees vary for different categories of purchasers as described under “Plan of Distribution.” This table assumes that we sell all shares of common stock in our primary offering at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers). The allocation of amounts between the Class A Shares and Class T Shares assumes that 30% of the shares of common stock sold in the primary offering are Class A Shares, 60% are Class T Shares and 10% are Class I Shares. No selling commissions or dealer manager fees will be payable on shares sold through our DRP. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our dealer manager, our advisor and its affiliates, our sub-advisor and its affiliates and for a more detailed description of the special units.

Estimated Amount for
Form of Compensation		Maximum
and Recipient	Determination of Amount	Offering
Organization and Offering Stage

Selling Commissions – Dealer Manager
Class A Shares

Up to 7% of gross offering proceeds from the sale of Class A Shares in the primary offering.

Class T Shares

Up to 2% of gross offering proceeds from the sale of Class T Shares in the primary offering.

Our dealer manager will reallow selling commissions for Class A Shares and Class T Shares to participating broker-dealers. No selling commissions will be payable with respect to Class A Shares and Class T Shares issued under our DRP.

Class I Shares

No selling commissions will be payable with respect to Class I Shares.
$4,950,000 ($3,150,000 for the Class A Shares and $1,800,000 for the Class T Shares, respectively)

Dealer Manager Fee – Dealer Manager
Class A Shares

Up to 3.0% of gross offering proceeds from the sale of Class A Shares in the primary offering.

Class T Shares

Up to 2.75% of gross offering proceeds from the sale of Class T Shares in the primary offering.

Our dealer manager may reallow a portion of the dealer manager fees for Class A Shares and Class T Shares to any participating broker-dealer, based upon factors such as the number of shares sold by the participating broker-dealer and the assistance of such broker-dealer in marketing our primary offering.

Class I Shares

No dealer manager fee will be payable with respect to Class I Shares.

$3,825,000 ($1,350,000 for the Class A Shares and $2,475,000 for the Class T Shares, respectively)

Estimated Amount for
Form of Compensation		Maximum
and Recipient	Determination of Amount	Offering
Other Organization and Offering Costs – Advisor Entities or their Affiliates)
We will reimburse our Advisor Entities or their affiliates for the unreimbursed portion and future organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the total amount of selling commissions, dealer manager fees and other organization and offering costs borne by us to exceed 15.0% of gross proceeds from our offering. If we raise the maximum offering amount, we expect organization and offering costs (other than selling commissions and dealer manager fees) to be approximately $1,500,000 or approximately 1.0% of gross offering proceeds. Organization and offering costs are not a class specific expense. These organization and offering costs include all costs (other than selling commissions and dealer manager fees) to be paid by us in connection with our formation and the qualification and registration of our offering, including, without limitation, costs for printing, preparing and amending registration statements or supplementing prospectuses, mailing and distributing costs, telephones and other telecommunications costs, all advertising and marketing costs, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, costs and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees for services provided to us in connection with our offering. Our estimated organization and offering costs, as a percentage of our gross offering proceeds, will be greater if we raise the minimum offering amount than if we raise the maximum offering amount because a portion of these costs are fixed in amount and, therefore, will be incurred regardless of the amount of gross offering proceeds raised.
$1,500,000

Acquisition and Development Stage

Acquisition Fee – Advisor Entities or their Affiliates	Not applicable.	None.

Estimated Amount for
Form of Compensation		Maximum
and Recipient	Determination of Amount	Offering
Reimbursement of Acquisition Costs – Advisor Entities or their Affiliates	We will reimburse our Advisor Entities or their affiliates for actual costs incurred in connection with the selection or acquisition of an investment, whether or not acquired or originated.
Leverage of 50% of the
cost of investments:
$1,397,250

Leverage of 75% of the
cost of investments:
$2,794,500

For purposes of this table
and based on industry
experience, we have
assumed acquisition
costs will constitute
0.5% of the cost of our
investments, including any
financing attributable to
the investments. The
actual amount of
acquisition costs are
dependent on a number of
factors and cannot be
determined at the present
time.

Operational Stage

Distribution Fee – Dealer Manager
With respect to our Class T Shares only, we will pay our dealer manager a distribution fee, all or a portion of which may be reallowed by the dealer manager to participating broker dealers, that accrues daily and is calculated on outstanding Class T Shares issued in the primary offering in an amount equal to 1.0% per annum of (i) the current gross offering price per Class T Share in the primary offering, or (ii) if we are no longer offering shares in a public offering, the most recent gross offering price per Class T Share or the estimated per share value of Class T Shares of our common stock, if any has been disclosed. The distribution fee will be payable monthly in arrears and will be paid on a continuous basis from year to year.

We will cease paying distribution fees with respect to each Class T Share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share is no longer outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of the primary portion of this offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation with respect to the Class T primary shares held by a stockholder within his or her particular account, including dealer manager fees, selling commissions, and distribution fees, would be in excess of 10% of the total gross offering price at the time of the investment in the primary Class T Shares held in such account. See “Description of Capital Stock–Common Stock–Class T Shares.”

All or a portion of the distribution fee may be reallowed by the dealer manager to participating broker dealers or broker dealers servicing accounts of investors who own Class T Shares, referred to as servicing broker dealers.

$900,000 annually, assuming sale of $90,000,000 of Class T Shares, subject to the 10% limit on underwriting compensation. We estimate that a maximum of $4,725,000 in such fees will be paid over the life of the company; some or all fees may be re-allowed.

Estimated Amount for
Form of Compensation		Maximum
and Recipient	Determination of Amount	Offering
Asset Management Fee – Advisor Entities or their Affiliates
A monthly asset management fee equal to one-twelfth of 1.0% of the sum of the amount funded or allocated by us for investments, including expenses and any financing attributable to such investments, less any principal received on our debt and securities investments.
Maximum Offering and leverage of 75% of the cost of investments: $5,589,000

Other Operating Costs – Advisor Entities or their Affiliates
We will reimburse the costs incurred by our Advisor Entities or their affiliates in connection with it providing services to us, including our allocable share of our Advisor Entities’ overhead, such as rent, employee costs, utilities and technology costs. Employee costs may include our allocable portion of salaries of personnel engaged in managing our operations, including public reporting and investor relations. We will not reimburse our Advisor Entities or their affiliates for employee costs in connection with services for which our Advisor Entities earn acquisition fees or disposition fees or for the salaries and benefits paid to our executive officers.
Actual amounts are dependent upon actual expenses incurred; we cannot determine these amounts at the present time.

Development Fee – Sub-Advisor or its Affiliates
Customary development fees if our sub-advisor or an affiliate oversees the development. We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic area of the project.
Actual amounts are dependent upon results of our operations; we cannot determine these amounts at the present time

Leasing fee – Sub-Advisor or its Affiliates
Customary leasing fees if our sub-advisor or an affiliate is our primary leasing agent. Such fees will be paid in an amount that is usual and customary in that geographic area for that type of property. We expect such fees will typically range from 3.0% to 7.0% of the total rent due under the initial term of a lease.
Actual amounts are dependent upon results of our operations; we cannot determine these amounts at the present time.

Property Management Fee – Sub-Advisor or its Affiliates
Customary property management fees if our sub-advisor or an affiliate is our property manager. Such fees will be paid in an amount that is usual and customary for owner/operators in that geographic area for that type of property. Amount payable by the tenant negotiated at arm’s-length directly with tenant.
Actual amounts are dependent upon results of our operations; we cannot determine these amounts at the present time.

Tenant Construction Management Fee – Sub-Advisor or its Affiliates	Amounts payable by the landlord include direct costs incurred by our sub-advisor or an affiliate plus a customary fee of up to 10.0% of the cost of the tenant construction project.	Actual amounts are dependent upon results of our operations; we cannot determine these amounts at the present time.

Construction Management Fee – Sub-Advisor or its Affiliates
Customary construction management fees if our sub-advisor or its affiliates provide such services. Such fees will be paid in an amount that is usual and customary in the geographic area for that type of property. We expect such fee could range up to 10.0% of the total projected re-development or construction cost.
Actual amounts are dependent upon results of our operations; we cannot determine these amounts at the present time.

Estimated Amount for
Form of Compensation		Maximum
and Recipient	Determination of Amount	Offering
Disposition, Liquidation and Other Significant Events

Disposition Fees – Advisor Entities or their Affiliates	Not applicable.	None.

Special Units – NorthStar/RXR NTR OP Holdings
NorthStar/RXR NTR OP Holdings, an affiliate of our sponsors, was issued special units upon its initial investment of $1,000 in our operating partnership and in consideration of services to be provided by our Advisor Entities and as the holder of special units will be entitled to receive distributions equal to 15.0% of distributions, including from sales of investments, refinancings and other sources, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their total invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such aggregate invested capital. In addition, NorthStar/RXR NTR OP Holdings as the holder of special units will be entitled to a separate payment if it redeems its special units. The special units may be redeemed upon: (i) the listing of our common stock on a national securities exchange; (ii) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed; or (iii) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement. If the event triggering the redemption is: (i) a listing of our shares on a national securities exchange, the redemption price will be calculated based on the average share price of our shares for a specified period; (ii) a merger, consolidation or a sale of substantially all of our assets or any similar transactions or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed, the redemption price will be based on the value of the consideration received or to be received by us or our stockholders on a per share basis; or (iii) an underwritten public offering, the redemption price will be based on the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event is the termination or non-renewal of our advisory agreement other than for cause, the redemption price will be calculated based on an appraisal or valuation of our assets, unless the termination is in connection with the events described under (ii) above, in which event the redemption price will be based on the consideration described under (ii). Notwithstanding anything herein to the contrary, no redemption of the special units will be permitted unless our stockholders have received (or are deemed to have received in the cases described above where there is no liquidation or sale of our assets or similar transaction), in the aggregate, cumulative distributions equal to their total invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such aggregate invested capital.
Actual amounts are dependent upon results of our operations; we cannot determine these amounts at the present time.

Compensation Paid to Our Advisor and Our Dealer Manager
The following tables present the fees and reimbursements incurred to our Advisor Entities and our dealer manager for the nine months ended September 30, 2017 and for the year ended December 31, 2016 and the amount due to related party as of September 30, 2017 and December 31, 2016 and 2015:

Type of Fee or Reimbursement		Due to Related Party as of	Nine Months Ended September 30, 2017		Due to Related Party as of
	Financial Statement Location	December 31, 2016	Incurred	Paid	September 30, 2017
Fees to Advisor Entities
Asset management	Asset management and other fees-related party	$619	$144,084	$117,594	$27,109
Reimbursements to Advisor Entities
Operating costs(1)	General and administrative expenses	56,075	130,448	126,561	59,962
Organization(2)	General and administrative expenses	1,436	11,161	10,193	2,404
Offering(2)	Cost of capital(3)	27,174	212,060	193,679	45,555
Selling commissions	Cost of capital(3)	—	828,700	828,700	—
Dealer Manager Fees	Cost of capital(3)	—	607,783	607,783	—
Distribution Fees	Cost of capital(3)	143,526	11,202	60,730	93,998
Total		$228,830	$1,945,438	$1,945,240	$229,028
________________________________________________

(1)	As of September 30, 2017, our Advisor Entities have incurred unreimbursed operating costs on our behalf of $12.2 million that remain eligible to allocate to us.

(2)	As of September 30, 2017, our Advisor Entities have incurred unreimbursed organization and offering costs on our behalf of $5.6 million that remain eligible to allocate to us.

(3)	Cost of capital is included in net proceeds from issuance of common stock in our consolidated statements of equity.

Type of Fee or Reimbursement		Due to Related Party as of	Year Ended December 31, 2016		Due to Related Party as of
	Financial Statement Location	December 31, 2015	Incurred	Paid	December 31, 2016
Fees to Advisor Entities
Asset management	Asset management and other fees-related party	$—	$38,272	$37,653	$619
Acquisition(1)	Asset management and other fees-related party	—	110,098	110,098	—
Disposition(1)	Real estate debt investments, net	—	—	—	—
Reimbursements to Advisor Entities
Operating costs(2)	General and administrative expenses	—	83,665	27,590	56,075
Organization(3)	General and administrative expenses	1,000	4,259	3,823	1,436
Offering(3)	Cost of capital(4)	19,000	80,819	72,645	27,174
Selling commissions	Cost of capital(4)	—	354,699	354,699	—
Dealer Manager Fees	Cost of capital(4)	—	228,931	228,931	—
Distribution Fees	Cost of capital(4)	—	145,565	2,039	143,526
Total		$20,000	$1,046,308	$837,478	$228,830
_________________________________________________

(1)
Acquisition fees related to investments in unconsolidated joint ventures are generally included in investments in unconsolidated ventures on the consolidated balance sheets when the fair value option is not elected for the investment, but is expensed as incurred when the fair value option is elected. From inception through December 31, 2016, our advisor waived $0.1 million of acquisition fees.

(2)
As of December 31, 2016, our Advisor Entities have incurred unreimbursed operating costs on our behalf of $11.1 million that remain eligible to allocate to us. For the year ended December 31, 2016, total operating expenses included in the 2%/25% Guidelines represented 3.2% of average invested assets and 25.0% of net income without reduction for any additions to reserves for depreciation, loan losses or other similar non-cash reserves.

(3)	As of December 31, 2016, our Advisor Entities have incurred unreimbursed organization and offering costs on our behalf of $4.7 million that remain eligible to allocate to us.

(4)
Cost of capital is included in net proceeds from issuance of common stock in our consolidated statements of equity. For the year ended December 31, 2016, the ratio of offering costs to total capital raised was 9.5%.

Conflicts of Interest
Our advisor and sub-advisor and their respective affiliates will experience conflicts of interest in connection with the management of our business and their other business activities, including the provision of advisory services to others. Some of the material conflicts that our advisor and sub-advisor and their respective affiliates will face include the following:

•
The investment professionals of Colony NorthStar, one of our co-sponsors, acting on behalf of our advisor and the investment committee of our advisor and its affiliated advisors and sub-advisors, which we collectively refer to as the Colony NorthStar Group, must determine which investment opportunities to recommend to us and the other CLNS Managed Companies and any future investment vehicles sponsored by Colony NorthStar, which could reduce the number and quality of potential investments presented to us. If fewer investments are presented to us by our advisor, we may have less invested offering proceeds and fewer desirable investments.

•
The investment professionals of RXR, our other co-sponsor, acting on behalf of our sub-advisor must determine which investment opportunities to recommend to our advisor and other RXR entities or managed accounts, including RXR, RXR Value Added Fund III, limited partners of RXR Value Added Fund III with rights to participate in investments made by RXR Value Added Fund III and any future investment vehicles sponsored by RXR, which could reduce the number or size of potential investments presented to us. If fewer or smaller investments are presented to us by our sub-advisor, we may have less invested offering proceeds and fewer desirable investments.

•
Our co-sponsors’ investment professionals acting on behalf of our advisor and sub-advisor must allocate their time among us, our co-sponsors’ and their affiliates’ businesses and other programs and activities in which they are involved, which could cause them to devote less of their time to our business than they otherwise would.

•
Our advisor, sub-advisor and their respective affiliates will receive fees in connection with transactions involving the management of our assets regardless of the quality or performance of the asset acquired or the services provided. This fee structure may cause our advisor or our sub-advisor to fail to negotiate the best price for the assets we acquire.

•
Because our advisory agreement, sub-advisory agreement and our dealer manager agreement (including the substantial fees our advisor and its affiliates will receive thereunder) were not negotiated at arm’s length, their terms may not be as advantageous to us as those available from unrelated third parties.

•
Our advisor may terminate our advisory agreement with good reason upon 60 days written notice. Upon termination of our advisory agreement by our advisor, NorthStar/RXR NTR OP Holdings, as the holder of special units, may be entitled to have the special units redeemed as of the termination date if our stockholders have received, or are deemed to receive, in the aggregate, cumulative distributions equal to its total invested capital plus a 6.0% cumulative non-compounded annual pre-tax return on such aggregate invested capital. The amount of the payment will be based on an appraisal or valuation of our assets as of the termination date. This potential obligation would reduce the overall return to stockholders to the extent such return exceeds 6.0%.

•
Our dealer manager also acts as the dealer manager for the continuous public offering of NorthStar Capital Fund. In addition, future Colony NorthStar sponsored programs may seek to raise capital through offerings conducted concurrently with this follow-on offering. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital.

Estimated Use of Proceeds
Depending primarily upon the number of shares of each class we sell in our offering and assuming that 30% of the proceeds are from the sale of Class A Shares, 60% of the proceeds are from the sale of Class T Shares and 10% are from the sale of Class I Shares, we estimate that between approximately 93.7% (assuming all shares available under our DRP are sold) and approximately 93.2% (assuming no shares available under our DRP are sold) of our gross offering proceeds will be available for investments. We have assumed what percentage of shares of each class will be sold based on discussions with our dealer manager and broker dealers but there can be no assurance as to how many shares of each class will be sold. We will use the remainder of the offering proceeds to pay offering costs, including selling commissions and dealer manager fees and, upon investment in our targeted assets, to pay acquisition expenses to our Advisor Entities for their services in connection with the selection, origination or acquisition, as applicable, of our real estate investments.

Distributions
We generally pay distributions on a monthly basis based on daily record dates. From May 16, 2016 through September 30, 2017, we paid an annualized distribution amount of $0.10 per share of our common stock (not adjusted for the retroactive impact of the stock distributions issued in January and May 2017). Distributions are generally paid to stockholders on the first business day of the month following the month for which the distribution has accrued.
The following table presents distributions declared for the nine months ended September 30, 2017 and year ended December 31, 2016:

	Nine Months Ended September 30, 2017		Year Ended December 31, 2016
Distributions(1)
Cash	$64,786		$19,345
DRP	49,566		4,582
Total	$114,352		$23,927

Sources of Distributions
Funds from Operations(2)	$114,352	100%	$23,927	100%

Offering proceeds - Distribution support(3)	—	—%	—	—%
Offering proceeds - Other(3)	—	—%	—	—%
Total	$114,352	100%	$23,927	100%

Cash Flow Provided by (Used in) Operations	$533,779		$(264,000)
_______________________________________________________

(1)	Represents distributions declared for such period, even though such distributions are actually paid to stockholders the month following such period.

(2)	Excluding unrealized gains related to an increase in fair value of our unconsolidated venture, Funds from Operations would be less than distributions declared and paid.

(3)
Excluding the effect of the unrealized gain described in footnote (2) above, the distributions declared and paid for the year ended December 31, 2016 were paid from offering proceeds received from Colony NorthStar and RXR pursuant to our distribution support agreement and other offering proceeds totaling $16,085 and $7,842, respectively.

Distributions in excess of our cash flow provided by operations were paid using offering proceeds related to distribution support and other offering proceeds from our initial public offering. Over the long-term, we expect that our distributions will be paid entirely from cash flow provided by operations. However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment, the type and mix of our investments and accounting of our investments in accordance with U.S. GAAP. Future distributions declared and paid may exceed cash flow provided by operations. To the extent distributions are paid from sources other than funds from operations, or FFO, the ownership interest of our public stockholders will be diluted.
Pursuant to our distribution support agreement, Colony NorthStar and RXR agreed to purchase 75% and 25%, respectively, of up to an aggregate of $10.0 million in Class A Shares at a price of $9.10 per share during the two year period following commencement of our initial public offering, in certain circumstances in order to provide additional funds to support distributions to stockholders, if necessary. On December 23, 2015, Colony NorthStar and RXR purchased $1.5 million and $0.5 million in Class A Shares, respectively, at $9.10 per share (reflecting that no selling commissions or dealer manager fees were paid) to satisfy our minimum offering requirement from our initial public offering. From inception through September 30, 2017, pursuant to the distribution support agreement, Colony NorthStar and RXR purchased an additional 2,399 and 800 shares of our Class A Shares, respectively, at $9.10 per share (reflecting that no selling commissions or dealer manager fees were paid), for an aggregate amount of approximately $29,000. We used the proceeds from such sales to make a capital contribution to our operating partnership.
For so long as we qualify as a REIT, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders each year equal to at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. GAAP) in addition to satisfying certain other qualification requirements. See “U.S. Federal Income

Tax Considerations — Taxation of NorthStar/RXR — Requirements for Qualification.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.
Our Performance—Funds from Operations and Modified Funds from Operations
We believe that FFO and MFFO, both of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and of us in particular. Management believes MFFO is a useful performance measure to evaluate our business and further believes it is important to disclose MFFO in order to be consistent with the Investment Program Association, or the IPA, recommendation and other non-traded REITs. The following table presents a reconciliation of net income (loss) attributable to common stockholders to FFO and MFFO attributable to common stockholders:

	Nine Months Ended September 30, 2017	Years Ended December 31,
		2016	2015
Funds from operations:
Net income (loss) attributable to NorthStar/RXR New York Metro Real Estate, Inc. common stockholders	$646,038	$487,802	$(1,000)
FFO attributable to NorthStar/RXR New York Metro Real Estate, Inc. common stockholders	$646,038	$487,802	$(1,000)
Modified funds from operations:
FFO attributable to NorthStar/RXR New York Metro Real Estate, Inc. common stockholders	$646,038	$487,802	$(1,000)
Adjustments:
Acquisition fees and transaction costs	130,134	254,865	—
Amortization of origination fee on real estate debt investment	(11,111)	—	—
Changes to fair value of unconsolidated venture	(360,189)	(875,233)	—
MFFO attributable to NorthStar/RXR New York Metro Real Estate, Inc. common stockholders	$404,872	$(132,566)	$(1,000)
Distribution Reinvestment Plan
You may reinvest distributions you receive from us in additional whole or fractional shares of our common shares by participating in our DRP. Purchases will be made directly from us. Shares of our common stock issued pursuant to our DRP are being offered at $9.81 per Class A Share, $9.27 per Class T Share and $9.10 per Class I Share. You may enroll in our DRP by checking the appropriate box on the subscription agreement, indicating the portion of distributions to be paid in shares of our common stock. You may also withdraw at any time, without penalty, by delivering written notice to us. Unless the rules and regulations governing valuations change, from and after 150 days following the second anniversary of breaking escrow in the initial public offering, our advisor or another firm we choose for that purpose will establish an estimated value per share for each class of shares that we will disclose in a report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in each annual report thereafter. At that time, shares issued pursuant to our DRP will be priced at 97% of the estimated per share value of our common stock. We will not pay any selling commissions, dealer manager fees or distribution fees on shares sold pursuant to our DRP. The amount available for distributions on all Class T Shares will be reduced by the amount of distribution fees payable with respect to the Class T Shares issued in the primary offering. All Class T Shares will receive the same per share distributions. We may amend or terminate our DRP for any reason, except that we may not amend our DRP to eliminate a participant’s ability to withdraw from our DRP, upon ten days prior notice to participants, which we may provide by filing a Current Report on Form 8-K with the SEC and, if we are still engaged in this offering, we may also provide a notice in a supplement to this prospectus or Post-Effective Amendment filed with the SEC. Please see “Appendix B: Amended and Restated Distribution Reinvestment Plan” for all of the terms of our DRP.
Through December 31, 2017, we have issued a de minimus number of shares pursuant to our DRP. We may issue up to $50,000,000 worth of shares of our common stock pursuant to our DRP, although our board of directors may in its discretion re-allocate shares in our DRP to our primary offering at any time.
Share Repurchase Program
Our share repurchase program may provide an opportunity for you to have your shares of common stock repurchased by us, without fees and subject to certain restrictions and limitations. Only stockholders who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, will be eligible to participate in the share repurchase program. The purchase price for your shares will be equal to the customer account statement value as determined in accordance with the FINRA Rule 15-02, which we refer to as the account statement value.

Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, we will not repurchase shares unless you have held the shares for at least one year. Repurchase requests made within two years of the death or qualifying disability of a stockholder will be repurchased at the higher of the price paid for the shares or the account statement value.
We are not obligated to repurchase shares of our common stock under our share repurchase program. The number of shares to be repurchased during the calendar year is limited to: (i) 5% of the weighted average number of all shares of our common stock outstanding during the prior calendar year; and (ii) those that could be funded from the net proceeds of the sale of shares under our DRP in the prior calendar year plus such additional cash as may be allocated for that purpose by our board of directors; provided, however, that the above volume limitations shall not apply to repurchases requested within two years after the death or disability of a stockholder.
Our share repurchase program only provides stockholders a limited ability to have shares repurchased for cash until a secondary market develops for our shares or until our shares are listed on a national securities exchange, at which time our share repurchase program would terminate. No secondary market presently exists nor are the shares currently listed on an exchange and we cannot assure you that any market for our shares will ever develop or that we will list the shares on a national securities exchange. Shares repurchased under our share repurchase program will become unissued shares and will not be resold unless such sales are made pursuant to transactions that are registered or exempt from registration under applicable securities laws.
We may amend or terminate our share repurchase program at our discretion at any time, provided that any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of our board of directors) will only take effect upon ten days prior written notice to stockholders except that changes in the number of shares that can be repurchased during any calendar year will only take effect upon ten business days prior written notice. We may provide written notice by filing a Current Report on Form 8-K with the SEC and, if we are still engaged in this offering, we may also provide a notice in a supplement to this prospectus or Post-Effective Amendment filed with the SEC.
For the year ended December 31, 2016 and for the nine months ended September 30, 2017, no shares were repurchased. As of December 31, 2016 and September 30, 2017, there were no unfulfilled repurchase requests.
Borrowing Policy
We may finance our investments to provide more cash available for investment and to generate improved returns. We believe that careful use of leverage will help us to achieve our diversification goals and potentially enhance the returns on our investments. Our charter precludes us from borrowing in excess of an amount that is generally expected to approximate 75% of the aggregate cost of our real estate investments and other assets, plus cash, before deducting loan loss reserves, other non-cash reserves and depreciation. However, we may borrow in excess of these amounts if such action is approved by a majority of our board of directors, including a majority of our independent directors and disclosed to stockholders in our next quarterly report along with justification for the excess. Our board of directors will review our aggregate borrowings, including secured and unsecured financing, at least quarterly to ensure they remain reasonable in relation to our net assets and may from time-to-time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair value of our assets, growth and acquisition opportunities or other factors they deem appropriate.
Liquidity
Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five years from the completion of our offering stage; however, there is no definitive date by which we must do so. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this follow-on offering or additional follow-on public offerings. For this purpose, we do not consider a “public offering of equity securities” to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or merger of our company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest of our company or within the expectations of our stockholders. In the event that we determine not to pursue a liquidity transaction, you may need to retain your shares for an indefinite period of time.

Investment Company Act Considerations
We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership, are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.
Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act (“non-investment companies”). Moreover, we take the position that general partnership interests in joint ventures structured as general partnerships are not considered securities at all and thus not investment securities.
Our company is organized as a holding company that conducts its businesses primarily through our operating partnership. Both our company and our operating partnership intend to conduct their operations so that they comply with the 40% test. The securities issued to our operating partnership by any wholly-owned subsidiaries or majority-owned subsidiaries that we may form in the future that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities our operating partnership may own, may not have a value in excess of 40% of the value of our operating partnership’s total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership is considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly-owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing real estate properties or otherwise originating or acquiring mortgages and other interests in real estate.
We expect that most of our investments will be held by wholly-owned subsidiaries or majority-owned subsidiaries of our operating partnership and that most of these subsidiaries will either be outside of the definition of an investment company or, if within such definition, will rely on the exclusion from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in [the business of] purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). For purposes of the exclusion provided by Sections 3(c)(5)(C), we classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. Although we intend to monitor our portfolio on a regular basis and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exclusion from registration for each of these subsidiaries.
In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(5)(C) or Section 3(c)(6) which is available to certain entities engaged in Section 3(c)(5)(C) business, among other businesses, directly or through majority owned subsidiaries.
Qualification for exclusion from registration under the Investment Company Act will limit our ability to acquire or sell certain assets and also could restrict the time at which we can acquire or sell assets. To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.
In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the more specific or different guidance regarding these exemptions that may be published by the SEC or its staff will not change in a manner that adversely affects our operations. We cannot assure you that the SEC or its staff will not take action that results in our failure or the failure of one of our subsidiaries to maintain an exclusion or exemption from the Investment Company Act.

RISK FACTORS
An investment in shares of our common stock involves substantial risks. You should carefully consider all of the material risks described below in conjunction with the other information contained in this prospectus before purchasing shares. The risks discussed in this prospectus could materially adversely affect our business, operating results, prospects and financial condition. The occurrence of any of the following risks could cause the value of our common stock to decline and could cause you to lose all or part of your investment.
Risks Related to an Investment in Our Company
We have a limited operating history and the prior performance of our co-sponsors or other real estate investment vehicles sponsored by our co-sponsors may not predict our future results.
We have a limited operating history. Since we have a limited operating history, you will have no basis upon which to evaluate our ability to achieve our investment objectives and should not assume that our performance will be similar to the past performance of our co-sponsors or other real estate investment vehicles sponsored by our co-sponsors. Our limited operating history significantly increases the risk and uncertainty you face in making an investment in our shares.
Because our offering is a blind pool offering, you will not have the opportunity to evaluate our investments before we acquire them, which is subsequent to the date you subscribe for shares and which makes investment in our shares more speculative.
Because we have only a few investments and we have not yet acquired or identified most of the other investments that we may acquire, we are currently not able to provide any information to assist you in evaluating the merits of any specific future assets that we may acquire. We intend to use a majority of the proceeds of our offerings for the acquisition of, after the payment of fees and expenses, commercial real estate concentrated in the New York metropolitan area and, in particular New York City. To a lesser extent, we may invest in other types of real estate or in entities that invest in real estate. In addition, we may invest in CRE debt and securities secured primarily by collateral in New York metropolitan area. We have not established any limits on the percentage of our portfolio that may be comprised of these various categories of assets and the allocation among these assets could vary significantly. We also cannot predict our actual allocation by investment type or geography of our assets under management at this time because such allocation also will be dependent, in part, on the market conditions, market opportunities and upon the amount of financing we are able to obtain with respect to each asset class in which we invest. Since you will be unable to evaluate the economic merit of assets before we invest in them and you cannot be certain as to our actual asset allocation, you will have to rely entirely on the ability of our Advisor Entities to select suitable and successful investment opportunities. These factors increase the speculative nature of an investment in our shares.
We have paid and may continue to pay distributions from sources other than our cash flow from operations, including from proceeds from our offerings, and as a result we will have less cash available for investments and your overall return may be reduced.
Our organizational documents permit us to pay distributions to our stockholders from any source, including proceeds from our offerings, borrowings, our advisor’s or sub-advisor’s agreement to defer, reduce or waive fees (or accept, in lieu of cash, shares of our common stock) or sales of assets or we may make distributions in the form of taxable stock dividends. We have not established a limit on the amount of proceeds we may use to fund distributions. We have funded our cash distributions paid to date using net proceeds from our initial public offering and we may continue to use proceeds from our offerings in the future. Until the proceeds from our offerings are fully invested and otherwise during the course of our existence, we may not generate sufficient cash flow from operations to fund distributions. We began generating cash flow from operations on May 20, 2016, the date of our first investment. However, in the earlier part of this offering, we expect that most of our distributions will be paid from the proceeds from this offering.
Pursuant to a distribution support agreement, in certain circumstances where our cash distributions exceed our MFFO, NorthStar Realty and RXR have agreed to purchase up to $10 million of shares of Class A Shares at $9.10 per share (which includes $2.0 million of Class A Shares purchased by NorthStar Realty and RXR to satisfy the minimum offering amount in our initial public offering) to provide additional cash to support distributions to our stockholders. For the period from inception through September 30, 2017, we declared distributions of $138,279, of which $87,361, or 63%, were paid using proceeds from this offering, including the purchase of additional shares by Colony NorthStar and RXR. The sale of these shares would result in the dilution of the ownership interests of our public stockholders. Upon termination or expiration of the distribution support agreement, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. We have paid and may continue to pay distributions from sources other than our cash flow from operations, including from offering proceeds, and as a result we will have less cash available for investments, we may have to reduce our distribution rate, our net asset value may be negatively impacted and your overall return may be reduced.

You are limited in your ability to sell your shares of common stock pursuant to our share repurchase program. You may not be able to sell any of your shares of common stock back to us and if you do sell your shares, you may not receive the price you paid upon subscription.
Our share repurchase program may provide you with an opportunity to have your shares of common stock repurchased by us after you have held them for one year. We anticipate that shares of our common stock may be repurchased on a quarterly basis. However, our share repurchase program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can repurchase at any given time and limiting the repurchase price. Specifically, we presently intend to limit the number of shares to be repurchased during any calendar year to no more than: (i) 5% of the weighted average of the number of shares of our common stock outstanding during the prior calendar year; and (ii) those that could be funded from the net proceeds from the sale of shares under our DRP in the prior calendar year plus such additional cash as may be borrowed or reserved for that purpose by our board of directors. In addition, our board of directors reserves the right to reject any repurchase request for any reason or no reason or to amend or terminate our share repurchase program at any time upon ten days’ notice except that changes in the number of shares that can be repurchased during any calendar year will only take effect upon ten business days prior written notice. Therefore, you may not have the opportunity to make a repurchase request prior to a potential termination of our share repurchase program and you may not be able to sell any of your shares of common stock back to us pursuant to our share repurchase program. Moreover, if you do sell your shares of common stock back to us pursuant to our share repurchase program, you may not receive the same price you paid for any shares of our common stock being repurchased. See “Description of Capital Stock—Share Repurchase Program.”
No public trading market for your shares will exist, and as a result, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.
Our charter does not require our board of directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require us to list our shares for trading on a national securities exchange by a specified date or otherwise pursue a transaction to provide liquidity to our stockholders. There is no public market for our shares and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% in value of the aggregate of the outstanding shares of our stock of any class or series or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our common stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. We have adopted a share repurchase program that may enable you to sell your shares to us in limited circumstances. Share repurchases will be made at the sole discretion of our board of directors. In its sole discretion, our board of directors could amend, suspend or terminate our share repurchase program upon ten days prior written notice to stockholders except that changes in the number of shares that can be repurchased during any calendar year will only take effect upon ten-business days prior written notice. Further, our share repurchase program includes numerous restrictions that would limit your ability to sell your shares. We describe these restrictions in more detail under “Description of Capital Stock — Share Repurchase Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.
Our stockholders may experience dilution.
If you purchase shares of our common stock in our offering, you will incur immediate dilution equal to the costs of the offering we incur in selling such shares (which costs consist of underwriting compensation of up to 10% and additional organization and offering expenses estimated to be 1.0% to 3.0% depending on how many shares are sold). This means that investors who purchase shares of our common stock will pay a price per share that exceeds the amount available to us to invest in assets.
In addition, our stockholders do not have preemptive rights. If we engage in an additional follow-on offering or other subsequent offering of common shares or securities convertible into common shares, reclassify any of our shares or issue additional shares pursuant to our DRP or otherwise issue additional shares, including to an affiliate of Colony NorthStar and RXR pursuant to a distribution support agreement, investors who purchase shares in our offering who do not participate in those other stock issuances will experience dilution in their percentage ownership of our outstanding shares. Furthermore, you may experience a dilution in the value of your shares depending on the terms and pricing of any share issuances or reclassification (including the shares being sold in our offerings) and the value of our assets at the time of issuance.

The prices of the shares in our offering were not established on an independent basis; therefore, as they were arbitrarily determined, the offering prices will not accurately represent the current value of our assets at any particular time and may be higher than the value of our assets per share of our common stock at the time of your purchase.
We established the offering price of our Class A Shares, Class T Shares and Class I Shares on an arbitrary basis. The selling price for each class of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. We do not intend to adjust the offering prices after we acquire assets and, therefore, the offering prices will not accurately represent the value of our assets and the actual value of your investment may be substantially less than what you pay for shares of our common stock. Because the offering prices are not based upon any independent valuation, the offering prices may not be indicative of either the prices you would receive if you sold your shares or the proceeds that you would receive upon liquidation. Further, the offering prices may be significantly more than the prices at which our shares would trade if they were to be listed on an exchange or actively traded by broker-dealers. Similarly, the amount you may receive upon repurchase of your shares, if you determine to participate in our share repurchase program, may be less than the amount you paid for such shares, regardless of any increase in the underlying value of any assets we own.
We will be required to disclose an estimated net asset value per share of each class of our common stock prior to the conclusion of this offering and the purchase prices you pay for shares of our common stock in this offering may be higher than such estimated net asset value per share. The estimated net asset value per share may not be an accurate reflection of the fair value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved.
To assist members of FINRA and their associated persons that participate in our offering, pursuant to FINRA Conduct Rule 2310, we intend to have our advisor prepare an annual report of the per share estimated value of our shares of each class, the method by which it was developed and the date of the data used to develop the estimated values. For these purposes, until we disclose an estimated net asset value per share of our common stock, we will report the “net investment value” of our shares, which will be based on the “Amount Available for Investments” percentage shown in the estimated use of proceeds tables included in the prospectus for the offering until 150 days following the second anniversary of breaking escrow in the offering. This approach to valuing our shares may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio.
We expect to disclose an estimated per share value of our shares of each class no later than May 22, 2018, which is the 150th day following the second anniversary of the date on which we broke escrow in our initial public offering, although we may be required, due to contractual obligations in the selling agreements between our participating broker dealers and our dealer manager, or rules that may be adopted by the SEC or the states, or may otherwise determine to provide an estimated per share value of each class based upon a valuation earlier than presently anticipated. Once we provide an estimated net asset value per share of each class, our board of directors may determine to modify the offering prices, including the prices at which the shares are offered pursuant to our DRP, to reflect the estimated net asset value per share. Further, the amendment to NASD Rule 2340 took effect in April 2016 and since we have not yet disclosed an estimated net asset value per share, our stockholders’ customer account statements may include a value per share that is less than the offering price, because the amendment requires the “value” on the customer account statement to be equal to the offering price less up-front underwriting compensation and certain organization and offering expenses.
Until we disclose an estimated net asset value per share of each class based on a valuation, although our initial price per share of each class represents the price at which most investors will purchase shares in our primary offering, this price and any subsequent estimated values are likely to differ from the price at which a stockholder could resell the shares because: (i) there is no public trading market for our shares at this time; (ii) the prices do not reflect and will not reflect, the fair value of our assets as we acquire them, nor does it represent the amount of net proceeds that would result from an immediate liquidation of those assets, because the amount of proceeds available for investment from our offerings is net of selling commissions, dealer manager fees, other organization and offering costs and acquisition expenses and costs; (iii) the estimated value does not take into account how market fluctuations affect the value of our investments, including how the current conditions in the financial and real estate markets may affect the values of our investments; and (iv) the estimated value does not take into account how developments related to individual assets may increase or decrease the value of our portfolio.
Currently there are no SEC, federal or state rules that establish requirements concerning the methodology to employ in determining an estimated net asset value per share. When determining the estimated value per share of each class from and after 150 days following the second anniversary of breaking escrow in our initial public offering and annually thereafter, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon the fair value of our assets less the fair value of our liabilities under market conditions existing at the time of the valuation. We will obtain independent third party appraisals for our properties and will value our other assets in a manner we deem most suitable under the circumstances, which will include an independent appraisal or valuation. A committee comprised of independent directors will be responsible for the oversight of the valuation process, including approval of the engagement of any third parties to assist in the valuation of assets, liabilities and unconsolidated investments. We anticipate that any property appraiser we engage will be a member of the Appraisal Institute with the MAI designation or such other professional valuation designation appropriate for the type and geographic locations of the assets being valued and will provide a written opinion, which will include a description of the reviews undertaken and the basis for such opinion. Any such appraisal will be provided to a participating dealer upon request. After the initial appraisal, appraisals will be done annually and may be done on a quarterly rolling basis. The valuations are estimates and consequently should not be viewed as an accurate reflection of the fair value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets.
If we do not achieve our capital raising targets or are unable to raise substantial funds, we will be limited in the number and type of investments we make and the value of your investment in us may be adversely impacted and will fluctuate with the performance of the specific assets we acquire.
Our offering is being made on a “best efforts” basis, meaning that our dealer manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any shares of our common stock in our offering. As a result, the amount of proceeds we raise in our offerings may be substantially less than the amount we would need to create a diversified portfolio of investments. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. Moreover, the potential impact of any single asset’s performance on the overall performance of our portfolio increases. In addition, our ability to achieve our investment objectives could be hindered, which could result in a lower return on our stockholders’ investments. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in our offerings. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.
As of the date of this prospectus, we have made three investments. We currently expect that this follow-on offering will terminate on , unless extended by our board as permitted under applicable law and regulations. If we are unable to raise substantial funds in our offerings, we will make fewer investments resulting in less diversification and more concentration risk.
If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of our offering proceeds promptly, which may cause our distributions and your investment returns to be lower than they otherwise would be.
The more shares we sell in our offerings, the greater our challenge will be to invest all of our net offering proceeds. The large size of our offerings increases the risk of delays in investing our net proceeds promptly and on attractive terms. Pending investment, the net proceeds of our offerings may be invested in permitted temporary investments, which include short-term U.S. government securities, bank certificates of deposit and other short-term liquid investments. The rate of return on these investments, which affects the amount of cash available to make distributions to stockholders, has fluctuated in recent years and most likely will be less than the return obtainable from the type of investments in the real estate industry we seek to acquire or originate. Therefore, delays we encounter in the selection, due diligence and acquisition or origination of investments would likely limit our ability to pay distributions to you and lower your overall returns.
Any adverse changes in the financial health or the public perception of our co-sponsors or their affiliates or our relationship with our co-sponsors or their respective affiliates could hinder our operating performance and the return on your investment.
We have engaged our advisor to manage our operations and our investments. Neither we nor our Advisor Entities have any employees and our Advisor Entities utilize the personnel of our co-sponsors and their affiliates, to perform services on their behalf for us. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our co-sponsors and their respective affiliates as well as their respective investment professionals in the identification or acquisition of investments, the determination of any financing arrangements, the management of our assets and operation of our day-to-day activities.
Because Colony NorthStar, one of our co-sponsors, is a publicly traded company, any negative reaction by the stock market reflected in its stock price or deterioration in the public perception of our co-sponsor or other CLNS Managed Companies that are publicly traded, such as NorthStar Realty Europe Corp. (NYSE:NRE) and CLNS Credit, could result in an adverse effect on fundraising in our offerings and our ability to acquire assets and obtain financing from third parties on favorable terms or at all. Recently, Colony NorthStar, our co-sponsor, completed a merger which combined NSAM, Colony and NorthStar Realty into Colony NorthStar, and a failure to achieve the anticipated benefits of the merger or integrate effectively may disrupt our operations and potentially harm our business. Any adverse changes in Colony NorthStar’s financial condition or our relationship with Colony NorthStar, our advisor and their respective affiliates could hinder our advisor’s ability to successfully manage our operations and our portfolio of investments.

In addition, Colony NorthStar, through a subsidiary, and RXR committed to purchase an aggregate of $10.0 million of Class A Shares (which includes $1.5 million and $0.5 million Class A Shares of common stock purchased by Colony NorthStar and RXR, respectively, to satisfy the minimum offering requirement for our initial public offering on December 23, 2015) under certain circumstances in which our cash distributions exceed our MFFO in order to provide additional cash to support distributions to stockholders. Colony NorthStar and RXR will have no obligation to extend the distribution support agreement or this offering and may determine not to do so. If either Colony NorthStar or RXR cannot satisfy this commitment to us or otherwise breach this commitment to us, or in the event that a Colony NorthStar affiliate no longer serves as our advisor, or an RXR affiliate no longer serves as our sub-advisor, which could result in the termination of Colony NorthStar’s or RXR’s respective share purchase commitment, we would not have this source of capital available to us and our ability to pay distributions to stockholders would be adversely impacted. Any adverse changes in the financial condition or our relationship with either of our co-sponsors, our advisor, our sub-advisor and related affiliates could hinder the ability of our Advisor Entities to successfully manage our operations and our portfolio of investments.
Our ability to implement our investment strategy will be dependent, in part, upon the ability of our dealer manager to successfully conduct our offering, which makes an investment in us more speculative.
We have retained our dealer manager to conduct our offering. The success of our offering and our ability to implement our business strategy will be dependent upon the ability of our dealer manager to build and maintain a network of broker-dealers to sell our shares to their clients. The network of broker-dealers that our dealer manager develops to sell our shares may sell shares of competing REIT products, including some products with areas of focus nearly identical to ours, which they may choose to emphasize to their clients. If our dealer manager is not successful in establishing, operating and managing an active, broad network of broker-dealers, our ability to raise proceeds through our offerings will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.
You may be more likely to sustain a loss on your investment because our co-sponsors do not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.
Our co-sponsors have incurred substantial costs and devoted significant resources to support our business. As of December 31, 2017, our co-sponsors and their affiliates have only invested an aggregate of $2.0 million in us and may not invest significant capital in the future, whether pursuant to our distribution support agreement with NorthStar Realty and RXR or otherwise. Therefore, if we are successful in raising enough proceeds to be able to reimburse our co-sponsors for our organization and offering costs, our co-sponsors and their affiliates will most likely have very limited exposure to loss in the value of our shares. Without this exposure, you may be at a greater risk of loss because our co-sponsors do not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.
If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.
Our charter does not require our board of directors to pursue a transaction providing liquidity to our stockholders. If our board of directors does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which our investments are located and federal income tax effects on stockholders that may prevail in the future. We cannot guarantee that we will be able to liquidate all of our assets on favorable terms, if at all. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction or delay such a transaction due to market conditions, our common stock may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your shares to cash easily, if at all, and could suffer losses on your investments in our shares.
If we internalize our management functions, your interests in us could be diluted and we could incur other significant costs associated with being self-managed.
Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire assets of our Advisor Entities and/or to directly employ the personnel of our co-sponsors that our Advisor Entities utilize to perform services on their behalf for us.
Additionally, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under our advisory agreement and to our sub-advisor under the sub-advisory agreement, our additional direct expenses would include general and administrative costs, including certain legal, accounting and other expenses related to corporate governance, SEC reporting and compliance matters that otherwise would be borne by our Advisor Entities. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that are paid by our Advisor Entities or their affiliates. We may issue equity awards to officers, employees and consultants of our Advisor Entities, which awards would decrease net income and MFFO and may further dilute your investment. We cannot reasonably estimate the amount of fees to our Advisor Entities we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our Advisor Entities, our net income and MFFO would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of cash available to distribute to you and the value of your shares.
Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest and cash available to pay distributions.
If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our Advisor Entities and their affiliates perform portfolio management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have substantial know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. Certain key employees may not become our employees but may instead remain employees of our co-sponsors or their affiliates. An inability to manage an internalization transaction effectively could result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs and our management’s attention could be diverted from most effectively managing our investments.
Risks Related to Our Advisor Entities
Colony NorthStar, our co-sponsor and the parent company of our advisor and our dealer manager, recently completed its previously announced mergers with Colony and NorthStar Realty, which could have an adverse impact on our business.
In January 2017, Colony NorthStar, our co-sponsor and the parent company of our advisor and our dealer manager, completed its mergers with Colony and NorthStar Realty, becoming publicly-traded and the successor to NSAM. As a result of the mergers, Colony NorthStar became an internally-managed equity REIT, with a diversified real estate and investment management platform. In addition, as a result of the mergers, our advisor and our dealer manager became subsidiaries of Colony NorthStar.
Uncertainty about the effect of the mergers on employees, clients and business of Colony NorthStar may have an adverse effect on Colony NorthStar and, in turn, on us and the other CLNS Managed Companies following the mergers. These uncertainties could disrupt Colony NorthStar’s business and impair its ability to attract, retain and motivate key personnel, and cause clients and others that deal with Colony NorthStar to seek to change existing business relationships, cease doing business with Colony NorthStar or cause potential new clients to delay doing business with Colony NorthStar. Retention and motivation of certain employees may be challenging due to the uncertainty and difficulty of integration or a desire not to remain with Colony NorthStar. As a result of the foregoing, management of our company may be adversely affected. Further, the completion of the mergers may give rise to additional conflicts of interest and competition for investment opportunities among Colony NorthStar, us and other companies managed by Colony NorthStar and its affiliates.
Our Advisor Entities may not be successful, or there may be delays, in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.
We rely upon our Advisor Entities, each of which utilize our co-sponsors’ and affiliates’ investment professionals, including Messrs. Thomas J. Barrack, Richard B. Saltzman, Mark M. Hedstrom, Kevin P. Traenkle and David Schwarz to identify suitable investments. Our co-sponsors and their respective affiliated entities also rely on such investment professionals for investment opportunities. Our Advisor Entities may not be successful in locating suitable investments on financially attractive terms and we may not achieve our objectives. If we, through our Advisor Entities, are unable to find suitable investments promptly, we may hold the proceeds from our offerings in an interest-bearing account or invest the proceeds in short-term assets. We expect that the income we earn on these temporary investments will not be substantial. Further, we may use the principal amount of these investments and any returns generated on these investments, to pay for fees and expenses in connection with our offering and distributions. Therefore, delays in investing proceeds we raise from our offerings could impact our ability to generate cash flow for distributions or to achieve our investment objectives.
Our advisor’s or sub-advisor’s management team may acquire assets on our behalf where the returns are substantially below expectations or which result in net losses. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives. The investment professionals of our co-sponsors and their affiliates, who perform services for us on behalf of our Advisor Entities, will face competing demands upon their time, including in instances when we have capital ready for investment, and consequently we may face delays in execution. Further, the more money we raise in our offerings, the more difficult it will be to invest our net offering proceeds promptly and on attractive terms. Therefore, the large size of our offerings increases the risk of delays in investing our net offering proceeds. Delays we encounter in the selection and acquisition of investments would likely limit our ability to pay distributions to you and lower your overall returns.
Our ability to achieve our investment objectives and to pay distributions will depend in substantial part upon the performance of our Advisor Entities.
Our ability to achieve our investment objectives and to pay distributions will depend in substantial part upon the performance of our Advisor Entities in the acquisition of our investments, including the determination of any financing arrangements. You must rely entirely on the management abilities of our Advisor Entities and the oversight of our board of directors. Our Advisor Entities and their respective affiliates will receive fees in connection with transactions involving the management and redevelopment of our investments regardless of their quality or performance or the services provided. As a result, our Advisor Entities may be incentivized to allocate investments that have a greater cost to increase the amount of fees payable to them.
We and our co-sponsors have adopted an investment allocation policy with the intent of eliminating the impact of any conflict that our co-sponsors’ respective investment professionals, who will be utilized by our advisor and our sub-advisor, might encounter in allocating investment opportunities among us, our co-sponsors and any affiliates of our sponsors, however, there is no assurance that the investment allocation policy will continue or successfully eliminate the impact of any such conflicts. For additional information regarding conflicts of interest that may affect the performance of our Advisor Entities, please see “Risks Related to Conflicts of Interest.” Further, following the merger of NSAM with Colony and NorthStar Realty, one of our co-sponsors became an internally-managed REIT and, as a result, may compete with us for certain real estate investments. In addition, we may be more likely to co-invest in any such opportunities with Colony NorthStar, creating additional potential conflicts. If our advisor or sub-advisor performs poorly and as a result is unable to acquire our investments successfully, we may be unable to achieve our investment objectives or to pay distributions to you at presently contemplated levels, if at all.
Because we will be dependent upon our Advisor Entities and their respective affiliates to conduct our operations and we will also be dependent upon our dealer manager and its affiliates to raise capital, any adverse changes in the financial health of these entities or their affiliates or our relationship with them could hinder our operating performance and the return on your investment.
We will be dependent on our Advisor Entities and their respective affiliates to manage our operations and our portfolio and we will also be dependent upon our dealer manager and its affiliates to raise capital. We will also be dependent on our property manager, an affiliate of our sub-advisor, to manage our portfolio of commercial properties. Our Advisor Entities depend upon the fees and reimbursements that they will receive from us and other companies managed by our co-sponsors to conduct their operations. Our dealer manager also depends upon the fees that it will receive from us in connection with our offerings. Any adverse changes in the financial condition of our advisor, sub-advisor, our property manager or certain of their respective affiliates or our relationship with our dealer manager or its affiliates could hinder their ability to successfully support our business and growth, which could have a material adverse effect on our financial condition and results of operations.

The loss of or the inability to obtain key investment professionals at our Advisor Entities could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.
Our success depends to a significant degree upon the contributions of key personnel of our Advisor Entities and their affiliates, such as Messrs. Barrack, Rechler, Saltzman, Hedstrom, Traenkle, Schwarz, Tangen, Sanders, Maturo, Barnett and Saracino and Ms. Harrington, among others, each of whom would be difficult to replace. We do not have employment agreements with these individuals and they may not remain associated with us. If any of these persons were to cease their association with us or our co-sponsors, our operating results could suffer. We believe that our future success depends, in large part, upon our Advisor Entities’ and each of their respective affiliates’ ability to hire and retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense and our Advisor Entities and their respective affiliates may be unsuccessful in attracting and retaining such skilled individuals. Further, we may need to establish strategic relationships with firms that have special expertise in certain services or detailed knowledge regarding commercial properties in the New York metropolitan area. Establishing and maintaining such relationships will be important for us to effectively compete with other investors for properties and tenants in such regions. We may be unsuccessful in establishing and retaining such relationships. If we lose or are unable to obtain the services of highly skilled professionals or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered and the value of our stockholders’ investments may decline.
Our co-sponsors may determine not to provide assistance, personnel support or other resources to our advisor, sub-advisor or us, which could impact our ability to achieve our investment objectives and pay distributions.
Our Advisor Entities will utilize the personnel of our co-sponsors and their affiliates to perform services on their behalf for us and we rely on such personnel and other support for the purposes of acquiring, originating and managing our investment portfolio. Our co-sponsors, however, may determine not to provide assistance to our advisor, sub-advisor or us. Consequently, if our co-sponsors and their professionals determine not to provide our advisor, our sub-advisor or us with any assistance or other resources after our offering, we may not achieve the same success that we would expect to achieve with such assistance, personnel support and resources. Further, in connection with the mergers involving one of our co-sponsors, in order to achieve anticipated synergies or otherwise during periods of economic retraction, our co-sponsors and/or our advisor or sub-advisor may be incented to reduce its personnel and costs, which could have an adverse effect on us.
The platforms of our Advisor Entities may not be as scalable as we anticipate and we could face difficulties growing our business without significant new investment in personnel and infrastructure from our Advisor Entities.
The platforms of our Advisor Entities for operating our business may not be as scalable as we anticipate or able to support significant growth without substantial new investment in personnel and infrastructure. It is possible that if our business grows substantially, our Advisor Entities will need to make significant new investment in personnel and infrastructure to support that growth. In addition, service providers to whom our Advisor Entities delegate certain functions may also be strained by our growth. Our Advisor Entities may be unable to make significant investments on a timely basis or at reasonable costs and its failure in this regard could disrupt our business and operations.
Risks Related to Our Business
Adverse changes in general economic conditions can adversely impact our business, financial condition and results of operations.
Our success is dependent upon general economic conditions in the U.S. and internationally. Adverse changes in economic conditions in the U.S. or other countries or regions would likely have a negative impact on real estate values and, accordingly, our financial performance and our ability to pay distributions to you.
Our business is also closely tied to general economic conditions in the real estate industry. As a result, our economic performance, the value of our real estate and real estate related investments, and our ability to implement our business strategies may be significantly and adversely affected by changes in economic conditions in the U.S. and internationally. The condition of the real estate markets in which we operate is cyclical and depends on the condition of the economy in the United States, Europe, China and elsewhere as a whole and on the perceptions of investors of the overall economic outlook. Rising interest rates, declining employment levels, declining demand for real estate, declining real estate values or periods of general economic slowdown or recession, increasing political instability or uncertainty, or the perception that any of these events may occur have negatively impacted the real estate market in the past and may in the future negatively impact our operating performance. In addition, the economic condition of the local market where we operate may depend on one or more key industries within that market, which, in turn, makes our business sensitive to the performance of those industries.

We have only a limited ability to change our portfolio promptly in response to economic or other conditions. Certain significant expenditures, such as debt service costs, real estate taxes, and operating and maintenance costs, are generally not reduced when market conditions are poor. These factors, among others, impede us from responding quickly to changes in the performance of our investments and could adversely impact our business, financial condition and results of operations.
Risks Related to Our Investments
Our investments may be adversely affected by economic cycles and risks inherent to the New York metropolitan area, especially New York City.
We expect to use net proceeds of our offerings to acquire high-quality commercial real estate concentrated predominantly in New York City and elsewhere in the New York metropolitan area, as well as CRE debt and securities investments secured primarily by collateral in the New York metropolitan area. Because of the anticipated concentration of our assets in the New York metropolitan area, any adverse situation that disproportionately affects the New York metropolitan area, including a worsening of the current economy, would have a magnified adverse effect on our portfolio. An investment in our shares will therefore be subject to greater risk.
Terrorist attacks, such as those of September 11, 2001 in New York City or other events adversely affecting the New York metropolitan area may adversely affect the value of our properties and our ability to generate cash flow.
We anticipate having significant investments in the New York metropolitan area, primarily in New York City. In the aftermath of a terrorist attack or other events adversely affecting the New York metropolitan area, tenants in these areas may choose to relocate their businesses to less populated, lower-profile areas of the United States that may be perceived to be less likely targets of future terrorist activity or areas not subject to or likely to be affected by the similar adverse events and fewer customers may choose to patronize business in these areas. This in turn would trigger a decrease in the demand for space in those areas, which would increase vacancies in our properties and force us to lease space on less favorable terms. As a result, the value of our properties and the level of our revenues and cash flow could decline materially.
Our portfolio may be concentrated in properties of substantial size.
We anticipate having a concentration of investments in New York City, where the cost of investing in individual properties may be substantially higher than in other geographic areas in the United States or abroad. We may acquire one or more individual properties with high acquisition costs. As a result, our portfolio may be concentrated in few properties of substantial size and therefore any adverse operating results at any one property could have a significant effect on our financial condition.
We may not be effective in acquiring, originating and managing our investments.
We depend on our ability to leverage our relationships in the market and deploy capital in investments meeting our underwriting standards. Managing these investments will require significant resources, adherence to internal policies and attention to detail. Managing investments may also require significant judgment and, despite our expectations, we may make decisions that result in losses.
Industry concentration of our tenants or our investments may make us particularly susceptible to adverse economic developments in these industries.
In the event we have a concentration of tenants in a particular industry, our operating results and ability to make distributions may be adversely affected by adverse developments in those industries and we will be subject to a greater risk to the extent that our tenants are not diversified by industry. In addition, certain CRE debt and securities in which we may invest may be secured by a single property or properties serving a particular industry, such as hotel, multifamily, office or otherwise. A worsening of economic conditions in an industry in which we are concentrated could have an adverse effect on our business.
Our acquisition strategy for investing in value-add real estate investment opportunities may involve a higher risk of loss than would a strategy of investing in other properties.
We expect that our portfolio will consist of direct and indirect investments in value-add opportunities. We consider opportunistic or enhanced-return properties to be properties with significant possibilities for capital appreciation through, for example, capital improvements, repositioning or modernization, such as non-stabilized properties, properties with moderate vacancies or near-term lease rollovers, poorly managed properties and properties owned by distressed sellers.
Traditional performance metrics of real estate assets may not be meaningful for value-add real estate. Non-stabilized properties, for example, do not have stabilized occupancy rates to provide a useful measure of revenue. Appraisals may provide a sense of the value of the investment, but any appraisal of the property will be based on numerous estimates, judgments and assumptions that significantly affect the appraised value of the underlying property. Further, an appraisal of a non-stabilized property, in particular, involves a high degree of subjectivity with respect to future market rental rates and timing of renovation and capital improvement projects resulting in lease-up and stabilization. Accordingly, different assumptions may materially change the appraised value of the property.
In addition, we may pursue more than one strategy to create value in real estate investments. These strategies may include development, redevelopment, or lease-up of such property. Our ability to generate a return on these investments will depend on numerous factors, some or all of which may be out of our control, such as (i) our ability to correctly price an asset that is not generating an optimal level of revenue or otherwise performing under its potential, (ii) our ability to choose and execute on a successful value-creating strategy, (iii) our ability to avoid delays, regulatory hurdles, and other potential impediments, (iv) local market conditions, and (v) competition for similar properties in the same market. The factors described above make it challenging to evaluate real estate investments and make investments in such value-add properties riskier than investments in other properties.
We expect to enter into joint ventures and our joint venture partners could take actions that decrease the value of an investment to us and lower our overall return.
We expect to acquire more than a majority of our investments through joint venture arrangements with RXR Value Added Fund III, an institutional real estate investment fund affiliated with RXR, one of our co-sponsors or future funds or investment entities advised by affiliates of RXR. In addition, we may invest directly in RXR Value Added Fund III as well as current or future funds or investment entities managed or advised by affiliates of RXR. Furthermore, we may also complete investments with RXR’s sub-strategy entity, RXR ESM Venture. We may also enter into joint ventures with third parties to make investments, or make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer or partner in an investment could become insolvent or bankrupt;

•	fraud or other misconduct by our joint venture partners;

•
we may share decision-making authority with our joint venture partner regarding certain major decisions affecting the ownership of the joint venture and the joint venture property, such as the sale of the property or the making of additional capital contributions for the benefit of the property, which may prevent us from taking actions that are opposed by our joint venture partner;

•	that such co-venturer or partner may at any time have economic or business interests or goals that are or that become in conflict with our business interests or goals;

•	that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	our joint venture partners may be structured differently than us for tax purposes and this could create conflicts of interest and risk to our REIT status;

•
we may rely upon our joint venture partners to manage the day-to-day operations of the joint venture and underlying assets, as well as to prepare financial information for the joint venture and any failure to perform these obligations may have a negative impact our performance and results of operations;

•
our joint venture partner may experience a change of control, which could result in new management of our joint venture partner with less experience or conflicting interests to ours and be disruptive to our business;

•	the terms of our joint ventures could restrict our ability to sell or transfer our interest to a third party when we desire on advantageous terms, which could result in reduced liquidity;

•	our joint venture partners may not have sufficient personnel or appropriate levels of expertise to adequately support our initiatives; or

•	to the extent we partner with other CLNS Managed Companies or RXR sponsored investment vehicles, our sponsors may have conflicts of interest that may not be resolved in our favor.
Any of the above might subject us to liabilities and thus reduce our returns on our investment with that co-venturer or partner or restrict our ability to operate our business in a manner that could be more advantageous to us. In addition, disagreements or disputes between us and our co-venturer or partner could result in litigation, which could increase our expenses and potentially limit the time and effort our officers and directors are able to devote to our business.

Further, in some instances, we and/or our partner may have the right to trigger a buy-sell arrangement, which could cause us to sell our interest, or acquire our partner’s interest, at a time when we otherwise would not have initiated such a transaction. Our ability to acquire our partner’s interest may be limited if we do not have sufficient cash, available borrowing capacity or other capital resources. In such event, we may be forced to sell our interest in the joint venture when we would otherwise prefer to retain it.
We will depend on tenants for revenue and therefore revenue will be dependent on the success and economic viability of the tenants and the tenants of our borrowers. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space.
We expect that rental income from real property will, directly or indirectly, constitute a significant portion of our income and the collateral for our debt and securities investments. Delays in collecting accounts receivable from tenants could adversely affect our cash flow and financial condition. In addition, the inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income or income of our borrowers. A lease termination by a tenant that occupies a large area of space in one of the office properties (commonly referred to as an anchor tenant) could impact leases of other tenants. Other tenants may be entitled to modify the terms of their existing leases in the event of lease termination by an anchor tenant or the closure of the business of an anchor tenant that leaves its space vacant, even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to us and our collateral and could decrease rents or expense recoveries. In the event of default by an anchor tenant, we may experience delays and costs in enforcing our rights as landlord or lender to recover amounts due to us under the terms of our agreements. Therefore, our financial success will be indirectly dependent on the success of the businesses operated by tenants in our properties or in the properties securing loans we may own. The weakening of the financial condition of or the bankruptcy or insolvency of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases, may adversely affect our operations and our ability to pay distributions.
Generally, under United States bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we or our borrower will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full.
Some of our properties or the properties serving as collateral for our debt and securities may be leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. We may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value will depend principally upon the value of the leases of such property.
Due to the risks involved in the ownership of and lending associated with real estate investments and real estate acquisitions, a return on your investment is not guaranteed and you may lose some or all of your investment.
By owning our shares, you will be subjected to significant risks associated with owning and operating real estate investments. The performance of your investment in us will be subject to such risks, including:

•	changes in the general economic conditions;

•	changes in local conditions such as an oversupply of space or reduction in demand for real estate;

•	changes in interest rates and the availability of financing;

•	changes in property level operating expenses due to inflation or otherwise;

•	increased insurance premiums;

•	changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes; and

•
changes due to factors that are generally outside of our control, such as terrorist attacks and international instability, natural disasters and acts of God, over-building, adverse national, state or local changes in applicable tax, environmental or zoning laws and a taking of any of the properties which we own or in which we otherwise have interests by eminent domain.
In addition, we expect to acquire real estate investments in the future, which may subject us to additional risks associated with real estate property acquisitions, including the risks that:

•	the investments will fail to perform in accordance with our expectations because of conditions or liabilities we did not know about at the time of acquisition; and

•
our projections or estimates with respect to the performance of the investments, the costs of operating or improving the properties or the effect of the economy or capital markets on the investments will prove inaccurate.

Any of these factors could have a material adverse effect on our business, results of operations, cash flow and financial condition and our ability to make distributions to you and the value of your investment.
An economic slowdown or rise in interest rates or other unfavorable changes in economic conditions in the markets in which we operate could adversely impact our business, results of operations, cash flow and financial condition and our ability to make distributions to you and the value of your investment.
The development of negative economic conditions in the markets in which we operate may significantly affect occupancy, rental rates and ability to collect rent from tenants, as well as property values, which could have a material adverse impact on our cash flow, operating results and carrying value of investment property. For example, an economic recession or rise in interest rates could make it more difficult for us or our borrowers to lease real properties, may require us or our borrowers to lease the real properties acquired at lower rental rates and may lead to an increase in tenant defaults. In addition, these conditions may also lead to a decline in the value of properties and make it more difficult to dispose of these properties at an attractive price. Other risks that may affect conditions in the markets in which we operate include:

•	financial performance and productivity of the publishing, advertising, financial, technology, retail, insurance and real estate industries;

•	business layoffs or downsizing;

•	industry slowdowns;

•	relocations of businesses;

•	changing demographics;

•	increased telecommuting and use of alternative work places;

•	infrastructure quality;

•	local conditions, such as an oversupply of the types of properties we invest in or that serve as collateral for our investments or a reduction in demand for such properties in the area; and

•	increased operating costs, if these costs cannot be passed through to tenants.
International, national, regional and local economic climates have been adversely affected by the slow job growth of recent years. To the extent any of the adverse conditions described above occurs in the specific markets in which we operate, market rents, occupancy rates and the ability to collect rents from tenants will likely be affected and the value of our properties and our collateral may decline. We and our borrowers may face challenges related to adequately managing and maintaining properties and experience increased operating cost and as a result, experience a loss of rental revenues. Any of these factors may adversely affect our business, results of operations, cash flow and financial condition, our ability to make distributions to you and the value of your investment.
If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.
We will carry comprehensive general liability coverage and umbrella liability coverage on all our properties with limits of liability which we deem adequate to insure against liability claims and provide for the costs of defense. Similarly, we will obtain insurance against the risk of direct physical damage in amounts we estimate to be adequate to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the rehabilitation period. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government and extends the federal terrorism insurance backstop through 2014 and was renewed in January 2015 for an additional six-year term. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.
Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.
A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to stockholders. In addition, because properties’ market values depend principally upon the value of the properties’ leases, the resale value of properties with prolonged vacancies could suffer, which could further reduce your return.
We may obtain only limited warranties when we purchase a property and would have only limited recourse if our due diligence did not identify any issues that lower the value of our property.
The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all our invested capital in the property as well as the loss of rental income from that property.
We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to our stockholders.
When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use a majority of this offering’s gross proceeds to purchase commercial real estate and pay various fees and expenses. We may determine to reserve gross proceeds from this offering for future needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or additional future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flow or decline in value, or both.
Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.
The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.
We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.
Our leases may not contain rental increases over time. Therefore, the value of the property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the property.
We may acquire and finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.
Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.
Real estate related taxes may increase and if these increases are not passed on to tenants, our income or the value of your investment in our shares may be reduced.
Some local real property tax assessors may seek to reassess some of our properties or properties serving as our collateral as a result of their acquisition or during the investment holding period. Generally, from time to time our property taxes increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes may result in an increase in the related real estate taxes on that property. Although some tenant leases may permit the pass through of certain expense increases, including taxes, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants may adversely affect our income, cash available for distributions and the amount of distributions to you, or the value of your investment in our shares.
Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.
We may use proceeds from our offerings to acquire, develop or finance properties upon which we will construct improvements or implement redevelopment or reposition strategies. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups and the builder’s ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we or our borrowers may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance also may be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or a loss related to our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon purchase price or loan proceeds at the time of an investment. If our projections are inaccurate, we may pay too much for an investment and our return could suffer.
We may invest in unimproved real property or make loans on unimproved real property not to exceed 10% of our assets. For purposes of this paragraph, “unimproved real property” does not include properties acquired for the purpose of producing rental or other operating income, properties under development or construction and properties under contract for development or in planning for development within one year. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. If we invest in unimproved real property or make loans on unimproved real property, your investment in our shares is subject to the risks associated with investments in unimproved real property.
Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment in our shares.
We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, specialty finance and real estate companies, real estate limited partnerships and other entities engaged in real estate investment activities some of which may be affiliated with our sponsors and many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment in our shares.
We or our borrowers may be unable to renew leases, lease vacant space or re-lease space as leases expire, which could adversely affect our financial condition, results of operations, cash flow, cash available for distribution and our ability to satisfy our debt service obligations.
We cannot assure you that leases will be renewed or that properties will be re-leased at rental rates equal to or above existing rental rates or that substantial rent abatements, tenant improvements, early termination rights or tenant-favorable renewal options will not be offered to attract new tenants or retain existing tenants. If the rental rates at properties decrease, existing tenants do not renew their leases or do not re-lease a significant portion of available space and space for which leases will expire, our financial condition, results of operations, cash flow, cash flow available to pay debt service and our ability to make distributions to our stockholders and to satisfy our principal and interest obligations would be adversely affected. Moreover, the resale value of properties could be diminished because the market value of properties depends upon the value of the leases associated with the properties.
Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for any distributions.
All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and the remediation of contamination associated with disposals. Environmental laws and regulations may impose joint and several liabilities on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect the ability to sell, rent or pledge such property as collateral for future borrowings.
Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us or our borrowers. Future laws, ordinances or regulations may impose material environmental liability. Additionally, a tenant’s operations, the existing condition of land, operations in the vicinity of our investments, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our investments. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we or our borrowers may be required to comply and that may subject us or our borrowers to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we or our borrowers must pay may reduce our ability to make distributions and may reduce the value of your investment.
State and federal laws in this area are constantly evolving and we may not obtain an independent third-party environmental assessment for every investment we make. In addition, any such assessment that we do obtain may not reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you. See the section entitled “Investment Objectives and Strategy — Targeted Investments — Real Property Acquisitions” in this prospectus.
If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flow.
We may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to our stockholders.
Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.
Our properties and the properties securing loans that we may own will be subject to the Americans with Disabilities Act of 1990, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We cannot assure you that we will be able to acquire properties or make such investments in properties that comply with the ADA or allocate responsibilities in a manner that places the burden of compliance on the seller or other third party, such as a tenant or borrower. If we cannot, our funds used for ADA compliance may affect cash available for distributions and the amount of distributions.
Investments in non-performing real estate assets involve greater risks than investments in stabilized, performing assets and make our future performance more difficult to predict; we may still incur losses on performing real estate assets.
Traditional performance metrics of real estate assets are generally not as reliable for non-performing real estate assets as they are for performing real estate assets. Non-performing properties, for example, do not have stabilized occupancy rates and may require significant capital for repositioning. Similarly, non-performing loans do not have a consistent stream of cash flow to support normalized debt service. In addition, for non-performing loans, often there is greater uncertainty as to the amount or timeliness of the principal repayment.
In addition, we may pursue more than one strategy to create value in a non-performing real estate investment. With respect to a property, these strategies may include development, redevelopment, or lease-up of such property. With respect to certain of our CRE investments, these strategies may include negotiating with the borrower for a reduced payoff, restructuring the terms of the loan or enforcing our rights as lender under the loan and foreclosing on the collateral securing the loan.
The factors described above make it challenging to evaluate non-performing investments. We may further incur losses even on our performing investments.
We may invest in real estate private equity funds, including funds managed by affiliates of our sub-advisor such as RXR Value Added Fund III, which would involve additional fees and expenses.
We may invest in limited partnership interests in real estate private equity funds managed by affiliates of our sub-advisor, such as RXR Value Added Fund III, or by third party managers. Any such investments may involve additional expenses that will be borne, directly or indirectly, by us, and could create conflicts of interest. An investment in a real estate private equity fund generally will entail the payment of certain expenses, plus property management fees, which may be in addition to the fees and expenses incurred directly by us. Such expenses reduce our returns. In addition, the managers of the funds, rather than us, control the real estate investments held in those funds. Our investment in the funds generally will be illiquid and will require the consent of the general partner of the fund as a condition to selling the interest. As a result, we may be unable to monetize any fund investments we make prior to the winding up of the underlying fund or at all and we may lose some or all of our investment.
The commercial real estate debt we originate and invest in and mortgage loans underlying the commercial real estate securities we invest in are subject to risks of delinquency, taking title to collateral, loss and bankruptcy of the borrower under the loan. If the borrower defaults, it may result in losses to us.
Our commercial real estate debt investments will be secured by commercial real estate and subject to risks of delinquency, loss, taking title to collateral and bankruptcy of the borrower. The ability of a borrower to repay a loan secured by commercial real estate is typically dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced or is not increased, depending on the borrower’s business plan, the borrower’s ability to repay the loan may be impaired. If a borrower defaults or declares bankruptcy and the underlying asset value is less than the loan amount, we will suffer a loss. In this manner, real estate values could impact the value of our commercial real estate debt and securities investments. Therefore, our commercial real estate debt and securities will be subject to the risks typically associated with real estate.
Additionally, we may suffer losses for a number of reasons, including the following, which could have a material adverse effect on our financial performance:

•
the value of the assets securing our commercial real estate debt investments may deteriorate over time due to factors beyond our control, which may result in a loss of principal or interest to the extent the assets collateralizing our commercial real estate debt are insufficient to satisfy the loan;

•
a borrower or guarantor may not comply with its financial covenants or may not have sufficient assets available to pay amounts owed to us under our commercial real estate debt and related guarantees, particularly in periods of challenging economic and market conditions;

•	our due diligence may not reveal all of a borrower’s liabilities and may not reveal other weaknesses in its business;

•
taking title to collateral, or otherwise liquidating defaulted commercial real estate debt investments, can be an expensive and lengthy process that could have a negative effect on the return on our investment; and

•
we may need to restructure loans if our borrowers are unable to meet their obligations to us, which might include lowering interest rates, extending maturities or making other concessions that may result in the loss of some or all of our investment. Further, we may be unable to restructure loans in a manner that we believe would maximize value, particularly in situations where there are multiple creditors and/or a large lender group.

The subordinate commercial real estate debt we originate and invest in may be subject to risks relating to the structure and terms of the related transactions, as well as subordination in bankruptcy, and there may not be sufficient funds or assets remaining to satisfy our investments, which may result in losses to us.
We may originate, structure and acquire subordinate commercial real estate debt investments secured primarily by commercial properties, which may include subordinate mortgage loans, mezzanine loans, CMBS and participations in such loans and preferred equity interests in borrowers who own such properties. These types of investments may involve a higher degree of risk than other CRE debt and securities investments, such as first mortgage loans secured by real property. These investments may be subordinate to other debt on commercial property and are secured by subordinate rights to the commercial property or by equity interests in the borrower. In addition, real properties with subordinate debt may have higher loan-to-value ratios than conventional debt, resulting in less equity in the real property and increasing the risk of loss of principal and interest. If a borrower defaults or declares bankruptcy, after senior obligations are met, there may not be sufficient funds or assets remaining to satisfy our subordinate interests. Because each transaction is privately negotiated, subordinate investments can vary in their structural characteristics and lender rights. Our rights to control the default or bankruptcy process following a default will vary from transaction to transaction. The subordinate investments that we originate and invest in may not give us the right to demand taking title to collateral as a subordinate real estate debt holder. Furthermore, the presence of intercreditor agreements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies and control decisions made in bankruptcy proceedings relating to borrowers. Similarly, a majority of the participating lenders may be able to take actions to which we object, but by which we will be bound. Even if we have control, we may be unable to prevent a default or bankruptcy and we could suffer substantial losses. Certain transactions that we originate and invest in could be particularly difficult, time consuming and costly to work out because of their complicated structure and the diverging interests of all the various classes of debt in the capital structure of a given asset.
We may invest in CRE securities, including CMBS and other subordinate securities, which entail certain heightened risks.
We may invest in a variety of CRE securities, including CMBS, that are subordinate securities subject to the first risk of loss if any losses are realized on the underlying mortgage loans. CMBS entitle the holders thereof to receive payments that depend primarily on the cash flow from a specified pool of commercial or multifamily mortgage loans. Consequently, CMBS and other CRE securities will be adversely affected by payment defaults, delinquencies and losses on the underlying mortgage loans, which increase during times of economic stress and uncertainty. Furthermore, if the rental and leasing markets deteriorate, including by decreasing occupancy rates and decreasing market rental rates, it could reduce cash flow from the mortgage loan pools underlying our CMBS investments that we may make. The market for CRE securities is dependent upon liquidity for refinancing and may be negatively impacted by a slowdown in new issuance.
Additionally, CRE securities such as CMBS may be subject to particular risks, including lack of standardized terms and payment of all or substantially all of the principal only at maturity rather than regular amortization of principal. Additional risks may be presented by the type and use of a particular commercial property. Commercial property values and net operating income are subject to volatility, which may result in net operating income becoming insufficient to cover debt service on the related loans, particularly if the economic environment deteriorates. The repayment of loans secured by income-producing properties is typically dependent upon the successful operation of the related real estate project rather than upon the liquidation value of the underlying collateral. Furthermore, the net operating income from and value of any commercial property are subject to various risks. The exercise of remedies and successful realization of liquidation proceeds relating to CRE securities may be highly dependent upon the performance of the servicer or special servicer. Expenses of enforcing the underlying mortgage loan (including litigation expenses) and expenses of protecting the properties securing the loan may be substantial. Consequently, in the event of a default or loss on one or more loans contained in a securitization, we may not recover a portion or all of our investment.
Our CRE debt and securities investments may be adversely affected by changes in credit spreads.
The CRE debt we may originate or acquire and securities investments we may invest in will be subject to changes in credit spreads. When credit spreads widen, the economic value of our investments decrease. Accordingly, the economic value of the investment may be negatively impacted by the widened credit spread even if such investment is performing in accordance with its terms and the underlying collateral has not changed.
Our performance can be negatively affected by fluctuations in interest rates and shifts in the yield curve may cause losses.
Our financial performance will be influenced by changes in interest rates, in particular, as such changes may affect the CRE securities, floating-rate borrowings and CRE debt we may originate or invest in, as the case may be, to the extent such debt does not float as a result of floors or otherwise. Changes in interest rates, including changes in expected interest rates or “yield curves,” will affect our business in a number of ways. Changes in the general level of interest rates can negatively affect our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense incurred in connection with our interest-bearing borrowings and hedges. Changes in the level of interest rates also can affect, among other things, our ability to acquire CRE securities, originate or acquire CRE debt at attractive prices and enter into hedging transactions. Also, if market interest rates increase, as they recently have, the interest rate on any variable rate borrowings will increase and will create higher debt service requirements, which would adversely affect our cash flow and could adversely impact our results of operations. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political conditions and other factors beyond our control.
Interest rate changes may also impact our net book value as any such CRE securities and hedge derivatives will be recorded at fair value each quarter. Generally, as interest rates increase, the value of our fixed rate securities will decrease, which will decrease the book value of our equity.
Furthermore, shifts in the U.S. Treasury yield curve reflecting an increase in interest rates would also affect the yield required on our CRE securities and therefore their value. For example, increasing interest rates would reduce the value of the fixed rate assets we hold at the time because the higher yields required by increased interest rates result in lower market prices on existing fixed rate assets in order to adjust the yield upward to meet the market and vice versa. This would have similar effects on our CRE securities portfolio and our financial position and operations to a change in interest rates generally.
Our interest rate risk sensitive assets, liabilities and related derivative positions will generally be held for non-trading purposes.
Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to you.
We may enter into interest rate swap, cap or floor agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on interest rate levels, the type of investments held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•
the counterparties with which we may trade may cease making markets and quoting prices in such instruments, which may render us unable to enter into an offsetting transaction with respect to an open position;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.
Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to you. Therefore, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not be able to establish a perfect correlation between hedging instruments and the investments being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. Our hedging activities, if not undertaken in compliance with certain federal income tax requirements, could also adversely affect our ability to qualify for taxation as a REIT.
Some of our investments may be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.
Some of our investments will be recorded at fair value, including certain investments in unconsolidated ventures, but will have limited liquidity or will not be publicly traded. The fair value of these investments and potentially other investments that have limited liquidity or are not publicly traded may not be readily determinable. We will estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates and assumptions, our determinations of fair value may differ materially from the values that would have been used if a readily available market for these securities existed. The value of your investment could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.
The use of estimates and valuations may be different from actual results, which could have a material effect on our consolidated financial statements.
We may make various estimates that affect reported amounts and disclosures. Broadly, those estimates may be used in measuring the fair value of certain financial instruments, establishing provision for loan losses, impairment and potential litigation liability. Market volatility may make it difficult to determine the fair value for certain of our assets. Subsequent valuations, in light of factors then prevailing, may result in significant changes in the values of these financial instruments in future periods. In addition, at the time of any sales and settlements of these assets, the price we ultimately realize will depend on the demand and liquidity in the market at that time for that particular type of asset and may be materially lower than our estimate of their current fair value. Estimates will be based on available information and judgment. Therefore, actual values and results could differ from our estimates and that difference could have a material adverse effect on our consolidated financial statements.
Our due diligence may not reveal all material issues relating to our origination or acquisition of a particular investment.
In making an assessment of the strength and skills of the management of the borrower or the operator of the property and other factors that we believe are material to the performance of the investment and otherwise conducting customary due diligence, we will rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized or private entities because there may be little or no information publicly available about the entity. This diligence may not uncover all material issues relating to such investment and factors outside of our control may later arise. If our due diligence fails to identify issues specific to certain investments, we may be forced to write-down or write-off assets, restructure our operations, incur impairment, loan loss reserves or other charges that could result in our reporting losses. Charges of this nature could contribute to negative market perceptions about us or shares of our common stock.
Risks Related to Our Financing Strategy
We may be unable to obtain financing required to acquire or originate investments as contemplated in our business plan, which could compel us to restructure or abandon a particular acquisition and harm our ability to make distributions to you.
We expect to fund a portion of our investments with financing. We cannot assure that financing will be available on acceptable terms, if at all, or that we may be able to satisfy the conditions precedent required to secure borrowings or utilize credit facilities, which could reduce the number, or alter the type, of investments that we would make otherwise. This may reduce our income. Challenges in the credit and financial markets have reduced the availability of financing. To the extent that financing proves to be unavailable when needed, we may be compelled to modify our investment strategy to optimize the performance of our portfolio. Any failure to obtain financing on terms acceptable to us, or at all, could have a material adverse effect on the continued development or growth of our business and harm our ability to make distributions to you.

We may use significant leverage in connection with our investments, which increases the risk of loss associated with our investments and restricts our ability to engage in certain activities.
We, or our unconsolidated ventures, may incur significant borrowings in the future to satisfy our capital and liquidity needs, including recourse borrowings. Although the use of leverage may enhance returns and increase the number of investments that we can make, it may increase our risk of loss, impact our liquidity and restrict our ability to engage in certain activities. Our substantial borrowings, among other things, may:

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require us to dedicate a large portion of our cash flow to pay principal and interest on our borrowings, which will reduce the availability of cash flow to fund working capital, capital expenditures and other business activities;

•	require us to maintain minimum cash balances;

•	increase our vulnerability to general adverse economic and industry conditions, as well as operational failures by our tenants;

•	require us to post additional reserves and other additional collateral to support our financing arrangements, which could reduce our liquidity and limit our ability to leverage our assets;

•	subject us to maintaining various debt, operating income, net worth, cash flow and other covenants and financial ratios;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	restrict our operating policies and ability to make strategic acquisitions, dispositions or exploit business opportunities;

•	require us to maintain a borrowing base of assets;

•	place us at a competitive disadvantage compared to our competitors that have fewer borrowings;

•	limit our ability to borrow additional funds (even when necessary to maintain adequate liquidity), dispose of assets or make distributions to stockholders; and

•	increase our cost of capital.
If we fail to comply with the covenants in the instruments governing our borrowings or do not generate sufficient cash flow to service our borrowings, our liquidity may be materially and adversely affected. If we default, we may be required to repay outstanding obligations, together with penalties, prior to the stated maturity, post additional collateral, subject our assets to foreclosure and/or need to seek protection under bankruptcy laws. Further, we may be unable to refinance existing borrowing obligations when they become due on favorable terms or at all, which could have a material adverse impact on our results of operations.
We have broad authority to incur borrowings and high levels of borrowings could hinder our ability to make distributions and could decrease the value of your investment.
We expect that, in most instances, we will make real estate investments by using either existing or new borrowings. In addition, we may incur mortgage notes and pledge all or some of our real estate investments as security for that debt to obtain funds to acquire additional real estate investments. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We also may borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT.
Our charter does not limit us from utilizing financing until our borrowings exceed 300% of our net assets, which is generally expected to approximate 75% of the aggregate cost of our real estate investments and other assets, plus cash, before deducting loan loss reserves, other non-cash reserves and depreciation. Further, we can incur financings in excess of this limitation with the approval of a majority of our independent directors. High leverage levels could cause us to incur higher interest charges and higher debt service payments and the agreements governing our borrowings may also include restrictive covenants. These factors could limit the amount of cash we have available to distribute to you or invest in our business and could result in a decline in the value of your investment.
If there is a shortfall between the revenues from our real estate investments and the cash flow needed to service our borrowings, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the investment securing our borrowings that is in default, thus reducing the value of your investment. We may give full or partial guarantees to lenders of our borrowings to the entities that own our investments. When we provide a guaranty on behalf of an entity that owns one of our investments, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single investment could affect multiple investments. If any of our investments are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of your investment.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.
When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional borrowings. Financing agreements that we may enter into may contain covenants that limit our ability to further incur borrowings, restrict distributions to you or that prohibit us from discontinuing insurance coverage or replacing our advisor. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives, including making distributions to you.
Increases in interest rates could increase the amount of our payments on our borrowings and adversely affect our ability to pay distributions to our stockholders.
We expect that we will incur borrowings in the future. To the extent that we incur variable rate borrowings, increases in interest rates would increase our interest costs, which could reduce our cash flow and our ability to pay distributions to you. In addition, if we need to repay existing borrowings during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.
Risks Related to Conflicts of Interest
The fees we will pay to affiliates in connection with our offering and in connection with the management of our investments, including to our Advisor Entities, were not determined on an arm’s length basis; therefore, we do not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.
The fees to be paid to our advisor, our sub-advisor, our dealer manager and other affiliates for services they provide for us were not determined on an arm’s-length basis. As a result, the fees have been determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties and may be in excess of amounts that we would otherwise pay to third parties for such services.
Our organizational documents do not prevent us from selling assets to affiliates or buying assets from affiliates.
Our charter does not prevent us from buying assets from, or selling assets to, affiliates or other entities that are advised or managed by our co-sponsors or Advisor Entities or their affiliates, which might entitle affiliates of our Advisor Entities to certain acquisition or disposition fees from such affiliates. As a result, our Advisor Entities may not have an incentive to pursue an independent third-party buyer or seller, rather than an affiliate or other managed company. Our charter only requires that a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction determine that an affiliated party transaction is fair and reasonable and on terms and conditions no less favorable than those available from unaffiliated third parties. It does not require that such transaction be the most favorable transaction available or provide any other restrictions on our advisor or sub-advisor recommending a sale of our assets to an affiliate or our purchase of an asset from an affiliate. Please see “Conflicts of Interest—Certain Conflict Resolution Measures—Advisor Compensation.”
Our co-sponsors and their respective affiliates, including all of our executive officers and other key professionals will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our company.
Our co-sponsors and their respective affiliates, including our Advisor Entities, receive substantial fees from us. In addition, our executive officers and other key professionals who are used by our Advisor Entities to perform services on our behalf may also be executive officers and key professionals of our co-sponsors. These fees could influence our advisor’s and sub-advisor’s advice to us as well as their and our executive officers’ and other key professionals’ judgment with respect to:

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the continuation, renewal or enforcement of our agreements with Colony NorthStar, RXR and their respective affiliates including our advisory agreement, sub-advisory agreement, dealer manager agreement and property management agreement;

•	public offerings of equity by us, which may entitle our dealer manager to dealer manager fees and will likely entitle our Advisor Entities to increased asset management fees;

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acquisition of properties and other investments and origination of CRE debt, which entitle our Advisor Entities to asset management fees, property management fees, development fees, leasing fees and construction management fees;

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borrowings up to or in excess of our stated borrowing policy to acquire properties and other investments and to originate CRE debt, which borrowings will increase the asset management fees payable to our Advisor Entities;

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whether and when we seek to list our common stock on a national securities exchange, which listing could entitle NorthStar/RXR NTR OP Holdings, as the holder of special units, to have its interests in our operating partnership redeemed;

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whether we seek approval to internalize our management, which may entail acquiring assets from our co-sponsors (such as office space, furnishings and technology costs) and employing our co-sponsors’ professionals performing services for us on behalf of our advisor or sub-advisor for consideration that would be negotiated at that time and may result in these professionals receiving more compensation from us than they currently receive from our co-sponsors; and

•	whether and when we seek to sell our company or its assets, which would entitle NorthStar/RXR NTR OP Holdings as the holder of special units, to a subordinated distribution.
The fees our Advisor Entities will receive from us are not based on the quality of the investment or the quality of the services rendered to us. In addition, the special unit holder, an affiliate of our co-sponsors, may be entitled to certain distributions subject to our stockholders receiving their invested capital plus a 6% cumulative, non-compounded annual pre-tax return on such invested capital. Further, RXR is partially owned by Colony NorthStar, our co-sponsor, which may earn fees related to its performance. The ability to earn these fees and distributions may influence our executive officers and our co-sponsors’ key professionals performing services on behalf of our Advisor Entities to recommend riskier transactions to us. After the termination of our primary offering, our advisor agreed to reimburse us to the extent total organization and offering costs borne by us exceed 15% of the gross proceeds raised in our offerings. As a result, our advisor may decide to extend our offering to avoid or delay the reimbursement of these expenses beyond what it otherwise would.
In addition to the management fees we pay to our Advisor Entities, we reimburse our Advisor Entities for costs and expenses incurred on our behalf, including indirect personnel and employment costs of our Advisor Entities and their affiliates and these costs and expenses may be substantial.
We pay our Advisor Entities substantial fees for the services they provide to us and we also have an obligation to reimburse our Advisor Entities for costs and expenses they incur and pay on our behalf.  Subject to certain limitations and exceptions, we reimburse our Advisor Entities for both direct expenses as well as indirect costs, including personnel and employment costs of our Advisor Entities and their affiliates, which may include certain executive officers of our Advisor Entities and their affiliates, as well as rental and occupancy, technology, office supplies, travel and entertainment and other general and administrative costs and expenses. The costs and expenses our Advisor Entities incur on our behalf, including the compensatory costs incurred by our Advisor Entities and their affiliates, can be substantial. However, there is no reimbursement for personnel costs related to executive officers, although there may be reimbursement for personnel costs related to certain executive officers of our Advisor Entities. There are conflicts of interest that arise when our Advisor Entities make allocation determinations. For the year ended December 31, 2017, our Advisor Entities allocated $2.2 million in costs and expenses to us. Our Advisor Entities could allocate costs and expenses to us in excess of what we anticipate and such costs and expenses could have an adverse effect on our financial performance and ability to make cash distributions to our stockholders.
Our co-sponsors, our executive officers and the real estate and other professionals assembled by our Advisor Entities face competing demands relating to their time and this may cause our operations and our stockholders’ investments to suffer.
Neither we nor our Advisor Entities have any employees and our Advisor Entities will rely on, among others, executive officers and employees of our co-sponsors and their affiliates to perform services for us on behalf of our Advisor Entities, including Messrs. Barrack, Saltzman, Hedstrom, Traenkle, Rechler, Schwarz, Maturo, Saracino and Barnett and Ms. Harrington. Messrs. Barrack, Saltzman, Traenkle and Hedstrom are also executive officers of Colony NorthStar and its affiliates and Messrs. Rechler, Maturo and Barnett are also executive officers of RXR and its affiliates. As a result of their interests in other entities affiliated with our co-sponsors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, these individuals face conflicts of interest in allocating their time among us, our co-sponsors and their affiliates and other business activities in which they are involved. These conflicts of interest could result in less effective execution on our business plan as well as declines in the returns on our investments and the value of your investment.

Our executive officers and our key real estate and other investment professionals who perform services for us on behalf of our Advisor Entities face conflicts of interest related to their positions and interests in our co-sponsors and affiliates of our co-sponsors, which could hinder our ability to implement our business strategy and to generate returns to you.
All of our executive officers and other professionals assembled by our advisor, sub-advisor and dealer manager to perform services on our behalf are also executive officers, directors, managers, key professionals or holders of a direct or indirect interest in our advisor, the sub-advisor, our dealer manager or other entities affiliated with our co-sponsors. As a result, they owe duties to each of these entities, their members and limited partners or other investors, which duties may from time-to-time conflict with the fiduciary duties that they owe to us and our stockholders. In addition, our co-sponsors may grant equity interests in our advisor, sub-advisor and NorthStar/RXR NTR OP Holdings, as the holder of special units, to certain management personnel performing services for our Advisor Entities. The loyalties of these individuals to other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment opportunities. Conflicts with our business and interests are most likely to arise from (i) allocation of new investments and management time and services between us and the other entities sponsored by our co-sponsors and their respective affiliates; (ii) our purchase of properties from, or sale of properties to, affiliated entities; (iii) development of our properties by affiliates; (iv) investments with affiliates of our Advisor Entities; (v) compensation to our Advisor Entities; and (vi) our relationship with our advisor, sub-advisor, dealer manager and property manager. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions and to maintain or increase the value of our assets.
Our co-sponsors will face conflicts of interest relating to performing services on our behalf and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could limit our ability to make distributions and reduce your overall investment return.
We rely on our co-sponsors and the executive officers and other key real estate professionals at our Advisor Entities and their affiliates to identify suitable investment opportunities for us. Several of these key real estate professionals are also the key real estate professionals at other entities affiliated with our Advisor Entities, including other public and private programs. Investment opportunities that are suitable for us may also be suitable for other programs sponsored by each of our co-sponsors.
Our primary target investments are high-quality commercial real estate investments concentrated in the New York metropolitan area and are expected to overlap with those of RXR Value Added Fund III even though our investment strategy and criteria are different. Our investment strategy may also overlap with those of other investment vehicles sponsored by Colony NorthStar, including NorthStar Income, NorthStar Income II and NorthStar Healthcare, and therefore many investment opportunities that will be suitable for us may also be suitable for other Colony NorthStar entities. In addition, RXR or Colony NorthStar may sponsor or manage other investment vehicles in the future that may target asset classes or have an investment strategy similar to ours and that will rely on RXR or Colony NorthStar to source their investments. Therefore, many targeted investments that are suitable for us may also be suitable for other RXR entities, including RXR Valued Added Fund III, and Colony NorthStar entities and the investment vehicles that RXR or Colony NorthStar may sponsor or manage in the future.
Our sub-advisor will present all target investments that are suitable for both us and RXR Value Added Fund III first to RXR Value Added Fund III and, if RXR Value Added Fund III does not elect to invest in a target investment, to us.  If RXR Value Added Fund III seeks third-party capital for a particular investment in which it is investing, after having exhausted co-investor and, in some cases, strategic third party interest, RXR Value Added Fund III may offer us an opportunity to serve as a co-investor or joint venture partner for an investment of up to 49% of the equity in such investment.  We will not be obligated to make any of these investments.  For target investments where we are the lead investor and RXR Value Added Fund III is not the lead investor, we expect 5% of the equity portion of the investment will be made by RXR Value Added Fund III, and the remaining 95% equity to be invested by us. RXR Value Added Fund III has made an aggregate equity commitment of up to $50.0 million for investments of this type.  For target investments in which RXR Value Added Fund III is the lead investor and where we are offered an opportunity to invest, our interest could be as large as 49% of the equity portion of the target investment.  If we exceed 25% of the equity portion of a target investment, we expect our investment will usually be structured as a general partnership in which the general partners will have equal rights and major decisions will require approval by both general partners.  For investments where we contribute less than 25% of the equity, we generally expect to invest through limited partnerships managed by affiliates of RXR and have limited or no approval rights.  We cannot predict the relative percentage ownership as between us and RXR Value Added Fund III, its limited partners, co-investors and other strategic third parties for any particular investment.  In addition, once RXR Value Added Fund III has invested a total of $50.0 million through joint venture investments with us, any further joint investments with RXR Value Added Fund III, if any, will be subject to further consideration and approval by RXR Value Added Fund III. Please see “Conflicts of Interest—Joint Ventures or Participations with Affiliates of our Advisor Entities” and “Conflicts of Interest—RXR Entities.”
While these are the current procedures for allocating RXR’s investment opportunities, RXR may sponsor or manage additional investment vehicles in the future which may adopt these or a similar policy and RXR may at any time determine to revise its allocation policy. The result of such a revision to the allocation procedure may, among other things, be to increase or decrease the number of parties who have the right to participate in target investments sourced by RXR or its affiliates, thereby increasing or decreasing the number of investment opportunities available to us. On a quarterly basis, our sub-advisor will provide a schedule, which will be made available to our board of directors, detailing any investments closed by RXR Value Added Fund III or other vehicles managed by affiliates of our sub-advisor during the preceding quarter. We have agreed to indemnify our sub-advisor for any losses resulting from breaches of confidentiality obligations relating to the provision of such information by our sub-advisor. Please see “Management—The Sub-Advisor” and “Conflicts of Interest—RXR Entities.”
Our investment strategy may also be similar to that of, and may overlap with, the investment strategies of the other CLNS Managed Companies, as well as other companies, funds or vehicles that may be co-sponsored, co-branded, and co-founded by, or subject to a strategic relationship between, Colony NorthStar or one of its affiliates, on the one hand, and a strategic or joint venture partner of Colony NorthStar, on the other hand, which we refer to collectively as Strategic Vehicles. Therefore, many investment opportunities that are suitable for us may also be suitable for other CLNS Managed Companies and/or Strategic Vehicles.
Our advisor and its affiliates will allocate investment opportunities sourced by a partner directly to the associated Strategic Vehicle or, as applicable, among multiple associated Strategic Vehicles on a rotating basis, which we refer to as a Special Allocation. Since our sub-advisor is a partner of Colony NorthStar, our advisor will make Special Allocations directly to us of all investment opportunities sourced by our sub-advisor for us.
For all investment opportunities other than Special Allocations, our advisor will allocate, in its sole discretion, each such investment opportunity to one or more of the CLNS Managed Companies, including us, and, as applicable, Strategic Vehicles, or Colony NorthStar, for which such investment opportunity is most suitable. When determining the entity for which an investment opportunity would be the most suitable, the factors that our advisor may consider include, without limitation, the following:

•	investment objectives, strategy and criteria;

•	cash requirements;

•	effect of the investment on the diversification of the portfolio, including by geography, size of investment, type of investment and risk of investment;

•	leverage policy and the availability of financing for the investment by each entity;

•	anticipated cash flow of the asset to be acquired;

•	income tax effects of the purchase;

•	the size of the investment;

•	the amount of funds available;

•	cost of capital;

•	risk return profiles;

•	targeted distribution rates;

•	anticipated future pipeline of suitable investments;

•	the expected holding period of the investment and the remaining term of the CLNS Managed Company, if applicable;

•	affiliate and/or related party considerations; and

•	whether a Strategic Vehicle has received a Special Allocation.
If, after consideration of the relevant factors, our advisor and its affiliates determines that such investment is equally suitable for more than one company, the investment will be allocated on a rotating basis. If, after an investment has been allocated to a particular company, including us, a subsequent event or development, such as delays in structuring or closing on the investment, makes it, in the opinion of our advisor and its affiliates, more appropriate for a different entity to fund the investment, our advisor and its affiliates may determine to place the investment with the more appropriate entity while still giving credit to the original allocation. In certain situations, our advisor and its affiliates may determine to allow more than one CLNS Managed Company, including us, and Colony NorthStar to co-invest in a particular investment. In discharging its duties under this allocation policy, our advisor and its affiliates endeavor to allocate all investment opportunities among the CLNS Managed Companies and Colony NorthStar in a manner that is fair and equitable over time.
While these are the current procedures for allocating investment opportunities, Colony NorthStar or its affiliates may sponsor or co-sponsor additional investment vehicles in the future and, in connection with the creation of such investment vehicles or otherwise, our advisor and its affiliates may revise this allocation policy. The result of such a revision to the allocation policy may, among other things, be to increase the number of parties who have the right to participate in investment opportunities sourced by our advisor and its affiliates and/or partners, thereby reducing the number of investment opportunities available to us. Changes to the investment allocation policy that could adversely impact the allocation of investment opportunities to us in any material respect may be proposed by our advisor and must be approved by our board of directors. In the event that our advisor adopts a revised investment allocation policy that materially impacts our business, we will disclose this information in the reports we file publicly with the SEC, as appropriate.
The decision of how any potential investment should be allocated among us, Colony NorthStar and other CLNS Managed Companies or Strategic Vehicles for which such investment may be most suitable may, in many cases, be a matter of highly subjective judgment which will be made by our advisor and its affiliates in its sole discretion. You may not agree with the determination. Our right to participate in the investment allocation process described herein will terminate once we are no longer advised by our advisor or its affiliates.
Further, there are conflicts of interest that arise when our Advisor Entities makes expense allocation determinations, as well as in connection with any fees payable between us and our Advisor Entities. These fees and allocation determinations are sometimes based on estimates or judgments, which may not be correct and could result in our Advisor Entities’ failure to allocate certain fees and costs appropriately.
For a detailed description of the conflicts of interest that our advisor and sub-advisor will face, see “Conflicts of Interest.”
Our ability to operate our business successfully would be harmed if key personnel terminate their employment with us and/or our co-sponsors.
Our future success depends, to a significant extent, upon the continued services of key personnel of our co-sponsors, such as Messrs. Barrack, Rechler, Saltzman, Hedstrom, Traenkle, Schwarz, Tangen, Sanders, Maturo, Saracino and Barnett and Ms. Harrington. We do not have employment agreements with any of our executive officers. If the management agreement with our advisor or sub-advisor were to be terminated, we may lose the services of our executive officers and other of our co-sponsors’ investment professionals acting on our behalf. Furthermore, if any of our executive officers ceased to be employed by our co-sponsors, such individual may also no longer serve as one of our executive officers. Any change in our co-sponsors’ relationship with any of our executive officers may be disruptive to our business and hinder our ability to implement our business strategy. For instance, the extent and nature of the experience of our executive officers and the nature of the relationships they have developed with real estate professionals and financial institutions are critical to the success of our business. We cannot assure stockholders of their continued employment with our co-sponsors or the ability to employ them in the future. The loss of services of certain of our executive officers could harm our business and our prospects.
We may compete with other investment vehicles affiliated with our co-sponsors for tenants and other services.
Our co-sponsors and their affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, portfolio management, leasing or sale of real estate investments. RXR or its affiliates own and/or manage properties in the same geographic area in which we expect to acquire interests in real estate assets. Therefore, our properties may compete for tenants with other properties owned and/or managed by RXR and its affiliates. RXR may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by RXR and its affiliates and these conflicts of interest may have a negative impact on our ability to attract and retain tenants. We may also compete with affiliates of Colony NorthStar and RXR with respect to other services, including but not limited to obtaining financing for our real estate investments, obtaining other third party services and pursuing a sale of our investments. Please see “Conflicts of Interest” for a description of these conflicts of interest.
Our dealer manager may distribute future Colony NorthStar-sponsored programs during our offering and our dealer manager may face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital and such conflicts may not be resolved in our favor.
Our dealer manager does and may in the future act as the dealer manager for other Colony NorthStar entities, such as NorthStar Capital Fund. In addition, future Colony NorthStar-sponsored programs may seek to raise capital through public offerings conducted concurrently with our offering. Our dealer manager could also act as the dealer manager of offerings not sponsored by our co-sponsors. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Such conflicts may not be resolved in our favor and you will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.
Our operations would be negatively impacted if there are disagreements between our co-sponsors or our advisor and sub-advisor or in the event the relationship between our co-sponsors degrades or terminates.
We will depend on our advisor, a subsidiary of Colony NorthStar, one of our co-sponsors, and our sub-advisor, a subsidiary of RXR, our other co-sponsor, to conduct our operations and select our investments. Any disagreements between our co-sponsors or our advisor and sub-advisor could have a negative impact on our operations and prevent us from pursuing investment opportunities. Any adverse change in the relationship between our co-sponsors, including in the event the relationship degrades or terminates, could have a negative impact on their support of our business and the management of our operations.
We rely on our advisor to supervise our sub-advisor and our advisor has a conflict of interest in fulfilling that role.
In December 2013, NorthStar Realty, now a subsidiary of Colony NorthStar, our co-sponsor, entered into a strategic transaction with RXR, pursuant to which NorthStar Realty invested approximately $340 million in RXR, which included a combination of corporate debt, preferred equity and an approximate 27% equity interest in RXR. In October 2015, the corporate debt and preferred equity component of this investment was prepaid and redeemed by RXR. As a result of Colony NorthStar’s ownership interest in RXR, our advisor may have a conflict of interest in supervising our sub-advisor. This conflict could result in our sub-advisor continuing in its role notwithstanding any potential performance related deficiencies.
Risks Related to Our Company
The U.S. Department of Labor, or DOL, has adopted certain amendments, including an amendment to the definition of “fiduciary” under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code, which could impact our ability to raise significant additional capital in this offering.
The DOL has adopted certain amendments, including an amendment to the definition of “fiduciary” under ERISA and the Code. The amendments have broadened the definition of “fiduciary” and have changed the prohibited transaction exemptions relating to investments by employee benefit plans subject to Title I of ERISA or retirement plans or accounts subject to Section 4975 of the Code (including individual retirement accounts). The amendments took effect in 2016, with implementation scheduled to commence on April 10, 2017 and continue through January 1, 2018; however, the initial implementation date was delayed until June 9, 2017. On February 3, 2017, a Presidential Memorandum was issued directing the DOL to, among other things, examine the regulation to determine whether it may adversely affect the ability of Americans to gain access to market information and financial advice. The outcome of this review by the DOL and the ultimate impact of the final regulation are not yet known, but if the regulation is implemented, it could negatively impact the sale of shares of our common stock to such employee benefit plans and retirement plans and accounts.
We are not limited in our target investments and we may change our targeted investments and investment strategy without stockholder consent.
We expect that a majority of our capital will be invested in commercial real estate located in the New York metropolitan area and the remaining portion in CRE debt and securities secured primarily by collateral in the New York metropolitan area. We cannot, however, predict our actual allocation by investment type or geography of our assets under management at this time because such allocation also will be dependent, in part, on the market conditions, market opportunities and upon the amount of financing we are able to obtain with respect to each asset class in which we invest. Our charter and bylaws do not include a limitation on the amount we may invest in any of the asset classes, including those that may be considered riskier investments. Our board of directors may also change our targeted investments and investment strategy at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. Investing in investments that may be considered riskier investments or a change in our targeted investments or investment strategy may increase our exposure to interest rate and commercial real estate market fluctuations, among others, all of which could adversely affect the value of our common stock and our ability to make distributions to you.
Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.
Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter generally provides that: (i) no director shall be liable to us or our stockholders for monetary damages (provided that such director satisfies certain applicable criteria); (ii) we will generally indemnify non-independent directors for losses unless they are negligent or engage in misconduct; and (iii) we will generally indemnify independent directors for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution.
You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.
Our board of directors determines our major policies, including our policies regarding growth, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. We may change our investment policies without stockholder notice or consent, which could result in investments that are different than, or in different proportion than, those described in this prospectus. Under the Maryland General Corporation Law, or MGCL, and our charter, our stockholders have a right to vote only on:

•	the election or removal of directors;

•	amendment of our charter, except that our board of directors may amend our charter without stockholder approval to;

•	increase or decrease the aggregate number of our shares of stock of any class or series that we have the authority to issue;

•	effect certain reverse stock splits;

•	change our name or the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock;

•	our liquidation or dissolution;

•	certain reorganizations of our company, as provided in our charter; and

•	certain mergers, consolidations or sales or other dispositions of all or substantially all our assets, as provided in our charter.
Pursuant to Maryland law, all matters other than the election or removal of a director must be declared advisable by our board of directors prior to a stockholder vote. Our board of directors’ broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.
We do not own the NorthStar or RXR name, but have been granted a license by Colony NorthStar and RXR to use the NorthStar and RXR names. Use of these names by other parties or the termination of our licenses may materially adversely affect our business, financial condition and results of operations and our ability to make distributions.
Pursuant to our advisory agreement, we have been granted a non-exclusive, royalty-free license to use the name “NorthStar” and pursuant to our sub-advisory agreement, we have been granted a non-exclusive, royalty-free license to use the name “RXR.” Under these licenses, we have a right to use the “NorthStar” and “RXR” names as long as our advisor or sub-advisor, as the case may be, continues to advise us. Colony NorthStar and RXR will retain their rights to continue using the “NorthStar” and “RXR” names. We will be unable to preclude our co-sponsors or affiliates of our co-sponsors from licensing or transferring the ownership of the “NorthStar” or “RXR” names to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to the goodwill associated with our name that may occur as a result of the activities of our co-sponsors or others related to the use of our name. Furthermore, in the event either of the licenses is terminated, we will be required to change our name and cease using the “NorthStar” or “RXR” name, as the case may be. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and may materially adversely affect our business, financial condition and results of operations and our ability to make distributions.
We will depend on third-party contractors and vendors and our results of operations and the success of our offering could suffer if our third-party contractors and vendors fail to perform or if we fail to manage them properly.
We will use third-party contractors and vendors including, but not limited to, our external legal counsel, auditors, research firms, property managers, appraisers, insurance brokers, environmental engineering consultants, construction consultants, financial printers, proxy solicitation firms and transfer agent. If our third-party contractors and vendors fail to successfully perform the tasks for which they have been engaged to complete, either as a result of their own negligence or fault, or due to our failure to properly supervise any such contractors or vendors, we could incur liabilities as a result and our results of operations and financial condition could be negatively impacted.
We will be highly dependent on information systems and systems failures could significantly disrupt our business.
Our business will be highly dependent on communications and information systems, including systems provided by third parties for which we have no control. Any failure or interruption of our systems, whether as a result of human error or otherwise, could cause delays or other problems in our activities, which could have a material adverse effect on our financial performance.
We will provide investors with information using FFO, and MFFO, which are non-GAAP financial measures that may not be meaningful for comparing the performances of different REITs and that have certain other limitations.
We will provide investors with information using FFO and MFFO, which are non-GAAP measures, as additional measures of our operating performance. We will compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. We will compute MFFO in accordance with the concepts established by the Investment Program Association, or IPA. However, our computation of FFO and MFFO may not be comparable to other REITs that do not calculate FFO or MFFO in this manner without further adjustments.
Neither FFO nor MFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP and should not be considered as an alternative to net income, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our distribution policy is subject to change.
Our board of directors expects to determine an appropriate common stock distribution based upon numerous factors, including REIT qualification requirements, the amount of cash flow provided by operating activities, availability of existing cash balances, borrowing capacity under existing credit agreements, access to cash in the capital markets and other financing sources, general economic conditions and economic conditions that more specifically impact our business or prospects. Future distribution levels will be subject to adjustment based upon any one or more of the risk factors set forth in this prospectus, as well as other factors that our board of directors may, from time-to-time, deem relevant to consider when determining an appropriate common stock distribution.
We may not be able to make distributions in the future.
Our ability to generate income and to make distributions may be adversely affected by the risks described in this prospectus and any document we file with the SEC under the Exchange Act. All distributions will be made at the discretion of our board of directors, subject to applicable law, and will depend on our earnings, our financial condition, maintenance of our REIT qualification and such other factors as our board of directors may deem relevant from time-to-time. We may not be able to make distributions in the future.
Our ability to pay distributions is limited by the requirements of Maryland law.
Our ability to pay distributions on our common stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its liabilities as the liabilities become due in the usual course of business, or generally if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we may not make a distribution on our common stock if, after giving effect to the distribution, we would not be able to pay our liabilities as they become due in the usual course of business or generally if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of our common stock.
Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to you.
Our charter, with certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, among other purposes, our charter prohibits a person from directly or constructively owning more than 9.8% in value of the aggregate of our outstanding shares of common stock or more than 9.8% in value or number, whichever is more restrictive, of the aggregate of our outstanding shares of common stock, unless exempted prospectively or retroactively by our board of directors in its sole discretion. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of shares of our common stock.
Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to you.
Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock. Our board of directors may determine to issue different classes of stock that have different fees and commissions from those being paid with respect to the shares being sold in our offering. Additionally, our board of directors may amend our charter from time-to-time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of stock without stockholder approval.
Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with yours.
Limited partners in our operating partnership will have the right to vote on certain amendments to the partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner you do not believe are in your best interest.
In addition, NorthStar/RXR NTR OP Holdings, as the holder of special units in our operating partnership, may be entitled to: (i) certain cash distributions, as described in “Management Compensation — Special Units — NorthStar/RXR Holdings O.P.,” upon the disposition of certain of our operating partnership’s assets; or (ii) a one-time payment in the form of cash or shares in connection with the redemption of the special units upon the occurrence of a listing of our shares on a national stock exchange or certain events that result in the termination or non-renewal of our advisory agreement. The holder of the special units will only become entitled to the compensation after our stockholders have received, in the aggregate, cumulative distributions equal to their total invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such aggregate invested capital. This potential obligation to make substantial payments to the holder of the special units would reduce the overall return to stockholders to the extent such return exceeds 6.0%.
Maintenance of our Investment Company Act exemption imposes limits on our operations.
Neither we nor our operating partnership nor any of the subsidiaries of our operating partnership intend to register as an investment company under the Investment Company Act. We intend to make investments and conduct our operations so that we are not required to register as an investment company. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, recordkeeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.
Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U. S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act (“non-investment companies”). Moreover, we take the position that general partnership interests in joint ventures structured as general partnerships are not considered securities at all and thus are not investment securities.
Because we are a holding company that conducts its businesses through subsidiaries, the securities issued by our subsidiaries that rely on the exclusion from the definition of “investment company” in Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own directly, may not have a combined value in excess of 40% of the value of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. This requirement limits the types of businesses in which we may engage through these joint venture partnerships and subsidiaries. We must monitor our holdings and those of our operating partnership to ensure that the value of their investment securities does not exceed 40% of their respective total assets (exclusive of U. S. government securities and cash items) on an unconsolidated basis. Through our operating partnership’s subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring mortgages and other interests in real estate.
Most of these subsidiaries will rely on the exclusion from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in [the business of] purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion generally requires that at least 55% of a subsidiary’s portfolio be qualifying real estate assets and at least 80% of its portfolio must be qualifying real estate assets and real estate-related assets (and no more than 20% can be miscellaneous assets). Qualification for exclusion from registration under the Investment Company Act will limit our ability to acquire or sell certain assets and also could restrict the time at which we may acquire or sell assets. For purposes of the exclusions provided by Section 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate -related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face and a number of these no-action positions were issued more than twenty years ago. In August 2011, the SEC issued a concept release in which it asked for comments on various aspects of Section 3(c)(5)(C) and accordingly, the SEC or its staff may issue further guidance in the future. Future revisions to the Investment Company Act or further guidance from the SEC or its staff may force us to re-evaluate our portfolio and our investment strategy.
The loss of our Investment Company Act exclusion could require us to register as an investment company or substantially change the way we conduct our business, either of which may have an adverse effect on us and the market price of our common stock.
On August 31, 2011, the SEC published a concept release (Release No. 29778, File No. S7-34-11, Companies Engaged in the Business of Acquiring Mortgages and Mortgage Related Instruments), pursuant to which it is reviewing whether certain companies that invest in mortgage-backed securities and rely on the exclusion from registration under Section 3(c)(5)(C) of the Investment Company Act, such as us, should continue to be allowed to rely on such an exclusion from registration. If the SEC or its staff takes action with respect to this exclusion, these changes could mean that certain of subsidiaries could no longer rely on the Section 3(c)(5)(C) exclusion and would have to rely on Section 3(c)(1) or 3(c)(7), which would mean that our investment in those subsidiaries would be investment securities. This could result in our failure to maintain our exclusion from registration as an investment company.
If we fail to maintain an exclusion from registration as an investment company, either because of SEC interpretational changes or otherwise, we could, among other things, be required either: (i) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company; or (ii) to register as an investment company, either of which could have an adverse effect on us and the market price of our common stock. If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration and other matters.
We will be subject to substantial regulation, numerous contractual obligations and extensive internal policies and failure to comply with these matters could have a material adverse effect on our business, financial condition and results of operations.
We and our subsidiaries will be subject to substantial regulation, numerous contractual obligations and extensive internal policies. Given our organizational structure, we will be subject to regulation by the SEC, FINRA, the Internal Revenue Service, or the IRS, and other federal, state and local governmental bodies and agencies and state blue sky laws. These regulations are extensive, complex and require substantial management time and attention. If we fail to comply with any of the regulations that apply to our business, we could be subjected to extensive investigation as well as substantial penalties and our business and operations could be materially adversely affected. Our lack of compliance with applicable law could result in among other penalties, our ineligibility to contract with and receive revenue from the federal government or other governmental authorities and agencies. We also expect to have numerous contractual obligations that we must adhere to on a continuous basis to operate our business, the default of which could have a material adverse effect on our business and financial condition. In addition, any internal policies we establish to manage our business in accordance with applicable law and regulation and in accordance with our contractual obligations may not be effective in all regards and, further, if we fail to comply with our internal policies, we could be subjected to additional risk and liability.
Because our dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings. The absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.
Our dealer manager is one of our affiliates. Because our dealer manager is an affiliate, its due diligence review and investigation of us and this prospectus cannot be considered to be an independent review. Therefore, you do not have the benefit of an independent review and investigation of our offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.
Non-traded REITs have been the subject of increased scrutiny by regulators and media outlets resulting from inquiries and investigations initiated by FINRA and the SEC. We could also become the subject of scrutiny and may face difficulties in raising capital should negative perceptions develop regarding non-traded REITs. As a result, we may be unable to raise substantial funds which will limit the number and type of investments we may make and our ability to diversify our assets.
Our securities, like other non-traded REITs, will be sold through the independent broker-dealer channel (i.e., U.S. broker-dealers that are not affiliated with money center banks or similar financial institutions). Governmental and self-regulatory organizations like the SEC and FINRA impose and enforce regulations on broker-dealers, investment banking firms, investment advisers and similar financial services companies. Self-regulatory organizations such as FINRA adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered investment dealers and broker-dealers.
In February 2014, Apple REIT Six, Inc., Apple REIT Seven, Inc., Apple REIT Eight, Inc., and Apple REIT Nine, Inc., each of their external advisors and the chief executive officer and the chief financial officer of each of the REITs entered into a cease and desist order with the SEC and agreed to pay approximately $1.5 million in civil fines in the aggregate. Although the respondents did not admit or deny any wrongdoing, the cease and desist order stated that the REITs made material misrepresentations regarding the valuation of the securities sold through their dividend reinvestment plans, had failed to maintain sufficient disclosure controls and procedures to meaningfully evaluate whether the value of the securities had changed, failed to disclose numerous related party transactions and failed to disclose significant compensation paid by the advisors to the REITs and by the founder to the executive officers of the REITs.
The above-referenced proceedings and related matters have resulted in increased regulatory scrutiny from the SEC, FINRA and state regulators regarding non-traded REITs. In addition, certain non-traded REIT sponsors have recently been the subject of federal investigations, as widely reported in the press. The increased media attention and negative publicity surrounding these matters may adversely impact capital raising in the non-traded industry. Furthermore, amendments to FINRA rules regarding customer account statements were approved by the SEC and became effective on April 11, 2016. These amendments have significantly affected the manner in which non-traded REITs, such as our company, raise capital. These amendments may cause a significant reduction in capital raised by non-traded REITs and may have contributed to a significant reduction in capital raised by non-traded companies and could adversely affect our ability to raise capital. Any of these factors may cause a material negative impact on our ability to achieve our business plan and to successfully complete our offering.
As a result of this increased scrutiny and accompanying negative publicity and coverage by media outlets, FINRA may impose additional restrictions on sales practices in the independent broker-dealer channel for non-traded REITs and accordingly we may face increased difficulties in raising capital in our offering. As of January 31, 2018, we have only raised $39.9 million pursuant to our initial public offering. Should we be unable to raise substantial funds in this offering, the number and type of investments we may make will be curtailed and we may be unable to achieve the desired diversification of our investments. This could result in a reduction in the returns achieved on those investments as a result of a smaller capital base limiting our investments. It also subjects us to the risks of any one investment and as a result our returns may be more volatile and your capital could be at increased risk. If we become the subject of scrutiny, even if we have complied with all applicable laws and regulations, responding to such scrutiny could be expensive, harmful to our reputation and be distracting to our management.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.
Potential investors in our offering do not have preemptive rights to any shares we issue in the future. Our charter authorizes us with the authority to issue a total of 450,000,000 shares of capital stock, of which 400,000,000 shares are classified as common stock, par value $0.01 per share, including 120,000,000 in Class A Shares, 240,000,000 in Class T Shares and 40,000,000 in Class I Shares, and 50,000,000 shares are classified as preferred stock, par value $0.01 per share. Our board of directors may amend our charter from time to time to increase or decrease the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. Our board of directors may elect to: (i) sell additional shares in this or future public offerings; (ii) issue equity interests in private offerings; (iii) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation; (iv) require our co-sponsors to purchase shares pursuant to the distribution support agreement; (v) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interests of our operating partnership; or (vi) issue shares of our common stock to pay distributions to existing stockholders or issue other forms of stock dividend. To the extent we issue additional equity interests after your purchase in our offering, your percentage ownership interest in us will be diluted, unless you participate in these stock issuances. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and market value of your shares.
Payment of fees to our Advisor Entities and their affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.
As additional compensation for selling shares in the offering and for ongoing stockholder services, we will pay our dealer manager a distribution fee, which may be reallowed to any third-party broker-dealers participating in our offering. The amount available for distributions on Class T Shares will be reduced by the amount of distribution fees payable to our dealer manager with respect to the Class T Shares issued in the primary offering.
Our Advisor Entities and their affiliates will perform services for us in connection with the selection, acquisition, origination, management and administration of our investments. We will pay them substantial fees for management and administration services, which will result in immediate dilution to the value of your investment and will reduce the value of cash available for investment or distribution to stockholders. We may increase the compensation we pay to our Advisor Entities subject to approval by our board of directors and other limitations in our charter, which would further dilute your investment and the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares we sell in our offering, we will use only 90.5% to 93.1% of our gross offering proceeds, and possibly less, for investments, assuming the sale of 30% of Class A Shares, 60% of Class T Shares and 10% of Class I Shares in the aggregate.
Affiliates of our Advisor Entities could also receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor’s and sub-advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor or sub-advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor or sub-advisor irrespective of whether our stockholders received the returns on which we have conditioned other incentive compensation.
Therefore, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in our offering. These substantial fees and other payments also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. For a discussion of our fee arrangement with our advisor and its affiliates, see “Management Compensation.”
Certain provisions of Maryland law may limit the ability of a third party to acquire control of us.
Certain provisions of the MGCL may have the effect of inhibiting a third-party from acquiring us or of impeding a change of control under circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

•
“business combination” provisions that, subject to limitations, prohibit certain business combinations between an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding shares of voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation) or an affiliate of any interested stockholder and us for five years after the most recent date on which the stockholder becomes an interested stockholder and thereafter imposes two super-majority stockholder voting requirements on these combinations; and

•
“control share” provisions that provide that holders of “control shares” of our company (defined as voting shares of stock that, if aggregated with all other shares of stock owned or controlled by the acquirer, would entitle the acquirer to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of issued and outstanding “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all of the votes entitled to be cast on the matter, excluding all interested shares.

Pursuant to the Maryland Business Combination Act, our board of directors has by resolution opted out of these provisions. Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. There can be no assurance that these resolutions or exemptions will not be amended or eliminated at any time in the future.
Our charter includes an anti-takeover provision that may discourage a person from launching a mini-tender offer for our shares.
Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Exchange Act. A “mini-tender offer” is a public, open offer to all stockholders to buy their stock during a specified period of time that will result in the bidder owning less than 5% of the class of securities upon completion of the mini-tender offer process. Absent such a provision in our charter, mini-tender offers for shares of our common stock would not be subject to Regulation 14D of the Exchange Act. Tender offers, by contrast, result in the bidder owning more than 5% of the class of securities and are automatically subject to Regulation 14D of the Exchange Act. Pursuant to our charter, the offeror must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with these requirements, our company will have the right to redeem the offeror’s shares, including any shares acquired in the tender offer. In addition, the noncomplying offeror shall be responsible for all of our company’s expenses in connection with that offeror’s noncompliance and no stockholder may transfer any shares to such noncomplying offeror without first offering the shares to us at the tender offer price offered by such noncomplying offeror. This provision of our charter may discourage a person from initiating a mini-tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.
If we terminate our advisory agreement with our advisor, we may be required to pay significant fees to an affiliate of our co-sponsor, which will reduce cash available for distribution to you.
Upon termination of our advisory agreement for any reason, including for cause, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and NorthStar/RXR NTR OP Holdings, as the holder of the special units, may be entitled to a one-time payment upon redemption of the special units (based on an appraisal or valuation of our portfolio) in the event that NorthStar/RXR NTR OP Holdings would have been entitled to a subordinated distribution had the portfolio been liquidated on the termination date. If special units are redeemed pursuant to the termination of our advisory agreement, there may not be cash from the disposition of assets to make a redemption payment; therefore, we may need to use cash from operations, borrowings, or other sources to make the payment, which will reduce cash available for distribution to you.
Federal Income Tax Risks
Our failure to qualify as a REIT would subject us to federal income tax and reduce cash available for investment or distribution.
We have elected to be taxed as a REIT under the Internal Revenue Code commencing with the taxable year ended December 31, 2017 upon the filing of our federal income tax return for such year. We believe that we have operated, and we intend to operate in a manner so as to continue to qualify as a REIT for federal income tax purposes. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only a limited number of judicial and administrative interpretations exist. Even an inadvertent or technical mistake could jeopardize our REIT status. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis.
Moreover, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal and applicable state and local income tax on our taxable income at corporate rates. Losing our REIT status would reduce our net income available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow or liquidate some investments in order to pay the applicable tax. Furthermore, if we fail to qualify as a REIT in any taxable year for which we have elected to be taxed as a REIT, we would generally be unable to elect REIT status for the four taxable years following the year in which our REIT status is lost. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as a REIT, see “U.S. Federal Income Tax Considerations.”
We could fail to qualify as a REIT if the IRS successfully challenges our treatment of our mezzanine loans or repurchase agreements.
We intend to operate in a manner so as to continue to qualify as a REIT for federal income tax purposes. However, qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only a limited number of judicial and administrative interpretations exist. If the IRS disagrees with the application of these provisions to our assets or transactions, including assets we have owned and past transactions, our REIT qualification could be jeopardized. For example, IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in Revenue Procedure 2003-65, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% income test. Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. While mezzanine loans in which we may invest may not meet all of the requirements for reliance on this safe harbor, we intend to invest in any mezzanine loans in a manner that will enable us to satisfy the REIT gross income and asset tests. In addition, we may enter into sale and repurchase agreements under which we may nominally sell certain of our mortgage assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for federal income tax purposes as the owner of the mortgage assets that are the subject of any such sale and repurchase agreement notwithstanding that we transferred record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage assets during the term of the sale and repurchase agreement, in which case our ability to qualify as a REIT could be adversely affected. Even if the IRS were to disagree with one or more of our interpretations and we were treated as having failed to satisfy one of the REIT qualification requirements, we could maintain our REIT qualification if our failure was excused under certain statutory savings provisions. However, there can be no guarantee that we would be entitled to benefit from those statutory savings provisions if we failed to satisfy one of the REIT qualification requirements and even if we were entitled to benefit from those statutory savings provisions, we could be required to pay a penalty tax.
You may have current tax liability on distributions you elect to reinvest in our common stock.
If you participate in our DRP, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use cash from other sources to pay your tax liability on the value of the shares of common stock received (see “Description of Capital Stock — Distribution Reinvestment Plan”).
Despite our qualification for taxation as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.
Despite our qualification for taxation as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or assets, including taxes on any undistributed income or property. For example:

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In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain for this purpose) to our stockholders. To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

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We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

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If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business and do not qualify for a safe harbor in the Internal Revenue Code, or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

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If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business and do not qualify for a safe harbor in the Internal Revenue Code, our gain would be subject to the 100% “prohibited transaction” tax.

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Any taxable REIT subsidiary, or TRS, of ours will be subject to federal corporate income tax on its income and any non-arm’s-length transaction between us and any TRS (for example, excessive rents charged to a TRS) could be subject to a 100% tax.

Complying with REIT requirements may force us to borrow funds to make distributions or otherwise depend on external sources of capital to fund such distributions.
To qualify as a REIT, we are required to distribute annually at least 90% of our taxable income, subject to certain adjustments, to our stockholders. To the extent that we satisfy the distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we may elect to retain and pay income tax on our net long-term capital gain. In that case, you would be taxed on your proportionate share of our undistributed long-term gain and would receive a credit or refund for its proportionate share of the tax we paid. A stockholder, including a tax-exempt or foreign stockholder, would have to file a federal income tax return to claim that credit or refund. Furthermore, we will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We anticipate that distributions generally will be taxable as ordinary income, although a portion of such distributions may be designated by us as long-term capital gain to the extent attributable to capital gain income recognized by us, or may constitute a return of capital to the extent that such distribution exceeds our earnings and profits as determined for tax purposes.
From time-to-time, we may generate taxable income greater than our net income (loss) for U.S. GAAP, due to, among other things, amortization of capitalized purchase premiums, fair value adjustments and reserves. In addition, our taxable income may be greater than our cash flow available for distribution to stockholders as a result of, among other things, investments in assets that generate taxable income in advance of the corresponding cash flow from the assets (for example, if a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise).
If we do not have other funds available in the situations described in the preceding paragraphs, we could be required to borrow funds on unfavorable terms, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to distribute enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity.
Because of the distribution requirement, it is unlikely that we will be able to fund all future capital needs, including capital needs in connection with investments, from cash retained from operations. As a result, to fund future capital needs, we likely will have to rely on third-party sources of capital, which may or may not be available on favorable terms or at all. Our access to third-party sources of capital will depend upon a number of factors, including our current and potential future earnings and cash distributions.
Modification of the terms of any CRE debt investments and the mortgage loans underlying any CMBS in conjunction with reductions in the value of the real property securing such loans may cause us to fail to qualify as a REIT.
Our CRE debt and securities investments may be materially affected by a weak real estate market and economy in general. As a result, the terms of our CRE debt and the mortgage loans underlying our CRE securities may be modified to preserve the value of our investment and for other reasons. Under Treasury Regulations, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. In general, under applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of the date we agreed to acquire the loan or the date we significantly modified the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will likely be a non-qualifying asset for purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the requirement that a REIT not hold securities possessing more than 10% of the total value of the outstanding securities of any one issuer, or the 10% Value Test. Debt obligations secured by a mortgage on both real and personal property will be treated as a real estate asset for purposes of the 75% asset test, and interest thereon will be treated as interest on an obligation secured by real property, if the loan is fully secured and the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt.
IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests discussed above in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. No assurance can be provided that all of our loan modifications will qualify for the safe harbor in Revenue Procedure 2014-51.

To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals, but rather will rely on internal valuations. No assurance can be provided that the IRS will not successfully challenge our internal valuations. If the terms of our mortgage loans, mezzanine loans and B-Notes and mortgage loans underlying our CMBS are “significantly modified” in a manner that does not qualify for the safe harbor in Revenue Procedure 2014-51 and the fair market value of the real property securing such loans has decreased significantly, we could fail the 75% gross income test, the 75% asset test and/or the 10% Value Test. Unless we qualified for relief under certain Internal Revenue Code cure provisions, such failures could cause us to fail to qualify as a REIT.
Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.
We may purchase real properties and lease them back to the sellers of such properties. We will use commercially reasonable efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, but cannot assure that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. We might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of recharacterization if a sale-leaseback transaction were so recharacterized. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.
We may recognize substantial amounts of REIT taxable income, which we would be required to distribute to our stockholders, in a year in which we are not profitable under U.S. GAAP principles or other economic measures.
We may recognize substantial amounts of REIT taxable income in years in which we are not profitable under U.S. GAAP or other economic measures as a result of the differences between U.S. GAAP and tax accounting methods. Certain of our assets will be marked-to-market for U.S. GAAP purposes but not for tax purposes, which could result in losses for U.S. GAAP purposes that are not recognized in computing our REIT taxable income. Consequently, we could recognize substantial amounts of REIT taxable income and would be required to distribute such income to our stockholders, in a year in which we are not profitable under U.S. GAAP or other economic measures.
REIT distribution requirements could adversely affect our ability to execute our business plan.
We generally must distribute annually at least 90% of our REIT taxable income (which is determined without regard to deduction for dividends paid or net capital gain for this purpose) in order to qualify as a REIT. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code and to avoid corporate income tax and the 4% excise tax. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.
To maintain our REIT status, we may be forced to forgo otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and may reduce your overall return.
To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.
The prohibited transactions tax may limit our ability to engage in transactions, including the disposition of assets and certain methods of securitizing loans, which would be treated as sales for federal income tax purposes.
A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than certain property to which we take title for and make an election to treat as foreclosure property. Prohibited transactions may also include loans held primarily for sale to customers in the ordinary course of business. We may be subject to the prohibited transaction tax upon a disposition of real property. Although a safe-harbor exception to prohibited transaction treatment is available, we cannot assure that we can comply with such safe harbor or that we will avoid owning property that may be characterized as held primarily for sale to customers in the ordinary course of our trade or business. Consequently, we may choose not to engage in certain sales of real property or may conduct such sales through a TRS.

It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through a TRS. However, to the extent that we engage in such activities through a TRS, the income associated with such activities may be subject to a corporate income tax.
We may not be able to use secured financing structures that would create taxable mortgage pools, other than in a TRS or through a subsidiary REIT.
If we acquire healthcare, hospitality or leisure properties, we will depend on others to manage those facilities.
In order to qualify as a REIT, we will not be able to operate any healthcare, hospitality or leisure properties that we acquire or participate in the decisions affecting the daily operations of these properties. We may lease any healthcare, hospitality or leisure properties we acquire to a TRS in which we may own up to a 100% interest. Our TRS will enter into management agreements with eligible independent contractors, potentially including RXR or its affiliates that are not our subsidiaries or otherwise controlled by us to manage these properties. Thus, independent operators, under management agreements with our TRS, will control the daily operations of any such healthcare, hospitality or leisure property.
We will depend on these independent management companies to operate any healthcare, hospitality or leisure properties. We may not have the authority to require these properties to be operated in a particular manner or to govern any particular aspect of the daily operations, such as establishing room rates at any hospitality or leisure properties. Thus, even if we believe that any healthcare, hospitality or leisure properties are being operated inefficiently or in a manner that does not result in satisfactory results, we may not be able to force the management company to change its method of operation of these properties. We can only seek redress if a management company violates the terms of the applicable management agreement with the TRS and then only to the extent of the remedies provided for under the terms of the management agreement. In the event that we need or desire to replace any management company, we may be required by the terms of the management agreement to pay substantial termination fees and may experience significant disruptions at the affected properties.
Complying with REIT requirements may limit our ability to hedge effectively.
The REIT provisions of the Internal Revenue Code may limit our ability to hedge our operations effectively. Our aggregate gross income from non-qualifying hedges, fees and certain other non-qualifying sources cannot exceed 5% of our annual gross income. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS. Any hedging income earned by a TRS would be subject to federal, state and local income tax at regular corporate rates. This could increase the cost of our hedging activities or expose us to greater risks associated with interest rate or other changes than we would otherwise incur.
Complying with REIT requirements may cause us to forego otherwise attractive opportunities or liquidate otherwise attractive investments.
To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. As discussed above, we may be required to make distributions to you at disadvantageous times or when we do not have funds readily available for distribution. Additionally, we may be unable to pursue investments that would be otherwise attractive to us in order to satisfy the source of income requirements for qualifying as a REIT.
We must also ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualifying real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets can consist of the securities of any one issuer (other than government securities and qualified real estate assets) and no more than 20% of the value of our gross assets may be represented by securities of one or more TRSs.
If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences, unless certain relief provisions apply. As a result, compliance with the REIT requirements may hinder our ability to operate solely on the basis of profit maximization and may require us to liquidate investments from our portfolio, or refrain from making otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to you.
Liquidation of assets may jeopardize our REIT qualification.
To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% prohibited transaction tax on any resulting gain if we sell assets that are treated as dealer property or inventory.
Our qualification as a REIT could be jeopardized as a result of our interest in joint ventures or investment funds.
We may hold limited partner or non-managing member interests in partnerships and limited liability companies that are joint ventures or investment funds. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company, including joint ventures with affiliates, could take an action which could cause us to fail a REIT gross income or asset test and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we are able to qualify for a statutory REIT savings provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.
Our acquisition of debt instruments may cause us to recognize income for federal income tax purposes even though no cash payments have been received on the debt instruments.
We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as a “market discount” for federal income tax purposes. If these debt instruments provide for “payment-in-kind,” or PIK Interest, we may recognize “original issue discount,” or OID, for federal income tax purposes. Moreover, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt constitute “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, if the debt is considered to be “publicly traded” for federal income tax purposes, the modified debt in our hands may be considered to have been issued with OID to the extent the fair market value of the modified debt is less than the principal amount of the outstanding debt. In the event the debt is not considered to be “publicly traded” for federal income tax purposes, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it. Also, certain loans that we originate and certain previously modified debt we acquire in the secondary market may be considered to have been issued with OID.
In general, we will be required to accrue OID on a debt investment as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument on a current basis.
In the event a borrower with respect to a particular debt investment encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of when their corresponding cash payments are received.
In order to meet the REIT distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of our shares or other taxable in-kind distributions of property. We may need to borrow funds at times when the market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of your investment. In the event in-kind distributions are made, your tax liabilities associated with an investment in our shares for a given year may exceed the amount of cash we distribute to you during such year.
We may distribute our common stock in a taxable distribution, in which case you may sell shares of our common stock to pay tax on such distributions, placing downward pressure on the value of our common stock.
We may make taxable distributions that are payable in cash and common stock. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as taxable distributions that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent we will make taxable distributions payable in cash and common stock. If we make a taxable dividend payable in cash and common stock, taxable stockholders receiving such distributions will be required to include the full fair market value of the stock as a dividend, which is treated as taxable income to the extent of our current and accumulated earnings and profits, as determined for federal income tax purposes. As a result, you may be required to pay income tax with respect to such distributions in excess of the cash distributions received. If a U.S. stockholder sells the common stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount taxable as a dividend, depending on the market price of our common stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U. S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common stock.

Distributions paid by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.
The maximum tax rate for “qualified dividends” paid by corporations to individuals is 20%. Distributions paid by REITs, are generally taxed at ordinary income rates, which in the case of individuals and other non-corporate taxpayers is a maximum federal rate of 37% under current law. However, dividend income received from REITs by non-corporate taxpayers is also generally eligible for a 20% deduction, resulting in an effective maximum federal tax rate of 29.6% on such income. The more favorable rates applicable to regular corporate distributions could cause potential investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay qualified distributions, which could adversely affect the value of the stock of REITs, including our common stock.
Legislative or regulatory tax changes could adversely affect us or stockholders.
At any time, the federal income tax laws can change. Laws and rules governing REITs or the administrative interpretations of those laws may be amended. Any of those new laws or interpretations may take effect retroactively and could adversely affect us or you.
Employee Benefit Plan and IRA Risks
If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.
Special considerations apply to the purchase of shares by employee benefit plans subject to the fiduciary rules of Title I of the ERISA, including pension or profit sharing plans and entities that hold assets of such plans, or ERISA Plans and plans and accounts that are not subject to ERISA, but are subject to the prohibited transaction rules of Section 4975 of the Internal Revenue Code, including IRAs, Keogh Plans and medical savings accounts (collectively, we refer to ERISA Plans and plans subject to Section 4975 of the Internal Revenue Code as “Benefit Plans”). If you are investing the assets of any Benefit Plan, you should satisfy yourself that:

•	your investment is consistent with the fiduciary obligations under ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	your investment is made in accordance with the documents and instruments governing the Benefit Plan, including the Benefit Plan’s investment policy;

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your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the Benefit Plan;

•	your investment will not produce unrelated business taxable income for the Benefit Plan;

•	you will be able to value the assets of the Benefit Plan annually in accordance with the applicable provisions of ERISA and the Internal Revenue Code; and

•	your investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
Fiduciaries may be held personally liable under ERISA for losses as a result of failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary of the Benefit Plan who authorized or directed the investment may be subject to imposition of excise taxes with respect to the amount invested and an IRA investing in our shares may lose its tax-exempt status.
Governmental plans, church plans and foreign plans that are not subject to ERISA or the prohibited transaction rules of the Internal Revenue Code, may be subject to similar restrictions under other laws. A plan fiduciary making an investment in our shares on behalf of such a plan should satisfy themselves that an investment in our shares satisfies both applicable law and is permitted by the governing plan documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” “future” or other similar words or expressions. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Such statements include, but are not limited to, those relating to our ability to successfully complete our continuous, public offering, our ability to deploy effectively and timely the net proceeds of our offerings, use of proceeds from our offerings, pay distributions to our stockholders, our reliance on our Advisor Entities and our sponsors, the operating performance of our investments, our financing needs, the effects of our current strategies and investment activities and our ability to effectively deploy capital. Our ability to predict results or the actual effect of plans or strategies is inherently uncertain, particularly given the economic environment. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements and you should not unduly rely on these statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from those forward looking statements. These factors include, but are not limited to:

•	adverse economic conditions and the impact on the commercial real estate industry;

•	our ability to successfully raise capital in our offering;

•	our ability to deploy capital quickly and successfully and achieve a diversified portfolio consistent with our target asset classes;

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our dependence on the resources and personnel of our Advisor Entities, our co-sponsors and their affiliates, including our Advisor Entities’ ability to source and close on attractive investment opportunities on our behalf;

•	the performance of our Advisor Entities, our co-sponsors and their affiliates;

•	our liquidity and access to capital;

•	our use of leverage;

•	our ability to make distributions to our stockholders;

•	the lack of a public trading market for our shares;

•	the effect of economic conditions on the valuation of our investments;

•	the effect of paying distributions to our stockholders from sources other than cash flow provided by operations;

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the impact of our co-sponsor’s recently completed merger with NorthStar Realty and Colony and whether any of the anticipated benefits to our advisor’s and its affiliates’ platform will be realized in full or at all;

•	our Advisor Entities and their affiliates’ ability to attract and retain qualified personnel to support our operations and potential changes to key personnel providing management services to us;

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our reliance on our Advisor Entities and their affiliates and sub-advisors/co-venturers in providing management services to us, the payment of substantial fees to our Advisor Entities, the allocation of investments by our Advisor Entities and their affiliates among us and the other sponsored or managed companies and strategic vehicles of our co-sponsor and its affiliates, and various potential conflicts of interest in our relationship with our co-sponsor;

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the impact of market and other conditions influencing the availability of equity versus debt investments and performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments;

•	changes in our business or investment strategy;

•	changes in the value of our portfolio;

•	the impact of fluctuations in interest rates;

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the impact of economic conditions on the tenants of the real property that we may own as well as on borrowers of the debt we may originate and acquire and the mortgage loans underlying the mortgage backed securities in which we may invest;

•	our ability to realize current and expected returns over the life of our investments;

•	any failure in our Advisor Entities and their affiliates’ due diligence to identify relevant facts during our underwriting process or otherwise;

•	illiquidity of debt investments, equity investments or properties in our portfolio;

•	our ability to finance our assets on terms that are acceptable to us, if at all;

•	environmental compliance costs and liabilities;

•	risks associated with our joint ventures and unconsolidated entities, including our lack of sole decision making authority and the financial condition of our joint venture partners;

•	increased rates of loss or default and decreased recovery on our investments;

•	the degree and nature of our competition;

•	the effectiveness of our advisor and sub-advisor’s risk and portfolio management strategies;

•	the potential failure to maintain effective internal controls and disclosure controls and procedures;

•	regulatory requirements with respect to our business generally, as well as the related cost of compliance;

•	legislative and regulatory changes, including changes to laws governing the taxation of REITs, and changes to laws affecting non-traded REITs and alternative investments generally;

•	our ability to maintain our qualification as a REIT for federal income tax purposes and limitations imposed on our business by our status as a REIT;

•	the loss of our exemption from registration under the Investment Company Act of 1940, as amended;

•	general volatility in capital markets and economies and the New York metropolitan economy specifically;

•	the adequacy of our cash reserves and working capital;

•	our ability to raise capital in light of certain regulatory changes, including amended Rules 2340 and 2310 of FINRA; and

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other risks associated with investing in our targeted investments, including changes in our industry, interest rates, the securities markets, the general economy or the capital markets and real estate markets specifically.

The foregoing list of factors is not exhaustive. All forward-looking statements included in this prospectus are based on information available to us on the date hereof and we are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.
Factors that could have a material adverse effect on our operations and future prospects are set forth in our filings with the SEC, including the “Risk Factors” in this prospectus beginning on page 23. The risk factors set forth in our filings with the SEC could cause our actual results to differ significantly from those contained in any forward-looking statement contained in this prospectus.

ESTIMATED USE OF PROCEEDS
The tables below set forth our estimated use of proceeds from our offering, assuming we sell (i) $150,000,000 in shares, the maximum offering amount in our primary offering and no shares pursuant to our DRP; and (ii) $150,000,000 in shares, the maximum offering amount in our primary offering and $50,000,000 in shares pursuant to our DRP; and (iii) 30% of Class A Shares, 60% of Class T Shares and 10% of Class I Shares in the offering, based upon the initial offering price of $10.11 per Class A Share, $9.55 per Class T Share and $9.10 per Class I Share. Discounts for purchases of Class A Shares are also available for certain categories of investors.
Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares of each class we sell in our offering and assuming that we raise the maximum offering amount in accordance with the 30%/60%/10% split described above, we estimate that between approximately 94.1% (assuming all shares available under our DRP are sold) and approximately 92.7% (assuming no shares available under our DRP are sold) of our gross offering proceeds will be available for investments and, upon investment in our targeted assets, to pay acquisition expenses in connection with the selection, origination or acquisition, as applicable, of our real estate investments. Raising less than the maximum offering amount or selling a different combination of Class A Shares, Class T Shares and Class I Shares would change the amount of fees, commission, costs and expenses presented in the tables below.
Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions to our stockholders from any source, including from borrowings, sale of assets and from offering proceeds or we may make distributions in the form of taxable stock dividends. We have not established a limit on the use of proceeds to fund distributions.
The following table presents information regarding the use of proceeds raised in the offering with respect to Class A Shares.

	Maximum Primary Offering $45,000,000 in Class A Shares(1)		Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	%	Amount	%
Gross Offering Proceeds	$45,000,000	100.0%	$60,000,000	100.0%
Less Offering Costs:
Selling Commissions	3,150,000	7.0%	3,150,000	5.3%
Dealer Manager Fee	1,350,000	3.0%	1,350,000	2.3%
Organization and Offering Costs(2)	430,165	1.0%	573,553	1.0%
Amount Available for Investments	40,069,835	89.0%	54,926,447	91.5%
Less:
Acquisition Costs(3)	200,349	0.5%	274,632	0.5%
Initial Working Capital Reserve(4)	—	—	—	—
Estimated Amount to be Invested in Assets(5)	$39,869,486	88.6%	$54,651,815	91.1%

________________________________________

(1)
Assumes (a) we sell the maximum $45,000,000 in Class A Shares in our primary offering, which represents 30% of the maximum primary offering amount, (b) issue $15,000,000 in Class A Shares pursuant to our DRP, which represents 30% of the DRP offering amount, and (c) that no discounts or waivers of fees described under the “Plan of Distribution” section of this prospectus are applicable.

(2)
Amount reflected is an estimate. Includes all expenses (other than selling commissions and dealer manager fees) to be paid by us in connection with the formation of our company and the qualification and registration of our offering, including, without limitation, expenses for printing, preparing and amending registration statements or supplementing prospectuses, mailing and distributing costs, telephones and other telecommunications costs, all advertising and marketing expenses, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees for services provided to us in connection with our offering. Organization and offering costs are not a class-specific expense. Our advisor has agreed to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering costs incurred by us exceed 15% of aggregate gross proceeds from our offering. See “Plan of Distribution.”

(3)
Acquisition costs may include customary third-party acquisition costs which are typically included in the gross purchase price of the real estate investments we acquire or are paid by us in connection with such acquisitions. These third-party acquisition costs include legal, accounting, consulting, travel, appraisals, engineering, due diligence, option payments, title insurance and other costs and expenses relating to potential acquisitions regardless of whether the property is actually acquired. The actual amount of acquisition costs cannot be determined at the present time and will depend on numerous factors, including the type and jurisdiction of the real estate investment acquired, the legal structure of the transaction in which the real estate investment is acquired, the aggregate purchase price paid to acquire the real estate investment and the number of real estate investments acquired. In addition for our CRE debt investments, we may incur capital expenses relating to our investments, such as purchasing a loan senior to ours to protect our junior position in the event of a default by the borrower on the senior loan, making protective advances to preserve collateral securing a loan or making capital improvements on a real property obtained through foreclosure or otherwise. For purposes of this table, we have assumed acquisition costs will constitute 0.5% of net proceeds.

(4)
We do not anticipate that a permanent reserve for maintenance and repairs of real properties will be established. However, to the extent that we have insufficient funds for such purposes, we may apply gross offering proceeds for maintenance and repairs of real properties. We also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating real properties or out of net sale proceeds in non-liquidating sale transactions.

(5)
Until required in connection with investment in a portfolio of real estate properties and CRE debt and securities, substantially all of the net proceeds of our offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

The following table presents information regarding the use of proceeds raised in this offering with respect to Class T Shares.

	Maximum Primary Offering $90,000,000 in Class T Shares(1)		Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	%	Amount	%
Gross Offering Proceeds	$90,000,000	100.0%	$120,000,000	100.00%
Less Offering Costs:
Selling Commissions(2)	1,800,000	2.0%	1,800,000	1.5%
Dealer Manager Fee(2)	2,475,000	2.8%	2,475,000	2.1%
Organization and Offering Costs(3)	910,515	1.0%	1,214,020	1.0%
Amount Available for Investments	84,814,485	94.2%	114,510,980	95.4%
Less:
Acquisition Costs(4)	424,072	0.5%	572,555	0.5%
Working Capital Reserve(5)	—	—	—	—
Estimated Amount to be Invested in Assets(6)	84,390,413	93.8%	113,938,425	95.0%

________________________________________

(1)
Assumes we sell the maximum $90,000,000 in Class T Shares in our primary offering, which represents 60% of the maximum primary offering amount, and issue $30,000,000 in Class T Shares pursuant to our DRP, which represents 60% of the DRP offering amount.

(2)
In addition to the selling commissions and dealer manager fees, we will pay our dealer manager distribution fees in an annual amount equal to 1.0% of the gross offering price per share (or, if we are no longer offering shares in a primary offering, the most recent gross offering price per share or the estimated per share value of Class T Shares, if any has been disclosed) calculated on outstanding Class T Shares purchased in our primary offering. The distribution fee will accrue daily and be paid monthly in arrears. We will cease paying distribution fees with respect to each Class T Share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share is no longer being outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid with respect to all Class A Shares and Class T Shares would be in excess of 10% of the gross proceeds of our primary offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation with respect to the primary Class T Shares held by a stockholder within his or her particular account, including dealer manager fees, sales commissions, and distribution fees, would be in excess of 10% of the total gross offering price at the time of the investment in the primary Class T Shares held in such account. If $150 million in shares (consisting of $45 million of Class A Shares, $90 million of Class T Shares and $15 million of Class I Shares) is sold in the offering, then the maximum amount of distribution fees payable to our dealer manager is estimated to be $4.7 million for Class T Shares, before the 10% underwriting compensation limit is reached.

(3)	See note 3 to the table above regarding the estimated use of proceeds with respect to Class A Shares.

(4)	See note 4 to the table above regarding the estimated use of proceeds with respect to Class A Shares.

(5)	See note 5 to the table above regarding the estimated use of proceeds with respect to Class A Shares.

(6)	See note 6 to the table above regarding the estimated use of proceeds with respect to Class A Shares.
The following table presents information regarding the use of proceeds raised in this offering with respect to Class I Shares.

	Maximum Primary Offering $15,000,000 in Class I Shares(1)		Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	%	Amount	%
Gross Offering Proceeds	$15,000,000	100.0%	$20,000,000	100.00%
Less Offering Costs:
Selling Commissions	—	—	—	—
Dealer Manager Fee	—	—	—	—
Organization and Offering Costs(2)	159,320	1.1%	212,427	1.1%
Amount Available for Investments	14,840,680	98.9%	19,787,573	98.9%
Less:
Acquisition Costs(3)	74,203	0.5%	98,938	0.5%
Working Capital Reserve(4)	—	—	—	—
Estimated Amount to be Invested in Assets(5)	14,766,477	98.4%	19,688,635	98.4%

________________________________________

(1)
Assumes we sell the maximum $15,000,000 in Class I Shares in our primary offering, which represents 10% of the maximum primary offering amount, and issue $5,000,000 in Class I Shares pursuant to our DRP, which represents 10% of the DRP offering amount.

(2)	See note 3 to the table above regarding the estimated use of proceeds with respect to Class A Shares.

(3)	See note 4 to the table above regarding the estimated use of proceeds with respect to Class A Shares.

(4)	See note 5 to the table above regarding the estimated use of proceeds with respect to Class A Shares.

(5)	See note 6 to the table above regarding the estimated use of proceeds with respect to Class A Shares.

MANAGEMENT
Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for directing the management of our business and affairs. Our board of directors has retained our advisor who is responsible for coordinating the management of our day-to-day operations and for making investments in real estate properties and, to a lesser extent, CRE debt and securities, on our behalf, subject to the supervision of our board of directors. Subject to the terms of the advisory agreement between our advisor and us and the sub-advisory agreement among us, our advisor and our sub-advisor, our advisor through its affiliates has delegated certain of its duties, including identifying and negotiating our investments and providing disposition, portfolio management, property management, construction, leasing and development services for property assets on our behalf, to our sub-advisor, an entity whose management team has the experience to identify, acquire and manage our investments.
Our charter and bylaws provide that the number of our directors may be established by a majority of our board of directors but may not be fewer than three nor more than 15. Our charter also provides that a majority of our directors must be independent of us, our advisor and our respective affiliates except for a period of 60 days after the death, resignation or removal of an independent director pending the election of his or her successor. We currently have five directors, three of whom are independent. An independent director is a director who is not and has not for the last two years been associated, directly or indirectly, with our advisor or either of our sponsors. A director is deemed to be associated with our advisor or a sponsor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with our advisor, such sponsor, or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs organized by either sponsor or advised by our advisor. We will provide on an annual basis information about any independent director’s ownership in our sponsors, our advisor or any of their affiliates. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from one or both of our sponsors, our advisor and any of their affiliates exceeds five percent of: (i) the director’s annual gross revenue derived from all sources during either of the last two years; or (ii) the director’s net worth on a fair market value basis. Pursuant to the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, or the NASAA REIT Guidelines, our charter defines an indirect relationship to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, our advisor, our sponsor or any of their affiliates. Our charter requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience. We refer to any director who is not independent as an “affiliated director.” At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and approved by a vote of our board of directors as required by the NASAA REIT Guidelines.
Each director will be elected by the stockholders and will serve for a term of one year and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.
Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.
A vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director or a vacancy following the removal of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.
If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among our independent directors’ positions. If at any time there are no independent or affiliated directors in office, successor directors will be elected by the stockholders. Each director will be bound by our charter.
Responsibilities of Directors
The responsibilities of the members of our board of directors include:

•	approving and overseeing our overall investment strategy, which consists of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•
approving all acquisitions of property and other investments and originations of CRE debt that require an investment of our equity exceeding the greater of: (i) $100 million; and (ii) 10% of our total assets, including cash available for investment;

•	approving and reviewing the investment guidelines that our Advisor Entities must follow when acquiring equity and debt investments on our behalf without the approval of our board of directors;

•	approving and overseeing our recourse borrowings in excess of $100 million;

•	approving and monitoring the relationship among us, our operating partnership, our advisor and our sub-advisor;

•	approving a potential liquidity transaction;

•	determining our distribution policy and authorizing distributions on a quarterly basis; and

•	approving amounts available for repurchases of shares of our common stock.
Members of our board of directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. Our board of directors meets quarterly or more frequently as necessary.
We follow investment guidelines adopted by our board of directors and the investment and borrowing policies set forth in this prospectus unless they are modified by our directors. Our board of directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders.
Committees of our Board of Directors
Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors. Our board of directors established an audit committee.
Audit Committee
Our audit committee meets on a regular basis, at least quarterly and more frequently as necessary. Our audit committee’s primary function is to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. In addition, our audit committee may oversee the valuation process once we commence valuations of our portfolio. Our audit committee is comprised of Dianne Hurley, Lawrence J. Waldman and Winston W. Wilson, all of whom are independent directors. Mr. Wilson serves as the chairman of our audit committee and has been designated as our audit committee financial expert.
Directors and Executive Officers
As of the date of this prospectus, our directors and executive officers and their positions and offices are as follows:

Name	Age	Position
Scott H. Rechler	50	Chairman of the Board of Directors
David Schwarz	39	Director, Chief Executive Officer and President
Frank V. Saracino	51	Chief Financial Officer and Treasurer
Ann B. Harrington	36	General Counsel and Secretary
Dianne Hurley	55	Independent Director
Lawrence J. Waldman	71	Independent Director
Winston W. Wilson	50	Independent Director
Scott H. Rechler. Mr. Rechler is Chairman of our board of directors and Chief Executive Officer of our sub-advisor. Mr. Rechler also serves as Chairman of the advisory board and Chief Executive Officer of RXR, a position he has held since its founding in 2007. From 1989 until January 2007, Mr. Rechler held a variety of positions at Reckson, including serving as its President from 1997 until 2001 and from 2003 until 2006, Chief Operating Officer from 1995 until 1999, as Co-Chief Executive Officer from 1999 until 2003 and as Chief Executive Officer from 2003 until 2007. In addition, Mr. Rechler was a member of Reckson’s Board of Directors from 1995 until 2007 as well as its Chairman from 2004 until 2007. Mr. Rechler is the Chairman and CEO of RNY (ASX: RNY), a public real estate company listed on the Australian Securities Exchange. Additionally, Mr. Rechler is a co-founder and former member of the Board of Directors of American Campus Communities, Inc. (NYSE: ACC), one of the nation’s largest developers, owners and managers of high-quality student housing communities.

In June 2011, Mr. Rechler was appointed by New York Governor Andrew Cuomo to the Board of Commissioners of the Port Authority of New York and New Jersey where he served as the Vice Chairman of such board and as Chairman of the Port Authority’s Capital Planning Committee until October 2016. In June 2017, Mr. Rechler was appointed by Governor Coumo to serve on the Board of the Metropolitan Transit Authority. In addition, Mr. Rechler serves as Chairman of the Regional Planning Association, is a member of the Real Estate Board of New York, a Board member of The Feinstein Institute for Medical Research, and a member of the NYU Real Estate Institute Advisory Committee. Mr. Rechler is a graduate of Clark University. Mr. Rechler earned a Master of Science degree in Real Estate from New York University Schack Institute in New York, New York.
We believe that Mr. Rechler’s extensive experience in the real estate investment industry, as well as his service as the Chief Executive Officer of our sub-advisor and as the Chairman of the advisory board and Chief Executive Officer of RXR supports his nomination to our board of directors.
David Schwarz. Mr. Schwarz is a Managing Director at the Colony NorthStar sponsor, having previously held the position of Managing Director for one of the Colony Northstar Sponsor’s predecessors, Colony. In his roles at Colony NorthStar and Colony, Mr. Schwarz oversees the expansive hospitality platform and has responsibilities for other new business initiatives and investments. Prior to joining Colony in 2010, Mr. Schwarz was a principal at Warburg Pincus LLC, where he originated, structured and managed real estate investments throughout the United States. Prior to joining Warburg Pincus, Mr. Schwarz worked at the Carlyle Group, where he focused primarily on U.S. real estate acquisitions. Mr. Schwarz began his career in the Real Estate Investment Banking Division at Merrill Lynch & Co. Mr. Schwarz received a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania.
Frank V. Saracino. Mr. Saracino has been our Chief Financial Officer and Treasurer since August 2015. In addition, Mr. Saracino served as Chief Financial Officer and Treasurer of each of NorthStar Income and NorthStar Income II from August 2015 until January 2018, and has served as as Chief Financial Officer and Treasurer of NorthStar Healthcare since August 2015. Mr. Saracino has also served as the Chief Financial Officer and Treasurer of NorthStar Capital Fund since December 2015 and Chief Financial Officer and Treasurer of NorthStar Corporate Income Fund since July 2015 and November 2015, respectively. Mr. Saracino is the Managing Director, Chief Financial Officer – Retail Companies of Colony NorthStar, a position he has held since January 2017. Mr. Saracino previously served as Chief Financial Officer – Non-Traded Companies of NSAM (now Colony NorthStar) from August 2015 to January 2017. Prior to joining NSAM in 2015, from July 2012 to December 2014, Mr. Saracino was with Prospect Capital Corporation, or Prospect, where he concentrated on portfolio management, strategic and growth initiatives and other management functions. In addition, during his tenure at Prospect, Mr. Saracino served as Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary of each of Priority Income Fund, Inc. and Pathway Energy Infrastructure Fund, Inc., and their respective investment advisers, and served as a Managing Director of Prospect Administration, LLC. Previously, Mr. Saracino was a Managing Director at Macquarie Group, and Head of Finance from August 2008 to June 2012 for its Americas non-traded businesses which included private equity, asset management, lease financing, private wealth, and investment banking. From 2004 to 2008, he served first as Controller and then as Chief Accounting Officer of eSpeed, Inc. (now BGC Partners, Inc.), a publicly-traded subsidiary of Cantor Fitzgerald. Prior to that, Mr. Saracino worked as an investment banker at Deutsche Bank advising clients in the telecom industry. Mr. Saracino started his career in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers) where he earned a CPA and subsequently worked in internal auditing for The Dun & Bradstreet Corporation. Mr. Saracino holds a Bachelor of Science in Accounting from Syracuse University.
Ann B. Harrington. Ms. Harrington has been our General Counsel and Secretary since February 2017. Ms. Harrington also serves as the General Counsel and Secretary of NorthStar Healthcare, a position she has held since May 2016. In addition, Ms. Harrington currently serves as Senior Vice President, Associate General Counsel of Colony NorthStar, a position she has held since January 2017, and previously served as Senior Corporate Counsel of NSAM (now Colony NorthStar) from January 2015 to January 2017. Prior to joining NSAM, Ms. Harrington served as an associate in the Corporate and Financial Services Group of Willkie Farr & Gallagher LLP from September 2008 through December 2014, where she advised public and private corporate clients with respect to capital markets transactions, mergers and acquisitions, securities laws compliance, corporate governance and other general corporate matters. Ms. Harrington holds a Bachelor of Arts from Princeton University in Princeton, New Jersey and a Juris Doctor from The Ohio State University Moritz College of Law in Columbus, Ohio.
Independent Directors
Dianne Hurley has served as one of our independent directors and a member of our audit committee since February 2015. Ms. Hurley has served as an independent director and audit committee chair of Griffin-American Healthcare REIT IV, Inc. since February 2016, and as an independent director and audit committee chair of NorthStar Capital Fund since March 2016. Ms. Hurley has also served as an independent director of NorthStar Realty Europe Corp. (NYSE:NRE) since August 2016 and a nominating & corporate governance committee member since January 2017. Ms. Hurley is the Chief Administrative Officer of A&E Real Estate, an owner/operator of multifamily properties in the New York City Metropolitan area, where she has worked on all aspects related to the firm’s management since March 2017. Prior, from January 2015, she was an operational consultant to startup asset management firms including Stonecourt Capital LP, Imperial Companies and RedBird Capital Partners. Previously, Ms. Hurley served from November 2011 to January 2015 as Managing Director of SG Partners, a boutique executive search firm, where her responsibilities included business development, private equity, hedge fund, real estate, and investor relations recruiting efforts. From September 2009 to November 2011, Ms. Hurley served as the Chief Operating Officer, Global Distribution, at Credit Suisse Asset Management, where she was responsible for overall management of the sales business, strategic initiatives, financial and client reporting, and regulatory and compliance oversight. From 2004 to September 2009, Ms. Hurley served as the founding Chief Administrative Officer of TPG-Axon Capital, where she was responsible for investor relations and fundraising, human capital management, compliance policy implementation, joint venture real estate investments and corporate real estate. Earlier in her career, Ms. Hurley worked in real estate and corporate finance at Edison Schools Inc. and in the real estate department at Goldman Sachs. Ms. Hurley holds a Bachelor of Arts from Harvard University in Cambridge, Massachusetts and a Master of Business Administration from Yale School of Management, New Haven, Connecticut.
We believe that Ms. Hurley’s significant real estate and real estate finance experience, as well as regulatory and oversight compliance experience, supports her nomination to our board of directors.
Lawrence J. Waldman has served as one of our independent directors and a member of our audit committee since February 2015. Mr. Waldman has over thirty-five years of experience in public accounting. Mr. Waldman currently serves as a senior advisor to First Long Island Investors, LLC, an investment and wealth advisory firm, a position he has held since May 2016. Prior to that position, Mr. Waldman served as an advisor to the accounting firm of EisnerAmper LLP, where he was previously the Partner-in-Charge of Commercial Audit Practice Development for Long Island since September 2011. Prior to joining EisnerAmper LLP, Mr. Waldman was the Partner-in-Charge of Commercial Audit Practice Development for Holtz Rubenstein Reminick, LLP from July 2006 to August 2011. Mr. Waldman was the Managing Partner of the Long Island office of KPMG LLP from 1994 through 2006, the accounting firm where he began his career in 1972. Mr. Waldman has served as a member of the board of directors of Bovie Medical Corporation, a public company specializing in the development and manufacturing of medical products and devices, since 2011 and has served as chair of its audit committee since 2012 and independent lead director since 2015. Mr. Waldman has also served on the board of directors of Comtech Telecommunications Corp. since August 2015 and chair of its audit committee since December 2015. Mr. Waldman has further served on the board of directors of CVD Equipment Corporation since December 2016, including as a member of its audit committee and chair of its compensation committee. Mr. Waldman also serves as a member of the State University of New York’s Board of Trustees and as chair of its audit committee. Mr. Waldman is also a member of Supervisory Committee of Bethpage Federal Credit Union. He previously served as the Chairman of the board of trustees of the Long Island Power Authority (LIPA) and as Chair and a member of the finance and audit committee of its Board of Trustees. Mr. Waldman is a certified public accountant in New York State. He is a member of the American Institute of Certified Public Accountants and the New York State Society of CPA’s. Mr. Waldman holds a Bachelor of Science and a Master of Business Administration from Hofstra University in Hempstead, New York, where he is also an adjunct professor.
We believe that Mr. Waldman’s extensive accounting and auditing experience, together with his extensive service on various boards, supports his nomination to our board of directors.
Winston W. Wilson has served as one of our independent directors and the chairman and financial expert of our audit committee since February 2015. Mr. Wilson also served as a director of NorthStar Income II and as the chairman and financial expert of its audit committee, from May 2013 to January 2018, and has served as a director of CLNS Credit since January 2018. Mr. Wilson most recently worked for Grant Thornton LLP’s New York office, from August 2008 until December 2012 as Partner in Charge and Financial Services Industry Leader and from August 2011 until December 2012 as National Asset Management Sector Leader. Mr. Wilson has over 27 years of experience with financial services companies including, among others, mortgage and equity REITs, broker-dealers, mutual funds and registered investment advisors. Prior to joining Grant Thornton, Mr. Wilson worked for PricewaterhouseCoopers LLP, Credit Suisse First Boston and Brown Brothers Harriman & Co. Mr. Wilson is a certified public accountant in the states of New York, New Jersey and Pennsylvania. He is a member of the American Institute of Certified Public Accountants and New York State Society of CPAs. Mr. Wilson was also recently a member of the American Institute of Certified Public Accountants (AICPA) Investment Company Expert Panel as well as a member of the Strategic Partners Advisory Committee for Managed Funds Associations (MFA). Mr. Wilson has a Master of Business Administration in Finance and Marketing from New York University’s Stern School of Business in New York, New York and a Master of Science in Economics and a Bachelor of Science in Accounting from Brooklyn College in Brooklyn, New York.
We believe that Mr. Wilson’s extensive public accounting and financial services expertise, including as it relates to REITs and broker-dealers, supports his nomination to our board of directors.

Investment Committee
The investment committee of our advisor has certain responsibilities with respect to our investments. The investment committee has the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors. The investment committee of advisor also presents certain investments to our board of directors for approval. Currently, our advisor’s investment committee consists of the following individuals: Richard B. Saltzman, Mark H. Hedstrom, Kevin P. Traenkle, David Schwarz, and either Sujan Patel or Robert Gatenio (depending upon the type of investment being considered).
The investment committee will require a majority vote to approve an investment, unless the size or nature of the investment requires a lesser vote, and has the authority to approve all unaffiliated acquisitions of property, originations of CRE debt and other investments that require an investment of our equity not exceeding the greater of: (i) $100 million; and (ii) 10% of our total assets, including cash available for investment.
Compensation of Executive Officers and Directors
We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including our executive officers who serve as directors, are employed by Colony NorthStar, RXR or their affiliates and may also serve as directors, officers or representatives of our advisor, sub-advisor or their affiliates. Our executive officers will serve until their successors are elected and qualify. Each of these individuals will receive compensation for his or her services, including services performed for us on behalf of our advisor or sub-advisor, from Colony NorthStar or RXR. As directors, officers or representatives of our advisor, sub-advisor or their affiliates, these individuals will serve to manage our day-to-day affairs and carry out the directives of our board of directors in the review, selection and recommendation of investment opportunities, operating acquired investments and monitoring the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to our executive officers, through fees we pay to our advisor, we do not intend to pay any compensation directly to our executive officers. Our executive officers, as key professionals of our advisor and its affiliates, will be entitled to receive awards in the future under our long-term incentive plan as a result of their status as key professionals of our advisor and its affiliates, although we do not currently intend to grant any such awards.
We pay each of our independent directors an annual retainer of $65,000, plus our audit committee chairperson will receive an additional $10,000 annual retainer. We may give our independent directors the right to receive their annual retainer in an equivalent value of shares of our common stock based on the then current offering price of shares of our common stock or, if we are no longer offering shares of our common stock in a public offering, the then current estimated value per share.
We adopted an independent director compensation plan, which operates as a sub-plan of our long-term incentive plan, as described below. Pursuant to the independent director compensation plan and subject to such plan’s conditions and restrictions, each of the independent directors were granted an initial grant of 5,000 shares of restricted Class A common stock in connection with making our first investment and an additional 2,500 shares of restricted Class A common stock upon their re-election to the board of directors. Each independent director who subsequently joins our board of directors will receive 5,000 shares of restricted stock upon election or appointment to our board of directors and may be entitled to receive awards in the future under our long-term incentive plan, although we do not currently intend to grant any such awards. In addition, on the date following an independent director’s re-election to our board of directors, he or she will receive 2,500 shares of restricted stock or such number of shares that would be equal in value to $25,000. Restricted stock will generally vest over two years following the grant date; provided, however, that restricted stock will become fully vested on the earlier occurrence of: (i) the termination of the independent director’s service as a director due to his or her death or disability; or (ii) a change in our control.
All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of our board of directors. If a director is also one of our officers, we will not pay any compensation to such person for services rendered as a director.
Long-Term Incentive Plan
We adopted a long-term incentive plan, which we will use to attract and retain qualified directors, officers, employees, if any, and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We currently intend to issue awards only to our independent directors under our long-term incentive plan (which awards will be granted under the sub-plan as discussed above under “— Compensation of Executive Officers and Directors”).
Our long-term incentive plan authorizes the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance awards, dividend equivalents, limited partnership interests in our operating partnership, or any other right relating to our common stock or cash; provided that our long-term incentive plan prohibits the issuance of stock appreciation rights and dividend equivalent rights unless and until our shares of common stock are listed on a national securities exchange. As required by the NASAA REIT guidelines, the maximum number of shares of our common stock that may be issued upon the exercise or grant of an award under our long-term incentive plan will not exceed in the aggregate an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such awards. Any stock options or stock appreciation rights granted under our long-term incentive plan will have an exercise price or base price that is not less than the fair market value of our common stock on the date of grant.
An option is a right to purchase shares of our common stock at a specified price during specified times. A stock appreciation right is a right to receive a payment equal to the difference between the fair market value of a share of our common stock as of the date of exercise over the base value determined by our board of directors, or a committee of our board of directors.  Restricted stock means a right to receive shares of our common stock that is subject to certain restrictions and to risk of forfeiture. A restricted stock unit is a right to receive shares of our common stock (or the equivalent value in cash or other property if our board of directors or the committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture. A deferred stock unit is similar to a restricted stock unit, except that the right is not subject to risk of forfeiture. A dividend equivalent is a right to receive a payment equal to dividends with respect to all or a portion of the number of shares subject to an award. Payment of awards under the long-term incentive plan may be made in cash, shares of our common stock, or any other form of property as the committee shall determine.
Our board of directors, or a committee of our board of directors, administers our long-term incentive plan with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals, and to make all other decisions and determinations that may be required to administer the plan. As described above under “— Compensation of Executive Officers and Directors,” our board of directors has adopted a sub-plan to provide for regular grants of restricted stock to our independent directors.
No awards may be granted under either plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors or the committee, no unexercised or restricted award granted under our long-term incentive plan is transferable except through the laws of descent and distribution.
We have authorized and reserved an aggregate maximum of 2,000,000 shares of our common stock for issuance under our long-term incentive plan. Any class of stock may be issued in the discretion of our board of directors. However, unless and until our board of directors determines otherwise, all stock issued under our long-term incentive plan will consist of Class A common stock. If an award is cancelled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited shares will again be available for issuance under the long-term incentive plan. Shares subject to awards settled in cash, or withheld to satisfy minimum tax requirements also will again be available for issuance under the long-term incentive plan. If the full number of shares subject to an award is not issued upon exercise of an option or a stock appreciation right, such as by reason of a net-settlement of an award, only the actual number of shares issued will be considered for purposes of determining the number of shares remaining available for issuance under the long-term incentive plan. Certain substitute awards do not count against shares otherwise available for awards under the long-term incentive plan.
In the event of a nonreciprocal transaction between our company and our stockholders that causes the per share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under our long-term incentive plan will be adjusted proportionately and our board of directors must make such adjustments to our long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under our long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.
Upon the occurrence or in anticipation of any corporate event or transaction involving us (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares), the committee may, in its sole discretion, provide (i) that awards will be settled in cash rather than shares of our common stock, (ii) that awards will become immediately vested and exercisable and expire after a designated period of time to the extent not exercised, (iii) that awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding awards may be settled by payment in cash or cash equivalents equal to the excess of the fair market value of the underlying shares of common stock over the exercise price of the award, (v) that performance targets and performance periods for performance awards will be modified, or (vi) any combination of the foregoing. The committee’s determination need not be uniform and may be different for different participants whether or not similarly situated.

Unless otherwise provided in an award notification or any special plan document governing an award, upon the termination of a participant’s service due to death or disability or upon the occurrence of a change in our control, all outstanding options and stock appreciation rights will become fully exercisable and all time-based vesting restrictions on outstanding awards will lapse as of the date of termination or change in control. Unless otherwise provided in an award notification or any special plan document governing an award, with respect to outstanding performance-based awards: (i) upon the termination of a participant’s service due to death or disability, the payout opportunities attainable under such awards will vest based on targeted or actual performance (depending on the time during the performance period in which the date of termination occurs); (ii) upon the occurrence of a change in our control, the payout opportunities under such awards will vest based on target performance; and (iii) in either case, the awards will payout on a pro rata basis, based on the length of time within the performance period elapsed prior to the termination or change in control, as the case may be. In addition, our board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. Our board of directors may discriminate among participants or among awards in exercising such discretion.
Our long-term incentive plan will automatically expire on the tenth anniversary of the date on which it was approved by our board of directors and stockholders, unless extended or earlier terminated by our board of directors. Our board of directors may terminate our long-term incentive plan at any time. The expiration or other termination of our long-term incentive plan will have no adverse impact on any award previously granted under our long-term incentive plan. Our board of directors or the committee may amend our long-term incentive plan at any time, but no amendment will adversely affect any award previously granted without the consent of the participant affected thereby. No amendment to our long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, policy or regulation applicable to our long-term incentive plan or the listing or other requirements of any stock exchange on which shares of our common stock are listed or traded.
Limited Liability and Indemnification of Directors, Officers and Others
Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we will generally indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. In addition, we maintain a directors’ and officers’ liability insurance policy.
The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.
A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
However, our charter provides that we may only indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us if all of the following conditions are met:

•	the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking indemnification was acting on our behalf or performing services for us;

•	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.
We have also agreed to indemnify and hold harmless our Advisor Entities and their affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under our advisory and sub-advisory agreements subject to the limitations set forth immediately above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in our advisory and sub-advisory agreements.
The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.
The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of an alleged violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

We may advance funds to our directors, our Advisor Entities and their affiliates for reasonable legal expenses and other costs incurred as a result of legal action for which indemnification is being sought only if all of the following conditions are met:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us;

•	the party seeking indemnification has provided us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•
the legal action is initiated by a third-party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction approves such advancement; and

•
the party seeking indemnification provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, in cases in which he or she is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals. The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.
We have entered into indemnification agreements with each of our executive officers and directors, certain executive officers of Colony NorthStar, and Michael Maturo and Jason M. Barnett, executive officers of our sub-advisor. The indemnification agreements require, among other things, that we indemnify our executive officers and directors, certain executive officers of Colony NorthStar and Messrs. Maturo and Barnett and advance to our executive officers and directors, certain executive officers of Colony NorthStar and Messrs. Maturo and Barnett all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we will be required to indemnify and advance all expenses incurred by executive officers and directors, certain executive officers of Colony NorthStar and Messrs. Maturo and Barnett seeking to enforce their rights under the indemnification agreements. We also cover officers and directors and the executive officers of our advisor and sub-advisor under directors’ and officers’ liability insurance.
Our Advisor and Sub-Advisor
We will rely on our advisor for coordinating the management of our day-to-day operations and for making and asset managing investments in real estate properties and CRE debt and securities on our behalf, subject to the supervision of our board of directors. Our advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement. Subject to the terms of the advisory agreement between our advisor and us and the sub-advisory agreement among us, our advisor and our sub-advisor, our advisor through its affiliates has delegated certain of its duties, including identifying and negotiating our investments and providing portfolio management, disposition, property management, construction, leasing and development services for property assets on our behalf, to our sub-advisor, an entity whose management team has the experience to identify, acquire and manage our investments. We are party to the sub-advisory agreement between the advisor and the sub-advisor for purposes of payment obligations and we will pay the sub-advisor 50% of all fees and up to 25% of all reimbursable expenses otherwise payable by us under the advisory agreement or as otherwise may be agreed to by the advisor and the sub-advisor. In addition, we expect that our advisor will delegate its other duties and responsibilities to affiliated entities, which may be organized under the laws of the United States or foreign jurisdictions. Notwithstanding such delegation to the sub-advisor or affiliates of the sub-advisor or advisor, our advisor retains ultimate responsibility for the performance of all the matters entrusted to it under the advisory agreement.
To the extent permitted by law and regulations, the services for which our advisor will receive fees and/or reimbursements include, but are not limited to, the following:
Offering Services

•	the development of our offering, including the determination of its specific terms;

•	along with our dealer manager, the approval of the participating broker-dealers and negotiation of the related selling agreements;

•	coordination of the due diligence process relating to participating broker-dealers and their review of any prospectus and other offering and company documents;

•	preparation and approval of all marketing materials to be used by our dealer manager and the participating broker-dealers relating to our offerings;

•
along with our dealer manager, the negotiation and coordination with our transfer agent of the receipt, collection, processing and acceptance of subscription agreements, commissions and other administrative support functions;

•	creation and implementation of various technology and electronic communications related to our offering; and

•
all other services related to our offerings, other than services that: (i) relate to the underwriting, marketing, distribution or sale of our offering and any subsequent or simultaneous offering approved by our board of directors; (ii) are to be performed by our dealer manager; (iii) we elect to perform directly; or (iv) would require our advisor to register as a broker-dealer with the SEC, FINRA or any state.

Acquisition Services

•	serve as our investment and financial advisor and obtain certain market research and economic and statistical data in connection with our investment objectives and policies;

•
subject to the investment objectives and limitations set forth in our charter and the investment guidelines approved by our board of directors: (i) locate, analyze and select potential real estate investments; (ii) structure and negotiate the terms and conditions of approved real estate investments; and (iii) acquire approved real estate investments on our behalf;

•	oversee the due diligence process related to prospective investments;

•	prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for our board of directors to evaluate the proposed investments;

•	obtain reports, where appropriate, concerning the value and condition of proposed investments; and

•	negotiate and execute approved investments and other transactions.
Asset Management Services

•
investigate, select and, on our behalf, engage and conduct business with such persons as our advisor deems necessary to the proper performance of its obligations under our advisory agreement, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, contractors, sub-contractors and any and all persons acting in any other capacity deemed by our advisor necessary or desirable for the performance of any of the services under our advisory agreement;

•	monitor applicable markets and obtain reports where appropriate, concerning the value and condition of our investments;

•
monitor and evaluate the performance of our investments, value our investments, provide daily management services and perform and supervise the various management and operational functions related to our investments;

•
formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, redevelopment, repositioning, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis;

•	coordinate with any third-party property manager;

•	coordinate and manage relationships between us and any joint venture partners; and

•	provide financial and operational planning services and investment portfolio management functions.
Accounting and Other Administrative Services

•	manage and perform the various administrative functions necessary for our day-to-day operations;

•
from time-to-time, or at any time reasonably requested by our board of directors, make reports to our members of the board of directors on our advisor’s performance of services to us under our advisory agreement;

•
coordinate with our accountants and independent auditors to prepare and deliver to our audit committee an annual report covering our advisor’s compliance with certain aspects of our advisory agreement;

•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

•	provide financial and operational planning services, portfolio management functions and technology support;

•
maintain accounting data and any other information concerning our activities as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

•	maintain all appropriate books and records of our company;

•	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

•	provide our company with all necessary cash management services;

•	manage and coordinate with the transfer agent the process of making distributions and payments to stockholders;

•	consult with our officers and board of directors and assist in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

•
provide our officers and members of the board of directors with timely updates related to the overall regulatory environment affecting our business, as well as managing compliance with regulatory matters;

•	consult with our officers and board of directors relating to the corporate governance structure and appropriate policies and procedures related thereto; and

•	oversee all reporting, recordkeeping, internal controls and similar matters in a manner to allow us to comply with applicable law.
Stockholder Services

•	manage communications with our stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

•	establish technology infrastructure to assist in providing stockholder support and services.
Financing Services

•	identify and evaluate potential financing and refinancing sources, engaging a third-party broker if necessary;

•	negotiate terms of, arrange and execute financing agreements;

•	manage relationships between our company and our lenders; and

•	monitor and oversee the service of and compliance with of our borrowings.
Disposition Services

•	consult with our board of directors and provide assistance with the evaluation and approval of potential asset dispositions, sales, syndications or liquidity transactions; and

•	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.
The following individuals serve as executive officers of our advisor, Colony NorthStar or other affiliates of Colony NorthStar and, as such, provide services to us.

Name	Age	Position
Thomas J. Barrack, Jr.	70	Director, Executive Chairman
Richard B. Saltzman	61	Director, Chief Executive Officer and President
Mark M. Hedstrom	59	Executive Vice President and Chief Operating Officer
Ronald M. Sanders	54	Executive Vice President, Chief Legal Officer and Secretary
Darren J. Tangen	47	Executive Vice President, Chief Financial Officer and Treasurer
Kevin P. Traenkle	47	Executive Vice President and Chief Investment Officer
Neale W. Redington	51	Managing Director and Chief Accounting Officer
Thomas J. Barrack, Jr. Thomas J. Barrack, Jr. is the Executive Chairman of Colony NorthStar, having previously held the position of Founder and Executive Chairman of Colony. Prior to founding the Colony business in 1991, Mr. Barrack was a Principal with the Robert M. Bass Group, the principal investment vehicle of the Fort Worth, Texas investor Robert M. Bass. Prior to joining the Robert M. Bass Group, Mr. Barrack also served in the Reagan administration as Deputy Undersecretary of the Department of the Interior. Additionally, in 2010, French president Nicolas Sarkozy awarded him France’s Chevalier de la Légion d’honneur. From January 2016 through June 2017, Mr. Barrack served as co-chairman of the board of trustees of Colony Starwood Homes (NYSE: SFR), a leading single-family rental real estate investment trust. From January 2014 to May 2016, Mr. Barrack served on the board of directors of Carrefour S.A., a French multinational retailer and the second largest retailer in the world. Since June 2010, Mr. Barrack has served on the board of directors of First Republic Bank, a full service bank and wealth management firm. From January 2006 to April 2013, Mr. Barrack served on the public board of directors of Accor, S.A., a major global hotel group listed on Euronext Paris. Mr. Barrack has also served on the public board of Challenger Financial Services Group Limited, a diversified financial services organization listed on the Australian Securities Exchange from November 2007 to October 2010. From August 1994 to September 2007, Mr. Barrack served on the board of Continental Airlines, Inc., one of the largest passenger airlines in the United States, including as a member of its Corporate Governance Committee, Executive Committee and Human Resources Committee. Mr. Barrack received a Bachelor of Arts in 1969 from the University of Southern California. He attended law school at the University of San Diego and the University of Southern California, where he was an editor of the law review, and received a Juris Doctor in 1972 from the University of San Diego. Mr. Barrack is the recipient of an Honorary Doctorate of Jurisprudence degree from Pepperdine University and is a Trustee at the University of Southern California.

Richard B. Saltzman Richard B. Saltzman is the President and Chief Executive Officer,  and a member of the Board of Directors of Colony NorthStar, having previously held the positions of President and Chief Executive Officer, President and a member of the Board of Directors of Colony, the predecessor to Colony NorthStar. Prior to joining the Colony business in 2003, Mr. Saltzman spent 24 years in the investment banking business primarily specializing in real estate-related businesses and investments.
Most recently, he was a Managing Director and Vice Chairman of Merrill Lynch's investment banking division. As a member of the investment banking operating committee, he oversaw the firm's global real estate, hospitality and restaurant businesses. Previously, he also served as Chief Operating Officer of Investment Banking and had responsibility for Merrill Lynch's Global Leveraged Finance business. Mr. Saltzman was also responsible for various real estate-related principal investments, including the Zell/Merrill Lynch series of funds which acquired more than $3.0 billion of commercial real estate assets and where he was a member of the investment committee.
Mr. Saltzman serves on the Board of Directors of Kimco Realty Corporation (NYSE: KIM) and as Chairman of the Board of NorthStar Realty Europe Corp. (NYSE: NRE). Previously, he served on the Board of Trustees of Colony Starwood Homes (NYSE: SFR) from January 2016 to June 2017. He was also previously a member of the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT), on the board of directors of the Real Estate Roundtable and a member of the Board of Trustees of the Urban Land Institute, Treasurer of the Pension Real Estate Association, a Director of the Association of Foreign Investors in Real Estate and a past Chairman of the Real Estate Capital Policy Advisory Committee of the National Realty Committee.
Mr. Saltzman received his Bachelor of Arts from Swarthmore College in 1977 and a Master of Science in Industrial Administration from Carnegie Mellon University in 1979.
Mark M. Hedstrom. Mark M. Hedstrom is an Executive Vice President and the Chief Operating Officer of Colony NorthStar, having previously held the position of Executive Director and Chief Operating Officer of Colony. Prior to the combination of Colony and Colony Financial, Inc., Mr. Hedstrom was the global Chief Financial Officer for Colony. In that role he was responsible for management of the financial and operating aspects of its funds management business, which included oversight of Colony’s financial, human resources, information technology, risk management and investor reporting functions. Prior to joining the Colony business in 1993, Mr. Hedstrom held senior positions with Koll International and Castle Pines Land Co. Mr. Hedstrom spent five years with Ernst & Young, where he was a Senior Manager. Mr. Hedstrom is a Certified Public Accountant (license inactive) and received a Bachelor of Science in Accounting from the University of Colorado.
Ronald M. Sanders. Ronald M. Sanders is an Executive Vice President and the Chief Legal Officer and Secretary of Colony NorthStar, for which he is responsible for the management of global legal affairs and generally provides legal and other support to the operations of Colony NorthStar. Mr. Sanders previously held the position of Executive Director and Chief Legal Officer and Secretary of Colony, for which he provided similar services. Prior to joining the Colony business in 2004, Mr. Sanders was a Partner with the law firm of Clifford Chance US LLP. Mr. Sanders received his Bachelor of Science from the State University of New York at Albany in 1985, and his Juris Doctor from the New York University School of Law in 1988.
Darren J. Tangen. Darren J. Tangen is an Executive Vice President and the Chief Financial Officer and Treasurer of Colony NorthStar. Since 2002, Mr. Tangen has held various senior investment related roles at Colony, including Executive Director and Chief Financial Officer. Mr. Tangen was one of the key executives (Chief Financial Officer and Chief Operating Officer) responsible for Colony Financial, Inc. (NYSE: CLNY) having taken the company public in 2009 and leading it through its successful combination with Colony Capital, LLC in 2015. Prior to joining Colony in 2002, Mr. Tangen held positions at Credit Suisse and Colliers International (NASDAQ: CIGI). Mr. Tangen received his Bachelor of Commerce from McGill University and his Master of Business Administration in Finance and Real Estate at The Wharton School, University of Pennsylvania where he was recognized as a Palmer Scholar.
Kevin P. Traenkle. Kevin P. Traenkle is an Executive Vice President and the Chief Investment Officer of Colony NorthStar, having previously held the position of Executive Director and Chief Investment Officer for Colony, and has served as Chief Executive Officer, President and a director of CLNS Credit since January 2018. Mr. Traenkle is involved in many facets of Colony NorthStar, including business strategy, product development, global client relations, oversight of individual investment and divestment decisions, as well as portfolio construction and risk management. Prior to rejoining the Colony business in 2002, Mr. Traenkle worked for a private equity investment firm, where, among other responsibilities, he focused on the firm’s real estate-related investment and management activities. Prior to originally joining Colony in 1993, Mr. Traenkle worked in the municipal finance department for the investment bank First Albany Corporation in Albany, New York. Mr. Traenkle received a Bachelor of Science in Mechanical Engineering in 1992 from Rensselaer Polytechnic Institute in Troy, New York.
Neale W. Redington. Neale W. Redington is a Managing Director and the Chief Accounting Officer of Colony NorthStar, having previously held the same positions at Colony, and the Chief Accounting Officer of CLNS Credit since January 2018.

Mr. Redington is responsible for financial accounting and reporting for firm-sponsored investments and related affiliates and subsidiaries. Prior to joining the Colony business in 2008, Mr. Redington was an audit partner in the real estate and hospitality practice of Deloitte & Touche LLP where he was the U.S. partner in charge of hospitality services. During his twenty years with Deloitte, Mr. Redington worked in both London and Los Angeles. Mr. Redington is a Certified Public Accountant (license inactive) and a Chartered Accountant in England & Wales and received a B.Com.(Acc.)(Hons.) in 1987 from the University of Birmingham in England.
Additional Management
In addition, the following individuals may serve on our advisor’s investment committee:
Sujan S. Patel. Mr. Patel has been a Managing Director and Co-Head of U.S. Investment Management of Colony NorthStar since January 2017 and as Chief Financial Officer and Treasurer of CLNS Credit since January 2018, and previously served as a Managing Director and Co-Head of Investments of NSAM from June 2014 to January 2017 and as a Managing Director of NorthStar Realty from 2012 to January 2017 and in various other positions at NorthStar Realty since joining in 2007.  Mr. Patel is responsible for overseeing the sourcing, structuring and execution of opportunistic equity, debt and strategic investments across all asset types and geographies. Prior to joining NorthStar Realty in 2007, Mr. Patel was with Thayer Lodging Group, a lodging dedicated private equity firm, focusing on all aspects of sourcing, acquiring, financing and disposing of hotel investments.  Mr. Patel began his career at Morgan Stanley in investment banking. Mr. Patel received a BA in Engineering Sciences Modified with Economics from Dartmouth College.
Robert C. Gatenio. Mr. Gatenio has been a Managing Director and Co-Head of U.S. Investment Management of Colony NorthStar since January 2017 and previously served as a Managing Director and Co-Head of Investments of NSAM from June 2014 to January 2017 and as a Managing Director of NorthStar Realty from 2010 to January 2017 and in various other positions at NorthStar Realty since joining in 2006. In addition, Mr. Gatenio previously served as Vice Chairman of NorthStar Healthcare from March 2016 to December 2017 and has served as Executive Chairman of NorthStar Healthcare since December 2017. Prior to joining NorthStar Realty in 2006, Mr. Gatenio was with Goldman Sachs in its commercial mortgage origination and distribution group and, prior to that position, was with Goldman Sachs Asset Management on its Fixed Income Portfolio Management Team. Mr. Gatenio holds a Bachelor of Science in Finance from Syracuse University and a Master of Business Administration from Fordham University Business School.
The Advisory Agreement
The term of our advisory agreement will be one year from the commencement of our offering, subject to renewals upon mutual consent of the parties for an unlimited number of successive one-year periods. On February 7, 2017, we entered into an amended and restated advisory agreement, which amends and restates the prior advisory agreement. The advisory agreement was renewed by our board of directors through June 30, 2018 upon terms identical to those of the agreement in effect through June 30, 2017.
It is the duty of our board of directors to evaluate the performance of our advisor before renewing our advisory agreement. The criteria used in these evaluations will be reflected in the minutes of the meetings of our board of directors in which the evaluations occur. Our advisory agreement may be terminated:

•	immediately by us for “cause,” or upon the bankruptcy of our advisor;

•	without cause or penalty by us or our advisor upon 60-days’ written notice; or

•	with “good reason” by our advisor upon 60-days’ written notice.
“Good reason” is defined in our advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under our advisory agreement or any material breach of our advisory agreement of any nature whatsoever by us or our operating partnership. “Cause” is defined in our advisory agreement to mean fraud, criminal conduct, misconduct, negligence or breach of fiduciary duty by our advisor or a material breach of our advisory agreement by our advisor.
In the event of the termination of our advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. Our board of directors shall determine whether any succeeding advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.
Upon termination of our advisory agreement for any reason, including for cause, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and NorthStar/RXR NTR OP Holdings, as the holder of the special units, may be entitled to a one-time payment upon redemption of the special units (based on an appraisal or valuation of our portfolio) in the event that NorthStar/RXR NTR OP Holdings would have been entitled to a subordinated distribution had the portfolio been liquidated on the termination date. See “Management Compensation” for a detailed discussion of the compensation payable to our advisor under our advisory agreement and the payment that NorthStar/RXR NTR OP Holdings may be entitled to receive with respect to the special units.
The Sub-Advisor
Subject to the terms of the advisory agreement between our advisor and us, our advisor through its affiliates has delegated certain advisory duties to RXR NTR Sub-Advisor LLC, our sub-advisor, and a wholly-owned subsidiary of one of our co-sponsors, RXR. We are party to the sub-advisory agreement between our advisor and our sub-advisor for purposes of payment obligations. Notwithstanding such delegation to the sub-advisor or affiliates of the sub-advisor or advisor, our advisor retains ultimate responsibility for the performance of all the matters entrusted to it under the advisory agreement. The sub-advisory agreement will automatically terminate upon the termination of the advisory agreement between us and our advisor. Our advisor can terminate the sub-advisory agreement for cause, including fraud, criminal misconduct, negligence or breach of fiduciary duty by the sub-advisor or a material breach of the sub-advisory agreement by the sub-advisor. In addition, the sub-advisory agreement will automatically terminate or our advisor can terminate the sub-advisory agreement for cause upon certain events relating to the strategic transaction between NorthStar Realty and RXR, as more fully described in the sub-advisory agreement. On October 19, 2016, we entered into an amended and restated sub-advisory agreement and, on March 17, 2017, we entered into a second amended and restated sub-advisory agreement. In June 2017, the sub-advisory agreement was automatically renewed through June 30, 2018 in connection with the renewal of the advisory agreement by our board of directors, upon terms identical to those of the agreement in effect through June 30, 2017.
Pursuant to the sub-advisory agreement among the advisor and the sub-advisor and subject to the oversight of our board of directors, personnel associated with our sub-advisor are assigned direct responsibility for, among others, the following duties:

•	sourcing and proposing target investment opportunities to our advisor’s investment committee;

•	conducting due diligence on target investments;

•	managing the acquisition process for real estate investments approved by our advisor’s investment committee;

•	managing the origination and closing process for real estate debt, structured finance and other investments approved by our advisor’s investment committee;

•	sourcing and arranging potential co-investment partners for our investments;

•	managing legal matters involving our investments;

•	supervising the compilation of financial information concerning our real estate investments; and

•	arranging financing and refinancing for our real estate investments.
For any investment opportunity that might be identified by the sub-advisor as appropriate for the company, the allocation procedures set forth under the caption “Conflicts of Interest—Allocation of Investment Opportunities” will govern the allocation of the opportunity among the company, the sub-advisor, its affiliates and any investment vehicles sponsored or managed by RXR or its affiliates, and all of the sub-advisor’s obligations, and any and all duties of the sub-advisor, are subject to, and qualified by, these allocation procedures and the disclosed conflicts set forth in this prospectus. See “Risk Factors—Risks Related to Conflicts of Interest.”
As consideration for the services delegated to the sub-advisor, we will pay the sub-advisor, pursuant to the sub-advisory agreement, 50% of all fees and up to 25% of all expense reimbursements otherwise payable to the advisor under the advisory agreement, including:

•	organization and offering costs;

•	acquisition costs;

•	operating costs;

•	asset management fees; and

•	any disposition costs.

For a description of the fees subject to the assignment, see “Management Compensation.” For other fees paid to our sub-advisor and its affiliates, please see “— Property Manager.”
The officers and key personnel of our sub-advisor are as follows:

Name	Age	Positions
Scott H. Rechler	50	Chief Executive Officer
Michael Maturo	56	President and Chief Financial Officer
Jason M. Barnett	49	Vice Chairman and General Counsel
For biographical information on Mr. Rechler, see “— Directors and Executive Officers.”
Michael Maturo. Mr. Maturo is the President and Chief Financial Officer of our sub-advisor. Mr. Maturo also serves as President and Chief Financial Officer of RXR, a position he has held since RXR’s founding in 2007. Prior to the Reckson/SL Green merger, Mr. Maturo served as President and Chief Financial Officer of Reckson, where he was also a member of Reckson’s board of directors. Mr. Maturo was responsible for Reckson’s Capital Market’s activities as well as its accounting, financing, strategic planning, budgeting, treasury, tax management, internal and external reporting and investor relations departments. Mr. Maturo also had oversight responsibility over Reckson’s investment functions and allocation of capital, developing and implementing Reckson’s corporate and operating strategies. From 2004 to 2006, Mr. Maturo chaired the Investment Committee of Reckson. Additionally, Mr. Maturo is the President, Chief Financial Officer and member of the Board of Directors of RNY. Prior to joining Reckson, Mr. Maturo was a senior manager with EY Kenneth Leventhal Real Estate Group. Mr. Maturo is a Certified Public Accountant. Mr. Maturo serves on a number of outside boards and committees including First Vice Chairman of the Board of Directors of the Long Island Association (LIA) as well as a member of its Executive Committee and Chairman of its Economic Development Committee, Chairman of the Board of Directors of the Catholic Foundation of Long Island, member of the Board of Trustees of the Diocese of Rockville Center Pension Plan and Member of the Real Estate Roundtable. Mr. Maturo holds a Bachelor of Science degree in Accounting and Finance from Seton Hall University in South Orange, New Jersey.
Jason M. Barnett. Mr. Barnett is the Vice Chairman and General Counsel of our sub-advisor. Mr. Barnett also serves as Vice Chairman and General Counsel of RXR, a position he has held since 2007. While at Reckson from 1996 until January 2007, Mr. Barnett held various positions, including serving as its Executive Vice President from 1999 until 2006, Senior Executive Vice President - Corporate Initiatives from 2006 until 2007, General Counsel from 1997 until 2007 and Secretary from 2003 until 2007. Prior to the Reckson/SL Green Merger, Mr. Barnett oversaw Reckson’s corporate initiatives as well as all of Reckson’s legal and compliance matters. Mr. Barnett has been integrally involved in the structuring and execution of approximately $27.8 billion of capital markets and real estate transactions, including acquisitions, dispositions, joint ventures, mergers and acquisitions and financings. Additionally, Mr. Barnett is the Senior Executive Vice President, General Counsel and member of the Board of Directors of RNY. Prior to joining Reckson, Mr. Barnett practiced in the corporate and securities department of Sidley Austin Brown & Wood, LLP, where he focused on capital markets and real estate investment trusts. He is a member of the American Bar Association, the Real Estate Board of New York and the National Association of Real Estate Investment Trusts and is admitted to the Bar of the State of New York. Mr. Barnett also serves on the Board of Trustees at Clark University, and as a member of the London Business School of Economics Advisory Board. Mr. Barnett holds a Bachelor of Arts from Clark University in Worchester, Massachusetts and a Juris Doctorate from Emory University School of Law in Atlanta, Georgia.
Property Manager
We expect that our real properties will be managed and leased by RXR Property Management LLC, our property manager, which is an affiliate of our sub-advisor. We will pay our property manager property management fees if our sub-advisor or an affiliate of our sub-advisor is our property manager. Such fees will be paid in an amount that is usual and customary for owner/operators in that geographic area for that type of property.
We expect to engage our property manager to provide leasing services with respect to each of our properties. We will pay a leasing fee in an amount that is usual and customary for comparable services rendered in the geographic market of the property.
We also expect to engage affiliates of our property manager to provide construction management services for each of our properties. We will pay a construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.
In general, our property management agreements with our property manager will have a one-year term and will be subject to automatic successive one-year renewals. The property management agreements may be terminated upon the following events: (i) by the property manager, upon 30 days’ prior written notice; (ii) by us, upon 30 days’ prior written notice if required by any lender pursuant to the applicable financing documents or if a lender succeeds to us under the property management agreement; (iii) by us, if: (x) our sub-advisory agreement with the sub-advisor is terminated and RXR no longer owns at least a 20% direct or indirect interest in the property covered by the property management agreement; or (y) if the property manager commits fraud or willful misconduct with respect to the property covered by the property management agreement; or (z) if otherwise required by an applicable joint venture agreement, our organizational documents or by any advisory agreement entered between us and any affiliate of RXR or the property manager. In addition, the property management agreement will automatically terminate in the event of a sale of the property or a sale of 100% of the interests in the property owner.
Our property manager hires, directs and establishes policies for employees who have direct responsibility for the operations of each real property it manages, which includes, but is not limited to, on-site managers and building and maintenance personnel. Our property manager also directs the purchase of equipment and supplies and supervises all maintenance activity.
Development Management
We expect to retain our sub-advisor or its affiliates to provide development management services for many of the development, redevelopment and repositioning projects we undertake, if any, and to enter into development management agreements with our sub-advisor or its affiliates in connection with these activities.
The services to be performed by our sub-advisor or its affiliates in connection with our investments include the management of all development-related activities including, but not limited to: program planning, budgeting, consultant selection, architectural and engineering design preparation and development, contract bidding and buy-out, construction management, marketing, leasing, project completion and tenant relocation and occupancy.
We will pay our sub-advisor or its affiliates development fees that are usual and customary for comparable services rendered for similar projects in the geographic area where the services are provided.
Our Sponsors
Colony NorthStar
Colony NorthStar is a global real estate and investment management firm formed as a result of the mergers of NSAM, our prior co-sponsor, Colony NorthStar, a wholly owned subsidiary of NSAM, Colony, and NorthStar Realty effective as of January 10, 2017. As a result of the mergers, Colony NorthStar became an internally-managed equity REIT, with a diversified real estate and investment management platform, publicly traded on the NYSE under the symbol “CLNS” and succeeded NSAM as our co-sponsor. CNI NS/RXR Advisors, LLC, as successor to NSAM J-NS/RXR Ltd, or our advisor, is now a subsidiary of Colony NorthStar. The mergers had no material impact on our operations.
Colony NorthStar has significant property holdings in the healthcare, industrial and hospitality sectors, other real estate equity and debt investments and an embedded institutional and retail investment management business and had assets under management of approximately $57 billion (of which $14 billion relate to assets held for sale) as of September 30, 2017. Colony NorthStar manages capital on behalf of its stockholders, as well as institutional and retail investors in private funds, non-traded and traded REITs and registered investment companies. Colony NorthStar has more than 500 employees worldwide, with its principal executive office located in Los Angeles, California and additional offices located across seventeen cities in ten countries. Colony NorthStar’s management team averages over 32 years of relevant business experience.
NorthStar Listed Companies
Colony NorthStar manages NorthStar Europe, a publicly traded, European-focused commercial real estate company formed following its spin-off from NorthStar Realty in 2015, and CLNS Credit, a publicly traded commercial real estate company formed in 2018, focused primarily on CRE debt.
Retail Companies
The following table presents a summary of the other Retail Companies, including capital raise activity as of or through November 3, 2017 and investments as of or through September 30, 2017:

Retail Company	Primary Strategy	Offering Amount (in millions)(1)		Offering Period	Capital Raised (in millions)(1)		Total Investments (in millions)
Effective
NorthStar Healthcare	Healthcare Equity and Debt	2,100.0		Completed January 2016(2)	1,931.9		3,622.3
NorthStar Capital Fund	CRE Debt and Equity	3,200.0	(3)	Ends July 2019(4)	22.8	(5)	26.2
________________

(1)	Represents amount of shares registered and raised to offer pursuant to each Retail Company’s public offering, distribution reinvestment plan and follow-on public offering.

(2)
NorthStar Healthcare completed its initial public offering on February 2, 2015 by raising $1.1 billion in capital and its follow-on public offering on January 19, 2016 by raising $0.7 billion in capital.

(3)	Offering is for three feeder funds in a master feeder structure.

(4)
NorthStar Capital Fund’s registration statement was declared effective by the SEC in May 2016. Offering period subject to extension as determined by the board of directors or trustees of each Retail Company.

(5)
In connection with the distribution support agreement with each Retail Company, an affiliate of Colony NorthStar purchased $2.0 million in shares of common stock in NorthStar Capital Fund since inception through December 31, 2017.

Direct Investments
NSAM entered into strategic partnerships and joint ventures with third parties with expertise in commercial real estate or other sectors and markets to augment NSAM’s business operations, while at the same time benefiting from fee streams generated by such strategic partnerships and joint ventures. Such investments have included the acquisition of an 84% interest in Townsend Holdings, LLC, a 43% interest in American Healthcare Investors LLC, or AHI, and a 45% interest in Island Hospitality Management Inc., or Island. In December 2016, in connection with the mergers, NSAM sold the Island interest.
Colony NorthStar’s management team has broad and extensive experience in real estate investment and finance with some of the nation’s leading CRE and lending institutions. Please see “Management—Directors and Executive Officers” and “Management—Our Advisor and Sub-Advisor” for biographical information regarding the executive officers and key professionals of our company and our advisor. We believe that Colony NorthStar’s active and substantial ongoing participation in the real estate markets and the depth of experience and disciplined investment approach of Colony NorthStar’s management team will allow our advisor to successfully execute our investment strategy.
RXR
RXR is a New York-based vertically integrated real estate operating company which was formed subsequent to the sale of Reckson by several of the senior executives of Reckson to SL Green in January 2007, one of the largest public real estate management buyouts in REIT history. As of December 31, 2017, RXR’s platform managed 72 commercial real estate properties and investments with an aggregate gross asset value of approximately $17.7 billion, comprising approximately 23.1 million square feet of commercial operating properties and approximately 6,300 multi-family and for sale units in various stages of development in the New York metropolitan area. Gross asset value is compiled by RXR in accordance with the company’s fair value measurement policy and is comprised of capital invested by RXR and its partners, as well as leverage. As of December 31, 2017, RXR employed approximately 500 persons. RXR’s headquarters are located at 625 RXR Plaza, Uniondale, New York 11556.
RXR’s management team, which is led by Scott H. Rechler, Michael Maturo and Jason M. Barnett has demonstrated the ability to opportunistically acquire, develop and finance properties and implement value creation strategies that have achieved overall favorable risk-adjusted returns for investors through multiple business/real estate cycles. Please see “Management — Directors and Executive Officers” for biographical information regarding the executive officers and key professionals of our company and our sub-advisor. We believe that RXR’s investment professionals’ experience through acquisitions, developments or redevelopments of over 60.5 million square feet of office, office-centered mixed-use and residential properties in the New York metropolitan area since 1995, will provide RXR with competitive advantages in the New York metropolitan area real estate business that will allow our sub-advisor to successfully execute our investment strategy.
In December 2013, NorthStar Realty entered into a strategic transaction with RXR, pursuant to which NorthStar Realty invested approximately $340 million in RXR, which included a combination of corporate debt, preferred equity and an approximate 27% equity interest in RXR and Mr. Saltzman has been appointed to serve on RXR’s significant action committee. In October 2015, the corporate debt and preferred equity component of this investment was prepaid and redeemed by RXR. Following the mergers, Colony NorthStar, through its subsidiary NorthStar Realty, indirectly holds this investment. In addition, in March 2017, Colony NorthStar made a $25 million commitment to RXR Value Added Fund III.

License to Use the Names “NorthStar” and “RXR”
Pursuant to our advisory agreement, Colony NorthStar granted us a non-transferable, non-assignable, non-exclusive royalty-free license to use the name “NorthStar” and all related trade names, trademarks, service marks, brands, logos, marketing materials and other related intellectual property it has the rights to use during the term of our advisory agreement. In addition, pursuant to our sub-advisory agreement, RXR granted us a non-transferable, non-assignable, non-exclusive royalty-free license to use the name “RXR” and all related trade names, trademarks, service marks, brands, logos, marketing materials and other related intellectual property it has the rights to use during the term of our sub-advisory agreement. If we cease to retain our advisor or sub-advisor or one of their affiliates to perform advisory or sub-advisory services for us, we will, promptly after receipt of written request from Colony NorthStar or RXR, as the case may be, cease to conduct business under or use the name “NorthStar” or “RXR,” and all related trade names, trademarks, service marks, brands, logos, marketing materials and other related intellectual property or any derivative thereof. We would also be required to change our name and the names of any of our subsidiaries to a name that does not contain the name “NorthStar” or “RXR” or any other word or words that might, in the reasonable discretion of Colony NorthStar or RXR, be susceptible of indication of some form of relationship between us and our sponsors or any of their affiliates.
Holdings of Shares of Common Stock, Common Units and Special Units
Colony NorthStar, through a subsidiary, and RXR have collectively invested approximately $2.2 million in us through the purchase of 22,223 of Class A Shares as part of our initial capitalization and an additional 219,780 of Class A Shares to satisfy the minimum offering amount in our initial public offering. Our sponsors or their affiliates must maintain their investment for as long as Colony NorthStar and RXR are our sponsors. NorthStar Realty and RXR have agreed to purchase up to an additional $10 million of Class A Shares of our common stock (which includes $2.0 million of Class A Shares purchased by NorthStar Realty and RXR to satisfy the minimum offering amount in the initial public offering) during the two-year period following commencement of our initial public offering in order to provide additional funds to allow us to pay distributions to stockholders. During the year ended December 31, 2017, NorthStar Realty and RXR purchased approximately $15,612 and $5,204 in shares of Class A common stock, respectively, at $9.10 per share (reflecting that no selling commissions or dealer manager fees were paid) pursuant to our distribution support agreement. We used the proceeds from such sale to make a capital contribution to our operating partnership. See “Description of Capital Stock — Distributions.”
Our sponsors and their affiliates which own shares of our common stock may not vote and have agreed to abstain from voting their shares, including any additional shares our sponsors acquire or control through any of their affiliates, in any vote for the removal of directors or any vote regarding the approval or termination of any contract with our sponsors or any of their affiliates. In determining the requisite percentage in interest of shares necessary to approve a matter on which our sponsors or any of their affiliates may not vote, any shares owned by them will not be included.
We are the sole general partner of our operating partnership and holder of common units in our operating partnership. NorthStar/RXR NTR OP Holdings, an affiliate of Colony NorthStar and RXR, owns all of the special units of our operating partnership, for which it contributed $1,000. The resale of any of shares of our common stock by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time.
Affiliated Dealer Manager
Our dealer manager is an affiliate of our advisor and will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. We will pay our dealer manager a selling commission of up to 7.0% of the gross proceeds from the sale of Class A Shares sold in our primary offering and up to 2.0% of the gross proceeds from the sale of Class T Shares sold in our primary offering, all of which will be reallowed to third-party broker-dealers participating in our offering and a dealer manager fee of up to 3.0% of the gross proceeds from the sale of Class A Shares sold in our primary offering and 2.75% of the gross proceeds from the sale of Class T Shares sold in our primary offering, a portion of which may be reallowed to any third-party broker-dealer participating in our offering based upon factors such as the number of shares sold by such broker-dealer and the assistance of such broker-dealer in marketing our primary offering. In addition, we will pay our dealer manager a 1.0% annual distribution fee as further described in “Plan of Distribution”, which may be reallowed to any third-party broker-dealers participating in our offering.

MANAGEMENT COMPENSATION
The following table summarizes all of the fees and expense reimbursements that we will pay to our dealer manager, our advisor and its affiliates and our sub-advisor and its affiliates, including amounts to reimburse their costs in providing services to us. The most significant items of compensation are included in the following table. Our advisor has entered into a sub-advisory agreement with our sub-advisor pursuant to which our advisor through its affiliates has delegated certain of its duties to the sub-advisor. We are party to the sub-advisory agreement between our advisor and our sub-advisor for purposes of payment obligations and we will pay the sub-advisor 50% of all the fees and up to 25% of all reimbursable expenses that would be otherwise payable by us under the advisory agreement or as otherwise may be agreed to by the advisor and the sub-advisor. Selling commissions and dealer manager may vary for different categories of purchasers as described under “Plan of Distribution.” This table assumes that we sell all shares of common stock in our primary offering at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers). No selling commissions or dealer manager fees will be payable on shares sold through our DRP. The allocation of amounts between the Class A Shares and Class T Shares assumes that 30% of the shares of common stock sold in the primary offering are Class A Shares, 60% are Class T Shares and 10% are Class I Shares.

Estimated Amount for
Form of Compensation		Maximum
and Recipient	Determination of Amount	Offering (1)
Organization and Offering Stage

Selling Commissions — Dealer Manager(2)
Class A Shares

Up to 7% of gross offering proceeds from the sale of Class A Shares in the primary offering.

Class T Shares

Up to 2% of gross offering proceeds from the sale of Class T Shares in the primary offering.

Our dealer manager will reallow selling commissions for Class A Shares and Class T Shares to participating broker-dealers. No selling commissions will be payable with respect to Class A Shares and Class T Shares issued under our DRP.

Class I Shares

No selling commissions will be payable with respect to Class I Shares.
$4,950,000 ($3,150,000 for the Class A Shares and $1,800,000 for the Class T Shares, respectively)

Dealer Manager Fee — Dealer Manager(2)
Class A Shares

Up to 3.0% of gross offering proceeds from the sale of Class A Shares in the primary offering.

Class T Shares

Up to 2.75% of gross offering proceeds from the sale of Class T Shares in the primary offering.

Our dealer manager may reallow a portion of the dealer manager fees for Class A Shares and Class T Shares to any participating broker-dealer, based upon factors such as the number of shares sold by the participating broker-dealer and the assistance of such broker-dealer in marketing our primary offering.

Class I Shares

No dealer manager fees will be payable with respect to Class I Shares.
$3,825,000 ($1,350,000 for the Class A Shares and $2,475,000 for the Class T Shares, respectively)

Estimated Amount for
Form of Compensation		Maximum
and Recipient	Determination of Amount	Offering (1)
Other Organization and Offering Costs – Advisor Entities or their Affiliates) (3)
We will reimburse our Advisor Entities or their affiliates for the unreimbursed portion and future organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the total amount of selling commissions, dealer manager fees and other organization and offering costs borne by us to exceed 15.0% of gross proceeds from our offering. If we raise the maximum offering amount, we expect organization and offering costs (other than selling commissions and dealer manager fees) to be approximately $1,500,000 or approximately 1.0% of gross offering proceeds. Organization and offering costs are not a class specific expense. These organization and offering costs include all costs (other than selling commissions and dealer manager fees) to be paid by us in connection with our formation and the qualification and registration of our offering, including, without limitation, costs for printing, preparing and amending registration statements or supplementing prospectuses, mailing and distributing costs, telephones and other telecommunications costs, all advertising and marketing costs, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, costs and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees for services provided to us in connection with our offering. Our estimated organization and offering costs, as a percentage of our gross offering proceeds, will be greater if we raise the minimum offering amount than if we raise the maximum offering amount because a portion of these costs are fixed in amount and, therefore, will be incurred regardless of the amount of gross offering proceeds raised.
$1,500,000

Acquisition and Development Stage

Acquisition Fee — Advisor Entities or their Affiliates	Not applicable.	None.

Estimated Amount for
Form of Compensation		Maximum
and Recipient	Determination of Amount	Offering (1)
Reimbursement of Acquisition Costs — Advisor Entities or their Affiliates	We will reimburse our Advisor Entities or their affiliates for actual costs incurred in connection with the selection or acquisition of an investment, whether or not acquired or originated.
Leverage of 50% of the cost of investments: $1,397,250

Leverage of 75% of the cost of investments: $2,794,500

For purposes of this table and based on industry experience, we have assumed acquisition costs will constitute 0.5% of the cost of our investments, including any financing attributable to the investments. The actual amount of acquisition costs are dependent on a number of factors and cannot be determined at the present time.

Operational Stage

Distribution Fee — Dealer Manager(4)
With respect to our Class T Shares only, we will pay our dealer manager a distribution fee, all or a portion of which may be reallowed by the dealer manager to participating broker dealers, that accrues daily and is calculated on outstanding Class T Shares issued in the primary offering in an amount equal to 1.0% per annum of (i) the current gross offering price per Class T Share in the primary offering, or (ii) if we are no longer offering shares in a public offering, the most recent gross offering price per Class T Share or the estimated per share value of Class T Shares of our common stock, if any has been disclosed. The distribution fee will be payable monthly in arrears and will be paid on a continuous basis from year to year.

We will cease paying distribution fees with respect to each Class T Share on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share is no longer outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of the primary portion of this offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation with respect to the primary Class T Shares held by a stockholder within his or her particular account, including dealer manager fees, selling commissions, and distribution fees, would be in excess of 10% of the total gross offering price at the time of the investment in the primary Class T Shares held in such account. See “Description of Capital Stock—Common Stock—Class T Shares.”

$900,000 annually, assuming sale of $90,000,000 of Class T Shares, subject to the 10% limit on underwriting compensation. We estimate that a maximum of $4,725,000 in such fees will be paid over the life of the company; some or all fees may be re-allowed.

Estimated Amount for
Form of Compensation		Maximum
and Recipient	Determination of Amount	Offering (1)
Asset Management Fee — Advisor Entities or their Affiliates(5)
A monthly asset management fee equal to one-twelfth of 1.0% of the sum of the amount funded or allocated by us for investments, including expenses and any financing attributable to such investments, less any principal received on our debt and securities investments.
Maximum Offering and leverage of 75% of the cost of investments: $5,589,000

Other Operating Costs — Advisor Entities or their Affiliates(6)
We will reimburse the costs incurred by our Advisor Entities or their affiliates in connection with their providing services to us, including our allocable share of our Advisor Entities’ overhead, such as rent, employee costs, utilities and technology costs. Employee costs may include our allocable portion of salaries of personnel engaged in managing our operations, including public reporting and investor relations. We will not reimburse our Advisor Entities or their affiliates for employee costs in connection with services for which our Advisor Entities earn acquisition fees or disposition fees or for the salaries and benefits paid to our executive officers.
Actual amounts are dependent upon actual expenses incurred; we cannot determine these amounts at the present time.

Development Fee — Sub-Advisor or its Affiliates(5) (7)
Customary development fees if our sub-advisor or an affiliate oversees the development. We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic area of the project.
Actual amounts are dependent upon results of our operations; we cannot determine these amounts at the present time.

Leasing fee — Sub-Advisor or its Affiliates(5) (7)
Customary leasing fees if our sub-advisor or an affiliate is our primary leasing agent. Such fees will be paid in an amount that is usual and customary in that geographic area for that type of property. We expect such fees will typically range from 3.0% to 7.0% of the total rent due under the initial term of a lease.
Actual amounts are dependent upon results of our operations; we cannot determine these amounts at the present time.

Property Management Fee — Sub-Advisor or its Affiliates(5) (7)
Customary property management fees if our sub-advisor or an affiliate is our property manager. Such fees will be paid in an amount that is usual and customary for owner/operators in that geographic area for that type of property.
Actual amounts are dependent upon results of our operations; we cannot determine these amounts at the present time.

Tenant Construction Management Fee — Sub-Advisor or its Affiliates(5) (7) (8)
Amount payable by the tenant negotiated at arm’s-length directly with tenant. Amounts payable by the landlord include direct costs incurred by our sub-advisor or an affiliate plus a customary fee of up to 10.0% of the cost of the tenant construction project.
Actual amounts are dependent upon results of our operations; we cannot determine these amounts at the present time.

Construction Management Fee — Sub-Advisor or its Affiliates(5) (7)
Customary construction management fees if our sub-advisor or its affiliates provide such services. Such fees will be paid in an amount that is usual and customary in the geographic area for that type of property. We expect such fee could range up to 10.0% of the total projected re-development or construction cost.
Actual amounts are dependent upon results of our operations; we cannot determine these amounts at the present time.

Estimated Amount for
Form of Compensation		Maximum
and Recipient	Determination of Amount	Offering (1)
Disposition, Liquidation and Other Significant Events

Disposition Fees — Advisor Entities or their Affiliates	Not applicable.	None.

Estimated Amount for
Form of Compensation		Maximum
and Recipient	Determination of Amount	Offering (1)
Special Units — NorthStar/RXR NTR OP Holdings(9)
NorthStar/RXR NTR OP Holdings, an affiliate of our sponsors, was issued special units upon its initial investment of $1,000 in our operating partnership and in consideration of services to be provided by our Advisor Entities and as the holder of special units will be entitled to receive distributions equal to 15.0% of distributions, including from sales of investments, refinancings and other sources, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their total invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such aggregate invested capital. In addition, NorthStar/RXR NTR OP Holdings as the holder of special units will be entitled to a separate payment if it redeems its special units. The special units may be redeemed upon: (i) the listing of our common stock on a national securities exchange; (ii) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed; or (iii) the occurrence of certain events that result in the termination or non-renewal of our advisory agreement. If the event triggering the redemption is: (i) a listing of our shares on a national securities exchange, the redemption price will be calculated based on the average share price of our shares for a specified period; (ii) a merger, consolidation or a sale of substantially all of our assets or any similar transactions or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed, the redemption price will be based on the value of the consideration received or to be received by us or our stockholders on a per share basis; or (iii) an underwritten public offering, the redemption price will be based on the valuation of the shares as determined by the initial public offering price in such offering. If the triggering event is the termination or non-renewal of our advisory agreement other than for cause, the redemption price will be calculated based on an appraisal or valuation of our assets, unless the termination is in connection with the events described under (ii) above, in which event the redemption price will be based on the consideration described under (ii). Notwithstanding anything herein to the contrary, no redemption of the special units will be permitted unless our stockholders have received (or are deemed to have received in the cases described above where there is no liquidation or sale of our assets or similar transaction), in the aggregate, cumulative distributions equal to their total invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such aggregate invested capital.
Actual amounts are dependent upon results of our operations; we cannot determine these amounts at the present time.

________________________________________

(1)
The estimated maximum dollar amounts are based on the sale of the maximum of $150,000,000 in shares, including 30% Class A Shares, 60% Class T Shares and 10% Class I Shares, to the public in our primary offering.

(2)
All or a portion of selling commissions will not be charged with regard to shares sold to certain categories of purchasers. A reduced dealer manager fee is payable with respect to certain volume discount sales. See “Plan of Distribution.”

(3)
We will reimburse our advisor or its affiliates for the unreimbursed portion and future organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the total amount of selling commissions, dealer manager fees and other organization and offering costs borne by us to exceed 15% of gross proceeds from our offering.

(4)
The estimated aggregate maximum distribution fee assumes that (i) we sell the maximum offering amount of $150 million in shares (consisting of $45 million in Class A Shares, at $10.11 per share, $90 million in Class T Shares, at $9.55 per share, and $15 million in Class I Shares, at $9.10 per share) and therefore, the maximum amount of underwriting compensation from all sources is $15 million, which is 10% of the maximum amount of gross offering proceeds, and (ii) all other underwriting compensation other than the distribution fee, will equal $8.8 million, which consists of the maximum selling commissions and dealer manager fees payable in connection with the purchase of shares in our primary offering (of which $4.5 million and $4.3 million is attributable to the Class A Shares and Class T Shares, respectively), as set forth in the “Plan of Distribution—Underwriting Terms” section of this prospectus.

(5)
Our advisor or sub-advisor in its sole discretion may defer or waive any fee payable to it under our advisory agreement or the sub-advisory agreement, as the case may be, or accept, in lieu of cash, shares of our common stock. All or any portion of such fees not taken may be deferred without interest and paid when our advisor or sub-advisor determines. Our independent directors will determine, from time-to-time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meeting of our board of directors.

(6)
We will reimburse our advisor quarterly for total operating expenses, based upon a calculation for the four preceding fiscal quarters, not to exceed the greater of 2.0% of our average invested assets or 25.0% of our net income, unless our independent directors authorized such reimbursement based on a determination that such excess expenses were justified based on unusual and non-recurring factors. In each case in which such a determination is made, our stockholders will receive written disclosure of the determination, together with an explanation of the factors considered in making the determination, within 60 days after the quarter in which the excess occurred. “Average invested assets” means the average monthly book value of our assets during a specified period before deducting depreciation, loan loss reserves or other non-cash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under U.S. GAAP, that are in any way related to our operation, including asset management fees, but excluding: (i) the costs of raising capital such as organization and offering costs, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such costs and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenses such as depreciation, amortization and loan loss reserves; (v) incentive fees; (vi) acquisition and origination fees and acquisition costs; (vii) real estate commissions on the sale of real property; and (viii) other fees and expenses connected with the acquisition, financing, disposition, management and ownership of real estate interests, loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(7)	Such fees must be approved by a majority of our independent directors as being fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

(8)	These fees relate to construction management services for improvements and build-out to tenant space.

(9)
Upon the termination of our advisory agreement for “cause,” we will redeem the special units in exchange for a one-time cash payment of $1.00. Except for this potential payment and as described in “Management Compensation,” NorthStar/RXR NTR OP Holdings, as the holder of special units, shall not be entitled to receive any redemption or other repayment from us or our operating partnership, including any participation in the monthly distributions we intend to make to our stockholders.

STOCK OWNERSHIP
The following table sets forth the beneficial ownership of our common stock as of December 31, 2017 for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares. All shares held by Colony NorthStar and our directors are Class A Shares. The percentages of common stock beneficially owned are based on an aggregate of 4,400,344 shares of our common stock outstanding as of December 31, 2017, including 2,046,869 Class A Shares, 2,213,824 Class T Shares and 139,651 Class I Shares.

Name and Address of Beneficial Owner(1)	Number of Class A Shares Beneficially Owned	Percent of All Shares
5% Stockholders
Colony NorthStar, Inc.(2)	183,901	4.2%
Directors and Executive Officers(2)
David S. Schwarz	—	—%
Scott H. Rechler	—	—%
Dianne Hurley(3)	10,000	*
Lawrence J. Waldman(3)	10,000	*
Winston W. Wilson(3)	10,000	*
Frank V. Saracino	—	—%
Ann B. Harrington	—	—%
All directors and executive officers as a group	213,901	4.9%
_____________________

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of securities if that person has a right to acquire beneficial ownership of the securities within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)
The address of Colony NorthStar, Inc. is 515 S. Flower St., 44th Floor, Los Angeles, CA 90071 and the address of certain of its subsidiaries and each of the directors and executive officers is 590 Madison Avenue, 34th Floor, New York, NY 10022.

(3)	Includes 3,750 unvested shares of restricted common stock held by each director.

CONFLICTS OF INTEREST
We are subject to various conflicts of interest arising out of our relationship with our sponsors, our advisor, our sub-advisor and their respective affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.
Our Affiliates’ Interests in Other NorthStar Entities
General
NorthStar Realty, an affiliate of Colony NorthStar, has sponsored three other real estate programs that have liquidated. Colony NorthStar currently sponsors one other public non-traded REIT program, NorthStar Healthcare, and a diversified closed-end fund, NorthStar Capital Fund. NorthStar Healthcare completed its $500.0 million follow-on public offering in January 2016, having previously completed its $1.1 billion initial public offering in February 2015. NorthStar Capital Fund’s registration statement was declared effective in May 2016. As a result, we expect that NorthStar Capital Fund will be engaged in its public offerings for some period of time during which this follow-on offering is also ongoing. In addition, on January 31, 2018, Colony NorthStar, NorthStar Income and NorthStar Income II completed the previously announced combination under which a select portfolio of Colony Northstar assets and liabilities combined with NorthStar Income and NorthStar Income II in an all-stock combination transaction, creating CLNS Credit, a commercial real estate credit REIT with approximately $5.5 billion in assets and $3.4 billion in equity value. CLNS Credit is expected to invest in assets similar to those in which the we will be investing.
Certain of our executive officers and directors are also officers, directors and managers of Colony NorthStar, our dealer manager and other affiliates of Colony NorthStar, including CLNS Credit, NorthStar Healthcare and NorthStar Capital Fund or may become officers, directors and managers of other future programs sponsored by Colony NorthStar. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of our sponsor may organize other programs and acquire for their own account investments that may be suitable for us. Our directors are not restricted from engaging for their own account in business activities of the type conducted by us. In addition, Colony NorthStar may grant equity interests in our advisor and NorthStar/RXR NTR OP Holdings, as the holder of special units, to certain personnel performing services for our advisor and our dealer manager.
Allocation of Our Affiliates’ Time
We rely on Colony NorthStar’s officers and employees who act on behalf of our advisor, including Messrs. Schwarz and Saracino and Ms. Harrington, for the day-to-day operation of our business. Messrs. Schwarz and Saracino and Ms. Harrington are also executive officers of affiliates of Colony NorthStar. As a result of their interests in other affiliates of Colony NorthStar, including CLNS Credit, NorthStar Healthcare and NorthStar Capital Fund, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Schwarz and Saracino and Ms. Harrington will face conflicts of interest in allocating their time among us, our advisor and other affiliates of Colony NorthStar and other business activities in which they are involved. However, we believe that our advisor and its affiliates have sufficient resources and personnel to fully discharge their responsibilities to us and the other affiliates of Colony NorthStar that they advise and manage.
We also rely on RXR’s key executive officers and employees who act on behalf of our sub-advisor, including Messrs. Rechler, Maturo and Barnett, for the day-to-day operation of our business. Messrs. Rechler, Maturo and Barnett are also executive officers of RXR or its other affiliates. As a result of their interests in other affiliates of RXR, including the RXR Funds in addition to a significant number of co-investment arrangements, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Rechler, Maturo and Barnett will face conflicts of interest in allocating their time among us, our sub-advisor and other affiliates of RXR and other business activities in which they are involved. However, we believe that our sub-advisor and its affiliates have sufficient professionals to fully discharge their responsibilities to the affiliates of RXR for which they work.
Receipt of Fees and Other Compensation by our Advisor Entities and their Affiliates
Our Advisor Entities and their affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our Advisor Entities’ advice to us as well as the judgment of management personnel of our sponsors who perform services on behalf of our Advisor Entities, some of whom also serve as executive officers, directors and other key professionals of our sponsors. Among other matters, these compensation arrangements could affect their judgment with respect to:

•
the continuation, renewal or enforcement of our agreements with our advisor, our sub-advisor and their respective affiliates, including our advisory agreement, our sub-advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle our advisor to increased asset management fees;

•
acquisition of properties and other investments and origination of CRE debt, which entitle our Advisor Entities to asset management fees, property management fees, development fees, leasing fees, construction management fees and in the case of acquisitions of investments from other NorthStar or RXR entities, might entitle affiliates of our Advisor Entities to disposition fees in connection with services for the seller;

•
borrowings up to or in excess of our stated borrowing policy to acquire properties and other investments and to originate CRE debt, which borrowings will increase the asset management fees payable to our Advisor Entities;

•
whether and when we seek to list our common stock on a national securities exchange, which listing could entitle NorthStar/RXR NTR OP Holdings, as the holder of special units, to receive a one-time payment in connection with the redemption of its special units;

•	allocations to the extent that such persons have a greater pecuniary interest in another entity to which an opportunity might be allocated;

•
whether we seek to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and other key professionals of Colony NorthStar or RXR who are performing services for us on behalf of our advisor for consideration that would be negotiated at that time and may result in these professionals receiving more compensation from us than they currently receive from our sponsor; and

•	whether and when we seek to sell our company or its assets, which would entitle NorthStar/RXR NTR OP Holdings, as the holder of the special units, to a subordinated distribution.
Duties Owed by Some of Our Affiliates to Our Advisor, Sub-Advisor and Our Advisor’s and Sub-Advisor’s Affiliates
Our executive officers, directors and other key professionals of our sponsors performing services on behalf of our Advisor Entities may also be officers, directors, managers and other key professionals of:

•	Colony NorthStar, Inc.;

•	RXR Realty LLC;

•	RNY;

•	RXR Opportunity Fund;

•	RXR Value Added Fund;

•	RXR ESM Venture;

•	RXR Value Added Fund III;

•	CNI NS/RXR, LLC, our advisor;

•	RXR NTR Sub-Advisor LLC, our sub-advisor;

•	NorthStar Securities, LLC, our dealer manager;

•	NorthStar Realty Europe Corp. and its advisor;

•	NorthStar Healthcare Income, Inc. and its advisor;

•	NorthStar Real Estate Capital Income Master Fund and its two feeder funds and their advisors;

•	Colony NorthStar Credit Real Estate, Inc., and its advisor;

•	Other Colony NorthStar affiliates;

•	Other RXR affiliates; and

•	Other future programs sponsored by either Colony NorthStar or RXR.

As a result, they may owe duties to these entities, their stockholders, members and limited partners. These duties may from time-to-time conflict with the fiduciary duties that they owe to us.
Competition for Tenants and Other Services
We expect to own properties in the same geographic area as other investment vehicles sponsored by RXR or its affiliates. Accordingly, RXR and its affiliates will face conflicts of interest in seeking tenants for our properties while seeking tenants for properties owned or managed by other RXR affiliates. Similar conflicts may exist with respect to the other services RXR, Colony NorthStar and their affiliates provide us, including but not limited to obtaining financing, obtaining other third party services and pursuing a sale of our investments. Please see “Risk Factors — Risks Related to Conflicts of Interest.”
Affiliated Dealer Manager
Since our dealer manager is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with our offering of securities. See “Plan of Distribution.”
Our dealer manager also acts as the dealer manager for the continuous public offering of NorthStar Capital Fund. In addition, future programs sponsored by Colony NorthStar may seek to raise capital through public offerings conducted concurrently with our offering. As a result, our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital.
Certain Conflict Resolution Measures
In order to reduce or eliminate certain potential conflicts of interest, our charter contains restrictions and conflict resolution procedures relating to transactions we enter into with our sponsor, our advisor, our directors or their respective affiliates. In addition to these charter provisions, our board of directors has also adopted a conflicts of interest policy, which provides additional limitations, consistent with our charter, on our ability to enter these types of transactions in order to further reduce the potential for conflicts inherent in transactions with affiliates. The following describes these restrictions and conflict resolution procedures in our charter and in our conflicts of interest policy.
Charter Provisions Relating to Conflicts of Interest
Advisor Compensation. Our independent directors will determine from time-to-time, but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable REITs. In addition, our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. Our independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our advisory agreement are being carried out. This evaluation will be based on the following factors as well as any other factors they deem relevant:

•	the amount of the fees and any other compensation, including equity-based compensation, paid to our advisor and its affiliates in relation to the size, composition and performance of the assets;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.
The findings of our board of directors with respect to these evaluations will be recorded in the minutes of the meetings of our board of directors.
Under our charter, we can only pay our advisor or one of its affiliates a disposition fee in connection with the sale (in whole or part) or syndication of an investment if it provides a substantial amount of the services in the effort to sell the investment, as determined by a majority of our independent directors and the fee does not exceed the lesser of one-half of the competitive real estate commission, or an amount equal to 3.0% of the contract sales price. Moreover, our charter also provides that the commission, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the property. We do not intend to sell or lease assets to our sponsors, our advisor, any of our directors or any of their affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sell or lease an asset to our sponsors, our advisor, any of our directors or any of their affiliates, our charter requires that a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction, conclude that the transaction is fair and reasonable to us. Although our charter permits disposition fees, our amended and restated advisory agreement eliminated such fees as of February 7, 2017.
Under our operating partnership’s partnership agreement, NorthStar/RXR NTR OP Holdings is entitled to receive distributions equal to 15.0% of net cash flow and to have the special units redeemed for the amount it would have been entitled to receive had the operating partnership disposed of all of its assets at the enterprise valuation as of the date of the events triggering the redemption upon: (i) the listing of our common stock on a national securities exchange; (ii) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed; or (iii) or the occurrence of certain events that result in the termination or non-renewal of our advisory agreement, in each case, only if the stockholders first receive (or are deemed to have received in the cases described above where there is no liquidation or sale of our assets or similar transaction) a 6.0% per year cumulative, non-compounded return.
Our charter also limits the amount of acquisition and origination fees and expenses we can incur to a total of 6.0% of the contract purchase price for the asset or, in the case of debt that we originate, 6.0% of the funds advanced. This limit may only be exceeded if a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits acquisition and origination fees, our amended and restated advisory agreement eliminated such fees as of February 7, 2017.
Terms of Advisory and Sub-Advisory Agreements. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of our independent directors may terminate our advisory agreement with CNI NS/RXR Advisors, LLC without cause or penalty on 60-days’ written notice. CNI NS/RXR Advisors, LLC may terminate our advisory agreement with good reason on 60-days’ written notice. Upon termination of our advisory agreement by our advisor, NorthStar/RXR NTR OP Holdings, an affiliate of our advisor and sub-advisor and the holder of special units, will be entitled to receive a one-time payment in connection with the redemption of its special units. For a more detailed discussion of the special units, see the sections entitled “Management — The Advisory Agreement” and “Management Compensation — Special Units — NorthStar/RXR NTR OP Holdings” of this prospectus. The sub-advisory agreement among us, our advisor and the sub-advisor will have the same term as the advisory agreement. The sub-advisory agreement will automatically terminate upon the termination of the advisory agreement between us and our advisor. Our advisor can terminate the sub-advisory agreement for cause, including fraud, criminal misconduct, negligence or breach of fiduciary duty by the sub-advisor or a material breach of the sub-advisory agreement by the sub-advisor. In addition, the sub-advisory agreement will automatically terminate upon certain events relating to the strategic transaction between RXR and NorthStar Realty, as more fully described in the sub-advisory agreement.
Our Acquisitions. We will not purchase or lease assets in which our sponsors, our advisor, our sub-advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our sponsor, our sub-advisor, our advisor, our director or the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. In no event may we acquire any such asset at an amount in excess of its current appraised value.
Our charter provides that the consideration we pay for real property will ordinarily be based on the fair value of the property. In cases in which a majority of our independent directors so determine and in all cases in which real property is acquired from our sponsors, our advisor, our sub-advisor, any of our directors or any of their affiliates, the fair value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.
Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making loans in which the transaction is with our sponsors, our advisor, our sub-advisor, our directors or any of their affiliates, except for loans to wholly-owned subsidiaries and mortgage loans for which an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our sponsor, our advisor, our directors or any of their affiliates.
Joint Ventures or Participations with Affiliates of our Advisor Entities. We expect to acquire more than a majority of our investments through joint venture arrangements with RXR Value Added Fund III, an institutional real estate investment fund affiliated with RXR, one of our co-sponsors, or future funds or investment entities advised by affiliates of RXR. In addition, we may invest directly in RXR Value Added Fund III as well as current or future funds or investment entities managed or advised by affiliates of RXR. We may also complete investments with RXR’s sub-strategy entity, RXR ESM Venture. These joint ventures generally will be structured as general partnerships, in which a subsidiary of our operating partnership will serve as one of the general partners and an affiliate of RXR Value Added Fund III will serve as the other general partner. We expect that the general partners will have equal rights and major decisions will require approval by both general partners. In certain instances, we also intend to invest in non-controlling interests through limited partnerships or similar structures, including as a co-investor with RXR Value Added Fund III. Please see “—Joint Ventures” and “—RXR Entities” below.
The joint venture and partnership agreements governing our investments with RXR Value Added Fund III and its limited partners will not provide for the payment by RXR Value Added Fund III or its limited partners of any asset management fees or promote fees to us, our advisor or the joint venture. Any fees paid by us in connection with our joint venture investments, including any asset management fees paid to our Advisor Entities, will be based on our proportionate share of the investment and we will not pay any duplicative fees in connection with any investment made directly in RXR Value Added Fund III or any future funds or investment entities managed or advised by affiliates of RXR. Our Advisor Entities will only receive fees described in the “Management Compensation” section of this prospectus based on our proportionate share of these investments. Subject to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures, general partnerships, participations or other arrangements with other affiliates of our Advisor Entities to make investments. In conjunction with such prospective agreements, our Advisor Entities and their affiliates may have conflicts of interest in determining which of such entities should enter into any particular agreements. Our affiliated partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. In addition, should any such arrangements be consummated, our Advisor Entities may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated partner, in managing the arrangement and in resolving any conflicts or exercising any rights in connection with the arrangements. Since our Advisor Entities will make various decisions on our behalf, agreements and transactions between affiliates of our Advisor Entities and us as partners with respect to any such venture will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. Our advisor or sub-advisor or their affiliates may receive various fees for providing services to the joint venture, including but not limited to an asset management fee, with respect to the proportionate interest in the properties held by our joint venture partners. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our Advisor Entities to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as preservation of capital, in order to achieve higher short-term compensation. We may only enter into joint ventures with our sponsors, our advisor, our sub-advisor, our directors or affiliates of our advisor or our sub-advisor for the acquisition of investments or co-investments if a majority of our independent directors approves such transaction as being fair and reasonable to us and determines that our investment is on terms substantially similar to the terms of third parties making comparable investments. If we enter into a joint venture or general partnership with any of our affiliates, the fees payable to our advisor by us would be based on our share of the investment and we will not pay any duplicative fees in connection with any investment made directly in RXR Value Added Fund III or any future funds or investment entities managed or advised by affiliates of RXR.
Other Transactions Involving Affiliates. A majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction must conclude that all other transactions between us and our sponsors, our advisor, our sub-advisor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
Lack of Separate Representation. Greenberg Traurig, LLP has acted as special U.S. federal income tax counsel to us in connection with our offering and is counsel to us, our operating partnership, our dealer manager and our advisor in connection with our offering and may in the future act as counsel for each such company. Greenberg Traurig, LLP also may in the future serve as counsel to certain affiliates of our advisor in matters unrelated to our offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us, our operating partnership, our dealer manager, our advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.
Limitation on Operating Expenses. We will reimburse our advisor quarterly for total operating expenses, based upon a calculation for the four preceding fiscal quarters, not to exceed the greater of 2% of our average invested assets or 25% of our net income, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. In each case in which such a determination is made, our stockholders will receive written disclosure of the determination, together with an explanation of the factors considered in making the determination, within 60 days after the quarter in which the excess is approved. “Average invested assets” means the average monthly book value of our assets during a specified period before deducting depreciation, loan loss reserves or other similar non-cash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under U.S. GAAP, that are in any way related to our operation, including asset management fees, but excluding: (i) the expenses of raising capital such as organization and offering costs, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenses such as depreciation, amortization and bad debt reserves; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition and origination fees and acquisition costs; (vii) real estate commission on the sale of real property; and (viii) other fees and expenses connected with the acquisition, financing, disposition, management and ownership of real estate interests, loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
Issuance of Options and Warrants to Certain Affiliates. Until shares of our common stock are listed on a national securities exchange, if ever, we will not issue options or warrants to purchase our common stock to our advisor, our sub-advisor, our directors, our sponsors or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may issue options or warrants to persons other than our advisor, our sub-advisor, our directors, our sponsors and their affiliates prior to listing our common stock on a national securities exchange, if ever, but not at an exercise price less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our board of directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our advisor, our sub-advisor, our directors, our sponsors or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.
Repurchase of Our Shares. Our charter prohibits us from paying a fee to our sponsor, our advisor, our sub-advisor, or our directors or any of their affiliates in connection with our repurchase of our common stock.
Loans. We will not make any loans to our sponsor, our advisor, our sub-advisor, any of our directors or any of their affiliates unless the loans are mortgage loans and an appraisal is obtained from an independent appraiser concerning the underlying property or unless the loans are to one of our wholly-owned subsidiaries. In addition, we will not borrow from our sponsor, our advisor, our sub-advisor, any of our directors or any of their affiliates unless a majority of our board of directors (including a majority of independent directors) not otherwise interested in such transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans only will apply to advances of cash that are commonly viewed as loans but not to advances that are not commonly viewed as loans in each case, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.
Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our board of directors is required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with U.S. GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and

•
a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by our independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Our advisor, our sub-advisor, our directors and their affiliates may not vote their shares of common stock regarding: (i) the removal of any of them; or (ii) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our sub-advisor, our directors and their affiliates may not vote, any shares owned by them will not be included.
Allocation of Investment Opportunities
We rely on our sponsors and the executive officers and other key real estate professionals at our Advisor Entities or their affiliates to identify suitable investment opportunities for us, with our sub-advisor having primary responsibility for identifying suitable investments on behalf of our advisor. Several of the other key real estate professionals of our Advisor Entities are also the key real estate professionals at our sponsors and their other public and private programs. Investment opportunities that are suitable for us may also be suitable for other programs sponsored by each of our sponsors. Please see “Risk Factors—Conflicts of Interest,” “Management—Our Advisor and Sub-Advisor” and “Management—The Sub-Advisor.”
Joint Ventures
Our primary target investments are high-quality commercial real estate investments concentrated in the New York metropolitan area as further described in “Investment Objectives and Criteria” section of this prospectus. We expect to acquire more than a majority of our investments through joint venture arrangements with RXR Value Added Fund III, or future funds or investment entities advised by affiliates of RXR. In addition, we may invest directly in RXR Value Added Fund III as well as current or future funds or investment entities managed or advised by affiliates of RXR. We may also complete investments with RXR’s sub-strategy entity, RXR ESM Venture. These joint ventures generally will be structured as general partnerships, in which a subsidiary of our operating partnership will serve as one of the general partners and an affiliate of RXR Value Added Fund III will serve as the other general partner. We expect that the general partners will have equal rights and that major decisions will require approval by both general partners. In certain instances, we also intend to invest in non-controlling interests through limited partnerships or similar structures, including as a co-investor with RXR Value Added Fund III. The joint venture and partnership agreements governing our investments with RXR Value Added Fund III and its limited partners will not provide for the payment by RXR Value Added Fund III or its limited partners of any asset management fees or promote fees to us, our advisor or the joint venture. Any fees paid by us in connection with our joint venture investments, including any asset management fees paid to our Advisor Entities, will be based on our proportionate share of the investment. Our Advisor Entities will only receive fees described in the “Management Compensation” section of this prospectus based on our proportionate share of these investments. For the allocation of the investment opportunities between us and RXR Value Added Fund III in the joint ventures, please see “— RXR Entities” below.
RXR Entities
We rely on our sub-advisor and its investment professionals to identify certain suitable investment opportunities for our company. Our target investments are expected to overlap with those of RXR Value Added Fund III even though our investment strategy and criteria may differ. In addition, RXR may sponsor or manage other investment vehicles in the future that may target asset classes or have an investment strategy similar to ours and that will rely on RXR to source their investments. Therefore, many targeted investments that are suitable for us may also be suitable for other RXR entities, including RXR Value Added Fund III, and the investment vehicles that RXR may sponsor or manage in the future.
Our sub-advisor will present all target investments that are suitable for both us and RXR Value Added Fund III first to RXR Value Added Fund III and if RXR Value Added Fund III does not elect to invest in a target investment, to us.  If RXR Value Added Fund III seeks third-party capital for a particular investment in which it is investing, after having exhausted co-investor and, in some cases, strategic third party interest, RXR Value Added Fund III may offer us an opportunity to serve as a co-investor or joint venture partner for an investment of up to 49% of the equity in such investment.  We will not be obligated to make any of these investments.  For target investments where we are the lead investor and RXR Value Added Fund III is not the lead investor, we expect 5% of the equity portion of the investment will be made by RXR Value Added Fund III and the remaining 95% equity to be invested by us. RXR Value Added Fund III has made an aggregate equity commitment of up to $50.0 million for investments of this type.  For target investments in which RXR Value Added Fund III is the lead investor and where we are offered an opportunity to invest, our interest could be as large as 49% of the equity portion of this target investment.  If we exceed 25% of the equity portion of a target investment, we expect our investment will usually be structured as a general partnership in which the general partners will have equal rights and major decisions will require approval by both general partners.  For investments where we contribute less than 25% of the equity, we generally expect to invest through limited partnership managed by affiliates of RXR and have limited or no approval rights.  We cannot predict the relative percentage ownership as between us and RXR Value Added Fund III, its limited partners, co-investors and other strategic third parties for any particular investment.  In addition, once RXR Value Added Fund III has invested a total of $50.0 million through joint venture investments with us, any further joint investments with RXR Value Added Fund III, if any, will be subject to further consideration and approval by RXR Value Added Fund III.
These allocation procedures could result in our investing in less attractive assets or in making smaller investments in more attractive assets, which could limit our ability to make distributions and reduce your overall investment return. While these are the current procedures for allocating RXR’s investment opportunities, RXR may sponsor or manage additional investment vehicles in the future which may adopt these or a similar policy and RXR may at any time determine to revise this allocation policy. The result of such a revision to the allocation procedure may, among other things, be to increase or decrease the number of parties who have the right to participate in target investments sourced by RXR or its affiliates, thereby increasing or decreasing the number of investment opportunities available to us. On a quarterly basis, our sub-advisor will provide a schedule, which will be made available to our board of directors, detailing any investments closed by RXR Value Added Fund III or other vehicles managed by affiliates of our sub-advisor during the preceding quarter. We have agreed to indemnify our sub-advisor for any losses resulting from breaches of confidentiality obligations relating to the provision of such information by our sub-advisor.
In the event that RXR adopts a revised allocation policy that materially impacts our business, we will disclose this information in a supplement to this prospectus or in the reports we file publicly with the SEC, as appropriate.
Our right to participate in the investment allocation process described in this section will terminate once we have fully invested the proceeds of our offerings or if we are no longer advised by an affiliate of RXR. Please see “Risk Factors — Risks Related to Conflicts of Interest.”
Our advisor is required to inform our board of directors at least annually of the investments that have been allocated to us and other Colony NorthStar or RXR entities so that our board of directors can evaluate whether we are receiving our fair share of opportunities. Based on the information provided, our board of directors (including our independent directors) has a duty to determine that the investment allocation policy is being applied fairly. Our advisor’s and sub-advisor’s success in generating investment opportunities for us and the fair allocation of opportunities among us and the other Colony NorthStar and RXR entities are important factors in the board of director’s determination to continue or renew our arrangements with our advisor and its affiliates.
Colony NorthStar Entities
In addition, we rely on Colony NorthStar’s investment professionals to identify suitable investment opportunities for our company as well as the other CLNS Managed Companies. Our investment strategy may be similar to that of, and may overlap with, the investment strategies of the other CLNS Managed Companies. Certain of the CLNS Managed Companies, including us, as well as other Strategic Vehicles may be sponsored (or co-sponsored/co-branded), managed, advised or sub-advised by Colony NorthStar or its affiliates, or be subject to a strategic relationship with a partner of Colony NorthStar. Therefore, many investment opportunities sourced by our advisor or its affiliates or their partners that are suitable for us may also be suitable for other CLNS Managed Companies and/or Strategic Vehicles.
Our advisor and its affiliates will allocate investment opportunities sourced by a partner of Colony NorthStar directly to the associated Strategic Vehicle or, as applicable, among multiple associated Strategic Vehicles on a rotating basis. We refer to each such allocation as a Special Allocation. Since our sub-advisor is a partner of Colony NorthStar, our advisor will make Special Allocations directly to us of all investment opportunities sourced by our sub-advisor for us.
For all investment opportunities other than Special Allocations, our advisor will allocate, in its sole discretion, each such investment opportunity to one or more of the CLNS Managed Companies, including us, and, as applicable, Strategic Vehicles, or Colony NorthStar, for which such investment opportunity is most suitable. When determining the entity for which an investment opportunity would be the most suitable, the factors that our advisor may consider include, without limitation, the following:

•	investment objectives, strategy and criteria;

•	cash requirements;

•	effect of the investment on the diversification of the portfolio, including by geography, size of investment, type of investment and risk of investment;

•	leverage policy and the availability of financing for the investment by each entity;

•	anticipated cash flow of the asset to be acquired;

•	income tax effects of the purchase;

•	the size of the investment;

•	the amount of funds available;

•	cost of capital;

•	risk return profiles;

•	targeted distribution rates;

•	anticipated future pipeline of suitable investments;

•	the expected holding period of the investment and the remaining term of the CLNS Managed Company, if applicable;

•	affiliate and/or related party considerations; and

•	whether a Strategic Vehicle has received a Special Allocation.
If, after consideration of the relevant factors, our advisor and its affiliates determines that such investment is equally suitable for more than one company, the investment will be allocated on a rotating basis. New companies will be initially added to the end of the allocation rotation. If our advisor determines that an investment opportunity is not suitable for any company, then the Chief Investment Officer of our advisor may determine that such investment may be pursued by a person or entity that is not a CLNS Managed Company or Strategic Vehicle, even if such person or entity has a relationship with Colony NorthStar.
If, after an investment has been allocated to a particular company, including us, a subsequent event or development, such as delays in structuring or closing on the investment, makes it, in the opinion of our advisor and its affiliates, more appropriate for a different entity to fund the investment, our advisor and its affiliates may determine to place the investment with the more appropriate entity while still giving credit to the original allocation. In certain situations, our advisor and its affiliates may determine to allow more than one CLNS Managed Company, including us, and Colony NorthStar to co-invest in a particular investment. In discharging its duties under this allocation policy, our advisor and its affiliates endeavor to allocate all investment opportunities among the CLNS Managed Companies and Colony NorthStar in a manner that is fair and equitable over time.
While these are the current procedures for allocating investment opportunities, Colony NorthStar or its affiliates may sponsor or co-sponsor additional investment vehicles in the future and, in connection with the creation of such investment vehicles or otherwise, our advisor and its affiliates may revise this allocation policy. The result of such a revision to the allocation policy may, among other things, be to increase the number of parties who have the right to participate in investment opportunities sourced by our advisor and its affiliates and/or partners, thereby reducing the number of investment opportunities available to us. Changes to the investment allocation policy that could adversely impact the allocation of investment opportunities to us in any material respect may be proposed by our advisor and must be approved by our board of directors.
The decision of how any potential investment should be allocated among us, Colony NorthStar and other CLNS Managed Companies or Strategic Vehicles for which such investment may be most suitable may, in many cases, be a matter of highly subjective judgment which will be made by our advisor and its affiliates in its sole discretion. Our stockholders may not agree with the determination.
Our right to participate in the investment allocation process described herein will terminate once we are no longer advised by our advisor or its affiliates. Our advisor is required to inform our board of directors at least annually of the investments that have been allocated to us and other CLNS Managed Companies so that our board of directors can evaluate whether we are receiving our fair share of opportunities. Based on the information provided, our board of directors (including our independent directors) has a duty to determine that the investment allocation policy is being applied fairly. The advisor’s success in generating investment opportunities for us and the fair allocation of opportunities among us and other CLNS Managed Companies are important factors in our board of director’s determination to continue our arrangements with our advisor.
Our Conflicts of Interest Policy
In addition to the provisions in our charter restricting related party transactions, our board of directors has adopted the following conflicts of interest policy prohibiting us from entering into certain types of transactions with our directors, our advisor, our sub-advisor, our sponsors or any of their affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates. As required by our charter, we will not purchase investments from our sponsors or their affiliates without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our sponsor or its affiliate or, if the price to us is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable; provided that in no event shall the cost of such investment to us exceed its current appraised value. In addition, pursuant to this conflicts of interest policy, we will not borrow money from our directors, our sponsors, our advisor, our sub-advisor or any of their affiliates unless a majority of the board of directors (including a majority of independent directors) not otherwise interested in the transaction approve the transaction as being fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances. We will not amend these policies unless a majority of our board of directors (including a majority of our independent directors) approves the amendment following a determination that the amendment is in the best interests of our stockholders.

INVESTMENT OBJECTIVES AND STRATEGY
Investment Objectives
Our primary investment objectives are:

•	to preserve, protect and return your capital contribution;

•	to pay current income through cash distributions;

•
invest in a diversified portfolio of quality commercial real estate properties, value-add real estate investment opportunities and other real estate investments primarily concentrated in the New York metropolitan area; and

•	realize capital appreciation through the potential sale of our assets or other realization events.
However, we cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor will have substantial discretion with respect to the selection, purchase and sale of our assets, subject to the approval of our board of directors through the adoption of our investment guidelines or otherwise. Our independent directors will review our investment policies at least annually to determine they continue to be in the best interests of our stockholders. Each determination and the basis therefore are required to be set forth in the applicable meeting minutes.
Investment Strategy
Our strategy is to use the majority of the net proceeds of our offerings to acquire high-quality commercial real estate, including value-add real estate investment opportunities in the New York metropolitan area (defined by us to mean within 90 miles of New York City), which we refer to as the New York metropolitan area, and in particular New York City, with a focus on office and mixed-use properties and a lesser emphasis on multifamily properties. We believe that combining core property investments with value-add opportunities may create a balanced portfolio that may deliver capital appreciation, cash flow and risk-adjusted returns. We intend to complement this strategy by originating and acquiring (i) CRE debt, including subordinate loans and participations in such loans and preferred equity interests; and (ii) joint ventures and partnership interests in CRE related investments. We expect that a majority of our capital will be invested in commercial real estate located in the New York metropolitan area and the remaining portion in CRE debt and securities secured primarily by collateral in the New York metropolitan area. We also anticipate that more than a majority of our investments will be located in New York City (including all boroughs) and that the remaining portion of our investments will be located in surrounding suburban markets within the New York metropolitan area. However, we cannot predict our actual allocation by investment type or geography of our assets under management at this time because such allocation also will be dependent, in part, on the market conditions, market opportunities and upon the amount of financing we are able to obtain with respect to each asset class in which we invest. We expect to acquire more than a majority of our investments through joint venture arrangements with RXR Value Added Fund III, an institutional real estate investment fund affiliated with RXR, one of our co-sponsors, or future funds or investment entities advised by affiliates of RXR. In addition, we may invest directly in RXR Value Added Fund III as well as current or future funds or investment entities managed or advised by affiliates of RXR. We may also complete investments with RXR’s sub-strategy entity, RXR ESM Venture. We believe this co-investment relationship is a positive opportunity to invest alongside large, sophisticated institutional investors, which may generate increased investment opportunities for us as a result.
We expect to selectively employ leverage to enhance total returns to our stockholders through a combination of financing strategies including (i) secured or unsecured borrowings or facilities; (ii) syndications; (iii) securitization financing transactions or other structures; and (iv) seller financing. We will seek to secure conservatively structured leverage that is long-term, non-recourse and non-mark to market to the extent obtainable on a cost effective basis.
The period that we will hold our investments will vary depending on the type of asset, interest rates, investment performance, micro and macro real estate environment, capital markets and credit availability among other factors. We may sell all or a partial ownership interest in an asset if we believe that market conditions have maximized its value to us or the sale would otherwise be in the best interests of our stockholders.
Our Potential Strengths
We believe the combination of our co-sponsor's strengths and the structure of this offering will contribute to our performance. Our Advisor Entities will utilize the personnel, resources and capital of our sponsors to select our investments and manage our day-to-day operations. We believe that we will benefit from our advisor’s and sub-advisor’s affiliation with our sponsors given each co-sponsor’s corporate, investment and operating platforms are well established with significant experience in CRE investing (including management of multiple public companies), allowing us to achieve our investment objectives and create stockholder value, including the following:

•
Experienced Management Team — Our sponsors have highly-experienced management teams of investment professionals who have demonstrated track records of operating both publicly traded REITs and public, non-listed REITs and delivering strong returns. The senior management team of each of our sponsors includes executives who acquired and manage the historical and existing portfolio of investments of each co-sponsor and each co-sponsor’s affiliates and who possess significant operational and management experience, including extensive relationships, in the real estate industry. We believe our business will benefit from the knowledge and industry contacts these seasoned executives have gained through their accomplished careers while investing throughout the real estate capital structure through numerous real estate cycles. We believe that the accumulated experiences of our sponsors’ senior management teams will allow us to effectively deploy capital in response to changes in the investment environment for commercial real estate properties and CRE debt and securities. Please see “Management — Directors and Executive Officers” and “— Our Advisor and Sub-Advisor” and “— The Sub-Advisor” for biographical information regarding these individuals.

•
Public Company and REIT Experience — Colony NorthStar’s management team is skilled in public company reporting and compliance. Including us, Colony NorthStar currently manages six publicly registered companies, including itself and two other publicly traded REITs and three public, non-traded investment vehicles (excluding feeder funds) that raise capital through the retail market. Colony NorthStar’s management team is also skilled in compliance with the requirements under the Internal Revenue Code to obtain REIT status and to maintain the ability to be taxed as a REIT for U.S. federal income tax purposes. The management team also has experience listing companies, including a REIT, on the NYSE.

•
Real Estate Experience — RXR’s management team, which is led by Scott H. Rechler, Michael Maturo and Jason M. Barnett, has demonstrated the ability to acquire, develop and finance properties and implement value creation strategies that have achieved overall favorable risk-adjusted returns for investors through multiple business/real estate cycles. We believe that RXR’s experience through acquisitions, developments or redevelopments of over 51.7 million square feet of office and office-centered mixed-use and residential properties in the New York metropolitan area since 1995, provide RXR with considerable competitive advantages in the New York metropolitan area real estate business that will allow our sub-advisor to successfully execute our investment strategy. In addition, Colony NorthStar has a reputation as a leading, diversified commercial real estate company as a result of each of Colony and NorthStar Realty’s strong record in managing CRE assets, including equity, debt and securities investments, over the past ten years. We believe that we can leverage the extensive real estate experience of our sponsors and their affiliates and the depth and thoroughness of their underwriting process and portfolio management skills to structure and manage our investments prudently and efficiently. We believe that the combined experience of Colony NorthStar and RXR provides a unique sponsorship for our company that should provide a competitive advantage in the market.

•
Distribution Support Commitment — In order to provide additional cash to pay distributions to our stockholders, Colony NorthStar, through a subsidiary, and RXR have agreed to purchase up to an aggregate of $10.0 million in Class A Shares of our common stock (which includes $2.0 million of Class A Shares purchased by Colony NorthStar and RXR to satisfy the minimum offering amount in our initial public offering) at $9.10 per share during the two-year period following commencement of the initial public offering, with Colony NorthStar and RXR agreeing to purchase 75% and 25% of any shares purchased, respectively. If the cash distributions we pay for any calendar quarter exceed MFFO for such quarter, Colony NorthStar and RXR will purchase shares following the end of each quarter for a purchase price equal to the amount by which the distributions paid to our stockholders exceed our MFFO for such quarter. On December 23, 2015, we commenced operations by satisfying our minimum offering requirement of our initial public offering as a result of Colony NorthStar and RXR purchasing $1.5 million and $0.5 million, respectively, in Class A Shares pursuant to this commitment. Notwithstanding Colony NorthStar’s and RXR’s obligations pursuant to the distribution support agreement, we are not required to pay distributions to our stockholders at any particular rate, or at all. After our distribution support agreement with Colony NorthStar and RXR has terminated, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all. For more information regarding Colony NorthStar’s and RXR’s share purchase commitment and our distribution policy, please see “Description of Capital Stock — Distributions.”

Market Overview and Opportunity
We believe that the New York metropolitan area has historically provided and will continue to provide compelling real estate investment opportunities. We believe that a series of regional economic and demographic trends will continue to generate attractive real estate investments as the New York metropolitan area, and the U. S. economy more generally continues to grow. We favor a diversified real estate investment strategy targeting high-quality assets and value-add assets that would benefit from our management and operational expertise. We will focus on investments which emphasize both current income and capital appreciation, providing a balanced portfolio that leverages our Advisor Entities’ local New York metropolitan area expertise and maximizes our ability to pursue a range of opportunities throughout the real estate capital structure. We believe that our investment strategy, combined with the experience and expertise of our advisor and sub-advisor, will provide opportunities to: (i) acquire high-quality office, mixed-use and multifamily properties; (ii) reposition properties to capture investment upside through capital improvements and operational efficiencies; (iii) source additional investment opportunities through joint venture and co-investment arrangements with institutional investors and certain affiliated investment vehicles; (iv) invest in preferred equity and leasehold interests; (v) selectively originate senior and subordinate loans with attractive current returns and strong structural features directly with borrowers, taking advantage of unique market conditions and strategic opportunities; and (vi) selectively purchase CRE debt and securities from third parties, in some instances at a discount to the principal amount (or par value), potentially with the intent to take control of the underlying property. We also intend to prudently leverage our real estate assets and other CRE investments in order to diversify our capital and enhance returns. We believe that our strategy, coupled with attractive New York metropolitan area investment opportunities, will allow us to (i) generate consistent current returns; (ii) optimize the risk-return dynamic for our stockholders; and (iii) realize appreciation opportunities in the portfolio. Although we anticipate that more than a majority of our investments will be located in New York City and the remaining portion of our investments will be located in the immediate surrounding suburban markets of New York City, our charter does not prohibit us from making all of our investments in other markets within the New York metropolitan area, which may have different economic indicators, trends and opportunities than those described below.
We believe that the following market conditions, many of which are driven by the steady recovery from the financial and economic downturn, create a favorable investment environment for us:
Continued progress in the overall U.S. economy benefits the New York market and real estate fundamentals. The U.S. economy continues to demonstrate positive underlying fundamentals, with moderate gross domestic product, or GDP, growth and improving employment conditions. The Federal Reserve’s December 2017 decision to raise the federal funds rate for the fifth time in almost a decade reflects a consensus that the economic foundation driving the current expansion remains sound, as well as a belief that the labor market is close to or already at full employment, resulting in wage growth and consumer confidence. The Federal Reserve’s median estimate of real gross domestic product growth is 2.5% in 2017, driven by strong consumer spending, nonresidential fixed investment and exports. Although some market participants believe that higher interest rates may potentially reduce investor demand in the broader commercial real estate market, significant increases across long-term rates have yet to materialize. The 10-year Treasury note rate remained steady at 2.41% at the end of 2017, reflecting the market’s belief in a conservative longer-run inflation rate while the economy continues to strengthen.
The Tax Cuts and Jobs Act of 2017 signed into law by President Trump in December of 2017 reduced corporate and individual tax rates effective 2018 and reformed the tax code in a way not seen since former President Ronald Reagan’s tax cuts in 1981 and tax reform in 1986. Economists and market participants appear to believe these tax cuts will bolster continued economic growth. As discussed below, we believe positive macro-economic trends, including several consecutive years of improved consumer confidence and robust economic growth projections, signal an improving economy. Such growth generally leads to increased demand for real estate and in turn commercial rent growth and higher real estate values. We believe the New York metropolitan area, as a global financial center and home to a significant number of Fortune 500 companies, will benefit from these positive national trends.

U.S. Consumer Confidence Index	U.S. Real GDP Growth: Historical and Projected

140
120
100
80
60
40
20
0
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017

4%
3%
2%
1%
0%
-1%
-2%
-3%
-4%
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
Actual
Projections

Source: Bloomberg, LP.
Source: 2005-2016 Actual real GDP growth from U.S. Department of Commerce Bureau of Economic Analysis. 2017-2020 median figures from the Economic Projections of Federal Reserve Board Members and Federal Reserve Bank Presidents, December 2017.

Significant public and private investment in the New York metropolitan area’s infrastructure is generating increased demand for office and residential space, which may produce compelling investment opportunities. There is a renewed focus on infrastructure spending from all levels of government (federal, state and local), which may reinforce New York City’s competitive advantages and support continued private sector growth. Although Congress has been focused on tax reform and healthcare legislation, we believe a comprehensive infrastructure plan remains a priority of both Congress and the Trump administration. Furthermore, the U.S. Senate Minority Leader, a Democratic senator representing New York, has also expressed strong support for infrastructure spending. In the interim, New York City is already undergoing a large-scale transformation through significant public infrastructure investments, including the opening of the first subway expansion funded by New York City in 60 years, the connection of the Long Island Railroad with Grand Central Terminal and major improvements to local bridges, tunnels, harbors and airports. In addition, New York City has a number of “shovel ready” projects poised to attract investment, including the redevelopment of LaGuardia Airport and Governor Andrew Cuomo’s proposed redevelopment of John F. Kennedy Airport. We believe the combination of population growth, the expanding labor market and public infrastructure spending may reinforce New York City’s competitive advantages and support continued private sector growth.
Positive population, tourism, employment and educational trends in the New York metropolitan area favor a dynamic and growing real estate market. We believe the New York metropolitan area will continue to benefit as expanding employment opportunities and cultural attractions draw new residents and tourists to the region. New York City’s population continues to grow and the labor market continues to remain strong. The U.S. Census Bureau’s most recent estimate indicates the City’s population was approximately 8.5 million as of July 2016, representing a 4.4% increase of approximately 363,000 residents over the April 2010 decennial census, equaling a pace of growth not witnessed since the 1920’s.
In addition, the number of tourists visiting New York City reached a record 60 million visitors in 2016, a 38% increase over the last decade, and was on pace to aggregate approximately 61.8 million visitors by the end of 2017 according to a forecast by NYC & Company. Most importantly, employment data (a key indicator of economic health) show an expanding job base that will create increased demand for both office and residential real estate. In 2017, according to the New York State Department of Labor, New York City’s total employment reached an all-time high of 4.5 million nonfarm jobs, having recovered all of the jobs lost in the last recession. Private sector employment in New York City increased 1.7% for the twelve months ended December 2017, with a broad range of industries showing positive annual gains (New York State Department of Labor).
Finally, educational institutions, including New York University, Columbia University, Carnegie-Mellon University and Cornell Tech, have made significant investments in their technology and engineering-related campuses and programs, which should continue to draw businesses and human capital to the area. We believe that the combined effects of these employment, population, educational and tourism trends should benefit the New York metropolitan area’s real estate market as new and existing businesses expand in the area and the demand for space grows.

New York City Tourism	New York City Jobs and Unemployment Rate

Millions of Visitors
70
60
50
40
30
20
10
43.8
46.0
47.1
45.6
48.8
50.9
52.7
54.3
56.5
58.5
60.3
61.8
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017

Source: City of New York	Source: NY Department of Labor

New York City’s outer boroughs and suburban real estate markets continue to trend positively and we believe these areas will present compelling investment opportunities for investors with local expertise. The same forces that have made Manhattan a thriving real estate market (e.g., supply constraints, rent appreciation, low vacancy rates) should also contribute to the successful growth and development of New York City’s outer boroughs and suburban markets. Our sub-advisor has extensive experience acquiring, developing and managing properties in Long Island, Brooklyn, Westchester, Southern Connecticut and Northern New Jersey. We believe that these markets will present acquisition and development opportunities as the national economy improves and potential tenants look for more affordable office and residential space outside of Manhattan. This trend is already underway and is expected to continue as firms and residents are priced out of the Manhattan market. Recent Census Bureau estimates show that nearly 84% of New York City’s population growth is occurring in the outer boroughs. Furthermore, we believe that generational shifts and changing residential patterns have created incentives for suburban municipalities to reorganize and redevelop certain districts in ways that create greater population density. There is a movement to revitalize urban areas near transportation hubs and other central locations which had previously been vacated to support open suburban environments, a preference that is now reversing. Municipalities that formerly avoided development within downtown areas and transportation hubs are now embracing such developments as work and lifestyle shifts are favoring more urban-style environments, particularly with young people who want to live, work and be entertained in a single location, limiting the need to travel. Municipalities are forming public/private partnerships to spearhead master planning and zoning accommodations to facilitate this development. Real estate owners and operators with local expertise and proven track-records may benefit from access to these suburban urbanization projects in addition to other compelling outer borough and suburban investment opportunities.

The following map illustrates the submarkets within the New York metropolitan area which we anticipate will be our primary targets for investments, including New York City and its immediate suburban areas.
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Target Submarkets in the New York Metropolitan Area

The New York metropolitan area’s real estate fundamentals should continue to present attractive investment opportunities in office, mixed-use and multifamily asset classes. We believe the New York City office market is in a state of equilibrium and the New York metropolitan area will remain a strong market for commercial real estate investing in the United States. According to Cushman and Wakefield, Manhattan office leasing increased sharply in 2017, outperforming 2016’s activity by 16.0%. The strong leasing in 2017 was more than enough to offset delivery of new supply to the market, and as a result, Manhattan’s overall vacancy is 40 basis points year-over-year to 8.9%. In fact, all three Manhattan major markets (Midtown, Midtown South and Downtown) posted single-digit Class A vacancy rates simultaneously for the first time since early 2009 (Cushman and Wakefield). Although additional supply will come to market in 2018, we expect that this will be absorbed by several large deals in the pipeline, continued private sector job growth, the creation of new office-using jobs, and the conversion of obsolete buildings to alternate uses.

Manhattan Overall Vacancy

Source: Cushman & Wakefield

Significant office leasing activity in 2017 suggests real estate fundamentals remain strong throughout Manhattan. According to Jones Lang LaSalle, overall Manhattan Class A office asking rents continued their upward trend into late 2017.

Manhattan Class A asking rents	Manhattan Class A vacancy rates

Source: Jones Lang LaSalle
New York City’s multifamily market fundamentals include limited rental and sales inventory and low vacancies. Combined with a growing population and employment base, these factors have increased upward pressure on rental rates and property values. According to Marcus & Millichap, high prices for single-family homes are driving the vast majority of new households to opt for rental housing, pushing the overall vacancy rate in the New York City area to nearly 2 percent. We believe tight vacancy will continue to persist given the peak in new supply in 2017, however individual sub-markets may experience temporary upticks in vacancy as newly built projects lease up. As the pace of construction and newly built projects subside, we believe high-demand neighborhoods along commuter routes have the greatest potential for reacceleration of rent growth. These continued sound leasing fundamentals highlight the strength of New York City’s real estate market, which we expect will continue to outperform other major cities. We believe that these dynamics continue to create compelling investment and redevelopment opportunities for experienced and well-connected local owners and operators.
Notwithstanding the leasing activity success during 2017, Manhattan did see a pullback of investment sales. According to Cushman & Wakefield, Manhattan office sales for 2017 totaled $34.9 billion, a 40% decrease from 2016 and 57% decrease from this cycle’s peak in 2015. Market participants point to the bid/ask pricing gap, resulting in sellers being unable to secure the pricing they had hoped for. Some attribute this pricing gap to the surprise and subsequent uncertainty surrounding the Trump election victory, while others point to the elimination of the outlier bid/buyer who drove pricing in 2015/2016 but has since left the system in 2017 (Chinese investment in Manhattan comprised nearly 35% of the volume since 2015). As a result, buyers appeared to be pausing, unsure that the prices were supportable.

Total Manhattan Investment Sales Activity

Source: Cushman & Wakefield
During this period of decreasing volumes, prices continued to rise albeit at a decreasing rate, indicating a plateau had been reached. Fortunately, the lending market became more accommodating, offering significant proceeds at low rates, resulting in a robust lending market, particularly for CMBS and for the alternative lender universe.
Despite access to funding, the real estate private equity market faces difficulties finding attractive investment opportunities. We believe this could benefit Manhattan investment sales; While the market continues to face high prices, real estate funds have a combined $244 billion in dry powder according to Previn, putting heavy weight on new equity. As a result, we expect to see pension fund executives begin to ratchet down their return expectations for this asset class. However, we believe pension funds, endowments and other institutions have not lost their appetite for commercial property - allocations are still strong and there remains a robust demand for hard assets. In fact, a recent global institutional investor survey published by INREV, ANREV and PREA suggests continued positive sentiment toward real estate in general, and non-listed real estate in particular. According to the survey, 56% of global investors plan to increase their exposure to real estate over the next 24 months. We believe these dynamics will continue support robust pricing in Manhattan and the surrounding markets, and manifest into increased investment sales activity in 2018.
Strengthening CRE capital markets will allow experienced owners and operators of high-quality real estate to efficiently finance their acquisitions, while changing dynamics in the lending industry may create opportunities to lend against real estate and refinance maturing loans or capitalized projects that others might not be able to. After a relatively slower start to 2017, the CMBS market expanded in the second half of the year, issuing an aggregate $92.8 billion of debt, a 22.1% increase over 2016. Initial worries about digesting new retention rules were put aside and deals quickly came to the market.

U.S. CMBS Issuance (USD Billion)

$100
$80
$60
$40
$20
$0
$ in Billions
$92.8
$76.0
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
2016
2017

Commercial Mortgage Alert, Federal Reserve Economic Data
Construction lending has become increasingly difficult in 2017 as banks continue to struggle with regulatory requirements that generally have resulted in a more conservative lending posture, particularly with respect to condominium construction financing. The mentality of commercial banks has been to limit new construction loans to the best sponsors (who have a track record of successfully doing business), in the best locations, with a conservative loan structure. This has made it increasingly difficult for the run-of-the-mil borrower to obtain low interest rate financing at moderate leverage. Additionally, commercial banks do not lend against land value due to HVCRE (high-volatility commercial real estate) regulations which require a developer to contribute 15 percent of a project’s value in cash. As a result, family or small developers who have held land for generations, cannot get land value from banks. The projects that are being financed by commercial banks are limited to those with proximity to a commuter train station providing easy access to New York City, high end finishes, luxury amenities and a walkable thriving downtown providing a diversified mix of restaurants, shops and bars.
Alternative lenders are moving to fill in the gap, providing financing options not offered by banks, albeit at a significant premium in pricing and generally with more recourse. The top five nonbank lenders funded $20 billion of bridge loans in 2017. Many alternative lenders now can lend on cash flowing assets, transitional assets and ground up construction. We have observed that most alternative lenders are targeting the value-add space but are still driven by credit metrics, and as a result, do not take abnormal credit risk. Given the market experience and depth of our advisors’ teams, we have the skill to evaluate credit differently by underwriting the real estate to mitigate the lending risk. Additionally, we believe the real estate development and operating expertise of our sub-advisor, provides us with the capability to add value to a project that we lend on in ways that a typical lender cannot.
Targeted Investments
We plan to acquire high-quality commercial real estate, including value-add real estate investment opportunities concentrated in the New York metropolitan area and in particular, New York City, with a focus on office and mixed-use properties and a lesser emphasis on multifamily properties. We intend to complement this strategy by originating and acquiring: (i) CRE debt, including subordinate loans and participations in such loans and preferred equity interests; and (ii) joint ventures and partnership interests in CRE related investments, all secured primarily by collateral in the New York metropolitan area. We plan to leverage our co-sponsors’ industry experience, substantial operating infrastructure and in-depth local knowledge to pursue a strategy that optimizes investment returns for our stockholders by executing on a broad range of value creation opportunities. In particular, we plan to target: (i) high-quality “core” office, mixed-use and multifamily properties; (ii) value-add projects where we can capture investment upside through capital improvements and operational efficiencies; (iii) strategic opportunities through joint venture and co-investment arrangements with other institutional investors and certain affiliated investment vehicles; (iv) investments in preferred equity and leasehold interests; (v) senior and subordinate loans with attractive current returns and strong structural features; and (vi) CRE securities backed by real estate in the New York metropolitan area, in some instances at a discount to the principal amount (or par value), potentially with the intent to take control of the underlying property. We intend to create a balanced portfolio that will provide predictable current cash flow, capital appreciation through improved property management and attractive risk-adjusted returns based on the underwriting criteria established and employed by our Advisor Entities.
Real Property Acquisitions
Our primary focus will be to acquire and manage a portfolio of high-quality commercial real estate, including value-add real estate investment opportunities concentrated in the New York metropolitan area. We plan to execute this strategy through a diversified investment approach that includes: (i) direct acquisitions of stabilized “core” office, mixed-use and multifamily properties; (ii) property redevelopments where our management expertise can reposition assets through renovation and improved operations; (iii) strategic partnerships and co-investment arrangements with third party institutional investors and certain affiliated investment vehicles; (iv) investments in preferred equity and leasehold interests; and (v) debt and equity recapitalization opportunities sourced through long-standing industry relationships.
Core Assets. Our primary investment focus is to directly acquire high-quality office, mixed-use and multifamily real estate assets, or interests therein, concentrated throughout the New York metropolitan area. We will target well-located and well-performing properties located in submarkets that are characterized by strong real estate fundamentals, favorable supply/demand dynamics and/or superior long-term prospects for growth. In evaluating individual assets, the underwriting process of our Advisor Entities will emphasize asset location, tenant quality and pending lease rollover, the physical age and quality of the property, whether current rents are above- or below-market and the asset’s competitive position within its submarket.
Value-add Opportunities. Our primary investment focus includes investing in assets where our objective is to reposition properties to capture investment upside through capital improvements and operational efficiencies. Our sub-advisor has significant experience in construction, leasing and real estate operations and has the capabilities to execute on complex redevelopment and repositioning opportunities. Given the size of the New York metropolitan area office and multifamily markets, the pool of redevelopment and repositioning opportunities is extensive, allowing our Advisor Entities to source and execute transactions with attractive overall risk/return profiles. These opportunities are expected to range from aesthetic improvements, building expansions, site/parking/landscaping enhancements to complete building system rehabilitations, with the goal of creating substantial incremental value from improvements to the property’s physical condition and operations. The repositioning opportunities may include: (i) properties with non-revenue maximizing tenants; (ii) buildings with low occupancy levels; (iii) assets with substantial near-term lease rollover; (iv) office properties with below-market rents; (v) corporate divestitures; and (vi) under-managed properties.
Strategic Partnerships. We expect to acquire more than a majority of our investments through joint venture arrangements with RXR Value Added Fund III, an institutional real estate investment fund affiliated with RXR, one of our co-sponsors, or future funds or investment entities advised by affiliates of RXR. In addition, we may invest directly in RXR Value Added Fund III as well as current or future funds or investment entities managed or advised by affiliates of RXR. We may also complete investments with RXR’s sub-strategy entity, RXR ESM Venture. These joint ventures generally will be structured as general partnerships, in which a subsidiary of our operating partnership will serve as one of the general partners and an affiliate of RXR Value Added Fund III will serve as the other general partner. We expect that the general partners will have equal rights and that major decisions will require approval by both general partners. In certain instances, we also intend to invest in non-controlling interests through limited partnerships or similar structures, including as a co-investor with RXR Value Added Fund III. Any management fees paid in connection with the management of the investments by the joint ventures or partnerships will be allocated proportionally based on the percentage of the investment owned by each of the partners. We may from time-to-time partner with other third-party institutional investors or affiliated investment vehicles in order to efficiently fund investments. These co-investment, joint venture and partnership arrangements will allow us to access proprietary deal flow and acquire high-quality office, mixed-use and multifamily assets that, due to their quality and size, may not have otherwise been available to us. We believe that our Advisor Entities have extensive experience sourcing and executing co-investment vehicles through their deep industry relationships and we believe our ability to leverage this network will assist us in efficiently deploying our capital into a high-quality diversified investment portfolio. In addition, this will provide our stockholders an opportunity to invest alongside sophisticated institutional investors with an aligned interest to us.
Preferred Equity and Leasehold Interests. In addition to acquiring fee title to real estate assets, we may in limited circumstances also acquire interests in ground leases and other structured financial investments. These investments may include preferred equity investments, tenancy-in-common, or TIC, interests, promoted equity investments, purchase options, limited partnership interests and other structures backed by real estate, lease payments, or other real estate-related collateral. We believe there are many opportunities to invest with other market participants with strong real estate projects that lack the financial capability or internal development resources to execute on profitable projects, particularly in areas outside of Manhattan that are experiencing excellent growth but lack mainstream investment support.
Special Situations. In limited circumstances, we may target investments in properties at attractive valuations from owners encountering operational and/or financial difficulties. Over-leveraged owners faced with decreased property fundamentals and property values have been forced to abandon business plans predicated on unrealistic growth projections. Owners of partially completed redevelopments and limited operational expertise are facing completion and funding challenges that in many cases can only be resolved through sale or recapitalization. In addition, we may also target the acquisition of debt secured by well-located office, mixed-use and multifamily properties that may require a capital restructuring and that may ultimately lead to ownership of the underlying assets. Our sub-advisor possesses the financial expertise in underwriting and managing the risk of acquiring special situation assets which may produce attractive opportunities.
Commercial Real Estate Debt
We also intend to supplement our portfolio of real estate assets by selectively investing in CRE debt secured primarily by collateral concentrated in the New York metropolitan area. We believe that allocating a portion of our investment portfolio to CRE debt, which benefits from structural protections and subordinate capital, may deliver downside protection under certain market conditions. We plan to invest in CRE debt both by directly originating loans and by purchasing them from third-party sellers. Although we generally prefer the benefits of direct origination, situations may arise where purchasing CRE debt, possibly at discounts to par, will compensate the buyer for the lack of control or structural enhancements typically associated with directly structured investments. The experience of our Advisor Entities’ management teams in both disciplines will provide us flexibility in a variety of market conditions.
We plan to originate, acquire and asset manage the following types of CRE debt:
First Mortgage Loans. First mortgage loans are loans that have the highest priority to claims on the collateral securing the loans in foreclosure. First mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features which at times means control of the entire capital structure. Because of these attributes, this type of investment receives favorable treatment from third-party rating agencies and financing sources, which should increase the liquidity of these investments.
Subordinate Mortgage Loans. Subordinate mortgage loans are loans that have a lower priority than first mortgage loans, including to collateral claims in foreclosure. Investors in subordinate mortgages are compensated for the increased risk from a pricing perspective as compared to first mortgage loans but still benefit from a direct lien on the related property or a security interest in the entity that owns the real estate. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is paid in full. Rights of holders of subordinate mortgages are usually governed by participation and other agreements that, subject to certain limitations, typically provide the holders with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Mezzanine Loans. Mezzanine loans are a type of subordinate loan in which the loan is secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns real estate. Investors in mezzanine loans are compensated for the increased credit risk from a pricing perspective and still benefit from the right to foreclose on its security, in many instances more efficiently than first mortgage loans. Upon a default by the borrower under a mezzanine loan, the mezzanine lender generally can take control of the property owning entity on an expedited basis, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are usually governed by intercreditor or interlender agreements that provide the mezzanine lender with the right to cure defaults and limit certain decisions of holders of any senior debt secured by the same properties, which provides for additional downside protection and higher recoveries. We believe our Advisor Entities are particularly prepared to participate in this market and effectively manage risk, given their ability to operate properties and execute well-designed real estate business plans.
Preferred Equity. Preferred equity is a type of loan secured by the general or limited partner interest in an entity that owns real estate or real estate related investments. Preferred equity interests are generally senior with respect to the payments of dividends and other distributions, redemption rights and rights upon liquidation to such entity’s common equity. Investors in preferred equity are typically compensated for their increased credit risk from a pricing perspective with fixed payments but may also participate in capital appreciation. Upon a default by a general partner of a preferred equity investor, there is a change of control event and the limited partner assumes control of the entity. Upon an event of default by a limited partner, a limited partner may lose its rights with regard to operational input and become a passive investor. Rights of holders of preferred equity holders are usually governed by partnership agreements that govern who has control over a property and its decision making, when those rights may be revoked and typically have a cash flow waterfall that allocates any distributions of income or principal into and out of the entity.
Equity Participations or ‘‘Kickers.” In connection with our debt origination activities, we intend to pursue select equity participation opportunities, in instances when we believe that the risk-reward characteristics of the loan merit additional upside participation because of the possibility of appreciation in value of the underlying assets securing the loan. Equity participations can be paid in the form of additional interest, exit fees, percentage of sharing in refinance or resale proceeds or warrants in the borrower. Equity participation can also take the form of a conversion feature, permitting the lender to convert a loan or preferred equity investment into equity in the borrower at a negotiated premium to the current net asset value of the borrower. We expect that we may be able to obtain equity participations in certain instances where the loan collateral consists of an asset that is being repositioned, expanded or improved in some fashion which is anticipated to improve future cash flow. In such case, the borrower may wish to defer some portion of the debt service or obtain higher leverage than might be merited by the pricing and leverage level based on historical performance of the underlying asset. We expect to generate additional revenues from these equity participations as a result of excess cash flow being distributed or as appreciated properties are sold or refinanced.
Commercial Real Estate Securities
In addition to our properties and investments in CRE debt, we may also acquire CRE securities such as CMBS which are backed by real assets concentrated in the New York metropolitan area. While we may acquire a variety of CRE securities, we expect that the majority of these investments would be CMBS.
CMBS. CMBS are commercial mortgages pooled in a trust and are principally secured by real property or interests. Accordingly, these securities are subject to all of the risks of the underlying loans. CMBS are structured with credit enhancement, as dictated by the major rating agencies and their proprietary rating methodology, to protect against potential cash flow delays and shortfalls. This credit enhancement usually takes the form of allocation of loan losses to investors in reverse sequential order (equity to AAA classes), whereas interest distributions and loan prepayments are usually applied sequentially (AAA classes to equity).
The typical commercial mortgage is a five or ten-year loan, with a 30-year amortization schedule and a balloon principal payment due on the maturity date. Most fixed-rate commercial loans have strong prepayment protection and require prepayment penalty fees or defeasance. The loans are structured in this manner to maintain the collateral pool’s cash flow and to compensate the investors for foregone interest collections.
Investment Process
Our advisor has the authority to make all the decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our board of directors and subject to the limitations in our charter and the direction and oversight of our board of directors. Investment recommendations will generally be made by our sub-advisor to our advisor; and prior to making any investment, our advisor must approve all proposed investments. Our board of directors must approve all acquisitions of property and other investments and originations of CRE debt that require an investment of our equity exceeding the greater of: (i) $100 million; and (ii) 10% of our total assets, including cash available for investment.

Under these thresholds, our board of directors has adopted investment guidelines that our advisor must follow when acquiring such assets on our behalf without the approval of our board of directors. We will not, however, purchase or lease assets in which our Advisor Entities, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. Our board of directors will formally review at a duly-called meeting our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment guidelines must be approved by our board of directors.
Our advisor entered into a sub-advisory agreement with us and our sub-advisor delegating certain investment responsibilities to our sub-advisor. However, our advisor remains ultimately responsible for our investment activity. Our Advisor Entities intend to source our investments from extensive relationships in the New York metropolitan area formed over years of experience of sourcing deals from brokers, developers, businessmen and local government officials. Our sub-advisor specifically is in regular contact with New York real estate owners and developers that may require operational/financial expertise, may experience liquidity constraints or may wish to avoid certain market exposures. In addition, our advisor and sub-advisor specifically are actively engaged in identifying opportunities in the New York metropolitan real estate and capital markets through tenants, brokers, lenders, former and current investment and financing partners, third-party intermediaries, competitors looking to share risk and the lending and investment banking divisions of major financial institutions providing us with what we believe is a competitive advantage and significant access to both market and off-market opportunities.
In selecting investments for us, our Advisor Entities will utilize their respective investment and underwriting process, which focuses on ensuring that each prospective investment is thoroughly evaluated. Our Advisor Entities’ investment processes share considerable similarities including an investment pre-screening, underwriting and financial analysis, in-depth due diligence, negotiating relevant acquisition and financing terms with the applicable parties and presentation to the investment committee of our advisor. All our investments must be approved by a majority vote of the investment committee of our advisor, unless the size or nature of the investment requires a lesser vote. Additional criteria our Advisor Entities will consider when evaluating prospective investment opportunities include:

•	stringent evaluation of the market in which a property is located, such as local supply constraints, the quality and nature of the local workforce and prevailing local real estate values;

•	fundamental analysis of the property and its operating performance, including tenant rosters and rollover exposure;

•	lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

•	the financial strength of tenants or borrowers;

•	real estate and leasing market conditions affecting the underlying real estate collateral;

•	the cash flow in place and projected to be in place over the term of the CRE investments;

•	the appropriateness of estimated costs and timing associated with capital improvements, redevelopment or reposition plans at the property;

•	numerous valuations of the investment (including base and stress case scenarios), the investment basis relative to its value and its competitive set;

•	review of third-party reports, including appraisals, engineering reports and environmental reports;

•	physical inspections of the property;

•	the overall structure of the investment and the rights and obligations contained in the relevant documentation;

•	assessment of required insurance and tax payments;

•	development or approval of a business plan;

•	identification of financing sources and terms;

•	the ability to refinance and/or liquidate an investment in the future; and

•	compilation of a final investment committee memorandum.

Environmental Reports
We will not make any investment unless and until we also obtain what is referred to as a “Phase 1” environmental site assessment and are satisfied with the environmental status of the property. A Phase I environmental site assessment typically consists of a visual survey of the building and the property to identify areas of potential environmental concerns. In addition, a visual survey of neighboring properties is conducted to assess surface conditions or activities that may have an adverse environmental impact on the property. Local governmental agency personnel also are contacted who perform a regulatory agency file search in an attempt to determine whether there are any known environmental concerns in the immediate vicinity of the property. A Phase 1 environmental site assessment does not necessarily include any sampling or testing of soil, ground water or building materials from the property, and may not reveal all environmental hazards on a property. If recommended by the Phase 1 environmental site assessment, we will obtain a “Phase 2” environmental site assessment, which includes the collection of soil, groundwater and/or building materials samples for laboratory analysis.
Borrowing Policy
We may finance our investments to provide more cash available for investment and to generate improved returns. We expect to selectively employ leverage to help us achieve our diversification goals and potentially enhance the returns on our investments through a combination of financing strategies including (i) secured or unsecured borrowings or facilities; (ii) syndications; (iii) securitization financing transactions or other structures; and (iv) seller financing. We will seek to secure conservatively structured leverage that is long-term, non-recourse and non-mark to market to the extent obtainable on a cost effective basis. We expect that once we have fully invested the proceeds of our offerings and any other potential subsequent or additional follow-on offerings, our borrowings, including our pro rata share of the borrowings of entities in which we invest, will be in the range of approximately 50% to 55% of the aggregate value of our real estate investments and other assets. Our charter precludes us from borrowing in excess of an amount that is generally expected to approximate 75% of the aggregate cost of our real estate investments and other assets, plus cash, before deducting loan loss reserves, other non-cash reserves and depreciation. However, we may borrow in excess of these amounts if such action is approved by a majority of our board of directors, including a majority of our independent directors and disclosed to stockholders in our next quarterly report along with justification for the excess. Our board of directors will review our aggregate borrowings, including secured and unsecured financing, at least quarterly to ensure they remain reasonable in relation to our net assets and may from time-to-time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair value of our assets, growth and acquisition opportunities or other factors they deem appropriate.
Our board of directors has approved written policies on investments and borrowing for us as described in this prospectus. Our board may change our investment guidelines or borrowing policies without stockholder notice or consent. To the extent that there are changes to our investment guidelines or borrowing policies as described in the prospectus, we will file an updated prospectus or prospectus supplement with the SEC disclosing such changes.
Operating Policies
Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets and the nature and level of credit enhancements supporting our investments. Our advisor and our executive officers will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, borrower or joint venture concentrations. Our board of directors will monitor the overall portfolio risk and levels of impairment or provisions for loss.
Interest Rate Risk Management. We expect to follow an interest rate risk management policy intended to manage refinancing and interest rate risk. We will generally seek long-term debt and when applicable seek to match-fund our assets and liabilities by having similar maturities and like-kind interest rate benchmarks (fixed or floating) to manage refinancing and interest rate risk. As part of this strategy, we may engage in hedging transactions, which will primarily include interest rate swaps, interest rate caps or floors and may include other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.
Disposition Policies
The period that we will hold our investments will vary depending on the type of asset, cap rate and interest rates among other factors. Our Advisor Entities will continually perform a hold-sell analysis on each equity investment we own in order to determine the optimal time to hold the asset and timing of a sale in order to generate a strong return to our stockholders. Prior to disposing of an investment, a rigorous assessment of an investment’s exit potential, including an analysis of the depth and breadth of the pool of potential buyers upon resale. As a matter of investment strategy and philosophy, we intend to be an investor in high-quality well-located assets that already are or have the potential to be transformed into institutional quality assets after the implementation of our business plan, property redevelopment or repositioning strategy and that will have wide appeal, including institutional and foreign interest. Our advisor expects to hold debt investments until the stated maturity. Investment performance, asset type as well as micro and macro-economic conditions in addition to the overall credit environment, among other factors, may influence us to hold our investments for varying periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.
Investment Limitations
Our charter places numerous limitations on us with respect to the manner in which we may invest our capital prior to a listing of common stock. Pursuant to our charter, we may not:

•
borrow in excess of 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the aggregate cost of our real estate investments and other assets, plus cash, before deducting loan loss reserves, other non-cash reserves and depreciation; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our quarterly report following such borrowing along with justification for exceeding the limit. This charter limitation, however, does not apply to individual real estate assets or investments;

•
invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in commercial real estate, debt, securities and other select equity investments;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•
make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determine and in all cases in which the transaction is with any of our directors, our advisor, our sponsor or any affiliate thereof, we will obtain an appraisal from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication for a reasonable charge. We will also obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title;

•	make or invest in mortgage loans that are subordinate to any loan or equity interest of any of our directors, our advisor, our sponsor or any of our affiliates;

•
invest in equity securities, other than investments in equity securities of publicly traded companies, unless a majority of our directors (including a majority of independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;

•
make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

•	make investments in unimproved real property or mortgage loans on unimproved real property in excess of 10% of our total assets;

•
issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt;

•	issue “redeemable securities,” as defined in Section 2(a)(32) of the Investment Company Act (this limitation, however does not limit or prohibit the operation of our share repurchase program);

•
grant options or warrants to purchase shares to our advisor, our directors, our sponsor or any affiliate thereof except on the same terms as the options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants issued to such persons cannot exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;

•	issue shares on a deferred payment basis or under similar arrangement;

•	engage in trading, except for the purpose of short-term investments;

•	engage in underwriting or the agency distribution of securities issued by others;

•	invest in the securities of any entity holding investments or engaging in activities prohibited by our charter; and

•
make any investment that our board of directors believes will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Investment Company Act Considerations
Neither we nor our operating partnership nor any of the subsidiaries of our operating partnership intend to register as an investment company under the Investment Company Act. Under Section 3(a)(1) of the Investment Company Act, an issuer is deemed to be an “investment company” if:

•	it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•
it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We are organized as a holding company that conducts its businesses primarily through our operating partnership. Both we and our operating partnership intend to conduct each of our operations so that we comply with the 40% test. The securities issued to our operating partnership by any wholly owned or majority-owned subsidiaries that we may form in the future that are excluded from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities our operating partnership may own, may not have a value in excess of 40% of the value of our operating partnership’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We take the position that general partnership interests in joint ventures structured as general partnerships are not considered securities at all and thus not investment securities. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the noninvestment company businesses of these subsidiaries.
We expect that most of our investments will be held by wholly owned or majority-owned subsidiaries of our operating partnership and that most of these subsidiaries will rely on the exclusion from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate.” This exclusion generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets).
For the purposes of the exclusion provided by Section 3(c)(5)(C), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. Qualification for exclusion from registration under the Investment Company Act will limit our ability to acquire or sell certain assets and also could restrict the time at which we may acquire or sell assets.
In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exclusion and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the more specific or different guidance regarding this exclusion that may be published by the SEC or its staff will not change in a manner that adversely affects our operations. We cannot assure you that the SEC or its staff will not take action that results in our or our subsidiary’s failure to maintain an exemption or exclusion from the Investment Company Act.
To avoid regulation under the Investment Company Act, we intend to rely on section 3(a)(1)(C) for our exemption from the registration requirements of the Investment Company Act. This provision requires that we neither engage nor propose to engage in the business of investing, reinvesting, owning, holding or trading in securities and not own or propose to acquire

“investment securities” having a value exceeding 40% of the value of our total assets on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under section 3(c)(1) or section 3(c)(7) of the Investment Company Act.

DESCRIPTION OF OUR INVESTMENTS
As of the date of this prospectus, our investment portfolio consisted of an approximately 1.0% unconsolidated non-controlling interest in a 1.8 million square foot Class-A office building located at 1285 Avenue of the Americas, or 1285 AoA, in midtown Manhattan, a $12.0 million interest in a $20.0 million mezzanine loan and a $9.5 million interest in a $15.0 million mezzanine loan.
The following table presents our investments as of September 30, 2017:

Investment Type	Count(1)	Principal Amount/Cost		% of Total Investments
Real Estate Equity
Operating Real Estate
Class-A Office Building	1	$11,030,895	(2)	33.9%

CRE Debt
Mezzanine Loans	2	21,500,000	(3)	66.1%
Total	3	$32,530,895		100.0%
_____________________________________________________

(1)	For real estate equity, the count represents the number of properties. For CRE debt, the count represents the number of respective financial instruments.

(2)	Represents our proportionate share of the gross purchase price (including financing), deferred costs and other assets underlying our investment in an unconsolidated venture.

(3)	Represents our proportionate share of the mezzanine loan principal underlying our real estate debt investments.
Equity Investments Summary
As of September 30, 2017, our investment portfolio consisted of an approximately 1.0% unconsolidated non-controlling interest in 1285 AoA. The remainder of the building is owned by institutional investors and funds affiliated with our co-sponsor, RXR. As of September 30, 2017, 1285 AoA was 100% occupied with a weighted average lease term of 10.9 years.
The following table presents our real estate property investment through an unconsolidated venture as of September 30, 2017:

Property Type	Number of Properties	Gross Cost(1)	Carrying Value(2)	Capacity		Primary Locations
Class-A Office Building	1	$11,030,895	$5,533,264	1,790,570	square feet	New York, NY
______________________________________________________

(1)	Represents our proportionate share of the gross purchase price (including financing), deferred costs and other assets underlying our investment in an unconsolidated venture.

(2)	Represents the fair value of our investment, net of financing.
Debt Investments Summary
In May 2017, we, through a subsidiary of our operating partnership, completed the acquisition of a $9.5 million interest in a $15.0 million mezzanine loan, or the Times Square mezzanine loan, through a joint venture with RXR Value Added Fund III, an affiliate of RXR, who acquired a $0.5 million interest in the Times Square mezzanine loan, and an unaffiliated third party, who originated the Times Square mezzanine loan and retained the remaining $5.0 million interest in the Times Square mezzanine loan. The Times Square mezzanine loan is secured by a pledge of an ownership interest in a retail development project located in Times Square, New York. The Times Square mezzanine loan bears interest at a floating rate of 9.25% over the one-month LIBOR and had a remaining initial term of six months at the time of acquisition, with two one-year extension options available to the borrower. In September 2017, the borrower exercised its right to extend the term of the loan until November 2018.
In August 2017, we, through a subsidiary of our operating partnership, completed the origination of a $12.0 million pari passu interest in a $20.0 million mezzanine loan, or the Jane Street mezzanine loan, secured by a pledge of an ownership interest in a luxury condominium development project located in the West Village of New York City. We completed the investment through a partnership with an affiliate of RXR Value Added Fund III, which contributed the remaining $8.0 million of the loan origination. The Jane Street mezzanine loan bears interest at a floating rate of 9.5% over the one-month LIBOR, with a LIBOR ceiling of 1.5%. The Jane Street mezzanine loan had a 1.0% origination fee and has an initial term of three years, with two one-year extension options available to the borrower.

SELECTED FINANCIAL DATA
The information below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes, each included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 and our Annual Report on Form 10-K for the year ended December 31, 2016 and incorporated by reference into this prospectus.
The historical operating and balance sheet data as of and for the nine months ended September 30, 2017, respectively, was derived from the unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, which is incorporated herein by reference. The historical operating and balance sheet data for the years ended December 31, 2016 and 2015 and as of December 31, 2016, 2015 and 2014, respectively, was derived from the audited consolidated financial statements and selected financial data included in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated herein by reference.

	Nine Months Ended September 30, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015(1)
Operating Data:
Total revenues	$1,058,423	$—	$—
Total expenses	537,729	451,554	1,000
Equity in earnings (losses) of unconsolidated venture	494,963	939,303	—
Net income (loss)	1,015,657	487,749	(1,000)
Net income (loss) attributable to NorthStar/RXR New York Metro Real Estate, Inc. common stockholders	646,038	487,802	(999)
Net income (loss) per share, basic/diluted(2)	$0.26	$1.15	$(0.03)
Distributions declared per share of common stock(2)	$0.07	$0.05	$—
_________________________

(1)	Represents the period from December 23, 2015 (commencement of operations) through December 31, 2015.

(2)
Per share amounts for years ended December 31, 2016 and 2015 adjusted to reflect the retroactive impact of the stock distributions issued in January 2017 and May 2017. Refer to Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Recent Developments” in our Annual Report on Form 10-K for further discussion.

	September 30, 2017	December 31,
		2016	2015	2014
Balance Sheet Data:
Cash and cash equivalents	$4,522,222	$4,595,392	$2,201,007	$201,007
Investment in unconsolidated venture, at fair value	5,533,264	5,173,075	—	—
Real estate debt investments, net	34,811,111	—	—	—
Due to related party	229,028	228,830	20,000	—
Total assets	45,509,978	10,645,143	2,201,007	201,007
Total liabilities	246,368	233,507	20,000	—
Non-controlling interests	13,519,053	946	999	1,000
Total equity	45,263,610	10,411,636	2,181,007	201,007

	Nine Months Ended September 30, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015(1)
Other Data:
Cash flow provided by (used in):
Operating activities	$533,779	$(264,000)	$—
Investing activities	(29,800,000)	(4,297,842)	—
Financing activities	29,193,051	6,956,227	2,000,000
_________________________

(1)	Represents the period from December 23, 2015 (commencement of operations) through December 31, 2015.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

General
The following is a summary of certain material federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, ownership and disposition of our common stock that you, as a potential stockholder, may consider relevant. Because this section is a general summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances. This summary is based on the Internal Revenue Code; current, temporary and proposed Treasury Regulations promulgated thereunder; current administrative interpretations and practices of the IRS; and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations. We can provide no assurance that the tax treatment described in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.
This summary of certain federal income tax consequences applies to you only if you acquire and hold our common stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). The summary is also based upon the assumption that our operation and the operation of our subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with the applicable organizational documents or partnership agreements. This summary does not consider all of the rules which may affect the U.S. tax treatment of your investment in our common stock in light of your particular circumstances. For example, except to the extent discussed under the headings “— Taxation of Holders of Our Common Stock — Taxation of Tax-Exempt Stockholders” and “— Taxation of Holders of Our Common Stock — Taxation of Non-U.S. Stockholders,” special rules not discussed here may apply to you if you are:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a partnership or other pass-through entity;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a REIT;

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding our common stock through a partnership or other pass-through entity;

•	holding our common stock through the exercise of employee stock options or otherwise received our common stock as compensation;

•	a non-U.S. corporation, non-U.S. trust, non-U.S. estate, or an individual who is not a resident or citizen of the United States;

•	a U.S. person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate.
If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.
The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

This summary generally does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations.
THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. THIS SUMMARY OF CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. YOU ARE ADVISED TO CONSULT YOUR TAX ADVISER REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.
Taxation of NorthStar/RXR
We have elected to be taxed as a REIT commencing with our taxable year that ended on December 31, 2016. We believe that we are organized and have operated, and we intend to continue to operate in such a manner as to qualify for taxation as a REIT effective in 2017. We were treated as a regular (subchapter C) corporation for our 2015 tax year, and would be subject to corporate level income tax on any taxable income generated in 2015. We did not have any material taxable income or earnings and profits for periods ending December 31, 2015 or prior.
REIT Qualification
This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.
In connection with our offering, we have received an opinion of Greenberg Traurig, LLP to the effect that, commencing with our taxable year that ended on December 31, 2016, we have been organized and operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT.
Investors should be aware that the opinion of Greenberg Traurig, LLP is based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Greenberg Traurig, LLP or by us that we will so qualify for any particular year. Greenberg Traurig, LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. We have not obtained an advance ruling from the IRS regarding any matter discussed in this prospectus.
Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Greenberg Traurig, LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code.
The material qualification requirements are summarized below under “— Requirements for Qualification — General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify” below.
We may own an equity interest in one or more entities that will elect to be treated as REITs, which we refer to as a Subsidiary REIT. Each of the Subsidiary REITs will be subject to and must satisfy, the same requirements that we must satisfy in order to qualify as a REIT. Discussions of our qualification under the REIT rules, the anticipated satisfaction of the REIT requirements and the consequences of a failure to so qualify also apply to each of the Subsidiary REITs.

Provided that we qualify as a REIT, we generally will not be subject to federal income tax on our REIT taxable income that is distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that have historically resulted from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.
Most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. federal income tax rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. The highest marginal non-corporate U.S. federal income tax rate applicable to ordinary income is currently 37%. Nevertheless, dividend income received from REITs by non-corporate taxpayers is also generally eligible for a 20% deduction, resulting in an effective maximum federal tax rate of 29.6% on such income. See “— Taxation of U.S. Stockholders on Distributions on Our Common Stock.”
Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs.
As a REIT, we will generally not be subject to income tax, however, we are subject to federal tax in the following circumstances:

•
We will be taxed at regular corporate rates on any taxable income, including undistributed net capital gains, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned;

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses;

•
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below;

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a sale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable federal corporate income tax rate (currently 35%);

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on portion of our profits attributable to the amount of gross income that falls short of the prescribed thresholds;

•
In the event of a failure of the asset tests (other than certain de minimis failures), as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests;

•
In the event of a failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests and that violation is due to reasonable cause and not willful neglect, we may be able to nevertheless maintain our REIT qualification but would then be required to pay a penalty of $50,000 for each such failure;

•
If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income tax is paid at the corporate level;

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of our REIT’s stockholders, as described below in “— Requirements for Qualification — General”;

•
A 100% tax may be imposed on certain items of income and expense that are directly or constructively paid between a REIT and a TRS if and to the extent that the IRS successfully adjusts the reported amounts of these items to conform to an arm’s length pricing standard;

•
If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we will be subject to tax at the highest corporate income tax rate then applicable if we subsequently recognize the built-in gain on a disposition of any such assets during the five-year period following the acquisition from the subchapter C corporation, unless the subchapter C corporation elects to treat the transfer of the assets to the REIT as a deemed sale;

•	The earnings of our lower-tier entities that are subchapter C corporations, if any, including domestic TRSs, are subject to federal corporate income tax; and

•
If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held in record name by “disqualified organizations.” Similar rules apply to a REIT that owns an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax (although the TRS will be subject to tax on its income). For a discussion of “excess inclusion income,” see “— Taxable Mortgage Pools.” A “disqualified organization” includes:

▪	the United States;

▪	any state or political subdivision of the United States;

▪	any foreign government;

▪	any international organization;

▪	any agency or instrumentality of any of the foregoing;

▪
any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

▪	any rural electrical or telephone cooperative.
We do not currently hold REMIC residual interests or interests in taxable mortgage pools but may do so in the future.
In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification — General
The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)
in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

(7)	that properly elects to be taxed as a REIT and such election has not been terminated or revoked; and

(8)	which meets other tests described below regarding the nature of its income and assets, its distributions and certain other matters.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. We are not required to satisfy conditions (5) and (6) for the first taxable year in which we elect to be taxed as a REIT.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these recordkeeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.
In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have a calendar tax year and satisfy this requirement.
Finally, at the end of any year, a REIT cannot have any accumulated earnings and profits from a non-REIT corporation’s taxable year. We will not have any prior corporate existence nor inure to any non-REIT earnings and profits as a result of any merger or acquisition of an entity taxable as a C corporation.
The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “— Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, similar relief is available in the case of certain violations of the REIT asset requirements (see “— Asset Tests” below) and other REIT requirements (see “— Failure to Qualify” below), again provided that the violation is due to reasonable cause and not willful neglect and other conditions are met, including the payment of a penalty tax. If we were to fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT. Even if such relief provisions were available, the amount of any resultant penalty tax could be substantial.
Effect of Subsidiary Entities
Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs, as described below. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership) are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership’s equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “— Tax Aspects of Investments in Partnerships.”
Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as described below. A qualified REIT subsidiary is any corporation, other than a TRS as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries owned by the REIT, or by a combination of the two. Other entities that are wholly owned by us, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to as “pass-through subsidiaries.”

In the event that one of our disregarded subsidiaries ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another of our disregarded subsidiaries — the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Asset Tests” and “— Income Tests.”
Taxable Subsidiaries. A REIT may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. A corporation in which a TRS directly or indirectly owns more than 35% of its stock, by voting power or value, will automatically be treated as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. A TRS is subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.
A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the taxable subsidiary earns. Rather, the stock issued by the taxable subsidiary is an asset in the hands of the parent REIT and the REIT recognizes as income the dividends, if any, that it receives from the taxable subsidiary. The value of the TRS securities held by the REIT will be used to compute the REIT’s compliance with the asset tests, as discussed in more detail below. Because we will not include the assets and income of TRSs in determining our compliance with the REIT income and asset requirements described below, such entities may be used by the parent REIT to indirectly undertake certain activities that the REIT rules might otherwise preclude it from doing directly (or through pass-through subsidiaries), such as performing tenant services or conducting activities that give rise to certain categories of income such as management fees, or sales of assets that may be considered inventory or dealer property. However, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. This limitation has been reduced to 20% commencing in 2018.
In general, a TRS may not directly or indirectly operate or manage any lodging facilities or healthcare facilities or provide rights to any brand name under which any lodging facility or healthcare facility is operated. A TRS may, however, provide rights to any brand name under which any lodging facility or healthcare facility is operated if (i) such rights are provided to an “eligible independent contractor” (as described below) to operate or manage a lodging facility or healthcare facility; (ii) such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and (iii) such lodging facility or healthcare facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS is not considered to operate or manage a “qualified “qualified lodging facility” or “healthcare property” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.
Subsidiary REITs. As discussed above, we may indirectly or directly own interests in one or more Subsidiary REITs. We believe that each such Subsidiary REIT will be organized and will operate in a manner to permit it to qualify for taxation as a REIT for federal income tax purposes from and after the effective date of its REIT election. Provided that a Subsidiary REIT meets the requirements for qualification as a REIT, for purposes of determining our qualification as a REIT, stock of the subsidiary that we own will be treated as a qualifying asset and dividends that we receive will be qualifying income for purposes of the REIT gross asset and income tests as described below. See “— Income Tests” and “— Asset Tests”, below. However, if any of these Subsidiary REITs were to fail to qualify as a REIT, then (i) the Subsidiary REIT would become subject to regular U.S. corporation income tax, as described herein, see “— Failure to Qualify” below; and (ii) our interest in such Subsidiary REIT and any income derived from it, could be treated as non-qualifying items for purposes of the REIT asset and income tests, which could adversely affect our ability to qualify as a REIT.
Income Tests.
In order to maintain qualification as a REIT, we must satisfy two gross income requirements annually. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including “rents from real property;” dividends received from other REITs; interest income derived from mortgage loans secured by real property; income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; certain income from qualified temporary investments; and gains from the sale of real estate assets. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry other select CRE investments or to hedge certain foreign currency risks and that are clearly and timely identified as hedges will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests.

Generally, rents received by us will qualify as “rents from real property” and be included in the gross income requirements described above. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. The rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales. Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not furnish or render services to the tenants of such property, other than through an “independent contractor” from which the REIT derives no revenue or through a TRS. We and our affiliates are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we and our affiliates may directly or indirectly provide non-customary services to tenants of properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For this purpose, the amount received by the REIT for such service is deemed to be at least 150% of the REIT’s direct cost of providing the service. Also, rental income will not qualify as rents from real property only to the extent that we directly or constructively hold a 10% or greater interest, as measured by vote or value, in the equity of a lessee.
In order for the rent paid under our leases to constitute “rents from real property,” the leases must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. We intend to enter into leases that will be treated as true leases. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our operating partnership and its subsidiaries receive from our leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below.
As mentioned above, in order for the rent that we receive to constitute “rents from real property,” several requirements must be satisfied. First, rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages are fixed at the time the leases are entered into, such percentages are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits and such percentages conform with normal business practice. Rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits.
Second, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a “related party tenant”), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. We anticipate that our properties will be leased to third parties which do not constitute related party tenants. In addition, our charter generally prohibits transfers of our stock that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Accordingly, we generally do not expect to own, actually or constructively, 10% or more of our lessees. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we might have no knowledge will not cause us to own constructively 10% or more of a lessee in a particular case.
As described above, we may own up to 100% of the shares of one or more TRSs. Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a TRS will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants; and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. If in the future we receive rent from a TRS, we will seek to comply with this or other exceptions that permit certain rents from a TRS to be treated as qualifying rents for purposes of the REIT income tests.
Third, the rent attributable to personal property leased in connection with the lease of a property must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a property is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the property at the beginning and at the end of such taxable year, which we refer to as the personal property ratio. With respect to each of our leases, we believe either that the personal property ratio will be less than 15% or that any rent attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

Fourth, we cannot furnish or render non-customary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of non-customary services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost for performing such services) does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the shares of one or more TRSs, which may provide non-customary services to our tenants without tainting our rents from the related properties. We do not intend to perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs.
If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (i) the rent is considered based on the income or profits of the related lessee; (ii) the lessee either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (iii) we furnish non-customary services to the tenants of the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses, such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we have a binding commitment to acquire or originate the mortgage loan, the interest income generally will be apportioned between the real property and the other collateral and its income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. However, ancillary personal property that secures a mortgage loan will be treated as real property for purposes of the 75% gross income test (and for purposes of the REIT asset tests as described below) if the value of the personal property does not exceed 15% of the combined value of the real and personal property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.
To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.
We may originate and acquire mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the revenue procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the revenue procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. However, we expect to make and acquire mezzanine loans in a manner that will enable us to satisfy the REIT gross income and asset tests, even if the loans do not meet all of the requirements to qualify for the safe harbor.
We may hold certain participation interests in mortgage loans and mezzanine loans. A participation interest is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations, which will be a first loss position in the event of a default by the borrower. We may acquire participations in CRE debt that we believe qualify for purposes of the REIT asset tests described below and that interest derived from such investments will be treated as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain and no assurance can be given that the IRS will not challenge our treatment of participation interests.
We may acquire CMBS and expect that the CMBS will be treated either as interests in a grantor trust or as regular interests in REMICs for U.S. federal income tax purposes and that all interest income, OID and market discount from our CMBS will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, OID and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.
We believe that substantially all of our income from our mortgage related securities generally will be qualifying income for purposes of the REIT gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not for the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property and ancillary personal property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property and ancillary personal property securing the loan will not be qualifying income for purposes of the 75% gross income test.
Revenue Procedure 2014-51 discusses a modification of a mortgage loan which (or an interest in which) is held by a REIT if the modification was occasioned by a default on the loan or the modification satisfies both of the following conditions: (i) based on all the facts and circumstances, the REIT or servicer of the loan (the “pre-modified loan”) reasonably believes that there is a significant risk of default of the pre-modified loan upon maturity of the loan or at an earlier date and (ii) based on all the facts and circumstances, the REIT or servicer reasonably believes that the modified loan presents a substantially reduced risk of default, as compared with the pre-modified loan. Revenue Procedure 2014-51 provides that a REIT may treat a modification of a mortgage loan described therein as not being a new commitment to make or purchase a loan for purposes of apportioning interest on that loan between interest with respect to real property or other interest. The modification will also not be treated as a prohibited transaction. Further, with respect to the REIT asset test, the IRS will not challenge the REIT’s treatment of a loan as being in part a “real estate asset” if the REIT treats the loan as being a real estate asset in an amount equal to the lesser of (i) the value of the loan as determined under Treasury Regulations Section 1.856-3(a), or (ii) the loan value of the real property securing the loan as determined under Treasury Regulations Section 1.856-5(c) and Revenue Procedure 2014-51. We will consider IRS Revenue Procedure 2014-51 and its potential impact on our REIT qualification when acquiring mortgage loans at a discount on the secondary market.
We may receive distributions from TRSs or other corporations that are not REITs. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Any dividends we received from a REIT will be qualifying income for purposes of both the 75% and 95% gross income tests.
We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.
Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% and 95% gross income tests, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
Any income or gain we derive from instruments that hedge certain risks, such as the risk of changes in interest rates with respect to debt incurred to acquire or carry real estate assets or certain foreign currency risks, will not be treated as income for purposes of calculating the 75% or 95% gross income test, provided that specified requirements are met. Such requirements include the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if our failure to meet these tests was due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test, adjusted to reflect the profitability of such gross income.
Pursuant to The Housing and Economic Recovery Tax Act of 2008, the Secretary of the Treasury has been granted broad authority to determine whether particular items of gain or income qualify or not under the 75% and 95% gross income tests, or are to be excluded altogether from the measure of gross income for such purposes.
Asset Tests
At the close of each calendar quarter, we must satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, ancillary personal property leased in connection with real property, stock of other corporations that qualify as REITs, certain kinds of mortgage-backed securities and mortgage loans, debt instruments issued by public REITs and, under some circumstances, stock or debt instruments purchased with new capital. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.
Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.
Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and the 10% value test does not apply to “straight debt” and certain other securities, as described below.
Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 20% of the value of the REIT’s total assets.
Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of a subsidiary partnership for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt” or one of the other exceptions to the 10% value test.
Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (i) any loan made to an individual or an estate; (ii) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT); (iii) any obligation to pay rents from real property; (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (v) any security issued by another REIT; and (vi) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% gross income test described above under “— Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.
Any interests we hold in a REMIC are generally treated as qualifying real estate assets and income we derive from interests in REMICs is generally treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and our income derived from the interest, qualifies for purposes of the REIT asset and income tests. Where a REIT holds a “residual interest” in a REMIC from which it derives “excess inclusion income,” the REIT will be required to either distribute the excess inclusion income or pay a tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income: (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder; (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and (iii) would result in the application of federal income tax withholding at the maximum rate of 30% (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign stockholders.
We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above pursuant to which certain loans secured by a first priority security interest in equity interests in a pass-through entity that directly or indirectly own real property will be treated as qualifying assets for purposes of the 75% real estate asset test and therefore not be subject to the 10% vote or value test. In addition such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make any such investments in such a manner as not to fail the asset tests described above, but there can be no assurance we will be successful in this regard.
We may hold certain participation interests in mortgage loans and mezzanine loans. Participation interests are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the REIT asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test discussed above. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.
After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10 million. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

We generally expect to acquire CRE securities that will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC collateralized mortgage obligations or other securities which do not qualify as “real estate” for REIT purposes, those securities will not be qualifying assets for purposes of the 75% asset test.
We intend to monitor compliance on an ongoing basis. Independent appraisals will not be obtained, however, to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that we do not comply with one or more of the asset tests.
Annual Distribution Requirements
In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(i)	the sum of:

(1)	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and net capital gains) and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(ii)	the sum of specified items of non-cash income.
These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid on or before the first regular dividend payment after such declaration. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year.
In order for distributions to be counted for this purpose and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in our organizational documents. In December, 2015, the preferential dividend rules were repealed with respect to publicly offered REITs by legislation (the Protecting Americans from Tax Hikes Act) that is effective retroactively as of January 1, 2015. A REIT is publicly offered if it is required to file annual and periodic reports with the SEC pursuant to the Exchange Act. We believe that we are, and are likely to remain, a publicly offered REIT, in which case the restrictions on preferential dividends will not apply to us.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at the regular corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.
To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits.
If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (i) the amounts actually distributed and (ii) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.
It is possible that, from time-to-time, we may not have sufficient cash to meet the distribution requirements due to timing differences between the actual receipt of cash and our inclusion of items in income for federal income tax purposes. Potential sources of non-cash taxable income include real estate and securities that have been financed through securitization structures, such as the term-debt structure, which require some or all of available cash flow to be used to service borrowings, loans or mortgage-backed securities we hold that have been issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current payments in cash. In the event that such timing differences occur, it might be necessary to arrange for short-term, or possibly long-term, borrowings to meet the distribution requirements or to pay dividends in the form of taxable in-kind distributions of property.
We may be able to cure a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and possibly a penalty based on the amount of any deduction taken for deficiency dividends.
Sale-Leaseback Transactions
Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for U.S. federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.
Recordkeeping Requirements
We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Income Tests” and “— Asset Tests.”
If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, all distributions to stockholders taxed as individuals may be eligible for a reduced rate applicable to “qualified dividends” and, subject to limitations of the Internal Revenue Code, corporate stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.
Prohibited Transactions
Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business, by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and to the application of the 100% prohibited transactions tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•
the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•
property sales by the REIT do not exceed at least one of the following thresholds: (i) seven sales in the current year; (ii) sales in the current year do not exceed 10% of the REIT’s assets as of the beginning of the year (as measured by either fair market value or tax basis); or (c) sales in the current year do not exceed 20% of the REIT’s assets as of the beginning of the year and sales over a three-year period do not exceed, on average, 10% per annum of the REIT’s assets, in each case as measured by either fair market value or tax basis;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•
if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property are made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.”
The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.
Foreclosure Property
Foreclosure property is real property (including interests in real property) and any personal property incident to such real property: (i) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property; (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated; and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property or to otherwise determine that the receipt of such non-qualifying income will not adversely affect our status as a REIT.
Foreign Investments
To the extent that we directly or indirectly hold or acquire any investments and, accordingly, pay taxes, in foreign countries, such foreign taxes may not be passed through to, or used by, our stockholders, as a foreign tax credit or otherwise. Any foreign investments may also generate foreign currency gains and losses. Certain foreign currency gains are excluded from gross income for purposes of one or both of the gross income tests, as discussed above. See above under “— Income Tests.”
Hedging Transactions
We expect to enter into hedging transactions, from time-to-time, with respect to our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including mortgage loans, or to hedge certain foreign currency risks, any periodic income or gain from the disposition of that contract are disregarded for purposes of the 75% and 95% gross income tests, provided that we meet certain requirements as described below. We are required to identify clearly any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that a portion of our loans are not secured by “real estate assets” (as described under “— Asset Tests”) or in other situations, the income from those transactions will likely be treated as non-qualifying income for purposes of both gross income tests. Moreover, our position in a hedging contract or other derivative instrument, to the extent that it has positive value, may not be treated favorably for purposes of the REIT asset tests.
We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Taxable Mortgage Pools
An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Internal Revenue Code if: (i) substantially all of its assets consist of debt obligations or interests in debt obligations; (ii) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates; (iii) the entity has issued debt obligations (liabilities) that have two or more maturities; and (iv) the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under regulations issued by the United States Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets and therefore the entity would not be treated as a TMP.
Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. Special rules apply, however, in the case of a TMP that is a REIT, a portion of a REIT or a disregarded subsidiary of a REIT. In that event, the TMP is not treated as a corporation that is subject to corporate income tax and the TMP classification does not directly affect the tax status of the REIT. These special rules will not apply to us to the extent that we hold all of our assets through our operating partnership. However, we may be able to rely on these special rules to the extent that we create a subsidiary REIT which in turn owns all of the equity of a TMP.
A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” Pursuant to guidance issued by the IRS, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income cannot be offset by any losses or deductions otherwise available to the stockholder, is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax and results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.
Under the IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by it that is attributable to such stockholder’s ownership. Treasury Regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “— Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by the IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors.
If a subsidiary partnership of ours (not wholly-owned by us directly or indirectly through one or more disregarded entities), such as our operating partnership, were a TMP or owned a TMP, the foregoing rules would not apply. Rather, the TMP would be treated as a corporation for federal income tax purposes and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements, e.g., by causing us to be treated as owning more than 10% of the securities of a C corporation. We intend, however, to structure any investments in mortgage securitizations in a way that does not adversely affect our qualification as a REIT.
Cash/Income Differences
Our operating partnership may acquire debt instruments in the secondary market for less than their principal amount. The amount of such discount will generally be treated as a “market discount” for federal income tax purposes. It is also possible that certain debt instruments may provide for payment-in-kind, or “PIK Interest” which could give rise to original issue discount (“OID”) for federal income tax purposes. Moreover, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, if the debt is considered to be “publicly traded” for federal income tax purposes, the modified debt in our hands may be considered to have been issued with OID to the extent the fair market value of the modified debt is less than the principal amount of the outstanding debt. In the event that the debt is not considered to be “publicly traded” for federal income tax purposes, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it. Also, certain loans that we originate and certain previously modified debt we acquire may be considered to have been issued with the OID of the time it was modified.
In general, our operating partnership will be required to accrue OID on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument. With respect to market discount, although generally our operating partnership is not required to accrue the discount annually as taxable income (absent an election to do so), interest payments with respect to any debt incurred to purchase the investment may not be deductible and a portion of any gain realized on our operating partnership’s disposition of the debt instrument may be treated as ordinary income rather than capital gain.
Finally, in the event that any debt instruments acquired by our operating partnership are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by our operating partnership encounters financial difficulty rendering it unable to pay stated interest as due, our operating partnership may nonetheless be required to continue to recognize the unpaid interest as taxable income.
Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that our operating partnership may recognize and allocate to us substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”
Tax Aspects of Investments in Partnerships
We will hold investments through entities, including our operating partnership, that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items from subsidiary partnerships for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships. See “— Effect of Subsidiary Entities — Ownership of Partnership Interests.” Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we may have no control, or only limited influence, over the partnership.
Entity Classification
Investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See “— Taxable Mortgage Pools.” If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “— Asset Tests” and “— Income Tests,” and in turn could prevent us from qualifying as a REIT. See “— Failure to Qualify” above for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of these partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.
Tax Allocations with Respect to Partnership Properties
Under the Internal Revenue Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
To the extent that any of our partnerships acquire appreciated (or depreciated) properties by way of capital contributions from its partners, allocations of income, gain loss and deduction would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of any existing book-tax difference to the other (i.e., non-contributing) partners. These rules may apply to the contribution by us to our operating partnerships of the cash proceeds received in offerings of our stock. As a result, we could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.
State, Local and Foreign Taxes
We may be subject to state, local or foreign taxation in various jurisdictions, including those in which we and our subsidiaries transact business, own property or reside. The state, local or foreign tax treatment of us may not conform to the federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders to be credited against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.
Taxation of Holders of Our Common Stock
The following is a summary of certain additional federal income tax considerations with respect to the ownership of our common stock.
Taxation of Taxable U.S. Stockholders
As used herein, the term “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•
a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•
a trust if: (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.
Taxation of U.S. Stockholders on Distributions on Our Common Stock. As long as we qualify as a REIT, a taxable U.S. stockholder generally must take into account as ordinary income distributions made out of its current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.
Dividends paid to corporate U.S. stockholders will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the reduced 20% tax rate for “qualified dividend income.” Our ordinary dividends generally will be taxed at the higher tax rate applicable to ordinary income, which currently is a maximum marginal rate of 37% for stockholders taxed at individual rates. Nevertheless, dividend income received from REITs by non-corporate taxpayers is also generally eligible for a 20% deduction, resulting in an effective maximum federal tax rate of 29.6% on such income. However, the reduced tax rate for qualified dividend income will apply to our ordinary dividends to the extent attributable: (i) to dividends received by us from non-REIT corporations, such as TRSs; and (ii) to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income, and, in each case, such dividend income will not be offset by the 20% deduction described in the previous sentence).
A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held its common stock. See “—

Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of its undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. stockholder to the extent that it does not exceed the adjusted tax basis of the U.S. stockholder’s common stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted tax basis in its common stock, such stockholder will recognize long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pays the distribution during January of the following calendar year.
Stockholders may not include in their individual income tax returns any of a REIT’s net operating losses or capital losses. Instead, the REIT would carry over such losses for potential offset against its future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner to offset income they derive from our common stock, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 20% tax rate applicable to capital gains of U.S. stockholders taxed at individual rates). We will notify stockholders after the close of our taxable year as to the portions of our distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
Participants in our DRP will be treated for tax purposes as having received a distribution equal to the fair market value on the date of distribution of the shares received even if they purchase the shares at a discount to fair market value. As a result, participants in our DRP may have tax liability with respect to the deemed distribution amount, but they will not receive cash distributions to pay such liability.
Taxation of U.S. Stockholders on the Disposition of Our Common Stock. In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. stockholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other. shares of our common stock within 30 days before or after the disposition.
If an investor recognizes a loss upon a disposition of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are written quite broadly and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock, or transactions that we might undertake directly or indirectly. Moreover, we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Taxation of U.S. Stockholders on a Redemption of Our Common Stock. A redemption of our common stock will be treated under Section 302 of the Internal Revenue Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the redemption to be treated as sale of our common stock (in which case the redemption will be treated in the same manner as a sale described above in “— Taxation of U.S. Stockholders on the Disposition of Our Common Stock”). The redemption will satisfy such tests if it: (i) is “substantially disproportionate” with respect to the holder’s interest in our stock; (ii) results in a “complete termination” of the holder’s interest in all our classes of stock; or (iii) is

“not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Internal Revenue Code described above will be satisfied with respect to any particular holder of our common stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our common stock does not meet any of the three tests described above, the redemption proceeds will be treated as a dividend, as described above “— Taxation of U.S. Stockholders on Distributions on Our Common Stock.” Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.
Capital Gains and Losses. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 37%. However, the maximum tax rate on long-term capital gain applicable to U.S. stockholders taxed at individual rates is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25% computed on the lesser of the total amount of the gain or the accumulated Section 1250 depreciation. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses eligible to be carried back three years and forward five years.
Medicare Tax. Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends, interest and certain other investment income, including capital gains from the sale or other disposition of our common stock.
Information Reporting Requirements and Backup Withholding. We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.
A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability.
Brokers that are required to report the gross proceeds from a sale of shares on Form 1099-B will also be required to report the customer’s adjusted basis in the shares and whether any gain or loss with respect to the shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in shares that are disposed of, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. You should consult with your own tax advisor regarding the new reporting requirements and your election options.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and IRAs, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. Dividend distributions from a REIT to an exempt employee pension trust generally do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. However, if a tax-exempt stockholder were to finance its investment in our common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. In addition, dividends that are attributable to excess inclusion income, with respect to the REMIC residual interests or taxable mortgage pools, will constitute unrelated business taxable income in the hands of most tax-exempt stockholders. See “— Taxable Mortgage Pools.” Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

•
we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “— Taxation of NorthStar/RXR — Requirements for Qualification — General”); and

•
either: (i) one pension trust owns more than 25% of the value of our stock; or (ii) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders
The term “non-U.S. stockholder” means a holder of our common stock that is neither a U.S. stockholder nor an entity treated as a partnership for federal income tax purposes. The rules governing federal income taxation of non-U.S. stockholders are complex. This section is only a summary of such rules. Non-U.S. stockholders are urged to consult their tax advisors to determine the impact of federal, state, local and non U.S. income tax laws on the ownership of our common stock, including any reporting requirements.
Ordinary Dividends. A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest”, or a USRPI and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Any dividends that are attributable to excess inclusion income will be subject to the 30% withholding tax, without reduction for any otherwise applicable income tax treaty. See “— Taxable Mortgage Pools.” If a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution and a non-U.S. stockholder that is a corporation.
also may be subject to the 30% branch profits tax with respect to the distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder furnishes to us an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

•	the non-U.S. stockholder furnishes to us an IRS Form W-8ECI claiming that the distribution is effectively connected income.
Capital Gain Dividends. For any year in which we qualify as a REIT, a non-U.S. stockholder will generally incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in “United States real property holding corporations” but does not include interests solely as a creditor and, accordingly, does not include a debt instrument that does not provide for contingent payments based on the value of or income from real property interests. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. There is a special 21% withholding rate for distributions to non-US stockholders attributable to the REIT’s gains from dispositions of USRPIs. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.
Capital gain dividends that are attributable to our sale of USRPIs would be treated as ordinary dividends rather than as gain from the sale of a USRPI, if: (i) our common stock is “regularly traded” on an established securities market in the

United States; and (ii) the non-U.S. stockholder did not own more than 5% of our common stock at any time during the one-year period prior to the distribution. Such distributions would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. Our stock is not regularly traded on an established securities market in the United States and there is no assurance that it ever will be.
The Protecting Americans from Tax Hikes Act of 2015 created a new exemption from FIRPTA for foreign pension funds and subsidiary entities that meet certain requirements, as well as for certain publicly traded foreign entities that are “qualified collective investment vehicles” from countries having tax treaties with the United States and which meet a number of other requirements.
Capital gain dividends that are not attributable to our sale of USRPIs, e.g., distributions of gains from sales of debt instruments that are not USRPIs, generally will not be taxable to non-U.S. stockholders or subject to withholding tax.
Non-Dividend Distributions. A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on an ordinary dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
We may be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits if our stock is a USRPI. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.
Dispositions of Our Common Stock. A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock as long as we: (i) are not a “United States real property holding corporation” during a specified testing period and certain procedural requirements are satisfied; or (ii) are a domestically controlled qualified investment entity. A “United States real property holding corporation” is a U.S. corporation that at any time during the applicable testing period owned USRPIs that exceed in value 50% of the value of the corporation’s USRPIs, interests in real property located outside the United States and other assets used in the corporation’s trade or business. No assurance can be provided that we will not be a “United States real property holding corporation.” However, we believe that we are and will be a domestically controlled qualified investment entity, although we cannot assure you that we will be a domestically controlled qualified investment entity in the future. Even if we were a “United States real property holding corporation” and we were not a domestically controlled qualified investment entity, a non-U.S. stockholder that owned, actually or constructively, 10% or less of our common stock at all times during a specified testing period would not incur tax under FIRPTA if our common stock is “regularly traded” on an established securities market. Our stock is not regularly traded on an established securities market in the United States and there is no assurance that it ever will be.
As noted above under “ - Capital Gain Dividends”, certain foreign pension funds and publicly traded qualified collective investment vehicles are exempt from FIRPTA with respect to capital gain dividends that we pay, and these entities would likewise be exempt from FIRPTA upon a sale of our common stock.
If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to FIRPTA if: (i) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.
FATCA
U.S. tax legislation enacted in 2010, the Foreign Account Tax Compliance Act, or FATCA and subsequent IRS guidance regarding the implementation of FATCA, provides that 30% withholding tax will be imposed on distributions (which is currently effective) and the gross proceeds from a sale of shares (for payments made after December 31, 2018) to a foreign entity if such entity fails to satisfy certain due diligence, disclosure and reporting rules. In the event of noncompliance with the FATCA requirements, as set forth in Treasury Regulations, withholding at a rate of 30% on distributions in respect of our stock and gross proceeds from the sale of our stock held by or through such foreign entities would be imposed. Non-U.S. persons that are otherwise eligible for an exemption from, or a reduction of, U.S. withholding tax with respect to such distributions and sale proceeds would be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld (under FATCA or otherwise). Additional requirements and conditions may be imposed pursuant to an intergovernmental agreement (if and when entered into) between the United States and the foreign entity’s home jurisdiction. Prospective investors are urged to consult with their tax advisors regarding the application of these rules to an investment in our stock.
Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.
The Tax Cuts and Jobs Act of 2017 (the “TCJA”) was passed by Congress on December 20, 2017 and signed into law by President Trump on December 22, 2017. The TCJA significantly changed the U.S. federal income tax laws applicable to businesses and their owners, including REITs and their stockholders. Technical corrections or other amendments to the TCJA or administrative guidance interpreting the TCJA may be forthcoming at any time. We cannot predict the long-term effect of the TCJA or any future law changes on REITs or their stockholders. Below is a brief summary of the key changes in TCJA that directly impact REITs and their stockholders with respect to an investment in REITs. The changes described below are effective for taxable years beginning after December 31, 2017, unless otherwise noted. Investors should consult with their tax advisors regarding the effect of the TCJA on their particular circumstances (including the impact of other changes enacted as part of the TCJA that do not directly relate to REITs and thus are not discussed here).
Income Tax Rates. Under the TCJA, the corporate income tax rate is reduced from a maximum marginal rate of 35% to a flat 21% rate, a 40% reduction. The reduced corporate income tax rate, which is effective for taxable years beginning after December 31, 2017, reduces some of the tax advantage that REITs have had relative to C corporations. However, this reduced corporate income tax rate will apply to income earned by any TRSs that we may have. The rate of U.S. federal withholding tax on distributions made to non-U.S. shareholders by a REIT that are attributable to gains from the sale or exchange of U.S. real property interests will also be reduced from 35% to 21%.
The TCJA also reduces the highest marginal income tax rate applicable to individuals to 37% (excluding the 3.8% Medicare tax on net investment income), a 6.6% reduction. Individuals continue to pay a maximum 20% rate on long-term capital gains and qualified dividend income. However, the TCJA also will allow individuals to deduct 20% of their dividends from REITs, excluding capital gain dividends and qualified dividend income (which continue to be subject to the 20% rate). As a result, dividend income received by an individual shareholder from a REIT will be subject to a maximum effective federal income tax rate of 29.6%, compared with the previous maximum rate of 39.6% (plus, in each case, the 3.8% Medicare tax on net investment income). The income tax rate changes applicable to individuals apply for taxable years beginning after December 31, 2017 and before January 1, 2026.
Limitation on Deductibility of Business Interest. Under the TCJA, in general, the deductibility of “net interest” for a business, other than certain small businesses, is limited to 30% of the business’s adjusted taxable income (i.e., business taxable income computed without regard to business interest income or deductions or net operating loss deductions). Interest that is disallowed can be carried forward indefinitely.
If we, or one or more of our businesses conducted through a TRS, were going to be impacted by this rule and qualified as a “real property trade or business,” an election could be made to deduct 100% of the interest expense. If such an election is made, the electing “real property trade or business” would be required to use the less favorable alternative depreciation system to depreciate real property used in the trade or business as described below. A “real estate trade or business” is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operation, management, leasing, or brokerage trade or business. For tax years beginning after December 31, 2017 and before January 1, 2022, the TCJA calculates adjusted taxable income using an tax EBITDA-based calculation. For tax years beginning January 1, 2022 and thereafter, the calculation of adjusted taxable income will not add back depreciation or amortization. There is no rule grandfathering existing debt.
Depreciation of Real Property. The TCJA reduces the recovery period under the modified accelerated cost recovery system (“MACRS”) for qualified improvement property to 15 years. Qualified improvement property is any improvement to the interior portion of a building which is non-residential real property if such improvement is placed in service after the date the building was first placed in service. The TCJA made no change to the MACRS recovery period for non-residential real property (39 years) and residential real property (27.5 years). Under the TCJA, the alternative depreciation system lives are as follows: 30 years for residential real property (previously 40 years), 40 years for non-residential property (no change), and 20 years for qualified improvement property (previously 40 years).
Like-Kind Exchanges. The TCJA modifies the like-kind exchange provisions by restricting like-kind exchanges to exchanges of real property not held primarily for sale. Previously, the like-kind exchange provisions also applied to personal property not held for sale. Accordingly, any personal property included in a real property exchange no longer will qualify for deferred treatment under these provisions. This change applies to exchanges completed after December 31, 2017. (The like kind exchange provisions never have applied to mortgages and other loans.)
Technical Terminations of Partnerships. For tax years beginning after December 31, 2017, the TCJA permanently repeals the technical termination rule for partnerships. The technical termination rule provided that a partnership (or limited liability company (“LLC”) taxed as a partnership) terminated for tax purposes (and a new partnership is deemed to be created) if there was a sale or exchange of 50% or more of the total interest in the partnership (or LLC) capital and profits in a 12-month period.  The occurrence of such technical terminations caused depreciation periods of assets to restart and permitted new tax elections with respect to the new partnership.
Accrual of Income. Under the TCJA, we generally will be required to take certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to debt instruments or MBS, such as original issue discount or market discount, earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for debt instruments or MBS issued with original issue discount, for tax years beginning after December 31, 2018. This rule could increase the amount of “phantom income” that we derive, which may make it more likely that we could be required to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized.

INVESTMENT BY TAX EXEMPT ENTITIES AND ERISA AND OTHER
BENEFIT PLAN CONSIDERATIONS
The following is a summary of some considerations associated with an investment in our shares by a Benefit Plan (as defined below). This summary is based on the provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment. This summary does not address issues relating to government plans, church plans and foreign plans that are not subject to ERISA or the prohibited transaction provisions of Section 4975 of the Internal Revenue Code but that may be subject to similar requirements under other applicable laws. Such plans must determine whether an investment in our shares is in accordance with applicable law and the plan documents.
We collectively refer to employee pension benefit plans subject to ERISA (such as profit sharing, section 401(k) and pension plans), entities that hold assets of such plans, other retirement plans and accounts subject to Section 4975 of the Internal Revenue Code but not subject to ERISA (such as IRAs, Keoghs and medical savings accounts) and health and welfare plans subject to ERISA as Benefit Plans. Each fiduciary or other person responsible for the investment of the assets of a Benefit Plan seeking to invest plan assets in our shares must consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•
in the case of a Benefit Plan subject to ERISA, whether the investment is in accordance with ERISA’s fiduciary requirements, including the duty to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration, to invest plan assets prudently and to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	the need to value the assets of the Benefit Plan annually or more frequently;

•	whether the investment will ensure sufficient liquidity for the Benefit Plan;

•	whether the investment is made in accordance with Benefit Plan documents;

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code; and

•
whether the investment will produce an unacceptable amount of unrelated business taxable income to the Benefit Plan (see “U.S. Federal Income Tax Considerations — Taxation of Holders of Our Common Stock — Taxation of Tax-Exempt Stockholders”).

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.
All investors, including Benefit Plan fiduciaries, should be aware that neither we, our advisor, sub-advisor, co-sponsors, dealer manager nor any of their respective officers, directors, employees and affiliates is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the offering or purchase of our common stock and that the advisor, sub-advisor and the dealer manager have financial interests associated with the purchase of our common stock, including the fees, expense reimbursements and other payments they anticipate receiving from us in connection with the purchase of our common stock.
Prohibited Transactions
Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan, as well as employer sponsors of the Benefit Plan, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person is deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions and that the advice will be individualized for the Benefit Plan based on its particular needs. The prohibited transaction rules under ERISA and the Internal Revenue Code also prohibit fiduciary self-dealing such as the use of Benefit Plan assets to increase his or her own compensation. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.
Plan Asset Considerations
In order to determine how ERISA and the Internal Revenue Code apply to an investment in our shares by a Benefit Plan, a Benefit Plan fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. ERISA provides generally that the term “plan assets” has the meaning as set forth in Department of Labor regulations as modified or deemed to be modified by Section 3(42) of ERISA. The Department of Labor has issued regulations that provide guidelines as to whether and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan under ERISA or the Internal Revenue Code when the plan invests in that entity, which we refer to as the Plan Asset Regulation. Under the Plan Asset Regulation, as modified or deemed to be modified by the express exceptions noticed in Section 3(42) of ERISA, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.
In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA.
If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to comply with certain existing statutory or administrative class exemptions from the prohibited transaction restrictions or obtain an individual administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.
If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.
The Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly offered security.” A publicly offered security must be:

•	Sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act;

•	“Widely held,” such as part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“Freely transferable.”
Shares of common stock are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and such shares of common stock will be registered under the Exchange Act within a required specified time period. In addition, we expect to have over 100 independent stockholders, such that shares of our common stock will be “widely held.” Whether a security is “freely transferable” depends upon the particular facts and circumstances. Shares of common stock are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares of our common stock is less than $10,000; thus, we believe that the restrictions imposed in order to maintain our status as a REIT should not cause the shares of common stock to be deemed not freely transferable. Nonetheless, we cannot assure you that the Department of Labor and/or the United States Treasury Department could not reach a contrary conclusion.
Assuming that shares of common stock will be “widely held,” that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transfer of shares of common stock and the offering takes place as described in this prospectus, we believe that shares of our common stock should constitute “publicly offered securities” and, accordingly, our underlying assets should not be considered “plan assets” under the Plan Assets Regulation. If our underlying assets are not deemed to be “plan assets,” the issues discussed in the second and third paragraphs of this “Plan Assets Considerations” section are not expected to arise.
Other Prohibited Transactions
A prohibited transaction could occur if we, our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975 of the Internal Revenue Code) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary.
Annual Valuation
A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA or similar account must provide an IRA (or other account) participant with a statement of the value of the IRA (or other account) each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.
Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.
Until 150 days following the second anniversary of breaking escrow in our initial public offering, our advisor has indicated that it intends to use the most recent price paid to acquire a share of each class in such class of our primary offering (ignoring purchase price discounts for certain categories of Class A purchasers) as its estimated per share value of our shares; provided that if we have sold a material amount of assets and distributed the net sales proceeds to our stockholders, we will determine the estimated per share value of such class of shares by reducing the most recent per share offering price by the per share amount of such net proceeds which constituted a return of capital. Although this approach to valuing our shares has the advantage of avoiding the cost of paying for appraisals or other valuation services, the estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio.
When determining the estimated value of each class of our shares from and after 150 days following the second anniversary of breaking escrow in our initial public offering and annually thereafter, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. We may not obtain independent appraisals or valuations for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. The estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 450,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 400,000,000 shares are classified as common stock, par value of $0.01 per share and 50,000,000 shares are classified as preferred stock, par value of $0.01 per share. Of the total shares of common stock authorized 120,000,000 are classified as Class A Shares and 240,000,000 are classified as Class T Shares and 40,000,000 are classified as Class I Shares. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time-to-time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. Our board of directors may classify or reclassify any unissued shares of our common stock from time-to-time into one or more classes or series; provided, however, that the voting rights per share (other than any publicly held share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of publicly held shares as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share.
Common Stock
Subject to the restrictions on transfer and ownership of our stock and except as otherwise provided in the charter, the Class A Shares, Class T Shares and Class I Shares vote together as a single class, and each share is entitled to one vote per share on each matter voted on by stockholders, including election of our directors; provided that with respect to any matter that would only have a material adverse effect on the rights of a particular class of common stock, only the holders of such affected class are entitled to vote. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time-to-time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. The per share amount of distributions on Class A Shares and Class I Shares will differ from Class T Shares because of different class-specific expenses. Distribution amounts paid with respect to Class T Shares will be lower than those paid with respect to Class A Shares and Class I Shares because distributions paid with respect to Class T Shares will be reduced by the payment of the distribution fees. We will pay a distribution fee on all Class T Shares pursuant to our primary offering. Upon issuance for full payment in accordance with the terms of this offering, all shares of our common stock issued in our offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, including any new classes of common stock that we may offer with reduced fees or commissions. Holders of shares of our common stock will not have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations. See “Stock Ownership” for disclosure of the number and percentage of our outstanding common shares owned by our officers and directors.
Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that these provisions increase the likelihood that any such proposals initially will be on more attractive terms than would be the case in their absence and will facilitate negotiations which may result in improvement of the terms of an initial offer.
We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems Inc., acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:
NorthStar/RXR New York Metro Real Estate, Inc.
c/o DST Systems, Inc.
P. O. Box 219923
Kansas City, Missouri 64121-9923
(888) 378-4636

Class A Shares
Each Class A Share will be subject to a selling commission of 7.0% of the price per share and a dealer manager fee of 3.0% of the price per share. Certain purchasers of Class A Shares may be eligible for volume or other discounts. See “Plan of Distribution” for additional information.
There are no distribution fees payable with respect to the Class A Shares.
Class T Shares
Each Class T Share will be subject to a selling commission of 2.0% of the price per share and a dealer manager fee of 2.75% of the price per share.
In addition, we will pay our dealer manager an ongoing distribution fee, which accrues daily and is calculated on outstanding Class T Shares issued in the primary offering in an amount equal to 1.0% per annum of (i) the current gross offering price per Class T Share, or (ii) if we are no longer offering shares in a public offering, the most recent gross offering price per share or the estimated per share value of Class T Shares, if any has been disclosed. The ongoing distribution fees with respect to Class T Shares are deferred and paid on a monthly basis continuously from year to year. We will not pay any selling commissions, dealer manager fees or distribution fees on shares sold pursuant to our DRP. The amount available for distributions on all Class T Shares will be reduced by the amount of distribution fees payable with respect to the Class T Shares issued in the primary offering. All Class T Shares will receive the same per share distributions.
We will cease paying distribution fees with respect to each Class T Share, including any Class T Shares issued pursuant to our DRP, on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share no longer being outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of the primary portion of this offering; or (iv) the end of the month in which total underwriting compensation, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid to participating broker dealers with respect to the Class T Shares held by a stockholder within his or her particular account would be in excess of 10% of the total gross investment amount at the time of purchase of the primary Class T Shares held in such account. We cannot predict if or when this will occur. All Class T Shares will automatically convert into Class A Shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the 10% limit on a particular Class T share account was reached. With respect to the conversion of Class T Shares into Class A Shares, each Class T Share will convert into an equivalent amount of Class A Shares based on the respective net asset value per share for each class. We currently expect that the conversion will be on a one-for-one basis, as we expect the net asset value per share of each Class A Share and Class T Share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T Shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the net asset value per share of each Class T Share. In the case of a Class T Share purchased in the primary offering at a price equal to $9.55, the maximum distribution fee that may be paid on that Class T Share before the 10% underwriting compensation limit is reached, depending on other underwriting expenses, will be equal to approximately $0.50 per share, assuming a constant per share offering price or estimated net asset value, as applicable, of $9.55 per Class T Share. Although we cannot predict the length of time over which the distribution fee will be paid due to potential changes in the estimated net asset value of our Class T Shares, this fee would be paid over approximately 5.25 years from the date of purchase before the 10% underwriting compensation limit is reached, assuming a constant per share offering price or estimated net asset value, as applicable, of $9.55 per Class T Share. If a stockholder’s account includes Class T Shares and the stockholder makes a subsequent purchase of Class T Shares in the primary offering in the same stockholder account, the total underwriting compensation limit will be based on the total number of primary offering Class T Shares in the account and the distribution fees will be calculated on all of the primary offering Class T Shares in the account, such that the conversion of the Class T Shares from the initial purchase will be delayed and the accrual of the distribution fees and the conversion of the Class T Shares with respect to the subsequent purchase will happen on a more accelerated basis than would have been the case if the stockholder had made the subsequent purchase in a separate account. Stockholders may elect to make subsequent purchases in a separate account.
Class I Shares
There are no selling commissions, dealer manager fees or distribution fees payable with respect to the Class I Shares. Class I Shares may generally be purchased only by investors who pay an asset-based fee for investment advisory services, such as clients of registered investment advisors or broker-dealer customers who have so-called wrap accounts. See “Plan of Distribution” for additional information.
In the event of any voluntary or involuntary liquidation, merger, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A Shares, Class T Shares and Class I Shares in proportion to the respective net asset value per share for each class until the net asset value per share for each class has been paid. We will calculate the net asset value per share as a whole for all Class A Shares, Class T Shares and Class I Shares and then will determine any differences attributable to each class. As noted above, except in the unlikely event that the distribution fees exceed the amount otherwise available for distribution to Class T stockholders in a particular period, we expect the net asset value per share of each Class A Share, Class T Share and Class I Share to be the same. Each holder of shares of a particular class of common stock will be entitled to receive, proportionately with each other holder of shares of such class, that portion of the aggregate assets available for distribution to such class as the number of outstanding shares of the class held by such holder bears to the total number of outstanding shares of such class then outstanding.
Preferred Stock
Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.
Meetings, Special Voting Requirements and Access To Records
An annual meeting of the stockholders will be held each year on a specific date which will be at least 30 days after delivery of our annual report. Our board of directors, including the independent directors, will take reasonable steps to insure this requirement is met. Special meetings of stockholders may be called only upon the request of a majority of our board of directors, a majority of our independent directors, either chairman of our board, our chief executive officer, our president and must be called by our secretary to act on any matter that may properly be considered at a meeting of the stockholders upon the written request of stockholders entitled to cast on such matter at least 10% of all the votes entitled to be cast at the meeting. Upon receipt of a written request of eligible stockholders, either in person or by mail, stating the purpose of the meeting and the matters proposed to be acted on at such meeting, we will provide all stockholders, within ten days after receipt of such request, with written notice either in person or by mail, of such meeting and the purpose thereof. The meeting must be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director and except as set forth in the next two paragraphs.
Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on: (i) the amendment of our charter; (ii) our dissolution; or (iii) our merger or consolidation, a statutory share exchange or the sale or other disposition of all or substantially all of our assets. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. With respect to stock owned by our advisor, directors, or any of their affiliates, neither our advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In terms of determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.
Our advisory agreement, including the selection of our advisor, is approved annually by our board of directors including a majority of our independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of our board of directors, to remove a director from our board of directors.

Any stockholder will be permitted access to all of our records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge.
Under the MGCL, our stockholders are entitled to inspect and copy, upon written request during usual business hours, the following corporate documents: (i) our charter; (ii) our bylaws; (iii) minutes of the proceedings of our stockholders; (iv) annual statements of affairs; and (v) any voting trust agreements. A stockholder may also request access to any other corporate records, which may be evaluated solely in the discretion of our board of directors. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office upon the request of the stockholder. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within ten days of our receipt of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to, without limitation, voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs. We may also require such stockholder sign a confidentiality agreement in connection with the request.
Restriction on Transfer and Ownership of Shares of Capital Stock
For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year other than our first taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the transfer and ownership of shares of our stock which prohibit: (i) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% in value of the aggregate of our then outstanding shares of capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding shares of common stock; (ii) any person or entity from owning or acquiring, directly or indirectly shares of our stock to the extent such ownership would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT; and (iii) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons (determined under the principles of 856(a)(5) of the Internal Revenue Code.
Our charter provides that the shares of our capital stock that, if transferred, would: (i) result in a violation of the 9.8% ownership limits; (ii) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (iii) cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (iv) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective as of the close of business on the business day before the purported transfer of such shares of our capital stock. We will designate a trustee of the trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the trust. The trustee will receive all dividends and other distributions on the shares of our capital stock held by the trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trustee also will be entitled to exercise all voting rights of the shares of capital stock held by the trust. Subject to Maryland law, effective as of the date that shares have been transferred to the trustee, the trustee will have the authority (at the trustee’s sole discretion) to rescind as void any vote cast by the intended transferee prior to our discovery that shares have been transferred to the trustee and to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary; provided, however, that if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits, the transfer is exempted (prospectively or retroactively) by our board of directors from the ownership limits based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.
The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be made no later than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. Upon any such transfer, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the purported transferee or holder. The purported transferee or holder will receive a per share price equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the market price per share on the date of the event causing the shares to be held in trust); and (ii) the price received by the trustee net of any selling commission and expenses. The trustee may reduce the amount payable to the purported transferee or holder by the amount of dividends and other distributions which have been paid to the purported transferee or holder and are owed by the purported transferee or holder to the trustee. The charitable beneficiary will receive any excess amounts. If, prior to our discovery that shares have been transferred to the trustee, such shares are sold by a purported transferee or holder, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee or holder received an amount for such shares that exceeds the amount that such purported transferee or holder was entitled to receive, such excess must be paid and aggregated to the trustee upon demand.
In addition, until the trustee has sold the shares held in the trust, we or our designee have the right to purchase any shares held by the trust at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the market price per share at the time of the gift or devise); and (ii) the market price on the date we, or our designee, exercise such right. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the purported transferee or holder. We may reduce the amount payable to the purported transferee or holder by the amount of dividends and other distributions which have been paid to the purported transferee or holder and are owed by the purported transferee or holder to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.
Any person who (i) acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or (ii) owns shares of our capital stock that were transferred to any such trust, is required to give immediate written notice to us of such event and any person who purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT or that compliance with the restrictions is no longer required for us to qualify as a REIT.
The ownership limits do not apply to a person or persons that our board of directors exempts from the ownership limit upon appropriate assurances (including certain representations and undertakings from the intended transferee) that our qualification as a REIT is not jeopardized. Any person who owns 5% or more (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year is required within 30 days after the end of each year, to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned and a description of the manner in which such stock is held.
The exemptions for secondary trading available under California Corporations Code §25104(h) will be withheld, but there may be other exemptions to cover private sales by the bona fide owner for his own account without advertising and without being effected by or through a broker-dealer in a public offering.
Distributions
We generally pay distributions on a monthly basis based on daily record dates. From May 16, 2016 through September 30, 2017, we paid an annualized distribution amount of $0.10 per share of our common stock (not adjusted for the retroactive impact of the stock distributions issued in January and May 2017). Distributions are generally paid to stockholders on the first business day of the month following the month for which the distribution has accrued.

Distributions will be made on all classes of our common stock at the same time. Distribution amounts paid with respect to Class T Shares will be lower than those paid with respect to Class A Shares and Class I Shares because distributions paid with respect to Class T Shares will be reduced by the payment of the distribution fees. We will pay a distribution fee on all Class T Shares issued pursuant to our primary offering
The following table presents distributions declared for the nine months ended September 30, 2017 and year ended December 31, 2016:

	Nine Months Ended September 30, 2017		Year Ended December 31, 2016
Distributions(1)
Cash	$64,786		$19,345
DRP	49,566		4,582
Total	$114,352		$23,927

Sources of Distributions
Funds from Operations(2)	$114,352	100%	$23,927	100%

Offering proceeds - Distribution support(3)	—	—%	—	—%
Offering proceeds - Other(3)	—	—%	—	—%
Total	$114,352	100%	$23,927	100%

Cash Flow Provided by (Used in) Operations	$553,779		$(264,000)
_______________________________________________________

(1)	Represents distributions declared for such period, even though such distributions are actually paid to stockholders the month following such period.

(2)	Excluding unrealized gains related to an increase in fair value of our unconsolidated venture, Funds from Operations would be less than distributions declared and paid.

(3)
Excluding the effect of the unrealized gain described in footnote (2) above, the distributions declared and paid for the year ended December 31, 2016 were paid from offering proceeds received from Colony NorthStar and RXR pursuant to our distribution support agreement and other offering proceeds totaling $16,085 and $7,842, respectively.

Distributions in excess of our cash flow provided by operations were paid using offering proceeds related to distribution support and other offering proceeds. Over the long-term, we expect that our distributions will be paid entirely from cash flow provided by operations. However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment, the type and mix of our investments and accounting of our investments in accordance with U.S. GAAP. Future distributions declared and paid may exceed cash flow provided by operations. To the extent distributions are paid from sources other than FFO, the ownership interest of our public stockholders will be diluted.
We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of our board of directors, in accordance with our income, cash flow and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to repurchase shares of our common stock or fund performance-based fees or expenses, our ability to make distributions may be negatively impacted and, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.
In addition to cash distributions, our board of directors may, and have, declared special stock distributions, as we are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.
Our board of directors authorized special stock dividends to all Class A, Class T and Class I stockholders of record on the close of business on the earlier of: (a) the date by which we raise $100 million pursuant to this offering and (b) December 31, 2016. On December 31, 2016, we declared, and subsequent to such date, issued stock distributions to stockholders of record as of that date in the amount of 38,293, 14,816, and 3,676 shares of Class A, Class T and Class I common stock, respectively, equal to 5.0% of the outstanding shares of each share class. No selling commissions or dealer manager fees were paid in connection with the issuance of this special stock dividend.
On November 10, 2016, our board authorized additional special stock dividends to all Class A, Class T and Class I stockholders of record on the close of business on the earlier of: (a) the date by which we raise $25 million pursuant to this offering and (b) a date determined in our management’s discretion, but in no event earlier than January 1, 2017 or later than December 31, 2017, in an amount equal in value to 10.0% of the current gross offering price of each issued and outstanding Class A, Class T and Class I share on the applicable date. As of May 16, 2017, we received and accepted subscriptions in our offering in an aggregate amount in excess of $25 million. The special stock dividends were issued in shares of the same class as the shares on which the stock dividends are being made within 90 days following May 16, 2017. No selling commissions or dealer manager fees were paid in connection with the issuance of this special stock dividend.
We believe that the special stock dividend should be a tax-free transaction for U.S. federal income tax purposes under Section 305(a) of the Internal Revenue code of 1986, as amended, but stockholders should consult their own tax advisors regarding the tax consequences of the special stock dividend.
Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions to our stockholders from any source, including from borrowings, sale of assets and from offering proceeds or we may make distributions in the form of taxable stock dividends. We have not established a cap on the use of proceeds to fund distributions. We have paid and may continue to pay distributions from sources other than cash flow from operations, including from offering proceeds, and as a result we will have less cash available for investments and your overall return will be reduced. In order to provide additional cash to pay distributions on shares purchased in our primary offering before we have acquired a substantial portfolio of income producing investments, NorthStar Realty and RXR have agreed to purchase up to an aggregate of $10.0 million in Class A Shares of our common stock (which includes the $2.0 million of Class A Shares purchased by NorthStar Realty and RXR to satisfy the minimum offering) at $9.10 per share during the two year period following commencement of our offering pursuant to the terms of a distribution support agreement and to satisfy the minimum offering amount, with 75% and 25% of any such shares intended to be purchased by NorthStar Realty and RXR, respectively. On December 23, 2015, we commenced operations by satisfying our minimum offering requirement as a result of NorthStar Realty and RXR purchasing $1.5 million and $0.5 million, respectively, in Class A Shares pursuant to the distribution support agreement. From inception through September 30, 2017, pursuant to the Distribution Support Agreement, Colony NorthStar and RXR purchased an additional 2,399 and 800 shares of our Class A Shares, respectively, at $9.10 per share (reflecting that no selling commissions or dealer manager fees were paid), for an aggregate amount of approximately $29,000. We used the proceeds from such sales to make a capital contribution to our operating partnership.
In the earlier part of this offering, we expect that all of our distributions will be paid from the proceeds from this offering and, more specifically, from the proceeds from the purchase of shares by NorthStar Realty and RXR pursuant to the distribution support agreement. If the cash distributions we pay to our stockholders for any calendar quarter exceed our MFFO, for such quarter, following the end of such quarter NorthStar Realty and RXR will purchase shares for a purchase price equal to the amount by which the distributions paid exceed our MFFO for such quarter. Such support does not guarantee that distributions will be authorized and declared any particular rate or at all. In instances in which the distributions exceed MFFO, we may be paying distributions from proceeds of the shares purchased by NorthStar Realty and RXR, not from cash flow from our operations.
The purchase price for Class A Shares issued to NorthStar Realty and RXR pursuant to this commitment will be equal to the per share price in our primary offering as of the purchase date, less the selling commissions and dealer manager fees which are not payable in connection with sales to our affiliates. As a result, the net proceeds to us from the sale of Class A Shares to NorthStar Realty and RXR will be the same as the net proceeds we receive from the sales of shares to the public in our offering. However, each of NorthStar Realty’s and RXR’s purchase of shares will increase their ownership percentage of our common stock, thereby causing dilution of the ownership percentage of our public stockholders.
However, we are not obligated by our governing documents nor can there be any assurance that we will pay any certain amount of distributions on stockholders’ invested capital, even during the two-year period following commencement of our offering. Moreover, if either NorthStar Realty’s or RXR’s financial condition suffers and it has insufficient cash from operations to meet its obligations, it may need to borrow money or use unrestricted cash in order to satisfy this commitment to

us. If NorthStar Realty or RXR is unable to obtain financing and cannot satisfy this commitment to us, or in the event that their respective affiliates no longer serves as our advisor or sub-advisor, which would result in the termination of their respective share purchase commitment, we would not have this source of capital available to us and our ability to pay distributions to stockholders would be adversely impacted. In the earlier part of this offering, we expect that all of our distributions will be paid from the proceeds from this offering and, more specifically, from the proceeds from the purchase of shares by NorthStar Realty and RXR pursuant to the distribution support agreement. After our distribution support agreement with either NorthStar Realty or RXR has terminated, we may not have sufficient cash available to pay distributions at the rate we had paid during preceding periods or at all.
Our Performance—Funds from Operations and Modified Funds from Operations
We believe that FFO and MFFO, both of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and of us in particular. We compute FFO in accordance with the standards established by NAREIT as net income (loss) (computed in accordance with U.S. GAAP), excluding gains (losses) from sales of depreciable property, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, impairment on depreciable property owned directly or indirectly and after adjustments for unconsolidated ventures.
Changes in the accounting and reporting rules under U.S. GAAP that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. For instance, the accounting treatment for acquisition fees related to business combinations has changed from being capitalized to being expensed. Additionally, publicly registered, non-traded REITs are typically different from traded REITs because they generally have a limited life followed by a liquidity event or other targeted exit strategy. Non-traded REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation as compared to later years when the proceeds from their initial public offering have been fully invested and when they may seek to implement a liquidity event or other exit strategy. However, it is likely that we will make investments past the acquisition and development stage, albeit at a substantially lower pace.
Acquisition fees paid to third parties in connection with the origination and acquisition of debt investments are amortized over the life of the investment as an adjustment to interest income under U.S. GAAP and are therefore included in the computation of net income (loss) and income (loss) before equity in earnings (losses) of unconsolidated ventures and income tax benefit (expense), both of which are performance measures under U.S. GAAP. We adjust MFFO for the amortization of acquisition fees in the period when such amortization is recognized under U.S. GAAP. Acquisition fees are paid in cash that would otherwise be available to distribute to our stockholders. In the event that proceeds from our offerings are not sufficient to fund the payment or reimbursement of acquisition fees and expenses to our advisor, such fees would be paid from other sources, including new financing, operating cash flow, net proceeds from the sale of investments or from other cash flow. We believe that acquisition fees incurred by us negatively impact our operating performance during the period in which such investments are originated or acquired by reducing cash flow and therefore the potential distributions to our stockholders. However, in general, we earn origination fees for debt investments from our borrowers in an amount equal to the acquisition fees paid to our advisor, and as a result, the impact of acquisition fees to our operating performance and cash flow would be minimal.
Acquisition fees and expenses paid to third parties in connection with the acquisition of equity investments are generally considered expenses and are included in the determination of net income (loss) and income (loss) before equity in earnings (losses) of unconsolidated ventures and income tax benefit (expense), both of which are performance measures under U.S. GAAP. Such fees and expenses will not be reimbursed by our advisor or its affiliates and third parties, and therefore, if there are no further proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operating earnings, cash flow or net proceeds from the sale of investments or properties. All paid and accrued acquisition fees and expenses will have negative effects on future distributions to stockholders and cash flow generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.
Due to certain of the unique features of publicly-registered, non-traded REITs, the IPA, an industry trade group, standardized a performance measure known as MFFO and recommends the use of MFFO for such REITs. Management believes MFFO is a useful performance measure to evaluate our business and further believes it is important to disclose MFFO in order to be consistent with the IPA recommendation and other non-traded REITs. MFFO that adjusts for items such as acquisition fees would only be comparable to non-traded REITs that have completed the majority of their acquisition activity and have other similar operating characteristics as us. Neither the SEC nor any other regulatory body has approved the acceptability of the adjustments that we use to calculate MFFO. In the future, the SEC or another regulatory body may decide to standardize permitted adjustments across the non-listed REIT industry and we may need to adjust our calculation and characterization of MFFO.
MFFO is a metric used by management to evaluate our future operating performance once our organization and offering and acquisition and development stages are complete and is not intended to be used as a liquidity measure. Although management uses the MFFO metric to evaluate future operating performance, this metric excludes certain key operating items and other adjustments that may affect our overall operating performance. MFFO is not equivalent to net income (loss) as determined under U.S. GAAP. In addition, MFFO is not a useful measure in evaluating NAV since an impairment is taken into account in determining NAV but not in determining MFFO.
We define MFFO in accordance with the concepts established by the IPA and adjust for certain items, such as accretion of a discount and amortization of a premium on borrowings and related deferred financing costs, as such adjustments are comparable to adjustments for debt investments and will be helpful in assessing our operating performance. We also adjust MFFO for the non-recurring impact of the non-cash effect of deferred income tax benefits or expenses, as applicable, as such items are not indicative of our operating performance. Similarly, we adjust for the non-cash effect of changes to fair value of unconsolidated ventures. Our computation of MFFO may not be comparable to other REITs that do not calculate MFFO using the same method. MFFO is calculated using FFO. FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s operating performance. The IPA’s definition of MFFO excludes from FFO the following items:

•	acquisition fees and expenses;

•
non-cash amounts related to straight-line rent and the amortization of above or below market and in-place intangible lease assets and liabilities (which are adjusted in order to reflect such payments from an accrual basis of accounting under U.S. GAAP to a cash basis of accounting);

•	amortization of a premium and accretion of a discount on debt investments;

•	non-recurring impairment of real estate-related investments that meet the specified criteria identified in the rules and regulations of the SEC;

•	realized gains (losses) from the early extinguishment of debt;

•
realized gains (losses) on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our business;

•
unrealized gains (losses) from fair value adjustments on real estate securities, including CMBS and other securities, interest rate swaps and other derivatives not deemed hedges and foreign exchange holdings;

•	unrealized gains (losses) from the consolidation from, or deconsolidation to, equity accounting;

•	adjustments related to contingent purchase price obligations; and

•	adjustments for consolidated and unconsolidated partnerships and joint ventures calculated to reflect MFFO on the same basis as above.
Certain of the above adjustments are also made to reconcile net income (loss) to net cash provided by (used in) operating activities, such as for the amortization of a premium and accretion of a discount on debt and securities investments, amortization of fees, any unrealized gains (losses) on derivatives, securities or other investments, as well as other adjustments.
MFFO excludes non-recurring impairment of real estate-related investments. We assess the credit quality of our investments and adequacy of reserves/impairment on a quarterly basis, or more frequently as necessary. Significant judgment is required in this analysis. With respect to debt investments, we consider the estimated net recoverable value of the loan as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the competitive situation of the region where the borrower does business. Fair value is typically estimated based on discounting expected future cash flow of the underlying collateral taking into consideration the discount rate, capitalization rate, occupancy, creditworthiness of major tenants and many other factors. This requires significant judgment and because it is based on projections of future economic events, which are inherently subjective, the amount ultimately realized may differ materially from the carrying value as of the balance sheet date. If the estimated fair value of the underlying collateral for the debt investment is less than its net carrying value, a loan loss reserve is recorded with a corresponding charge to provision for loan losses. With respect to a real estate investment, a property’s value is considered impaired if a triggering event is identified and our estimate of the aggregate future undiscounted cash flow to be generated by the property is less than the carrying value of the property. The value of our investments may be impaired and their carrying values may not be recoverable due to our limited life. Investors should note that while impairment charges are excluded from the calculation of MFFO, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flow and the relatively limited term of a non-traded REIT’s anticipated operations, it could be difficult to recover any impairment charges through operational net revenues or cash flow prior to any liquidity event.
We believe that MFFO is a useful non-GAAP measure for non-traded REITs. It is helpful to management and stockholders in assessing our future operating performance once our organization and offering and acquisition and development stages are complete, because it eliminates from net income non-cash fair value adjustments on our real estate securities and acquisition fees and expenses that are incurred as part of our investment activities. However, MFFO may not be a useful measure of our operating performance or as a comparable measure to other typical non-traded REITs if we do not continue to operate in a similar manner to other non-traded REITs, including if we were to extend our acquisition and development stage or if we determined not to pursue an exit strategy.
However, MFFO does have certain limitations. For instance, the effect of any amortization or accretion on debt investments originated or acquired at a premium or discount, respectively, is not reported in MFFO. In addition, realized gains (losses) from acquisitions and dispositions and other adjustments listed above are not reported in MFFO, even though such realized gains (losses) and other adjustments could affect our operating performance and cash available for distribution. Stockholders should note that any cash gains generated from the sale of investments would generally be used to fund new investments. Any mark-to-market or fair value adjustments may be based on many factors, including current operational or individual property issues or general market or overall industry conditions.
Neither FFO nor MFFO is equivalent to net income (loss) or cash flow provided by operating activities determined in accordance with U.S. GAAP and should not be construed to be more relevant or accurate than the U.S. GAAP methodology in evaluating our operating performance. Neither FFO nor MFFO is necessarily indicative of cash flow available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Furthermore, neither FFO nor MFFO should be considered as an alternative to net income (loss) as an indicator of our operating performance.
The following table presents a reconciliation of net income (loss) attributable to common stockholders to FFO and MFFO attributable to common stockholders:

	Nine Months Ended September 30,
	2017	2016
Funds from operations:
Net income (loss) attributable to NorthStar/RXR New York Metro Real Estate, Inc. common stockholders	$646,038	$(180,900)
FFO attributable to NorthStar/RXR New York Metro Real Estate, Inc. common stockholders	$646,038	$(180,900)
Modified funds from operations:
FFO attributable to NorthStar/RXR New York Metro Real Estate, Inc. common stockholders	$646,038	$(180,900)
Adjustments:
Acquisition fees and transaction costs	130,134	110,098
Amortization of origination fee on real estate debt investment	(11,111)	—
Changes to fair value of unconsolidated venture	(360,189)	(4,254)
MFFO attributable to NorthStar/RXR New York Metro Real Estate, Inc. common stockholders	$404,872	$(75,056)
Net Tangible Book Value Per Share
The offering price in our initial public offering is higher than the net tangible book value per share of our common stock as of September 30, 2017. Net tangible book value per share is calculated including tangible assets but excluding intangible assets such as deferred costs or goodwill and any other asset that cannot be sold separately from all other assets of the business as well as intangible assets for which recovery of book value is subject to significant uncertainty or illiquidity, less liabilities and is a non-GAAP measure. There are no rules or authoritative guidelines that define net tangible book value; however, it is generally used as a conservative measure of net worth, approximating liquidation value. Our net tangible book value reflects dilution in value of our common stock from the issue price as a result of: (i) the substantial fees paid in connection with our initial public offering, including selling commissions and dealer manager fees paid to our dealer manager; (ii) the fees and expenses paid to our Advisor Entities in connection with the selection, origination, acquisition and sale of our investments and the management of our company; and (iii) the impact of special stock dividends.
As of September 30, 2017, our net tangible book value per share was $8.42, compared with our current primary offering price of our initial public offering per share of $10.11 per Class A share, $9.55 per Class T share and $9.10 per Class I share and shares in our DRP at $9.81 per Class A share, $9.27 per Class T share and $9.10 per Class I share. Discounts are also available to investors who purchase $500,000 or more in Class A shares of our common stock and to other categories of investors. Our offering prices for our offerings were not established on an independent basis and bear no relationship to the net value of our assets. Although we do not believe net tangible book value is an indication of the value of our shares, if we were to liquidate our assets at this time, you would likely receive less than the purchase price for your shares due to the factors described above with respect to the dilution in value of our common stock.
Further, investors who purchase shares in our offerings may experience further dilution of their equity investment in the event that we sell additional common shares in the future, if we sell securities that are convertible into common shares or if we issue shares upon the exercise of options, warrants or other rights.
Distribution Reinvestment Plan
Our DRP allows you to have cash otherwise distributable to you invested in additional shares of our common stock of the same class. Based on the current offering price of Class A Shares, Class T Shares and Class I Shares in our primary offering, Class A Shares issued pursuant to our DRP are being offered at a price equal to $9.81 per Class A Share, $9.27 per Class T Share and $9.10 per Class I Share. Unless the rules and regulations governing valuations change, from and after 150 days following the second anniversary of breaking escrow in our initial public offering, our advisor, or another firm we choose for that purpose, will establish an estimated value per share for each class of shares that we will disclose in a report under the Exchange Act and in each annual report thereafter. At that time, shares issued pursuant to our DRP will be priced at 97% of such estimated per share value of such class of shares. We will not pay any selling commissions, dealer manager fees or distribution fees on shares sold pursuant to our DRP. The amount available for distributions on all Class T Shares will be reduced by the amount of distribution fees payable with respect to the Class T Shares issued in the primary offering. All Class T Shares will receive the same per share distributions. A copy of our DRP is included as Appendix B to this prospectus.
You may elect to participate in our DRP by completing the subscription agreement or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice. You may also withdraw at any time, without penalty, by delivering written notice to us. We may amend, suspend or terminate our DRP for any reason, except that we may not amend our DRP to eliminate a participant’s ability to withdraw from our DRP, at any time upon ten days prior written notice to participants, which we may provide by filing a Current Report on Form 8-K with the SEC and, if we are still engaged in this offering, we may also provide a notice in a supplement to this prospectus or Post-Effective Amendment filed with the SEC. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the ownership limits contained in our charter to be violated. Following any termination of our DRP, all subsequent distributions to stockholders would be made in cash.
Participants may acquire shares of our common stock pursuant to our DRP until the earliest date upon which: (i) all the common stock registered in our initial public, this or future offerings to be offered under our DRP is issued; (ii) our offerings and any future offerings pursuant to our DRP terminate and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our DRP; or (iii) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our DRP will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which will equal the price on the national securities exchange on which such shares of common stock are listed at the date of purchase.
Holders of common units in our operating partnership may also participate in our DRP and have cash otherwise distributable to them by our operating partnership invested in our common stock at the current price for which shares are being offered pursuant to our DRP.
Stockholders who elect to participate in our DRP and who are subject to U.S. federal income taxation laws, will be treated for tax purposes as having received a dividend in an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the U.S. federal income tax treatment of that amount will be as described with respect to distributions under “U.S. Federal Income Tax Considerations — Taxation of Holders of Our Common Stock — Taxation of Taxable U.S. Stockholders” in the case of a taxable U.S.

stockholder (as defined therein) and as described under “U.S. Federal Income Tax Considerations — Taxation of Holders of Our Common Stock — Taxation of Non-U.S. Stockholders” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our DRP will vary depending upon each participant’s particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in our DRP.
All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to the stockholders at least annually. Each stockholder participating in our DRP will have an opportunity to withdraw from the plan at least annually after receiving this information.
Share Repurchase Program
Our share repurchase program provides an opportunity for you to have your shares of common stock repurchased by us, without fees and subject to certain restrictions and limitations. Only stockholders who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, will be eligible to participate in the share repurchase program. The purchase price for your shares will be equal to the account statement value.
Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, we may not repurchase shares unless you have held the shares for at least one year. We will repurchase shares within two years of death or “qualifying disability” of a stockholder at the higher of the price paid for the shares or the account statement value. A qualifying disability is a disability as such term is defined in Section 72(m)(7) of the Internal Revenue Code. We must receive written notice within 180 days after such stockholder’s qualifying disability.
Repurchase of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter, which last date of the quarter we refer to as the repurchase date. Stockholders may withdraw their repurchase request at any time up to three business days prior to the repurchase date. In the event that you seek the repurchase of all of your shares of our common stock, shares of our common stock purchased pursuant to our DRP may be excluded from the foregoing one-year holding period requirement. If you have made more than one purchase of our common stock (other than through our DRP), the one-year holding period will be calculated separately with respect to each such purchase. In addition, for purposes of the one-year holding period, holders of units of our operating partnership who exchange their operating partnership units for shares of our common stock shall be deemed to have owned their shares as of the date they were issued their operating partnership units.
We cannot guarantee that the funds set aside for our share repurchase program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient cash available to repurchase all of the shares of our common stock for which repurchase requests have been submitted in any quarter, we plan to repurchase the shares of our common stock on a pro rata basis on the repurchase date. In addition, if we repurchase less than all of the shares subject to a repurchase request in any quarter, with respect to any unredeemed shares, you can: (i) withdraw your request for repurchase; or (ii) ask that we honor your request in a future quarter, if any, when such repurchases can be made pursuant to the limitations of the share repurchase when sufficient funds are available. Such pending requests will be honored on a pro rata basis.
We are not obligated to repurchase shares of our common stock under our share repurchase program. We presently intend to limit the number of shares to be repurchased to: (i) 5% of the weighted average number of all shares of our common stock outstanding during the prior calendar year; and (ii) those that could be funded from the net proceeds of the sale of shares under our DRP in the prior calendar year plus such additional funds as may be allocated for that purpose by our board of directors; provided, however, that the above volume limitations shall not apply to repurchases requested within two years after the death or disability of a stockholder. There is no fee in connection with a repurchase of shares of our common stock.
The aggregate amount of repurchases under our share repurchase program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our DRP. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our DRP are not sufficient to fund repurchase requests pursuant to the limitations outlined above, our board of directors may, in its sole discretion, choose to use other sources of funds to repurchase shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets.
Our share repurchase program only provides stockholders a limited ability to have shares repurchased for cash until a secondary market develops for our shares or until our shares are listed on a national securities exchange or included for quotation in a national securities market, at which time our share repurchase program would terminate. No such market presently exists nor are the shares currently listed on an exchange and we cannot assure you that any market for our shares will ever develop or that we will list the shares on a national securities exchange. Shares repurchased under our share repurchase program will become unissued shares and will not be resold unless such sales are made pursuant to transactions that are registered or exempt from registration under applicable securities laws.
In addition, our board of directors may, in its sole discretion, amend, suspend, or terminate our share repurchase program at any time upon ten days’ notice except that changes in the number of shares that can be repurchased during any calendar year will take effect only upon ten business days prior written notice. We may provide written notice by filing a Current Report on Form 8-K with the SEC and, if we are still engaged in this offering, we may also provide a notice in a supplement to this prospectus or Post-Effective Amendment filed with the SEC. Therefore, you may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase program.
For the year ended December 31, 2016 and for the nine months ended September 30, 2017, no shares were repurchased. As of December 31, 2016 and September 30, 2017, there were no unfulfilled repurchase requests.
Liquidity Events
Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning five years from the completion of our offering stage; however, there is no definitive date by which we must do so. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or additional follow-on public offerings. For this purpose, we do not consider a “public offering of equity securities” to include offerings on behalf of selling stockholders or offerings related to a DRP, employee benefit plan or the redemption of interests in our operating partnership. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time. A liquidity transaction could consist of a sale or partial sale of our assets, a sale or merger of our company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest of our company or within the expectations of our stockholders. In the event that we determine not to pursue a liquidity transaction, you may need to retain your shares for an indefinite period of time.
Business Combinations
Under the MGCL, certain business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if our board of directors approved in advance the transaction by which the person otherwise would become an interested stockholder. However, in approving the transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by our board of directors.
After the five-year prohibition, any such business combination between the corporation and an interested stockholder generally must be recommended by our board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.
These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.
None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by our board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.
Our board of directors has adopted a resolution opting out of these provisions. Should our board of directors opt into the business combination statute in the future, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock previously acquired by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval, or shares acquired directly from the corporation. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.
If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.
The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to opt into these provisions in the future.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of the stockholders, nomination of individuals for election to our board of directors and the proposal of business to be considered by the stockholders may be made only: (i) pursuant to our notice of the meeting; (ii) by or at the direction of our board of directors; or (iii) by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only: (i) by or at the direction of our board of directors or (ii) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

Subtitle 8
Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of our directors;

•	a requirement that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.
We have elected to provide that, at such time as we are subject to Subtitle 8, vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships provided that the number is not fewer than three. We have not elected to be subject to the other provisions of Subtitle 8.
Tender Offers
Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. A tender offer is any widespread solicitation for shares of our stock at firm prices for a limited time period.
In order for a person to conduct a tender offer to one of our stockholders, our charter requires that the person comply with Regulation 14D of the Exchange Act and provide our company notice of such tender offer at least ten business days before initiating the tender offer. Regulation 14D requires any person initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	the ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	that all stockholders of the subject class of shares be treated equally.
In addition to the foregoing, there are certain ramifications to any person who attempts to conduct a noncompliant tender offer. If any person initiates a tender offer without complying with the provisions set forth above, the noncomplying offeror shall also be responsible for all of our expenses in connection with that person’s noncompliance and no stockholder may transfer any shares to such noncomplying offeror without first offering the shares to us at the tender offer price offered by such noncomplying offeror.
Restrictions on Roll-up Transactions
Until our shares are listed on a national securities exchange, if ever, our charter requires that we follow the policy set forth below with respect to any “roll-up transaction.” In connection with any proposed transaction considered a “roll-up transaction” involving us and the issuance of securities of an entity, or a roll-up entity, that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all assets must be obtained from a competent independent appraiser. The assets must be appraised on a consistent basis and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of the date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and our stockholders’ benefit. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for our offering.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a roll-up entity. This term does not include:

•	a transaction involving securities of the roll-up entity that have been listed on a national securities exchange for at least 12 months; or

•
a transaction involving our conversion into corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our stockholder voting rights; the term of our existence; compensation to our sponsors or our advisor; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to our common stockholders who vote “no” on the proposal a choice of:

•	accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining as stockholders and preserving their interests on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.
We are prohibited from participating in any proposed roll-up transaction:

•
that would result in our common stockholders having voting rights in a roll-up entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

•
that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•	in which investors’ right to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock;” or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by our common stockholders.
Reports to Stockholders
Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with U.S. GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of asset management fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•
separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director, our sponsors or any affiliate thereof during the year; and our independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act and accordingly, we will file annual reports, quarterly reports, proxy statements and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements, quarterly reports and other information.
Subject to availability, you may authorize us to provide such periodic updates electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

THE OPERATING PARTNERSHIP AGREEMENT
Our operating partnership is a Delaware limited partnership. We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest. We are the sole general partner of our operating partnership and holder of common units in our operating partnership. NorthStar/RXR NTR OP Holdings invested $1,000 in exchange for special units. NorthStar/RXR NTR OP Holdings and us are currently the only limited partners. The following is a summary of the material terms and provisions of the partnership agreement of NorthStar/RXR Operating Partnership, LP. This summary is not complete. For more detail, you should refer to the partnership agreement itself, which is filed as an exhibit to the registration statement of which this prospectus is a part.
Management of the Operating Partnership
As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership. We may not be removed as general partner by the limited partners. Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our operating partnership. Neither NorthStar/RXR Holdings OP nor any other limited partner of our operating partnership, may transact business for our operating partnership or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. Pursuant to an advisory agreement with our advisor, we have delegated to our advisor authority to make decisions related to our and our operating partnership’s day-to-day business, the origination, acquisition, management and disposition of assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations.
A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs.
We, NorthStar/RXR NTR OP Holdings and NorthStar/RXR Operating Partnership, LP have expressly acknowledged and any future limited partners of our operating partnership will expressly acknowledge that we, as general partner, are acting for our benefit and the benefit of the limited partners of our operating partnership and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of our operating partnership or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and our operating partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our operating partnership’s limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or our operating partnership’s limited partners will be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred, or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.
Additional Capital Contributions
Our Operating Partnership has classes of common units that correspond to our classes of common stock: Class A common units, Class T common units and Class I common units. Such common units will have economic terms that vary based upon the class of shares issued. In connection with any and all issuances of our Class A Shares, Class T Shares and Class I Shares, we will make capital contributions to the operating partnership of the proceeds therefrom in exchange for common units of the same class as the applicable shares with respect to which offering proceeds have been received, provided that if the proceeds actually received and contributed by us are less than the gross proceeds of such issuance as a result of any underwriter’s discount, commissions, placement fees or other expenses paid or incurred in connection with such issuance, then we shall make a capital contribution of such net proceeds to the operating partnership but will receive additional common units with a value equal to the aggregate amount of the gross proceeds of such issuance. Upon any such capital contribution by us, our capital account will be increased by the actual amount of our capital contribution.
We are authorized to cause our operating partnership to issue additional common units for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and our operating partnership. Our operating partnership may issue preferred partnership units to us if we issue shares of preferred stock and contribute the net proceeds from the issuance thereof to our operating partnership or in connection with acquisitions of property or otherwise, which could have priority over the common units with respect to distributions from our operating partnership, including the common units owned by us.

As sole general partner of our operating partnership, we have the ability to cause our operating partnership to issue additional limited partnership interests. These additional interests may be issued to institutional and other large investors that may prefer to make an investment directly in our operating partnership and may include preferred limited partnership interests or other interests subject to different distribution and allocation arrangements, fees and redemption arrangements.
If our operating partnership requires additional funds at any time in excess of capital contributions made by us, or from borrowings, we may: (i) cause the operating partnership to obtain such funds from outside borrowings or (ii) elect for us or for any of our affiliates to provide such additional funds to the operating partnership through loans or otherwise.
Operations
The partnership agreement requires that our operating partnership be operated in a manner that will enable us to: (i) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT; (ii) avoid any federal income or excise tax liability (other than any federal income tax liability associated with our retained capital gains); and (iii) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.
Distributions
The partnership agreement generally provides that, except as provided below with respect to the special units and except upon liquidation of our operating partnership, our operating partnership will distribute cash to the partners of our operating partnership in accordance with their relative partnership units, on a quarterly basis (or, at our election, more or less frequently), in amounts determined by us as general partner. Upon the liquidation of our operating partnership, after payment of debts and obligations and any redemption of special units, any remaining assets of our operating partnership will be distributed in accordance with each partner’s positive capital account balance.
The holder of the special units will be entitled to distributions from our operating partnership equal to 15.0% of distributions after the other partners, including us, have received in the aggregate, cumulative distributions equal to their capital contributions plus a 6.0% cumulative non-compounded annual pre-tax return thereon. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 6.0% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special units.
LTIP Units
As of the date of this prospectus, our operating partnership has not issued any LTIP units, which are limited partnership interests in our operating partnership more specifically defined in our operating partnership agreement, but we may cause our operating partnership to issue LTIP units to members of our board of directors and our management team in accordance with our long-term incentive plan. LTIP units may be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a vesting agreement. In general, LTIP units are a class of partnership units in our operating partnership that allow the holder to receive the same quarterly per unit non-liquidating distributions as the common units. Initially, each LTIP unit will have a capital account balance of zero and, therefore, will not have full parity with common units with respect to liquidating distributions. However, our partnership agreement provides that “book gain,” or economic appreciation, in our assets realized by our operating partnership as a result of the actual sale of all or substantially all of our operating partnership’s assets or the revaluation of our operating partnership’s assets as provided by applicable Treasury Regulations, will be allocated first to the LTIP unit holders until the capital account per LTIP unit is equal to the average capital account per unit of the general partner’s common units in our operating partnership. Until and unless parity is reached, the value for a given number of vested LTIP units will be less than the fair value of an equal number of our operating partnership’s common units. This valuation is unrelated to our annual valuation provided to ERISA fiduciaries or any other valuation required to be provided to our investors.
Our partnership agreement provides that our operating partnership’s assets will be revalued upon the occurrence of certain events, specifically additional capital contributions by us or other partners, the redemption of a partnership interest, a liquidation (as defined in the Treasury Regulations) of our operating partnership or the issuance of a partnership interest (including LTIP units) to a new or existing partner as consideration for the provision of services to, or for the benefit of, our operating partnership.

Partnership Expenses
In addition to the administrative and operating costs and expenses incurred by our operating partnership in originating and acquiring our investments, to the extent not paid by us, our operating partnership will pay all of our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to our offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.
Redemption Rights
Any holders of common units (other than us and any of our subsidiaries) generally have the right to cause our operating partnership to redeem all or a portion of their common units for, at our sole discretion, shares of our common stock, cash or a combination of both. If we elect to redeem common units for shares of our common stock, we will generally deliver one share of our common stock for each common unit redeemed. The conversion ratio will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions. Notwithstanding the foregoing, a limited partner shall not be entitled to exercise its redemption rights to the extent that the issuance of shares of our common stock to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, shares of our common stock in excess of the stock ownership limit in our charter;

•	result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•
cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of ours, the operating partnership’s or a subsidiary partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.

The special units will be redeemed for a specified amount upon the earliest of: (i) the listing of our common stock on a national securities exchange; (ii) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed or (iii) or the occurrence of certain events that result in the termination or non-renewal of our advisory agreement. If the triggering event is a listing of our shares, the amount of the payment will be: (i) in the event of a listing on a national securities exchange only, based on the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and ask prices, for the 30 day period beginning 120 days after such listing event; or (ii) in the event of an underwritten public offering, the value of the shares based upon the initial public offering price in such offering. In the case of a merger, consolidation or sale of substantially all of our assets or any similar transaction, the purchase price will be based on the value of the consideration received or to be received by us or our stockholders on a per share basis. If the triggering event is the termination of our advisory agreement other than for cause, or in connection with any of the events described above, the amount of the payment will be based on the net asset value of our assets as determined by an independent valuation. According to the terms of the partnership agreement, internalization of our advisor would result in the redemption of the special units because our advisory agreement would be terminated upon internalization of our advisory agreement. However, as part of the negotiated consideration for the internalization, NorthStar/RXR NTR OP Holdings, as the holder of the special units, might agree to amend or waive the redemption feature.
Subject to the foregoing, holders of common units (other than us and the holder of the special units) may exercise their redemption rights at any time after one year following the date of issuance of their common units; provided, however, that a holder of common units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 common units, unless such holder holds less than 1,000 common units, in which case, it must exercise its redemption right for all of its common units.

Transferability of Operating Partnership Interests
We may not: (i) voluntarily withdraw as the general partner of our operating partnership; (ii) engage in any merger, consolidation or other business combination; or (iii) transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of common units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction (or in the case of the holder of the special units, the amount of cash, securities or other property equal to the fair value of the special units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of common units, other than our advisor and its affiliates.
With certain exceptions limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.
Exculpation
We, as general partner, will not be liable to our operating partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in our operating partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.
Indemnification
The partnership agreement provides for the indemnification of us, as general partner, by our operating partnership for liabilities we incur in dealings with third parties on behalf of our operating partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.
Tax Matters
We are our operating partnership’s tax matters partner and have the authority to make tax elections under the Internal Revenue Code on our operating partnership’s behalf.
Term
The term of the operating partnership will continue in full force and effect until dissolved upon the first to occur of any of the following events:

•	the bankruptcy, dissolution, death, removal or withdrawal of the general partner (unless the limited partners elect to continue our operating partnership);

•	the passage of ninety (90) days after the sale or other disposition of all or substantially all the assets of our operating partnership; or

•	the election by the general partner that our operating partnership should be dissolved.
Amendments
In general, we may amend the partnership agreement without the consent of the limited partners. However, any amendment to the partnership agreement that would adversely affect the redemption rights or certain other rights of the limited partners requires the consent of limited partners holding a majority in interest of the limited partnership interests in our partnership (other than us or any of our affiliates).

PLAN OF DISTRIBUTION
General
We are publicly offering in this follow-on offering a maximum of $200,000,000 in shares of our common stock, in any combination of Class A Shares, Class T Shares and Class I Shares, on a “best efforts” basis through our dealer manager. Because this is a “best efforts” offering, our dealer manager must use only its best efforts to sell the shares in our primary offering and has no firm commitment or obligation to purchase any of our shares. Shares of our common stock sold in our primary offering are being offered at $10.11 per Class A Share, $9.55 per Class T Share and $9.10 per Class I Share. All Class A Shares offered in our primary offering are subject to discounts available for certain categories of purchasers as described below. We are also offering up to $50,000,000 in shares issuable pursuant to our DRP in any combination of Class A Shares, Class T Shares and Class I Shares. Any shares purchased pursuant to our DRP will be sold at $9.81 per Class A Share, $9.27 per Class T Share and $9.10 per Class I Share. Our board of directors may change the prices of our shares in this offering in its discretion from time to time. The determination of the prices by our board of directors will be based primarily on: (i) our estimated per-share net asset value for each class of shares plus (ii) the applicable commission and dealer manager fee. In addition, our board of directors may consider our historical and anticipated results of operations and financial condition, our then current and anticipated distribution payments, yields and offering prices of other real estate companies we deem to be substantially similar to us, our then current and anticipated capital and debt structure and our management’s and our advisor’s recommendations and assessment of our prospects and expected execution of our investment and operating strategies. Unless the rules and regulations governing valuations change, from and after 150 days following the second anniversary of breaking escrow in our initial public offering, our advisor, or another firm we choose for that purpose will establish an estimated value per share for each class of shares that we will disclose in a report under the Exchange Act and in each annual report thereafter. At that time, shares issued pursuant to our DRP will be priced at 97% of such estimated per share value of such class of shares. If our board of directors determines that it is in our best interests, we may conduct more follow-on public offerings upon termination of this follow-on offering. Our charter does not restrict our ability to conduct additional offerings in the future.
Our Class A Shares, Class T Shares and Class I Shares are available for different categories of investors and/or different distribution channels. Class A Shares and Class T Shares each are available for purchase by the general public. Class I Shares are sold through the following distribution channels in the event that the investor:

•	pays a broker a periodic fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee;”

•
has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment adviser that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	is investing through a bank acting as trustee or fiduciary.
We will not commence sales of shares of our common stock to the public pursuant to this follow-on offering until we have terminated our initial public offering. We expect to sell the $200,000,000 in Class A Shares, Class T Shares and Class I Shares offered in our primary offering over a tree-year period. If we have not sold all of our primary offering shares by , we may, under rules promulgated by the SEC, in some circumstances continue our primary offering until as late as . If we decide to continue our primary offering beyond , we will provide that information in a prospectus supplement. In addition, we reserve the right to terminate our offering for any other reason at any time. However, we may terminate this offering at any time.
Our dealer manager is a securities broker-dealer registered with the SEC and a member firm of FINRA that was formed in 2009. The principal business of our dealer manager is to sell the securities offered by programs sponsored by our sponsor. Our dealer manager is indirectly owned and controlled by our Colony NorthStar sponsor. This is the seventh offering for which our dealer manager has served as a dealer manager.
Compensation of Dealer Manager and Participating Broker-Dealers
Selling Commissions and Discounts (Class A Shares and Class T Shares)
Except as provided below, our dealer manager will receive selling commissions of up to 7.0% of the gross offering proceeds from Class A Shares sold in our primary offering and up to 2.0% of the gross offering proceeds from Class T Shares sold in our primary offering. Our dealer manager will also receive up to 3.0% of our gross offering proceeds from the sale of Class A Shares and up to 2.75% of our gross offering proceeds from the sale of Class T Shares, as compensation for acting as our dealer manager. We will not pay any selling commissions or dealer manager fees for shares sold under our DRP. However, a distribution fee will be payable on Class T Shares sold under our DRP in the same amount as is paid on the Class T

Shares sold in the primary offering. We will not pay any selling commissions or dealer manager fees in connection with the sale of Class I Shares. Our dealer manager may enter into participating dealer agreements that provide for our dealer manager to pay a distribution fee of up to 2.0% over a maximum eight-year period in connection with the sale of Class I Shares in our primary offering. We will not reimburse our dealer manager for its payment of these fees and such fees will be subject to the limitations on underwriting compensation under applicable FINRA rules.
We expect our dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Our dealer manager will reallow all of its selling commissions attributable to a participating broker-dealer. Our dealer manager may also reallow a portion of its dealer manager fee to any participating broker-dealer as a marketing fee. The amount of the reallowance to any participating broker-dealer will be based upon prior or projected volume of sales and the amount of marketing assistance anticipated to be provided in our offering. In addition, to the extent our dealer manager does not reallow the full dealer manager fee for shares sold in our primary offering to participating broker-dealers as a marketing fee, our dealer manager may use the portion of its dealer manager fee that it retains to reimburse costs of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of our affiliates to attend seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with our offering and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers; provided, however, that our dealer manager will not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross proceeds of our primary offering, as required by the rules of FINRA.
We may also sell Class A Shares at a discount to our primary offering price through the certain distribution channels. The selling commission will be waived and the dealer manager fee may be waived or reduced at the discretion of the dealer manager, in connection with the following categories of Class A Share sales:

•	sales in which an investor pays a broker a periodic fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee;”

•
sales in which an investor has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment adviser that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	sales in which an investor is investing through a bank acting as trustee or fiduciary.
We will receive substantially the same net proceeds for sales of shares through these channels. Neither our dealer manager nor its affiliates will compensate any person engaged as a financial advisor by a potential investor as an inducement for such financial advisor to advise favorably for an investment in us.
Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling Class A Shares or Class T Shares (or with our dealer manager) to reduce or eliminate the selling commission and the dealer manager fee. The amount of net proceeds to us will not be affected by reducing or eliminating selling commissions and dealer manager fees payable in connection with sales to such institutional investors and affiliates.
Distribution Fees (Class T Shares Only)
With respect to Class T Shares only, we will pay our dealer manager a distribution fee as additional compensation for selling shares in the offering and for ongoing services related to marketing and shareholder support including, but not limited to, regular communication with stockholders, responding to questions about the investment and general advice concerning the investment and asset allocation. All or a portion of the distribution fee may be reallowed to participating broker-dealers. We will pay a distribution fee on all Class T Shares issued pursuant to our primary offering. The distribution fee will accrue daily and be paid monthly. We will pay a distribution fee of 1.0% per annum of (i) the current gross offering price per Class T Share in the primary offering or (ii) if we are no longer offering shares in a public offering, the estimated per share value of Class T Shares, if any has been disclosed. In the event the offering price or the estimated value per share changes, the distribution fee will change immediately with respect to all outstanding Class T Shares, and will be calculated based on the new gross offering price or estimated per share value, without regard to the actual price at which a particular Class T Share was issued. We will cease paying distribution fees with respect to each Class T Share, including any Class T Shares issued pursuant to our DRP, on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share no longer being outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of the primary portion of this offering; or (iv) the end of the month in which total underwriting compensation, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid to participating broker dealers with respect to the Class T Shares held by a stockholder within his or her particular account would be in excess of 10% of the total gross investment amount at the time of purchase of the primary Class T Shares held in such account. We cannot predict if or when this will occur. All Class T Shares will automatically convert into Class A Shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the 10% limit on a particular Class T Share account was reached. Stockholders will receive notice that their Class T Shares have been converted into Class A Shares in accordance with industry practice at that time, which we expect to be either a transaction confirmation from the transfer agent, notification from the transfer agent or notification through the next account statement following the conversion. With respect to the conversion of Class T Shares into Class A Shares, each Class T Share will convert into an equivalent amount of Class A Shares based on the respective net asset value per share for each class. In the case of a Class T Share purchased in the primary offering at a price equal to $9.55, the maximum distribution fee that may be paid on that Class T Share, depending on other underwriting expenses, will be equal to approximately $0.50 per share, assuming a constant per share offering price or estimated net asset value, as applicable, of $9.55 per Class T Share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated net asset value of our Class T Shares, this fee would be paid over approximately 5.25 years from the date of purchase, assuming a constant per share offering price or estimated net asset value, as applicable, of $9.55 per Class T Share. If a stockholder’s account includes Class T Shares and the stockholder makes a subsequent purchase of Class T Shares in the primary offering in the same stockholder account, the total underwriting compensation limit will be based on the total number of primary offering Class T Shares in the account and the distribution fees will be calculated on all of the primary offering Class T Shares in the account, such that the conversion of the Class T Shares from the initial purchase will be delayed and the accrual of the distribution fees and the conversion of the Class T Shares with respect to the subsequent purchase will happen on a more accelerated basis than would have been the case if the stockholder had made the subsequent purchase in a separate account. Stockholders may elect to make subsequent purchases in a separate account. Whether a stockholder elects to purchase additional primary shares in the same account or in separate accounts will not change the aggregate amount of distribution fees paid with respect to a stockholder’s shares, but will affect the timing of such payments. We currently expect that the conversion will be on a one-for-one basis, as we expect the net asset value per share of each Class A Share and Class T Share to be the same, except in the unlikely event that the distribution fees payable by us exceed the amount otherwise available for distribution to holders of Class T Shares in a particular period (prior to the deduction of the distribution fees), in which case the excess will be accrued as a reduction to the net asset value per share of each Class T Share.
The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in our primary offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and Participating Broker-Dealer Compensation
	Maximum Aggregate(1)	Percent of Maximum Offering Amount(2)
Class A Shares
Selling Commission	$3,150,000	7.00%
Dealer Manager Fee	$1,350,000	3.00%
Class T Shares
Selling Commission	$1,800,000	2.00%
Dealer Manager Fee	$2,475,000	2.75%
Distribution Fee	—	(2)
Class I Shares
Selling Commission	—	—
Dealer Manager Fee	—	—
___________________

(1)
The maximum aggregate compensation assumes that 20% of the shares sold in the primary offering are Class A Shares, 60% are Class T Shares and 10% of the shares sold in the primary offering are Class I Shares.

(2)
The distribution fees are ongoing fees that are not paid at the time of purchase. We will cease paying distribution fees with respect to each Class T Share, including any Class T Shares issued pursuant to our DRP, on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class T Share no longer being outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of the primary portion of this offering; or (iv) the end of the month in which total underwriting compensation, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid to participating broker dealers with respect to the Class T Shares held by a stockholder within his or her particular account would be in excess of 10% of the total gross investment amount at the time of purchase of the primary Class T Shares held in such account. We cannot predict if or when this will occur. All Class T Shares will automatically convert into Class A Shares upon a listing of shares of our common stock on a national securities exchange. With respect to item (iv) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the 10% limit on a particular account is reached. With respect to the conversion of Class T Shares into Class A Shares, each Class T Share will convert into an amount of Class A Shares based on the respective net asset value per share for each class. If $150 million in shares (consisting of $45 million of Class A Shares, $90 million of Class T Shares and $15 million of Class I Shares) is sold in the offering, then the maximum amount of distribution fees payable to our dealer manager is estimated to be $4.73 million for Class T Shares, before the 10% underwriting compensation limit is reached.
Subject to the cap on organization and offering costs described below, we will also reimburse our dealer manager for reimbursements it may make to broker-dealers for bona fide due diligence expenses presented on detailed and itemized invoices.
In accordance with the rules of FINRA, the total amount of all items of underwriting compensation, from whatever source, payable to underwriters, participating broker-dealers or affiliates thereof will not exceed an amount equal to 10% of our gross proceeds from our primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering costs, including the seller commissions and dealer manager fee, to 15% of gross offering proceeds. We expect our organization and offering costs (other than the selling commissions and dealer manager fees) to be approximately 1.0% of our gross proceeds from our offering, assuming we raise the maximum offering amount. The total compensation related to our organization and offering activities, which includes selling commissions, the dealer manager fee and organization and offering costs will not exceed 15% of the gross offering proceeds.
To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in our dealer manager agreement.
Special Discounts (Class A Shares Only)
Our dealer manager has agreed to sell up to 5% of the Class A Shares offered hereby in our primary offering to persons to be identified by us at a discount from the offering price. We intend to use this “friends and family” program to sell Class A Shares to certain investors identified by us, including investors who have a prior business relationship with our sponsors, such as real estate brokers, joint venture partners and their employees, company executives, surveyors, attorneys and similar individuals and others to the extent consistent with applicable laws and regulations. We will sell such shares at a 10% discount, or at $9.10 per Class A Share, reflecting that selling commissions and dealer manager fees will not be paid in connection with such sales. The net proceeds to us from such sales made net of commissions and dealer manager fees will be substantially the same as the net proceeds we receive from other sales of shares.
Our executive officers and directors, as well as officers and employees of our Advisor Entities and their affiliates, at their option, also may purchase Class A Shares offered hereby in our primary offering at a discount from the offering price, in which case they have advised us that they would expect to hold such shares as stockholders for investment and not for distribution. We will sell such shares at a 10% discount, or at $9.10 per Class A Share, reflecting that selling commissions and dealer manager fees will not be paid in connection with such sales. The net proceeds to us from such sales made net of commissions and dealer manager fees will be substantially the same as the net proceeds we receive from other sales of shares.
We may sell Class A Shares to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and qualified plans of their representatives at a purchase price of $9.4033 per Class A Share, reflecting that selling commissions of 7% will not be payable. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother or father-in-law, son- or daughter-in-law or brother- or sister-in-law. The net proceeds to us from the sales of these shares will be substantially the same as the net proceeds we receive from other sales of shares.
We are offering volume discounts to investors who purchase $500,000 or more of Class A Shares through the same participating broker-dealer in our primary offering. The net proceeds to us from a sale eligible for a volume discount will be the same, but the selling commissions we will pay will be reduced. Because our dealer manager reallows all selling commissions, the amount of commissions participating broker-dealers receive for such sales will be reduced.

Assuming an offering price of $10.1111 per Class A Share, the following table shows the discounted price per share for volume sales of our primary shares for the Class A Shares sold in our primary offering (all amounts are rounded to the nearest whole cent):

Dollar Volume Purchased	Purchase Price per Share to Investor	Percentage Based on $10.11 per Class A Share	Commission Amount per Class A Share	Dealer Manager Fee per Class A Share	Net Proceeds per Class A Share
$499,999 or less	$10.1111	7%	$0.71	$0.30	$9.10
$500,000 - $999,999	$10.0100	6%	$0.61	$0.30	$9.10
$1,000,000 - $1,999,999	$9.9089	5%	$0.51	$0.30	$9.10
$2,000,000 - $2,999,999	$9.8078	4%	$0.40	$0.30	$9.10
$3,000,000 - $4,999,999	$9.7067	3%	$0.30	$0.30	$9.10
$5,000,000 or greater	$9.6055	2%	$0.20	$0.30	$9.10
We will apply the reduced selling price and selling commission to the entire purchase made at one time. All commission rates and dealer manager fees are calculated assuming a price per Class A Share of $10.11. For example, a purchase of 250,000 shares in a single transaction would result in a purchase price of $2,451,950 ($9.8078 per share), selling commissions of $101,111 and dealer manager fees of $75,833.
To qualify for a volume discount as a result of multiple purchases of our shares you must use the same participating broker-dealer and you must mark the “Additional Purchase” space on the subscription agreement. We are not responsible for failing to combine purchases if you fail to mark the “Additional Purchase” space. In order to qualify for a particular volume discount as the result of multiple purchases of shares from the same participating broker-dealer, all such purchases must be made by an individual or entity with the same social security number or taxpayer identification number, as applicable; provided, that, purchases by an individual investor and his or her spouse living in the same household may also be combined for purposes of determining the applicable volume discount.
Once you qualify for a volume discount, you will be eligible to receive the benefit of such discount for subsequent purchases of shares in our primary offering through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in selling commissions and dealer manager fees, the volume discount will apply only to the current and future investments.
In the event a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.
Only shares purchased in our primary offering are eligible for volume discounts. Shares purchased through our DRP will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify you for the different discount levels.
Our dealer manager also may enter into participating dealer agreements that provide for a decreased selling commission or dealer manager fee, with no corresponding increase in the dealer manager fee or selling commission, as applicable. Under this arrangement, the aggregate amount of upfront selling commissions and the dealer manager fee that an investor would pay would be less than 10% of the gross proceeds of the Class A Shares sold by such selected dealer or less than 4.75% of the gross proceeds of the Class T Shares, reducing the effective purchase price per share paid by such investor to an amount less than $10.11 per Class A Share or $9.55 per Class T Share. The net proceeds to us will not be affected by either of these arrangements. You should ask your financial advisor and/or broker dealer about the ability to receive such reductions of the dealer manager fees/selling commissions.
Volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels. However, with respect to California residents, no discounts will be allowed to any group of purchasers and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.
An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Please note that although you will be permitted to participate in our DRP, if you qualify for the discounts and fee waivers described above, you may be able to receive a lower price on subsequent purchases in our offering than you would receive if you participate in our DRP and have your distributions reinvested at the price offered thereunder.
Term and Termination of the Dealer Manager Agreement
Our agreement with our dealer manager provides that our dealer manager will be our exclusive agent and managing dealer until the termination of our offering. Either party may terminate the dealer manager agreement upon 60 calendar days written notice to the other party.

SUPPLEMENTAL SALES MATERIAL
In addition to this prospectus, we may utilize certain sales material in connection with this follow-on offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to our offering, the past performance of our sponsors and their respective affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
Our follow-on offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of our offering of the shares of our common stock.
LEGAL MATTERS
The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. Greenberg Traurig, LLP has reviewed the statements relating to certain federal income tax matters under the caption “U.S. Federal Income Tax Considerations” and has rendered its opinion with respect to our qualification as a REIT for federal income tax purposes.
EXPERTS
The audited consolidated financial statements incorporated by reference in this preliminary prospectus and elsewhere in the registration statement has been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
INCORPORATION BY REFERENCE
We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus on our website at www.northstarsecurities.com/rxr. There is additional information about us and our advisor and its affiliates on our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of our website are not incorporated by reference in or otherwise a part of this prospectus.
The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:
•Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 21, 2017;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on May 11, 2017;

•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, filed with the SEC on August 11, 2017;

•	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, filed with the SEC on November 13, 2017; and

•	Current Reports on Form 8-K filed with the SEC on January 5, 2017, February 9, 2017, June 28, 2017, August 7, 2017, December 15, 2017 and January 19, 2018.
We will provide to each person to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but have not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:
NorthStar/RXR New York Metro Real Estate, Inc.
Attn: Investor Relations
590 Madison Avenue, 34th Floor
New York, New York 10022
(212) 547-2600

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.
ADDITIONAL INFORMATION
We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding this follow-on offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. We are subject to the informational reporting requirements of the Exchange Act and under the Exchange Act and file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file with the SEC.
You may also request a copy of these filings at no cost, by writing or telephoning us at:
NorthStar/RXR New York Metro Real Estate, Inc.
Attn: Investor Relations
590 Madison Avenue, 34th Floor
New York, New York 10022
(212) 547-2600
Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.
We also maintain a website at www.northstarsecurities.com/rxr, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

APPENDIX A
FORM OF SUBSCRIPTION AGREEMENT

NorthStar/RXR
NEW YORK METRO REAL ESTATE

877.940.8777
NorthStarSecurities.com/RXR

Subscription Agreement Instructions to Investors

PROSPECTUS DATED ________________

Please carefully read the Prospectus of NorthStar/RXR New York Metro Real Estate, Inc. (the "Company"), as supplemented to date, before deciding to subscribe in shares of common stock, par value of $0.01 per share, of the Company (the "Shares"). Any person(s) desiring to subscribe should complete, execute and deliver the Subscription Agreement and payment in accordance with the instructions set forth below. Please print in ballpoint pen or type the information. **The sponsors or person designated by the sponsors will send each stockholder a confirmation of his or her purchase after they have been admitted as a stockholder.**

1. Investment	A minimum investment of $4,000 is required. A check for the full purchase price of the shares subscribed for should be made payable to "NorthStar/RXR New York Metro Real Estate, Inc." or "NorthStar/RXR." Shares may be purchased only by persons meeting standards set forth under the Section of the Prospectus entitled "Suitability Standards." Please indicate the state in which the sale was made. If this is an initial investment, please check the box indicating it as such. Otherwise, please check the "Additional Purchase" box. The "Additional Purchase" box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement is required for each initial investment.
2. Share Class Selection	Please consult with your financial representative and check the appropriate box to indicate the class of Shares you intend to purchase.
3. Form of Ownership	Please check the appropriate box to indicate the type of entity or type of individuals subscribing. • Corporation: An authorized officer must sign. Articles of incorporation must be provided. • Partnership: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign. In the case of an investment by a general partnership, all partners must sign. Title and signature pages of the partnership agreement must be provided. • Estate: The personal representative must sign and letters of testamentary or letters of administration or a small estate affidavit must be provided. • Pension Plan, 401K, PSP and Trust: Each trustee must sign. For a trust, please provide the title and signature pages of the trust or a trust certification form. • Individual Owner: Owner must sign. • Joint Tenant With Rights of Survivorship: Each joint tenant must sign. • Community Property: All parties must sign. • IRAs and KEOGHs: The owner and officer (or other authorized signer) of the custodian of the account must sign. The address of the custodian must be provided to receive checks and other pertinent information regarding the investment. • Tenants in Common and Tenants by Entirety: Each tenant must sign. • Uniform Gift To Minors Act (UGMA) or Uniform Transfers To Minors Act (UTMA): The person named as the custodian of the account must sign. (This may or may not be the minor's parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed.

A-1

4. Investor Registration Information	Please enter the exact name in which the Shares are to be held. For joint tenants with a right of survivorship, tenants-in-common or tenants-by-entirety, include the names of both investors. In the case of partnerships or corporations, include the name of an authorized officer. Trusts should include the name of each trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 7, the investor(s) is/are certifying that the taxpayer or social security number(s) is/are correct. Enter the residential address, mailing address, if applicable, and telephone number(s) of the registered owner(s) of this investment. In the case of a qualified plan or trust, this will be the address of the trustee.
5. Distribution Information	Complete this section to enroll in the DRP, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the DRP. You must indicate the percentage of each distribution to be applied to each option selected and the sum of DRP and cash allocations must equal 100%. (If you do not complete this section, cash distributions will be paid to the custodian for custodial accounts or the registered owner at the address in Section 4 for non-custodial accounts.)
6. Go Paperless	Please indicate if you authorize the Company to provide its reports and updates to you by making such information available on its website, www.NorthStarSecurities.com and notifying you via the e-mail address listed here or in Section 4 when such reports are available. I understand that I may receive paper documents at any time by visiting www.NorthStarSecurities.com and clicking on Investor Login to login to my account to change my selections.
7. Subscriber Signatures	Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney (POA) to make such representations on such investor's behalf. An Attorney-in-Fact signing on behalf of the investor pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor. Please complete this section so that the Company and your broker-dealer can assess whether your subscription is suitable given your financial condition. **Each investor agrees that, if he or she does not meet the minimum income and net worth standards, he or she will notify in writing the Company and the broker-dealer named in the Subscription Agreement.**
8. Broker-Dealer/Registered Representative/Registered Investment Advisor Information	This section is to be completed by the registered representative or registered investment advisor AND the broker-dealer.
9. Payment Instructions	Payment may be made by check or wire transfer. The signed Subscription Agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer or authorized principal for their signature. Completed Subscription Agreement and payment can then be mailed via Regular or Overnight Delivery to the address in Section 9.

Notice to Stockholders: The Shares of common stock of the Company are subject to restrictions on transfer and ownership for the purpose, among others, of the Company's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. In addition, the Company has the authority to issue Shares of additional classes of stock. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to: (i) certain restrictions on ownership and transferability; and (ii) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the Shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

NSRXR-INST_02.2018

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NorthStar/RXR
NEW YORK METRO REAL ESTATE

877.940.8777
NorthStarSecurities.com/RXR

Subscription Agreement

Please be aware that NorthStar/RXR, CNI NS/RXR Advisors, LLC, RXR NTR Sub-Advisor LLC, Colony NorthStar, Inc., RXR Realty LLC, NorthStar Securities, LLC and their respective officers, directors, employees and affiliates are not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with NorthStar/RXR's public offering. These entities and/or individuals have financial interests associated with the purchase of NorthStar/RXR's common stock, as described in the NorthStar/RXR's prospectus.

1. Investment **Make checks payable to NorthStar/RXR New York Metro Real Estate, Inc.**

☐☐ State of Sale

$ ________ Investment Amount

☐ Initial Investment (minimum is $4,000)

☐ Additional Purchase (minimum is $100)

2. Share Class Selection (required)

☐ Share Class A | Fund Number **3960**

☐ Volume Discount Purchase (only applies to Class A purchases, minimum is $500,000)

☐ Check this box if investor is purchasing through an RIA or participating in a wrap account or fee-only account approved by the broker-dealer, RIA or bank acting as a trustee, fiduciary, or similar entity, or an employee of a broker-dealer (including spouse, parent or minor child of employee).

☐ Share Class T | Fund Number **3961**

☐ Share Class I | Fund Number **3962**

3. Form of Ownership

☐ Corporation[1] ☐ Partnership[2] ☐ Estate[3] ☐ Pension Plan ☐ KEOGH Plan

☐ 401K ☐ PSP ☐ Trust:[4] date________ ☐ Other: please specify________________________

Name of Trust/Corporation/Plan/Other

SSN or TIN of Trust/Corporation/Plan/Other

Required documentation: 1) Articles of incorporation. 2) Title and signature pages of the partnership agreement. 3) Letters of testamentary or letters of administration or a small estate affidavit. 4) Title and signature pages of the trust or a trust certification form.

☐ Individual ☐ Individual TOD[5] ☐ Joint Tenant (with rights of survivorship) ☐ Joint Tenant TOD[5] (with rights of survivorship) ☐ Community Property

☐ Traditional IRA ☐ SEP IRA ☐ Simple IRA ☐ Beneficiary IRA[6] ☐ Roth IRA

☐ Tenants in Common ☐ Tenants by Entirety ☐ UGMA: state of______ ☐ UTMA: state of______

5) Fill out Transfer on Death form to effect designation. Transfer on Death form available on www.NorthStarSecurities.com/RXR.
6) Please include deceased person's name, SSN, date of birth and date of death in Section 4 under Co-Investor/Co-Trustee.

Custodian[7] or Third Party Administrator Information[8] (if applicable)

Name of Custodian/Third Party Administrator

Mailing Address

City

State

Zip Code

Custodian/Third Party Administrator Telephone Number

Custodian TIN

Custodian Account Number

7) The Custodian must sign and provide a Medallion Signature Guarantee in Section 7.
8) The Third Party Administrator will be set up as an Interested Party and will receive copies of Trade Confirmations and Statements.

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4. Investor Registration Information

Investor/Trustee/Authorized Signer

SSN/TIN

DOB (mm/dd/yy)

Non U.S. Citizen

Country of Citizenship

Co-Investor/Co-Trustee/Co-Authorized Signer

SSN/TIN

DOB (mm/dd/yy)

DOD (mm/dd/yy for Beneficiary IRA)

Non U.S. Citizen

Country of Citizenship

Daytime Telephone

Evening Telephone

Residential Address (no P.O. Boxes)

City

State

Zip Code

Mailing Address (if different from above)

City

State

Zip Code

E-mail

5. Distribution Information

Distribution Reinvestment Plan (DRP)* %

* In the event that the DRP is not offered for a distribution, your distribution will be sent by check to the address in Section 4 or your Custodian for deposit in your Custodial account cited in Section 3.

Cash Distribution (Choose One Only)

Cash: Send check to my Custodian in Section 3. (custodian accounts only) %

Cash: Send check to the address in Section 4. (non-custodian accounts only) %

Cash: Send check to a third party - **fill out information to the right.** (non-custodian accounts only) %

Cash: Direct Deposit via ACH - **fill out information to the right.** (non-custodian accounts only) %

Total of DRP and Cash **100%**

Fill out information below If you checked **Cash: Send check to a third party** or **Cash: Direct Deposit via ACH**.

Financial Institution/Third Party

Address

City

State

Zip Code

ABA Routing Number (Direct Deposit via ACH only)

Account Number

Checking (attach a voided, pre-printed check or deposit slip)

Savings

Brokerage/Other (send check to a third party only)

6. Go Paperless

Signature of Investor/Trustee/Authorized Signer

Date

E-mail

In lieu of receiving documents*, I authorize NorthStar/RXR New York Metro Real Estate, Inc. (NorthStar/RXR) to make available on its website, www.NorthStarSecurities.com: **quarterly investor statements, quarterly reports, annual reports, proxy statements, prospectus supplements** or other documents required to be delivered to me, as well as any **investment or marketing updates** and to notify me via the e-mail address listed here or in Section 4 when such reports are available. I understand that I may receive paper documents by visiting www.NorthStarSecurities.com and clicking on Investor Login to login to my account to change my selections.

*** E-delivery does not include New Account Statements or Trade Confirmations.**

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7. Subscriber Signatures

Please initial each of the representations below. In the case of joint investors or fiduciaries, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person a power of attorney (POA) to make such representations on your behalf. An Attorney-in-Fact signing on behalf of the investor pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor. In order to induce NorthStar/RXR to accept this subscription, I hereby warrant that:

INVESTOR INITIALS	CO-INVESTOR INITIALS	ALL REPRESENTATIONS (A-E) MUST BE INITIALED
a.		a. I received a final prospectus of NorthStar/RXR, wherein the terms and conditions of the offering are described, 5 business days in advance of the date hereof.
b.		b. I certify that I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a minimum net worth (as previously described) of at least $70,000 AND a minimum of $70,000 annual gross income.
c.		c. I am purchasing Shares for my own account and acknowledge that the investment is not liquid.
d.		d. I declare that the information supplied is true and correct and may be relied upon by NorthStar/RXR.
e.		e. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures as well as payment of the full purchase price of the Shares.

INVESTOR INITIALS	CO-INVESTOR INITIALS	STATE WHERE YOU RESIDE REPRESENTATION MUST BE INITIALED
f.		f. If I am an **Alabama** investor, I meet NorthStar/RXR's suitability standards listed above and represent that I have a liquid net worth of at least 10 times my investment in NorthStar/RXR and its affiliates.
g.		g. If I am a **California** investor, I have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $70,000 and a net worth of $150,000, and my total investment in this offering may not exceed 10% of my net worth.
h.		h. If I am an **Iowa** investor, I have either (a) a minimum annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a minimum net worth of $350,000. In addition, my aggregate investment in this offering and in the securities of other non-publicly traded REITs may not exceed 10% of my liquid net worth. Investors who are accredited investors within the meaning of the federal securities laws are not subject to the foregoing 10% investment concentration limitation.
i.		i. If I am a **Kansas** investor, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas Investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded real estate investment trusts.
j.		j. If I am a **Kentucky** investor, I may not invest more than 10% of my liquid net worth in this offering and the offerings of our affiliates' non-publicly traded real estate investment trusts.
k.		k. If I am a **Maine** investor, I understand that it is recommended by the Maine Office of Securities that Maine investors not invest more than 10% of their liquid net worth in this offering and similar direct participation investments.
l.		l. If I am a **Massachusetts** investor, I acknowledge that I may not invest more than 10% of my liquid net worth in this program and other illiquid direct participation programs.
m.		m. If I am a **Missouri** investor, my total investment in this offering may not exceed 10% of my liquid net worth.
n.		n. If I am a **Nebraska** investor, my aggregate investment in this offering and in the securities of other non-publicly traded REITs may not exceed 10% of my net worth. Investors who are accredited investors within the meaning of the federal securities laws are not subject to the foregoing limitation.
o.		o. If I am a **Nevada** investor, my aggregate investment may not exceed 10% of my net worth.
p.		p. If I am a **New Jersey** resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, my investment in NorthStar/RXR, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth.
q.		q. If I am a **New Mexico** investor, my aggregate investment in NorthStar/RXR offering, the offerings of NorthStar/RXR affiliates and other non-traded real estate investment trusts may not exceed 10% of my liquid net worth.
r.		r. If I am a **North Dakota** investor, I meet NorthStar/RXR's suitability standards listed above and represent that I have a net worth of at least 10 times my investment in this offering.
s.		s. If I am an **Ohio** resident, I understand that it shall be unsuitable for my aggregate investment in shares of NorthStar/RXR, affiliates of NorthStar/RXR, and in other non-traded real estate investment programs to exceed ten percent (10%) of my liquid net worth.
t.		t. If I am an **Oregon** investor, my aggregate investment may not exceed 10% of my net worth in NorthStar/RXR and its affiliates.
u.		u. If I am a **Pennsylvania** investor, my aggregate investment in this offering may not exceed 10% of my net worth.
v.		v. If I am a **Tennessee** investor, my aggregate investment may not exceed 10% of my liquid net worth.
w.		w. If I am a **Vermont** investor, my aggregate investment in this offering may not exceed 10% of my liquid net worth.
		Net worth should be calculated exclusive of homes, furnishings and automobiles. Liquid net worth is defined as that portion of net worth (total assets exclusive of homes, furnishings and automobiles minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.

Taxpayer Identification Number Certification (required):

Each investor signing below, under penalties of perjury, certifies that: (1) The number shown in the Investor Social Security Number(s)/Taxpayer Identification Number field in Section 4 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, (3) I am a U.S. person (including a resident alien) and (4) I am exempt from FATCA reporting. **NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.**

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor/Trustee/Authorized Signer   Date

Signature of Co-Investor/Co-Trustee/Co-Authorized Signer/Custodian   Date

When signing as a custodian, a Medallion Signature Guarantee is required.

Medallion Signature Guarantee

A-5

8. Broker-Dealer/Registered Representative/Registered Investment Advisor Information (All fields must be complete)

The Registered Representative (RR) or Registered Investment Advisor (RIA) must sign below to complete the order. An authorized principal of the broker-dealer or RIA firm must sign below if required by such broker-dealer or RIA firm. The RR or RIA and BD hereby warrants that it is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence, or the state in which the sale was made, if different.

Broker-Dealer/RIA Firm

Registered Representative/RIA

Registered Representative #/Branch #

Mailing Address

City

State

Zip Code

E-mail

Telephone

Facsimile

The undersigned confirm that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for its own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned attest that the RR/RIA and the Broker-Dealer/RIA Firm are subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, the RR/RIA and the Broker-Dealer/RIA Firm have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program. The undersigned registered representative further represents and certifies in connection with this subscription for shares, that he or she has complied with and has followed all of his or her firm's current policies and procedures for obtaining principal approval. I understand this subscription agreement is for NorthStar/RXR New York Metro Real Estate, Inc.

RIAs must complete the following:

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or any member of the RIA firm is a FINRA-licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

Registered Representatives must complete the following:

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

State

Signature of Registered Representative/RIA

Signature of Broker-Dealer or RIA Firm/Authorized Principal
(if required by Broker-Dealer)

Date

Date

9. Payment Instructions

By mail - Checks should be made payable to **NorthStar/RXR New York Metro Real Estate, Inc.** Forward the Subscription Agreement and payment to:

Regular mail
NorthStar/RXR
c/o DST Systems, Inc.
P.O. Box 219923
Kansas City, MO 64121-9923

Express/Overnight delivery
NorthStar/RXR
c/o DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105-1407

Wire transfers - Please reference subscriber's name.

UMB Bank, N.A.
ABA Routing Number - 101000695
Account Number - 9871879666
Reference - NorthStar/RXR New York Metro Real Estate, Inc.

NSRXR-SUBDOC_02.2018

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APPENDIX B
SECOND AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN
This SECOND AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN (“Plan”) is adopted by NorthStar/RXR New York Metro Real Estate, Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.
1. Distribution Reinvestment. As agent for the stockholders (“Stockholders”) of the Company who: (i) purchase shares of the Company’s common stock (“Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”) or (ii) purchase Shares pursuant to any future offering of the Company (“Future Offering”) and who elect to participate in the Plan (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant and designated for inclusion in the Plan (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such Participants directly, if permitted under state securities laws and, if not, through our Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence. The Shares purchased pursuant to the DRP shall be of the same Share class as the Shares with respect to which the Participant is receiving cash distributions to be reinvested through DRP. A Participant may designate all or a portion of his or her shares for inclusion in the Plan, provided that Distributions will be reinvested only with respect to Shares under the Plan.
2. Effective Date. The effective date of this Plan shall be October 26, 2016.
3. Procedure for Participation. Any Stockholder who has received a Prospectus, as contained in the Company’s registration statement filed with the United States Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, our Dealer Manager or a Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company. The Company intends to make Distributions on a monthly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, such Participant does not meet the minimum income and net worth standards for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement, such Participant will promptly so notify the Company in writing.
4. Purchase of Shares. Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at a price equal to $9.81 per Class A Share, $9.27 per Class T Share and $9.10 per Class I Share. From and after 150 days following the second anniversary of breaking escrow in the Company’s public offering and annually thereafter, the Company’s advisor, or another firm it chooses for that purpose, will establish an estimated value per share for each class of Shares. At that time, Plan Shares will be priced at 97% of the estimated per Share value for such class of Shares. The Company will consider the offering stage complete when it is no longer publicly offering equity securities in a continuous offering, whether through the Initial Offering or Future Offerings. For this purpose, the Company does not consider a “public offering of equity securities” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the Company’s operating partnership. Participants in the Plan may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.
Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (i) the Plan Shares which will be registered with the SEC in connection with the Company’s Initial Offering; (ii) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”); or (iii) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).
Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.
If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

B-1

5. Taxes. REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS.
6. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.
7. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on such Stockholder’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.
8. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.
9. Amendment, Suspension or Termination of Plan by the Company. The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend, suspend or terminate the Plan for any reason, except to eliminate a Participant’s ability to withdraw from the Plan, upon ten day notice to the Participants.
10. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

B-2

NORTHSTAR/RXR NEW YORK METRO REAL ESTATE, INC.

Sponsored by

Colony NorthStar, Inc.

and

RXR Realty LLC

UP TO $200,000,000 IN CLASS A, CLASS T AND CLASS I SHARES OF COMMON STOCK

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

, 2018

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 31. Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered, other than selling commissions and dealer manager fees. All amounts are estimated except the SEC registration fee and the FINRA filing fee.

Amount
SEC registration fee	$1,660
FINRA filing fee	$500
Accounting fees and expenses
Legal fees and expenses
Sales and advertising expenses
Blue Sky fees and expenses
Printing expenses
Bona fide due diligence
Transfer agent fees and administrative expenses
Advisor personnel expenses
Total
Item 32.  Sales to Special Parties.
Not Applicable.
Item 33.  Recent Sales of Unregistered Securities.
On May 20, 2016, we granted each of our independent directors 5,000 shares of Class A restricted common stock, with an aggregate value of $151,667. On June 24, 2016, we granted each of our independent directors 2,500 shares of Class A restricted common stock, with an aggregate value of $75,833, in connection with the re-election of such directors to our board of directors. On June 23, 2017, we granted each of our independent directors 2,500 shares of Class A restricted common stock, with an aggregate value of $75,833, in connection with the re-election of such directors to our board of directors. All shares were issued pursuant to our independent directors’ compensation plan and generally vest quarterly over two years; provided, however, that the restricted stock will become fully vested on the earlier occurrence of: (i) the termination of the independent director’s service as a director due to his or her death or disability; or (ii) a change in our control. These shares were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act for transactions not involving a public offering.
Item 34.  Indemnification of Directors and Officers.
Subject to certain limitations, our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities and pay or reimburse their reasonable expenses in advance of final disposition of a proceeding.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, the MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and allows directors and officers to be indemnified against judgments, penalties, fines, settlement and expenses actually incurred in a proceeding unless the following can be established: (i) an act or omission of the director or officer was material to the cause of action adjudicated in the proceedings and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Under the MGCL, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, our charter provides that we will not indemnify a director, the advisor or an affiliate of the advisor for any liability or loss suffered by such indemnitee or hold such indemnitee harmless for any liability or loss suffered by us unless all of the following conditions are met: (i) the indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests; (ii) the indemnitee was acting on our behalf of performing services for us; (iii) the loss or liability was not the result of negligence or misconduct if the indemnitee is an affiliated director, the advisor or an affiliate of the advisor; or if the indemnitee is an independent director, the loss or liability was not the result of gross negligence or willful misconduct; or (iv) the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

In addition, we will not provide indemnification to a director, the advisor or an affiliate of the advisor for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request of indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violation of securities laws.

Pursuant to our charter, we may pay or reimburse reasonable expenses incurred by a director, the advisor or an affiliate of the advisor in advance of final disposition of a proceeding only if the following are satisfied: (i) the indemnitee was made a party to the proceeding by reason of the performance of duties or services on our behalf; (ii) the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us as authorized by the charter; (iii) the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification; and (iv) the legal proceeding was initiated by a third-party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to section 14 of the Securities Act.

We have entered into indemnification agreements with each of our executive officers and directors, certain executive officers of our advisor and Michael Maturo and Jason M. Barnett, executive officers of our sub-advisor. The indemnification agreements require, among other things, that we indemnify our executive officers and directors, certain executive officers of our advisor and Messrs. Maturo and Barnett and advance to our executive officers and directors, certain executive officers of our advisor and Messrs. Maturo and Barnett all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we will be required to indemnify and advance all expenses incurred by executive officers and directors, certain executive officers of our advisor and Messrs. Maturo and Barnett seeking to enforce their rights under the indemnification agreements. We also cover officers and directors and executive officers of our advisor and sub-advisor under directors’ and officers’ liability insurance.
Item 35.  Treatment of Proceeds from Securities Being Registered.
Not Applicable.

Item 36.  Financial Statements and Exhibits.

(a)	Financial Statements:

•
The audited consolidated balance sheets of NorthStar/RXR New York Metro Real Estate, Inc. and subsidiaries as of December 31, 2016 and 2015 and the related consolidated statements of operations, equity and cash flows for the years ended December 31, 2016 and 2015, included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 21, 2017.

•
The unaudited consolidated financial statements of NorthStar/RXR New York Metro Real Estate, Inc. and subsidiaries for the quarter ended March 31, 2017, included in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 11, 2017.

•
The unaudited consolidated financial statements of NorthStar/RXR New York Metro Real Estate, Inc. and subsidiaries for the quarter ended June 30, 2017, included in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 11, 2017.

•
The unaudited consolidated financial statements of NorthStar/RXR New York Metro Real Estate, Inc. and subsidiaries for the quarter ended September 30, 2017, included in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on November 13, 2017.

(b)	Exhibits:
See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.
Item 37.  Undertakings
The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectuses required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and our offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	that for the purpose of determining any liability under the Securities Act to any purchaser:

(i)	if the registrant is relying on Rule 430B:

(A)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of our offering;

(5)	that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed;

(6)
that, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to our offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to our offering prepared by or on behalf of the registrant or used or referred to by the registrant;
(iii) the portion of any other free writing prospectus relating to our offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and
(iv) any other communication that is an offer in our offering made by the registrant to the purchaser;

(7)
to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the registrant’s advisor or its affiliates and of fees, commissions, compensations and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8)	to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

(9)
to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period;

(10)
to file after the distribution period a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the existing stockholders at least once each quarter after the distribution period of the offering has ended; and

(11)
insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Number	Description
1.1**	Form of Second Amended and Restated Dealer Manager Agreement
1.2**	Form of Participating Dealer Agreement
3.1
Second Articles of Amendment and Restatement of NorthStar/RXR New York Metro Real Estate, Inc., dated as of November 3, 2015 (filed as Exhibit 3.1 to Pre-Effective Amendment No.1 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-200617) filed with the SEC on November 5, 2015 and incorporated herein by reference)

3.2
Amended and Restated Bylaws of NorthStar/RXR New York Metro Real Estate, Inc. (filed as Exhibit 3.2 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-200617) filed with the SEC on November 5, 2015 and incorporated herein by reference)

3.3
Articles Supplementary of NorthStar/RXR New York Metro Real Estate, Inc., dated as of October 19, 2016 (filed as Exhibit 3.3 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File No. 333-200617) filed with the SEC on October 20, 2016 and incorporated herein by reference)

3.4
Articles of Amendment to the Second Articles of Amendment and Restatement of NorthStar/RXR New York Metro Real Estate, Inc., filed on June 26, 2017 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 28, 2017 and incorporated herein by reference)

4.1*	Form of Subscription Agreement (included in the prospectus as Appendix A and incorporated herein by reference)
4.2*	Second Amended and Restated Distribution Reinvestment Plan (included in the prospectus as Appendix B and incorporated herein by reference)
5.1**	Opinion of Venable LLP as to the legality of the securities being registered
8.1**	Opinion of Greenberg Traurig, LLP regarding certain federal income tax considerations
10.1
Escrow Agreement, dated as of February 4, 2015 (filed as Exhibit 10.1 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-200617) filed with the SEC on February 6, 2015 and incorporated herein by reference)

10.2
Advisory Agreement, dated as of February 9, 2015 (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, filed with the SEC on August 13, 2015 and incorporated herein by reference)

10.3
Limited Partnership Agreement of NorthStar/RXR Operating Partnership, LP, dated as of February 9, 2015 (filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 14, 2015 and incorporated herein by reference)

10.4
NorthStar/RXR New York Metro Income, Inc. Long-Term Incentive Plan (filed as Exhibit 10.4 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-200617) filed with the SEC on February 6, 2015, and incorporated herein by reference)

10.5
NorthStar/RXR New York Metro Income, Inc. Independent Directors Compensation Plan, dated as of February 2, 2015 (filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 14, 2015 and incorporated herein by reference)

10.6
Sub-Advisory Agreement, dated as of February 9, 2015 (filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 14, 2015 and incorporated herein by reference)

10.7
Form of Restricted Stock Award (filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-11 (File No. 333-200617) filed with the SEC on November 26, 2014 and incorporated herein by reference)

10.8
Distribution Support Agreement, dated as of February 9, 2015 (filed as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 14, 2015 and incorporated herein by reference)

10.9
Form of Indemnification Agreement (filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-11 (File No. 333-200617) filed with the SEC on November 26, 2014, and incorporated herein by reference)

10.10
Amended and Restated Escrow Agreement, dated as of November 12, 2015 (filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 9, 2016 and incorporated herein by reference)

10.11
Amended and Restated Limited Partnership Agreement, dated as of November 12, 2015 (filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 9, 2016 and incorporated herein by reference)

10.12
Amended and Restated Distribution Support Agreement, dated as of November 12, 2015 (filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 9, 2016 and incorporated herein by reference)

10.13
Limited Partnership Agreement of RXR VAF III 1285 Co-Investor Parallel LP, dated as of May 20, 2016 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2016 and incorporated herein by reference)

10.14
Amended and Restated Sub-Advisory Agreement, dated as of October 19, 2016 (filed as Exhibit 10.6 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File No. 333-200617) filed with the SEC on October 20, 2016, and incorporated herein by reference)

10.15
Amended and Restated Advisory Agreement, dated as of February 7, 2017 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2017 and incorporated herein by reference)

10.16
Second Amended and Restated Distribution Support Agreement, dated as of November 10, 2016 (filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 21, 2017 and incorporated herein by reference)

10.17
Second Amended and Restated Sub-Advisory Agreement, dated as of March 17, 2017 (filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 21, 2017 and incorporated herein by reference)

Exhibit Number	Description
10.18
Partnership Agreement of RXR 721 Seventh Venture JV, dated as of May 5, 2017, by and between 1285 Investor NT-NSR, LLC and RXR 721 Seventh Vehicle LP (filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 11, 2017 and incorporated herein by reference)

10.19
Partnership Agreement of RXR 11 Jane Venture JV, dated as of August 1, 2017, by and between 1285 Investor NT-NSR, LLC and RXR 11 Jane Vehicle LP (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 7, 2017 and incorporated herein by reference)

21
Subsidiaries of the Company (filed as Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 21, 2017 and incorporated herein by reference)

23.1*	Consent of Grant Thornton LLP
23.2	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1)
23.3	Consent of Greenberg Traurig, LLP (contained in its opinion filed as Exhibit 8.1)
24*	Power of Attorney (included on signature page hereto)
__________________________________
* Filed herewith.
** To be filed by amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 2, 2018.

NorthStar/RXR New York Metro Real Estate, Inc.

By:	/s/ David Schwarz
David Schwarz
Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of NorthStar/RXR New York Metro Real Estate, Inc., and each of us, do hereby constitute and appoint David Schwarz and Ann B. Harrington our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to the registration statement filed herewith as well as any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and generally do all such things in our names and in our capacities as officers and directors to enable NorthStar/RXR New York Metro Real Estate, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 2, 2018.

Signature	Title

/s/ David Schwarz	Chief Executive Officer, President and Director
David Schwarz	(Principal Executive Officer)

/s/ Frank V. Saracino	Chief Financial Officer and Treasurer
Frank V. Saracino	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Scott H. Rechler	Chairman and Director
Scott H. Rechler

/s/ Dianne Hurley	Director
Dianne Hurley

/s/ Lawrence J. Waldman	Director
Lawrence J. Waldman

/s/ Winston W. Wilson	Director
Winston W. Wilson

/s/ David Schwarz
David Schwarz
*as attorney-in-fact